Exhibit 10.1

EXECUTION VERSION

LIMITED PARTNERSHIP AGREEMENT

OF

TEXMARK TIMBER TREASURY, L.P.

Dated as of July 6, 2018

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EXHIBITS AND SCHEDULES

Exhibit A	Definitions; Rules of Interpretation
Exhibit B	Partners; Capital Commitments; Capital Contributions
Exhibit C-1	Initial Annual Budget
Exhibit C-2	Budget Development Protocol
Exhibit C-3	Shortfall Example Calculations
Exhibit C-4	Operating Metrics
Exhibit D	Capital Accounts; Tax Allocations
Exhibit E	Notice Addresses
Exhibit F	Asset Management Agreement
Exhibit G	Competitors
Exhibit H	Form of Certificate of Partnership Interest
Exhibit I	Technical Forestry Advisory Services Agreement
Exhibit J	Illustrative Distribution Examples
Exhibit K	Subsidiary REIT Agreement
Exhibit L	REIT Opinion
Schedule 2.5(a)(ii)	Fees and Expenses
Schedule 5.6(b)	Call Right Purchase Price Multiples
Schedule 5.7	Permitted Financing Transactions
Schedule 8.3(B)	Approved Appraisal Firms

iii

LIMITED PARTNERSHIP AGREEMENT

OF

TEXMARK TIMBER TREASURY, L.P.

This LIMITED PARTNERSHIP AGREEMENT (this “Agreement”) of TexMark Timber Treasury, L.P., a Delaware limited partnership (the “Partnership”), is dated effective as of July 6, 2018 (the “Effective Date”) and is made by and among, Triple T GP, LLC, a Delaware limited liability company, as general partner (the “General Partner”), Creek Pine Holdings, LLC, a Delaware limited liability company, as limited partner (“CTT Partner” and, together with the General Partner, the “Common Partners”), each of IMC RRIF C US Inc., a Canadian corporation, IMC RRIF M US Inc., a Canadian corporation, IMC RRIF PS US Inc., a Canadian corporation, IMC RRIF T US Inc., a Canadian corporation, IMC RRIF WS US Inc., a Canadian corporation, IMC RRIF H US Inc., a Canadian corporation, and bcIMC (WCBAF REKYN) Investment Corporation, a Canadian corporation, as limited partner (each, a “BCI Partner” and, collectively, “BCI Partners”), Caddo TIG Newco L.P., a Delaware limited partnership, as limited partner (“TIG Partner”), Caddo Investors Holdings 1 LLC, a Delaware limited liability company, as limited partner (“Medley Partner”), Highland Floating Rate Opportunities Fund, NexPoint Strategic Opportunities Fund, and NexPoint Real Estate Strategies Fund, as limited partner (each, a “Highland Partner” and, collectively, “Highland Partners”) and JAWS Capital, LP, a Delaware limited partnership (“JAWS Partner” and, together with Medley Partner, BCI Partners, TIG Partner and Highland Partners, the “Preferred Partners” and, together with the Common Partners, the “Partners”). Exhibit A sets forth the definitions of capitalized words and phrases used in this Agreement as well as rules for interpreting other words and phrases.

RECITALS:

WHEREAS, the Partnership was formed as a limited partnership under and pursuant to the provisions of the Act, pursuant to the filing of the Certificate of Limited Partnership of the Partnership (the “Certificate”), as filed in the office of the Secretary of State of the State of Delaware on May 29, 2018 (the “Formation Date”);

WHEREAS, the Partnership was formed to invest in Creek Pine REIT, LLC, a Delaware limited liability company that will elect to be classified as a corporation and taxed as a REIT under the Code (the “Subsidiary REIT”);

WHEREAS, the Partnership and the Subsidiary REIT were formed to acquire one hundred percent (100%) of the ownership interests of Crown Pine Timber 1, L.P., which owns (directly and indirectly) approximately 1.1 million acres of timberland in east Texas (the “Property”), pursuant to that certain Crown Pine Purchase Agreement, dated as of May 14, 2018 (the “Crown Pine Purchase Agreement”), by and among Crown Pine Parent, L.P., Crown Pine REIT, Inc., CPT1 LLC, Crown Pine Timber 1, L.P. and Creek Pine Holdings, LLC (the “Acquisition”); and

WHEREAS, the parties hereto desire to operate the Partnership as a limited partnership under the Act and to set forth their respective rights and obligations vis-à-vis the Partnership.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are acknowledged, the Partners agree to the following terms and conditions:

ARTICLE 1

FORMATION AND ORGANIZATION

Section 1.1. Formation. The Partnership was formed as a limited partnership on the Formation Date by the filing of the Certificate with the office of the Secretary of State of the State of Delaware under and pursuant to the applicable provisions of the Act. For all purposes hereunder, the General Partner shall be considered the sole “general partner” of the Partnership within the meaning of Section 17-101(5) of the Act.

Section 1.2. Basic Rights of Partners. The Partners hereby enter into this Agreement to set forth certain rights and obligations of the Partners, the procedures for managing and operating the Partnership and related matters. The Partners intend and agree that this Agreement is for all purposes the “partnership agreement” of the Partnership as defined in the Act. Except to the extent otherwise provided in this Agreement, (a) the rights and obligations (i) of the Partnership and the Partners and (ii) between and among the Partners and (b) the management, operation, termination and dissolution of the Partnership, in each case, shall be governed by the provisions of the Act.

Section 1.3. Name. The business of the Partnership shall be conducted under the name “TexMark Timber Treasury, L.P.” or such other name as the General Partner may hereafter determine; provided, that any such other name shall not include any Partner’s name or any variation thereof without such Partner’s prior written consent.

Section 1.4. Term. The term of the Partnership (the “Term”) commenced on the Formation Date and shall continue (unless the Partnership is sooner dissolved, liquidated and terminated as provided herein) until the tenth (10th) anniversary of the Effective Date.

Section 1.5. Business. The business of the Partnership is to, through one or more Subsidiaries, (a) acquire, own, manage, finance, develop and hold for investment and ultimately dispose of or otherwise invest in or engage in activities related to investment in the Property or such other Real Estate Assets as may be acquired by the Partnership or its Subsidiaries; (b) acquire, own, hold for investment and ultimately dispose of general and limited partner interests, limited liability company member interests (including the Subsidiary REIT Units) and stock, warrants, options or other equity and debt interests in entities, and exercise all rights and powers granted to the owner of any such interests; (c) engage in any and all other activities relating to, and compatible with, the purposes set forth herein; and (d) take such other actions, or do such other things, as are necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership.

Section 1.6. Principal Place of Business; Registered Office and Agent. The principal place of business of the Partnership shall be located at 702 N. Temple Dr., Diboll, TX 75941, or such other place or places as the General Partner may hereafter from time to time designate. The registered office of the Partnership in the State of Delaware, and the registered agent for service of process on the Partnership at such registered office, shall be as set forth in the Certificate, as amended from time to time.

Section 1.7. Certificated Interests.

(a) Each Partnership Interest in the Partnership shall constitute a “security” within the meaning of, and governed by, (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware (the “UCC”) and (ii) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.

(b) The Partnership Interests in the Partnership shall be evidenced by certificates in the form of Exhibit H and each such certificate shall be executed by the General Partner on behalf of the Partnership.

(c) The Partnership shall maintain books for the purpose of registering the Transfer of Partnership Interests in the Partnership. Subject to compliance with Article 5, a Transfer of a Partnership Interest in the Partnership shall be effected by the Partnership registering the Transfer upon delivery of an endorsed certificate representing the interest being Transferred.

(d) Notwithstanding any provision of this Agreement to the contrary, to the extent that any provision of this Agreement is inconsistent with any non-waivable provision of Article 8 of the UCC, such provision of Article 8 of the UCC shall control.

Section 1.8. Currency. All Capital Contributions to the Partnership and cash distributions made by the Partnership shall be made in Dollars and the books and records of the Partnership will be maintained in Dollars for all reporting purposes.

ARTICLE 2

CAPITAL CONTRIBUTIONS; EXPENSES

Section 2.1. Capital Contributions.

(a) Capital Contributions. Upon the execution of this Agreement, each Partner shall be deemed to have contributed on the Effective Date to the Partnership the Capital Contributions set forth opposite such Partner’s name on Exhibit B as of the date indicated thereon. Such Capital Contributions have been made to fund $925,866,142 for the purchase price for the Acquisition (the “Purchase Price”), and an additional amount to fund costs associated with the closing of the Acquisition (the “Closing”), debt origination fees and a pre-funding of Expenses of the Partnership.

(b) Additional Capital Contributions Regarding Cumulative Net Shortfall. The Partners acknowledge that the Capital Contributions made on the Effective Date to the Partnership include an additional amount that is intended to cover, among other items, certain shortfalls in Net Operating Income of the Subsidiary REIT and its Subsidiaries and to cover the payment of the Asset Management Fee (as such term is defined in the Asset Management Agreement), in each case, for each Fiscal Quarter as shown on Exhibit C-1 attached hereto. If, as of the end of any given Fiscal Quarter on or after the fourth full Fiscal Quarter following the Effective Date, the Partnership generates a Cumulative Net Shortfall that is less than zero ($0), any such Cumulative Net Shortfall shall be funded as follows:

(i) First, by deducting from the Opening Bank Balance an amount equal to the lesser of (x) the absolute value of the Cumulative Net Shortfall and (y) the Opening Bank Balance (the amount, if any, by which the absolute value of the Cumulative Net Shortfall exceeds the Opening Bank Balance, the “Cumulative Net Shortfall, Post-Bank, Pre-AM Fee Deferral Amount”);

(ii) Second, any Asset Management Fee due and payable, with respect to such Fiscal Quarter, shall be deferred in an amount equal to the lesser of (x) the absolute value of such Cumulative Net Shortfall, Post-Bank, Pre-AM Fee Deferral Amount for such Fiscal Quarter and (y) the Asset Management Fee due and owing for such Fiscal Quarter (the amount as determined pursuant to clause (x) or clause (y), as applicable, plus any additional amounts of Asset Management Fees deferred with respect to such Fiscal Quarter pursuant to Section 4.3(c), the “Deferred Asset Management Fees”), which Deferred Asset Management Fees shall not bear interest or other penalty. Any Deferred Asset Management Fees shall continue to be deferred until the earlier of (i) the liquidation of the Partnership, (ii) termination of the Agreement in accordance with its terms and (iii) any Fiscal Quarter in which the Cumulative Net Surplus is greater than zero ($0); provided, that the Partnership shall pay the lesser of (1) the Cumulative Net Surplus and (2) the Deferred Asset Management Fees Balance, in each case, only until the Deferred Asset Management Fees Balance is reduced to zero ($0) (any such amount of Deferred Asset Management Fees paid in accordance with this proviso, with respect to any Fiscal Quarter, the “Recovered Asset Management Fees”);

(iii) Third, if the amount of the Cumulative Net Shortfall is not funded in full by actions taken pursuant to clauses (i) and (ii) above, then, at the option of the Common Partners, the Common Partners may make additional Capital Contributions to the Partnership to fund the amount of the remaining Cumulative Net Shortfall;

(iv) Fourth, if the amount of the Cumulative Net Shortfall is not funded in full by actions taken pursuant to clauses (i), (ii) and (iii) above, then, at the option of each Preferred Partner, a Preferred Partner may make additional Capital Contributions (“Shortfall Contributions”) to the Partnership to fund the amount of the remaining Cumulative Net Shortfall, which Shortfall Contributions shall not reduce the funding Partners’ respective Remaining Capital Commitments (it being understood that the Partnership shall deliver, or shall cause to be delivered, any such Shortfall Contributions to the Subsidiary REIT as a “Shortfall Contribution” (as such term is defined in the Subsidiary REIT Agreement)). Shortfall Contributions shall be made on a pro rata basis based on the Preferred Partners’ relative Percentage Interests; provided, that, to the extent any Preferred Partner elects not to fund their pro rata portion, the other Preferred Partners that elected to fund their pro rata portion shall be offered the opportunity to fund the remaining Shortfall Contributions needed to fund the full amount of the remaining Cumulative Net Shortfall as set forth below; and

(v) Fifth, if the amount of the Cumulative Net Shortfall is not funded in full by actions taken pursuant to clauses (i), (ii), (iii) and (iv) above, then, at the option of the Common Partners, the Common Partners may make additional Capital Contributions to the Partnership to fund the amount of the remaining Cumulative Net Shortfall.

An example calculation of Cumulative Net Shortfall is set forth on Exhibit C-3. The General Partner shall cause any Cumulative Net Shortfall amounts funded by the Partners pursuant to this Section 2.1(b) to be funded by the Partnership to the Subsidiary REIT in accordance with Section 2.1 of the Subsidiary REIT Agreement.

(c) Shortfall Notices. The General Partner (x) may, at its option, provide notice to the Partners of any forecasted Cumulative Net Shortfall for a Fiscal Quarter that is not able to be funded from the Pre-Funded Expense Account (as such term is defined in the Subsidiary REIT Agreement) for such Fiscal Quarter if the General Partner becomes aware of the possibility of such Cumulative Net Shortfall and (y) shall, forty-five (45) days following the end of each Fiscal Quarter, provide notice to the Partners of any actual Cumulative Net Shortfall during such Fiscal Quarter (each notice delivered under clause (x) or (y), a “Shortfall Notice”). Each Shortfall Notice shall include (1) the total Cumulative Net Shortfall (or forecasted Cumulative Net Shortfall, as the case may be) and the applicable Fiscal Quarter, (2) the amount of Asset Management Fees to be deferred pursuant to Section 2.1(b)(i) and (ii) in respect thereof, (3) the amount of any additional Capital Contribution being made by the Common Partners pursuant to Section 2.1(b)(iii) in respect thereof, and (4) the remaining amount of the Cumulative Net Shortfall after giving effect to funding pursuant to Section 2.1(b)(i), Section 2.1(b)(ii) and Section 2.1(b)(iii), as applicable. For the avoidance of doubt, any Asset Management Fees deferred, Capital Contributions made by the Common Partners or use of or any diminution of the Opening Bank Balance or Ending Bank Balance, as applicable, pursuant to Section 2.1(b) or Section 4.3(c) shall be considered to occur with respect to the applicable Fiscal Quarter, notwithstanding that they may be made following the end of such Fiscal Quarter.

(d) Offering Period for Shortfall Contributions. The Preferred Partners shall then have ten (10) Business Days following the date of such Shortfall Notice with respect to Section 2.1(b)(iv) (the “Initial Offering Period”) to elect whether to provide their share of Capital Contributions pursuant to Section 2.1(b)(iv) to fund such remaining Cumulative Net Shortfall. To the extent that any Preferred Partner elects not to fund their pro rata portion of the remaining Cumulative Net Shortfall, the General Partner shall provide a re-offer notice to the other Preferred Partners that elected to fund their pro rata portion of the applicable Shortfall Contribution, and such other Preferred Partners shall have the right to fund all or a portion of such remainder (based on the amount of such remainder that each such Preferred Partner elected to purchase relative to all electing Preferred Partners) within five (5) Business Days after receipt of such re-offer notice (the “Additional Offering Period”). Any failure by a Preferred Partner to make an election within the relevant time periods set forth in this Section 2.1(d) shall be deemed to be an election not to fund any portion of the remaining Cumulative Net Shortfall under Section 2.1(b)(iv) and the relevant Shortfall Notice. Following the end of the Initial Offering Period or, if applicable, the Additional Offering Period, the General Partner shall be permitted to issue a Capital Call Notice pursuant to Section 2.1(e) in respect of the amounts elected to be funded under Section 2.1(b)(iv). Following the end of the Additional Offering Period, if total funding after giving effect to funding pursuant to Section 2.1(b)(i), Section 2.1(b)(ii), Section 2.1(b)(iii) and Section 2.1(b)(iv) is insufficient to fund the Cumulative Net Shortfall, the Common Partners may (but shall not be required to) make additional Capital Contributions under Section 2.1(b)(v) to the Partnership to fund the amount of the remaining Cumulative Net Shortfall.

(e) Capital Call Notices. With respect to each Capital Contribution that a Partner elects to make pursuant to Section 2.1(b)(iii) or Section 2.1(b)(iv), the General Partner shall issue a written capital call notice (a “Capital Call Notice”) to each applicable Partner setting forth the following information: (i) the total amount of capital to be contributed by the Partners; (ii) the amount that such Partner must contribute in respect of such Capital Call Notice, noting the provision of this Agreement under which such amount is being called; (iii) the purpose for such Capital Contribution; and (iv) the date on which such Capital Contribution must be made, which date (1) shall be a Business Day and (2) shall not be less than ten (10) Business Days following the date of such Capital Call Notice. To the extent there exists a Cumulative Net Shortfall for a Fiscal Quarter and the General Partner does not provide a Shortfall Notice to the other Partners as required by clause (y) of Section 2.1(c) within sixty (60) days following the end of such Fiscal Quarter, a majority of the Board Members appointed by the Preferred Partners may direct the General Partner to issue (or may otherwise cause to be issued) such Shortfall Notice (and the corresponding re-offer notice pursuant to Section 2.1(d), as applicable), as well as any Capital Call Notice contemplated by this Section 2.1(e), in respect of such Cumulative Net Shortfall.

Section 2.2. Treatment of Defaulting Partner.

(a) Default. If any Partner fails to fund any Capital Contribution that a Partner elects to make pursuant to Section 2.1(b)(iii), Section 2.1(b)(iv) or Section 2.2(b), within the period set forth in the applicable Capital Call Notice, such Partner shall be considered a “Defaulting Partner” but only to the extent such Partner has received a subsequent Failure to Fund Notice and has not funded its share of the applicable Capital Contribution within three (3) Business Days of receipt of such Failure to Fund Notice. Other than as set forth in the immediately preceding sentence, a Partner that has become a Defaulting Partner shall not be entitled to any additional grace period in which to cure the default and pay its required Capital Contribution. The portion of such Capital Contribution that such Defaulting Partner was required to make and did not actually fund is referred to herein as the “Unfunded Amount.”

(b) Remedies Generally. Unfunded Amounts may be funded as follows:

(i) First, each Preferred Partner that fully funded its required Capital Contribution that is not an Affiliate of the Defaulting Partner (each, a “Contributing Partner”) shall have the right (without obligation), within thirty (30) days from notice from the General Partner of an outstanding Unfunded Amount, to elect to make, with respect to an Unfunded Amount that relates to a failure to fund under Section 2.1(b)(iii) or Section 2.1(b)(iv), a Capital Contribution of all or a portion of the payment of the Unfunded Amount (any such amount contributed under (x) or (y), a “Replacement Contribution”) to the Partnership to fund such Unfunded Amount, which Replacement Contributions shall not reduce the Contributing Partners’ respective Remaining Capital Commitments. If more than one Contributing Partner elects to make a Replacement Contribution pursuant to this Section 2.2(b)(i), such Contributing Partners will fund up to their pro rata share, based on the Preferred Partners’ relative Percentage Interests (taking into account only the Capital Contributions of the participating Preferred Partners), of such Replacement Contribution, in an aggregate collective amount equal to the Unfunded Amount. If only one Contributing Partner elects to make a Replacement Contribution, the electing Contributing Partner shall fund the Replacement Contribution in the applicable amount proposed by such Partner for the Replacement Contribution. Any failure to make an election within the relevant time period set forth in this Section 2.2(b)(i) shall be deemed to be an election not to make a Replacement Contribution in respect of the applicable Unfunded Amount under the relevant notice. To the extent that all of the Preferred Partners do not elect to make Replacement Contributions pursuant to the preceding sentences of this Section 2.2(b)(i), the General Partner will offer the Preferred Partners who elected to make Replacement Contributions, within five (5) days of the expiration of the 30-day period above, the option to make the remainder of the Replacement Contributions (based on the amount of such remainder offered relative to the other such participating Preferred Partners) within ten (10) Business Days after receipt of such offer.

(ii) Second, if no Preferred Partner elects to fund a Replacement Contribution in respect of such outstanding Unfunded Amount pursuant to Section 2.2(b)(i) or the aggregate amounts funded in connection with such Replacement Contributions are less than the Unfunded Amount, if none of the Common Partners is the Defaulting Partner or an Affiliate thereof, the Common Partners shall have the right (without obligation) to make a Replacement Contribution to the Partnership or to permit a third party to make a Replacement Contribution to the Partnership to fund the remaining amount of the Unfunded Amount, which Replacement Contribution shall not reduce the Common Partners’ Remaining Capital Commitments (without the need for approval as a Major Decision).

(c) Default Date and Default Period. The day that a Partner becomes a Defaulting Partner is referred to herein as the “Default Date.” The Defaulting Partner shall be deemed to have cured the default at such time as if Replacement Contributions were made in respect of such default pursuant to Section 2.2(b)(i) or Section 2.2(b)(ii), if (i) each Contributing Partner actually receives from the Defaulting Partner full repayment of any Replacement Contributions made by such Contributing Partner; and (ii) each Contributing Partner actually receives from the Defaulting Partner (A) an amount of interest equal to ten and one-quarter percent (10.25%) per annum, compounded on the last day of each calendar year, on such Contributing Partner’s Replacement Contributions, and (B) an amount of interest equal to twenty percent (20%) per annum over the Reference Rate, compounded on the last day of each calendar year, on such Contributing Partner’s Replacement Contributions, in each case, for the Default Period taking into account the amount of Replacement Contributions remaining unpaid on each day of such period (such amounts payable under this clause (ii) of this Section 2.2(c), the “Default Return”; the applicable date of repayment under clause (i) and (ii) of this Section 2.2(c), the “Cure Date”; and the period from the Default Date until the Cure Date (if applicable), the “Default Period”).

(d) Action for Breach of Contract. The rights and remedies provided for in this Section 2.2 shall be in addition to, and not in limitation of, any other rights available to the non-Defaulting Partners or the Partnership under this Agreement or at law or in equity. In addition, neither such Defaulting Partner nor any other Partner shall be relieved of its obligation to make any Capital Contributions then or thereafter due. The Partnership shall have the right to immediately institute legal action against the Defaulting Partner for monies due to the Partnership under this Agreement, plus all costs and attorneys’ fees reasonably incurred by the Partnership in the institution and prosecution of such action.

(e) Termination of Rights. During the Default Period, if applicable, (i) if the Common Partners are the Defaulting Partners, then the Common Partners shall not be entitled to exercise the rights set forth under Section 4.15, (ii) a Defaulting Partner and its Affiliates shall not be entitled to participate in the right of first offer under Section 5.3 or the tag-along rights under Section 5.4, (iii) a Defaulting Partner and its Affiliates shall not be entitled to participate in any Shortfall Contribution, and (iv) a Defaulting Partner and its Affiliates shall forfeit to the Partnership (for the account of the Contributing Partners in repayment of the Replacement Contributions made thereby in respect of such Defaulting Partner and the Default Return thereon) and shall not be entitled to participate in any distribution with respect to Shortfall Return Interests, Preferred Return Interests, Common Return Interests or Residual Interests. The Partnership shall distribute to the Contributing Partners, pro rata in proportion to their relative Replacement Contributions in respect of such Defaulting Partner, any amounts otherwise distributable to the Defaulting Partner which have been forfeited under clause (iv) of this Section 2.2(e).

(f) Matters Relating to Default.

(i) Notwithstanding the foregoing provision of this Section 2.2, in the event that the General Partner or any Affiliate thereof is the Defaulting Partner, then, for purposes of the application of this Section 2.2, any action to be taken or determination to be made by the General Partner pursuant to this Section 2.2 shall instead be taken or made by a Person to be designated by a majority of the Board Members appointed by the Preferred Partners.

(ii) During the Default Period, (1) the Defaulting Partner and its Affiliates shall not be entitled to participate in any vote, consent or decision of the Partners that is required or permitted pursuant to this Agreement or the Act, including for purposes of amendments of this Agreement, and any such vote, consent or decision shall be tabulated or made as if such Defaulting Partner were not a Partner, and its then-current Board Members shall not be entitled to take any action in such capacity and shall not be counted towards quorum requirements, (2) the Defaulting Partner and its Affiliates shall not be entitled to appoint Board Members pursuant to Section 4.3, and (3) any actions taken by the Board while a Partner which has rights to appoint one or more Board Members is a Defaulting Partner shall be taken by the Board as if each Board Member appointed by such Partner were not a Board Member.

(iii) Notwithstanding any provision herein to the contrary, if the General Partner, CTT Partner or any of their respective Affiliates acquires any Preferred Interests from any of the Preferred Partners, then such Party shall not be entitled to vote with respect to such Preferred Interests hereunder or to designate any Board Members with respect to such Preferred Interests.

(g) Remedies Reasonable. Each Partner acknowledges and agrees that the remedies described in this Section 2.2 bear a reasonable relationship to the damages that the Partners estimate may be suffered by the Partnership and the non-Defaulting Partners by reason of the failure of a Defaulting Partner to make a required Capital Contribution in accordance with Section 2.1 and that the election of any or all of the above-described remedies is not unreasonable under the circumstances existing as of the date hereof. The election to pursue any remedy provided in this Section 2.2 shall not be a waiver or limitation of the right to pursue an additional or different remedy available hereunder or of law or equity with respect to any subsequent default. Each Partner specifically agrees that it shall not have any legal cause of action against any non-Defaulting Partner or any Board Member appointed by a non-Defaulting Partner on account of its good faith selection of or failure to select any one or more remedies.

Section 2.3. Return of or on Capital Contributions. Except as expressly provided in this Agreement, (a) no Partner shall receive any return or distribution of its Capital Contributions, (b) no Partner shall receive any interest or other return on or with respect to its Capital Contributions and (c) no Partner shall be entitled to withdraw any part of its Capital Contributions.

Section 2.4. Return of Distributions.

(a) Except as required by the Act or other applicable Law, or in the case of manifest error in calculation, no Partner shall be required to repay to the Partnership, any Partner or any creditor of the Partnership all or any part of the distributions (including liquidating distributions) made to such Partner pursuant to this Agreement.

(b) If, notwithstanding anything to the contrary contained herein, it is determined under the Act or other applicable Law that any Partner has received a distribution which is required to be returned to or for the account of the Partnership or any creditor of the Partnership, then the obligation of such Partner to return all or any part of a distribution made to such Partner shall be the obligation of such Partner and not of any other Partner; provided, that to the extent any Partner is required by the Act or other applicable Law to return to the Partnership any distributions made to it and does so, such Partner shall, to the maximum extent permitted by Law, have a right of contribution from each other Partner similarly liable to return distributions made to it under the Act or other applicable Law to the extent that such Partner has returned a greater percentage of the total distributions made to it and so required to be returned by it than the percentage of the total distributions made to such other Partner and so required to be returned by it.

(c) Any amount returned by a Partner pursuant to this Section 2.4 shall not be treated as a Capital Contribution for purposes of this Agreement, but shall be treated as if such returned amount was not previously distributed to such Partner; provided, that such returned amount shall not be treated as accruing a return hereunder while such amounts were held by the Partner.

Section 2.5. Fees and Expenses.

(a) The Partnership shall bear all reasonable fees, costs and expenses incurred by the Partnership, the General Partner (in its capacity as such) or other Persons authorized by the General Partner to act on the Partnership’s behalf relating to the activities and operations of the Partnership that are permitted to be incurred in accordance with this Agreement (“Expenses”), whether such costs and expenses were incurred prior to or following the Effective Date, including:

(i) all costs and expenses incurred in connection with the formation of the Partnership;

(ii) taxes of the Partnership, fees, costs and expenses of auditors, appraisers, counsel and other advisors of the Partnership, insurance costs of the Partnership and litigation costs and indemnity expenses of the Partnership, to the extent not allocated to one or more Partners pursuant to Section 9.5(a);

(iii) administrative expenses related to the operation of the Partnership, including the fees and expenses of accountants, lawyers and other professionals incurred in connection with the Partnership’s annual audit, financial reporting, legal opinions and tax return preparation, as well as expenses associated with the distribution of reports and Capital Call Notices to the Partners and expenses associated with valuations of the Property and other Business Assets as required by this Agreement, including the fees and expenses of any independent appraiser;

(iv) interest expenses, brokerage commissions and other investment costs incurred by or on behalf of the Partnership;

(v) costs of travel and travel-related expenses with respect to the business of the Partnership; provided, that the cost of airfare shall not exceed commercial fares and, for the avoidance of doubt, shall not include costs associated with first-class, private or chartered air travel;

(vi) subject to Section 2.5(d), all taxes and license fees levied against the Partnership or its assets or operations;

(vii) insurance costs incurred in connection with the operation of the business of the Partnership and its Subsidiaries; and

(viii) amounts to be contributed or advanced to any Subsidiary for the purpose of such entity paying any cost of the type described in the foregoing clauses (i) through (vii).

(b) To the extent any Expenses are paid by the General Partner or other Persons (including the Asset Manager) authorized to act on the Partnership’s behalf by the General Partner, such Expenses shall be reimbursed by the Partnership (or one of its Subsidiaries, as appropriate).

(c) In addition to the foregoing, the Partnership (or its Subsidiaries, as applicable) shall bear as Expenses, and shall reimburse the Partners for such Expenses, all reasonable third party legal and due diligence costs and expenses incurred by the Partners in connection with their investment in the Partnership in each case prior to the Closing (including, for the avoidance of doubt, amounts payable by CTT or its Affiliates to certain potential investors in the Partnership).

(d) Notwithstanding Section 2.5(a) and Section 2.5(b), the General Partner and its Affiliates shall bear the costs and expenses incurred by such Persons in providing for their normal operating overhead, salaries of their employees, rent, utilities, expenses of office furniture, computers and other office equipment and other expenses incurred in maintaining their place of business (collectively, “Administrative Expenses”), and neither the General Partner nor any of its Affiliates shall be entitled to reimbursement from the Partnership or any of its Subsidiaries for any Administrative Expenses.

Section 2.6. Partnership Interests Partnership Interests shall be issued by the Partnership to the Partners in the classes and with such rights as are set forth in this Section 2.6.Shortfall Return Interests. Upon the execution and delivery of this Agreement, the Partnership shall be authorized to, but shall issue no, “Shortfall Return Interests”. The Partnership shall issue Shortfall Return Interests to any Preferred Partner that makes a Shortfall Contribution in proportion to the amount of Shortfall Contributions made by such Preferred Partner (relative to other Preferred Partners). Upon the issuance by the Partnership of any Shortfall Return Interests to the Preferred Partners, the Partnership shall cause the Subsidiary REIT to issue to the Partnership a number of Shortfall Return Units (as such term is defined in the Subsidiary REIT Agreement) equal to the aggregate cash consideration paid by such Preferred Partners in consideration of such Shortfall Return Interests. In addition to the rights provided under this Agreement with respect to any Partnership Interests, Shortfall Return Interests shall entitle the holder thereof to the distributions provided in Section 3.2 hereof.

(b) Preferred Return Interests. Upon the execution and delivery of this Agreement, the Partnership shall issue to the Preferred Partners such number of “Preferred Return Interests” as are provided on Exhibit B. In addition to the rights provided under this Agreement with respect to any Partnership Interests, Preferred Return Interests shall entitle the holder thereof to the distributions provided in Section 3.3 hereof.

(c) Common Return Interests. Upon the execution and delivery of this Agreement, the Partnership shall issue to the Common Partners such number of “Common Return Interests” as are provided on Exhibit B. In addition to the rights provided under this Agreement with respect to any Partnership Interests, Common Return Interests shall entitle the holder thereof to the distributions provided in Section 3.4 hereof.

(d) Residual Interests. Upon the execution and delivery of this Agreement, the Partnership shall issue to the Partners such number of “Residual Interests”as are provided on Exhibit B. Such Residual Interests shall either be classified as “Residual Interests (Preferred)” or “Residual Interests (Common)”. Residual Interests shall entitle the holder thereof to the distributions provided in Section 3.5 hereof.

Section 2.7. No Additional Partners or Issuances. Except as provided in Article 5, no additional Partners shall be admitted to the Partnership and no additional Partnership Interests shall be created or issued.

Section 2.8. Sole Benefit. Except as stated in this Agreement or as otherwise agreed by all of the Partners, no Partner shall be required or permitted to make any additional Capital Contribution or loan to the Partnership or the Partners with respect to the Partnership. It is expressly acknowledged and agreed that the provisions of this Agreement relating to the rights and obligations of the Partners to make any Capital Contributions or to make any loans to any Partner are for the sole benefit of the Partnership and the Partners and may not be exercised on behalf of the Partners or the Partnership or invoked or enforced for any other purpose by any other Person, including by any creditor of the Partnership or trustee in a bankruptcy proceeding.

Section 2.9. Waiver of Certain Rights. The Partners have (a) no right under Section 17-602 of the Act (in the case of the General Partner) or Section 17-603 of the Act (in the case of the Partners other than the General Partner) or otherwise to withdraw or resign and receive the fair value of their Partnership Interests and (b) no right to demand or receive any distribution from the Partnership in any form other than cash and in accordance with the provisions of this Agreement concerning distributions.

ARTICLE 3

DISTRIBUTIONS

Section 3.1. Timing; Working Capital Reserves; Notice.

(a) No later than forty-five (45) days following the end of each Fiscal Quarter, the General Partner shall cause the Partnership to make distributions with respect to all Shortfall Return Interests, Preferred Return Interests, Common Return Interests and Residual Interests with respect to such Fiscal Quarter as provided in this Article 3. With respect to any Capital Event, the General Partner shall use commercially reasonable efforts to make distributions with respect to all Shortfall Return Interests, Preferred Return Interests, Common Return Interests and Residual Interests representing Capital Event Proceeds with respect to such Capital Event within forty-five (45) days after receipt of such Capital Event Proceeds as provided in this Article 3.

(b) In connection with any distribution being made pursuant to this Article 3, the General Partner shall deliver written notice to the Preferred Partners reasonably in advance thereof providing a calculation of the amounts being distributed pursuant to each section and subsection of this Article 3.

(c) The distributions pursuant to this Article 3 with respect to any Fiscal Quarter or any Capital Event shall be made in the following order of priority: (i) Shortfall Return Interests, (ii) Preferred Return Interests, (iii) Common Return Interests and (iv) Residual Interests.

Section 3.2. Distributions with Respect to Shortfall Return Interests. Distributions of cash shall be made to the Preferred Partners pro rata based on relative Shortfall Return Interests and on the basis of and solely to the extent of cash distributions actually paid to the Partnership with respect to the Shortfall Return Units (if any).

Section 3.3. Distributions with Respect to Preferred Return Interests. Distributions of cash shall be made to the Preferred Partners pro rata based on relative Preferred Return Interests and on the basis of and solely to the extent of cash distributions actually paid to the Partnership with respect to the Preferred Return Units (as such term is defined in the Subsidiary REIT Agreement).

Section 3.4. Distributions with Respect to Common Return Interests. Distributions of cash shall be made to the Common Partners pro rata based on relative Common Return Interests and on the basis of and solely to the extent of cash distributions actually paid to the Partnership with respect to the Common Return Units (as such term is defined in the Subsidiary REIT Agreement).

Section 3.5. Distributions of Remaining Distributable Cash Flow.

(a) The Partnership shall distribute such distributions actually paid to the Partnership with respect to Residual Units (“Remaining Distributable Cash Flow”), as provided in this Section 3.5; provided, however, that to the extent distributions are actually paid to the Partnership pursuant to Section 3.2(a) of the Subsidiary REIT Agreement such amounts shall be retained by the Partnership for purposes of paying expenses and not distributed to the Partners.

(b) Remaining Distributable Cash Flow shall be allocated into two categories: (i) “Early Satisfaction Amounts” and (ii) “Subsequent Satisfaction Amounts.” This allocation will be made pro rata based on the aggregate amount debited from the Initial Preferred Distribution Balance at the Subsidiary REIT (x) in the case of the Early Satisfaction Amounts, amounts debited or deemed debited from the Initial Preferred Distribution Balance at the Subsidiary REIT on a Distribution Date occurring on or prior to the second (2nd) anniversary of the Effective Date, if any, and (y) in the case of the Subsequent Satisfaction Amounts, amounts debited or deemed debited from the Initial Preferred Distribution Balance at the Subsidiary REIT on a Distribution Date occurring after the second (2nd) anniversary of the Effective Date, if any. Following such allocation, the Early Satisfaction Amounts and the Subsequent Satisfaction Amounts shall be distributed as follows:

(i) Early Satisfaction Amounts shall be distributed (1) twenty percent (20%) with respect to the Residual Interests (Preferred), pro rata among the Preferred Partners based on the Preferred Partners’ relative Percentage Interests, and (2) eighty percent (80%) with respect to the Residual Interests (Common), pro rata among the Common Partners based on the Common Partners’ relative Percentage Interests.

(ii) Subsequent Satisfaction Amounts shall be distributed:

(1) First, (A) seventy percent (70%) with respect to the Residual Interests (Preferred), pro rata among the Preferred Partners based on the Preferred Partners’ relative Percentage Interests, and (B) thirty percent (30%) with respect to the Residual Interests (Common), pro rata among the Common Partners based on the Common Partners’ relative Percentage Interests, until the balance of the Additional Preferred Return Account at the Subsidiary REIT is reduced to zero ($0); and

(2) Thereafter, (A) fifty percent (50%) with respect to the Residual Interests (Preferred), pro rata among the Preferred Partners based on the Preferred Partners’ relative Percentage Interests, and (B) fifty percent (50%) with respect to the Residual Interests (Common), pro rata based on the Common Partners’ relative Percentage Interests.

Exhibit J sets forth illustrative calculations of distributions with respect to Shortfall Return Interests, Preferred Return Interests, Common Return Interests and Residual Interests pursuant to the provisions of this Article 3.

Section 3.6. Disposition of Cash Proceeds from Subsidiary REIT. Cash proceeds from the disposition of any of the Partnership’s interests in the Subsidiary REIT shall be distributed as if such amounts had been distributed by the Subsidiary REIT in accordance with the Subsidiary REIT Agreement. Cash available for distribution from any other source shall be distributed in a manner determined by the Board as a Major Decision.

Section 3.7. Form of Distributions. No Partner has any right to demand and receive any distribution from the Partnership in any form other than money, nor shall any Partner be required to accept any distribution from the Partnership in any form other than money. No Partner shall be obligated to accept any in-kind distributions without that Partner’s written consent. Any Partner(s) to whom the General Partner makes an in-kind distribution shall be deemed to have been distributed an amount equal to the amount agreed upon by the receiving Partner and the General Partner (and approved by the Board) as the fair value of the property distributed (after any indebtedness assumed or to which the distributed property is subject). Any in-kind distribution shall require that the unanimous prior written consent of all Board Members. Notwithstanding anything to the contrary contained herein, the Partnership shall not make any distribution if such distribution would (i) violate the Act or other applicable Law or (ii) violate the terms of any credit agreement, pledge, hypothecation or other collateral or security agreement to which the Partnership (or any Subsidiary of the Partnership) is a party or bound by, including the Senior Credit Documents (each, an “Indebtedness Document”), so long, in the case of each Indebtedness Document other than the Senior Credit Documents, as such Indebtedness Document has been entered into in accordance with the terms of this Agreement.

ARTICLE 4

MANAGEMENT OF PARTNERSHIP

Section 4.1. Management of the Partnership.

(a) Authority of the General Partner.

(i) Subject to Section 4.2, the management, control, operation and policy of the Partnership are vested exclusively in the General Partner, which is authorized and empowered on behalf and in the name of the Partnership to carry out any and all of the objects and purposes of the Partnership and to perform all acts and enter into and perform all contracts and other undertakings, consistent with the provisions of this Agreement and in conformity with the Annual Budget and other terms and conditions of this Agreement, that the General Partner may in its discretion deem necessary, advisable or incidental thereto.

(ii) The General Partner shall at all times perform its duties and responsibilities in compliance with all applicable Laws and this Agreement. To the maximum extent permitted by applicable law, the General Partner may delegate to any Affiliate or third party all or any of the powers, rights, privileges, duties and discretion vested in it under and subject to this Agreement and the Act, and such delegation may be made, in all cases subject to this Agreement and the Act, upon such terms and conditions as the General Partner may determine in its discretion.

(iii) The Subsidiary REIT has entered into the Asset Management Agreement, pursuant to which the duties and obligations set forth therein and in Section 4.12(a) shall be performed by the Asset Manager.

(b) Restrictions on Management. Except as otherwise specifically provided herein, no Partner (other than the General Partner in its capacity as the general partner of the Partnership), employee or other agent of the Partnership will participate in the management of the Partnership or have any control over the Partnership business or have any right or authority to act for or to bind the Partnership or to incur any expenditure on behalf of the Partnership. Except for the authority expressly granted to any Partner in this Agreement, and subject to the Board’s rights under this Agreement, no Partner, employee or other agent of the Partnership shall have any authority to bind or act for the Partnership or any other Partner in carrying on their respective businesses or activities.

Section 4.2. Partnership Board.

(a) Notwithstanding anything to the contrary set forth in Section 4.1, the General Partner may not act on behalf or in the name of the Partnership without the consent of the board of the partnership (the “Board”) as provided herein.

(b) The sole duty of each Board Member to the Partnership and to the Partners shall be to comply in good faith with the terms of this Agreement in a manner that does not constitute fraud, misappropriation, gross negligence or willful misconduct. It is the express intention of the Partners that the provisions of this Agreement, to the extent that they restrict or eliminate the duties of the Board Members to the Partnership or to any Partners otherwise existing at law or in equity, replace such other duties and liabilities; provided, that the foregoing shall not restrict the implied covenants of good faith and fair dealing.

Section 4.3. Composition of the Board.

(a) The Board shall initially be composed of seven (7) individuals, and shall include three (3) individuals to be appointed by the CTT Partner, one (1) individual to be appointed by BCI Partners, one (1) individual to be appointed by Medley Partner, one (1) individual to be appointed by TIG Partner, and one (1) individual to appointed by Highland Partners. Each individual so appointed is referred to herein as a “Board Member”. The initial Board Members shall be Jerry Barag, Brian Davis and Todd Reitz (each appointed by CTT Partner), Sameer Jinnah (appointed by BCI Partners), James Frank (appointed by Medley Partner), Gerrity Lansing (appointed by TIG Partner), and James Dondero (appointed by Highland Partners). Other than instances in which the Board is operating under the Alternative Voting System, each Board Member appointed by (i) CTT Partner shall have one and two-thirds votes, (ii) BCI Partners shall have one (1) vote, (iii) Medley Partner shall have one (1) vote, (iv) TIG Partner shall have one (1) vote, and (v) Highland Partners shall have one (1) vote, in each case, on each matter before the Board. The rights of the Partners to appoint Board Members pursuant to this Section 4.3(a) are subject to Section 2.2(f). Each Board Member shall hold office until his or her successor is appointed, or until his or her earlier resignation or removal, in each case in accordance with Section 4.4. Each Board Member shall be an individual. Upon written notice to the other Board Members, the Board Member appointed by any BCI Partner may send an alternative representative on its behalf to meetings of the Board, which representative shall have full ability to vote on behalf of such Board Member appointed by such BCI Partner at such meetings.

(b) Notwithstanding anything in this Agreement to the contrary (other than Section 4.3(c)), the Alternative Voting System shall permanently become effective upon delivery by a majority of the Board Members appointed by the Preferred Partners of a written notice delivered within ninety days (90) days of the earliest to occur of any of the following events:

(i) the fifth (5th) anniversary of the Effective Date, unless pursuant to Section 10.4(b) the winding up of the Partnership is postponed;

(ii) a Liquidity Event has occurred;

(iii) on or after the end of the fourth full Fiscal Quarter following the Effective Date, the occurrence of any three consecutive Fiscal Quarters in which the sum of the amount of the Quarterly Net Shortfall for (x) each of the three full Fiscal Quarters immediately preceding such Fiscal Quarter and (y) such Fiscal Quarter is, in the aggregate, equal to an amount that is less than zero ($0), which occurrence has not been cured pursuant to Section 2.1(b)(i), Section 2.1(b)(ii), Section 2.1(b)(iii) or Section 4.3(c); and

(iv) the removal of the General Partner as the general partner of the Partnership pursuant to Section 4.13.

An example calculation of the Quarterly Net Shortfall (and related definitions) is attached as Exhibit C-3.

(c) For purposes of this Section 4.3, if, with respect to any Fiscal Quarter, the Cumulative Net Shortfall is greater than zero ($0) and the Quarterly Net Shortfall is less than zero ($0), the Common Partners may by, written notice to the Partnership on or prior to forty-five (45) days following the end of such Fiscal Quarter, cure such Quarterly Net Shortfall by taking any or all of the actions listed in this Section 4.3(c):

(i) at the option of the Common Partners, the Common Partners may elect to deduct from the Opening Bank Balance an amount equal to the lesser of (x) the absolute value of such Quarterly Net Shortfall or (y) the Opening Bank Balance;

(ii) at the option of the Common Partners, the Common Partners may elect to defer any Asset Management Fee due and payable with respect to such Fiscal Quarter in an amount equal to the lesser of (x) the absolute value of such Quarterly Net Shortfall and (y) the Asset Management Fee due and owing for such Fiscal Quarter; and/or

(iii) at the option of the Common Partners, the Common Partners may make additional Capital Contributions to the Partnership to fund any remaining amount of the Quarterly Net Shortfall.

(d) The Partnership, as holder of the Subsidiary REIT Units, shall cause the Board Members to be appointed or elected from time to time as necessary as members of the board of managers of the Subsidiary REIT (the “Subsidiary REIT Board”), including any changes in the composition of the Board Members in respect of any appointment, resignation or removal made in accordance with the terms hereof. Notwithstanding anything herein to the contrary (including Section 4.10), the Subsidiary REIT Board shall have the sole and exclusive authority to manage the operations of the Subsidiary REIT and its Subsidiaries and it shall not be in breach or contravention of this Agreement if the Subsidiary REIT or any of its Subsidiaries takes any action (or fail to take any action) approved by the Subsidiary REIT Board in accordance with the Subsidiary REIT Agreement.

(e) The Partnership (and/or its Subsidiaries, as applicable) shall maintain, at the expense of the Partnership, directors and officers liability insurance with limits and deductibles, and other terms applicable thereto, covering the Partnership, the Board and the Subsidiary REIT Board, as approved by the Board as a Major Decision.

(f) Each Partner that has the right hereunder to appoint a Board Member and so long as that right is in effect shall be entitled to designate one (1) individual (each a “Board Observer”) to attend and participate in, strictly as non-voting observers, any meeting of the Board, either in person or by telephone conference. The Partnership shall provide any Board Observer with written notice of each meeting of the Board at the same time and in the same manner as notice is provided to the Board Members. Any Board Observer shall be entitled to receive all written materials and other written information (including minutes of all Board meetings) provided to the Board in connection with such meeting at the same time such materials and information are provided to the Board and prompt notice of any action taken by written consent of the Board; provided, that, notwithstanding anything herein to the contrary, the Partnership may withhold any documents, materials or other information from, or exclude from any meetings of the Board (or portions thereof), any Board Observer if the Board determines on the advice of counsel that access to such information or attendance at such meeting would, or may be reasonably likely to, adversely affect the attorney-client privilege between the Partnership and its counsel to preserve the confidentiality of the Partnership’s trade secrets, know-how or other confidential information of or relating to the Partnership that would give such Board Observer an unfair competitive advantage. Each Board Observer shall be an individual, but need not be a Partner or officer or an employee, consultant, independent contractor or agent of the applicable Partner.

(g) In the event that any Preferred Partner (a “Transferring Preferred Partner”) Transfers, in one or in a series of related transactions, a portion of its Initial Holdings on a basis that is not pro rata with all other Preferred Partners, resulting in the remaining Initial Holdings of such Transferring Preferred Partner being equal to or less than 75% of the remaining Initial Holdings of the Preferred Partner with the largest remaining Initial Holdings, then the Transferring Preferred Partner shall lose its right to appoint a Board Member; provided, however, that if immediately after such Transfer another Preferred Partner owns a smaller percentage of the outstanding Preferred Interests than such Transferring Preferred Partner and such other Preferred Partner has the right to appoint a Board Member, then such Transferring Preferred Partner shall retain its right to appoint a Board Member pursuant to Section 4.3. Notwithstanding anything herein to the contrary, unless otherwise agreed by all Board Members, the total number of the Board Members designated by the Preferred Partners shall not be greater than four (4). For the avoidance of doubt, at any time that the numbers of Board Members designated by the Preferred Partners is reduced to two (2), then any applicable provisions of this Agreement requiring the consent of a majority of the Board Members designated by the Preferred Partners shall continue in full force and effect and any applicable decision shall require the consent of both such Board Members designated by the Preferred Partners.

(h) If the individual appointed by [***] is not [***] (or any appointed successor as approved pursuant to this Section 4.3), such individual shall be subject to the approval of a majority of the other Board Members appointed by the Preferred Partners. Such other Board Members shall work in good faith with [***] to agree on an individual proposed by [***] acceptable to such other Board Members to replace [***] (or any approved successor as approved pursuant to this Section 4.3); provided, that if the parties cannot reach agreement on such individual within ninety (90) days, [***] shall lose its right under Section 4.3 to appoint a Board Member.

Section 4.4. Resignation, Removal and Replacement of Board Members; Transfers of Appointment Rights

(a) Any Board Member may resign from office at any time by giving written notice to the Partnership. The resignation of any Board Member shall take effect upon the Partnership’s receipt of such notice or at such later time as shall be specified in the notice. Unless otherwise specified in the notice, the acceptance of the resignation shall not be necessary to make the resignation effective. The resignation of a Board Member who is also a Partner shall not affect such Person’s rights as a Partner.

(b) A Board Member shall be removed from office automatically upon his or her death. A Board Member may be removed from office with or without cause by the Partner(s) who appointed the Board Member. Additionally, at such time as any Partner no longer holds a Partnership Interest in the Partnership, there shall be a deemed delivery of notice of removal of the Board Members appointed by the former Partner.

(c) Any vacancy occurring on the Board may be filled only by an appointment by the Partner who appointed the Board Member formerly filling such vacancy.

(d) In connection with any Transfer to a Transferee permitted pursuant to this Agreement, each transferring Preferred Partner that is entitled to appoint a Board Member hereunder shall be permitted to transfer its rights to appoint Board Members pursuant to this Article 4 so long as the Transferee, after giving effect to any proportionate Transfers of the Percentage Interests made by all the Preferred Partners, would own at least 75% of the Initial Holdings of the Preferred Partner with the largest Initial Holdings.

Section 4.5. Meetings of the Board

(a) The Board shall meet on the schedule as determined by the Board from time to time. Unless otherwise determined by the Board, the Board shall meet at least quarterly on a schedule to be determined by the Board and the agenda for each such meeting shall include substantive review and discussion of the financial and operating condition of the Partnership and other relevant strategic matters pertaining to the Partnership. Subject to Section 2.2(f), any Board Member shall have the power to call special meetings of the Board. A special meeting of the Board shall be held on the date and at the time set by the party calling the special meeting. All meetings of the Board shall be held at the principal office of the Partnership or at such other place as may be designated by the Board. If approved by the Board, individuals who are not Board Members or Board Observers may be invited to observe or participate in meetings of the Board

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

in an advisory, non-voting capacity. Board Members may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting. The Board Members appointed by the Preferred Partners may request reasonably in advance that a meeting of the Board be held with the individual presence of the Board (i.e., other than by conference telephone or other communications equipment by which such persons participating in the meeting can hear each other at the same time), and the General Partner and the Board Members appointed by the CTT Partner shall cause such meeting to be scheduled promptly and have the Board Members appointed by the CTT Partner in attendance in such manner.

(b) No notice is required of regular Board meetings held in accordance with such schedule as may be established by the Board from time to time. It shall be sufficient notice to a Board Member of a special meeting to send notice by overnight courier or e-mail at least ten (10) Business Days before the meeting addressed to such Board Member at his or her usual or last known business or residence address or e-mail address, as applicable, or to give notice in person or by telephone at least ten (10) Business Days before the special meeting. Notice of a special meeting need not be given to any Board Member if a written waiver of notice, executed by him or her before, after or at the special meeting, is filed with the records of the meeting, or to any Board Member who attends the special meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a special meeting nor a waiver of a notice need specify the purposes of the special meeting. Notice of any special meeting shall be deemed to be delivered, given and received (i) on the date of receipt if delivered personally or by telephone, (ii) on the next day if delivered by overnight courier or (iii) on the date of transmission if transmitted by e-mail.

(c) Subject to Section 2.2(f), all Board Members appointed by CTT Partner and a majority of the Board Members appointed by the Preferred Partners shall be present in person (by telephone conference or by other communications equipment if all persons participating in the meeting can hear each other at the same time as described under Section 4.5(a)) or by proxy at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting; provided, that, if the Board is operating under the Alternative Voting System, the presence of a majority of the Board Members appointed by the Preferred Partners shall constitute a quorum. If such quorum shall not be present at any meeting of the Board, the Board Members present shall adjourn the meeting and promptly give notice of when it will be reconvened. Action or consent of the Board for purposes of this Agreement shall require the affirmative vote of Board Members holding at least a majority of the votes entitled to be cast by all Board Members, or such other vote as is otherwise set forth under this Agreement (including with respect to Major Decisions).

(d) Subject to Section 2.2(f), each Board Member may vote either in person or by a proxy which such Board Member has duly executed in writing. No proxy shall be valid after one (1) year from the date of its execution unless a longer period is expressly provided in the proxy. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A Board Member may revoke any proxy which is not irrevocable by attending the relevant meeting and voting in person or by filing an instrument in writing revoking the proxy, or another duly executed proxy bearing a later date, with the Partnership. Participation in a meeting by proxy in accordance with this Section 4.5(d) shall constitute presence in person at the meeting.

(e) The Board may adopt procedures and methods designed to permit the business of the Partnership to proceed in an orderly and prompt manner, notwithstanding the necessity of Board approvals required hereunder.

(f) The Chairman of the Board shall be appointed by the Board. The Chairman shall preside at all meetings of Partners and the Board at which he or she is present and perform such other duties as from time to time may be assigned to him or her by the Board.

(g) Except to the extent otherwise set forth in this Agreement (including Section 4.10), action or consent requiring approval or action by the Board Members appointed by the Preferred Partners for purposes of this Agreement shall require the affirmative vote of Board Members appointed by the Preferred Partners holding at least a majority of the votes entitled to be cast by all Board Members appointed by the Preferred Partners. Any action required or permitted to be taken by the Board Members appointed by the Preferred Partners may be taken without a meeting, without prior notice and without a vote, if consented to in writing by all Board Members appointed by the Preferred Partners.

Section 4.6. Action of the Board Without a Meeting. Any action required or permitted to be taken by the Board may be taken without a meeting, without prior notice and without a vote, if consented to in writing by all Board Members.

Section 4.7. Compensation of Board Members. Board Members shall not receive any compensation or other remuneration from the Partnership for their services to the Partnership as Board Members; provided, that the Partnership shall reimburse Board Members for reasonable travel and other expenses incurred in connection with meetings or other functions of the Board.

Section 4.8. Actions of the Partners. Any action required or permitted to be taken by the Partners may be taken without a meeting, without prior notice and without a vote, if consented to in writing by the Partners required to achieve consent of the Partners for such action by applicable law or under this Agreement.

Section 4.9. Operations of the Partnership and the Subsidiary REIT.

(a) The Partnership will conduct all of its revenue-producing activities and own the Property through the Subsidiary REIT other than de minimis administrative activities of the General Partner or except as unanimously approved by the Board. The General Partner shall cause Alston & Bird, LLP (or other nationally recognized tax counsel acceptable to the Preferred Partners) to deliver a written opinion, dated as of the date of this Agreement, and substantially in the form as set forth on Exhibit L, concluding (subject to customary assumptions, qualifications and representations) that the Subsidiary REIT will be organized in conformity with the requirements for qualification as a REIT under the Code and its proposed method of operations will enable it to meet the requirements for qualification and taxation as a REIT under the Code. The General Partner shall use reasonable best efforts to enforce Section 5.1(f) to ensure that the Partnership’s ownership of the Subsidiary REIT will not cause the Parent REIT to fail to qualify as a REIT for federal income tax purposes. All Capital Contributions received by the Partnership will be promptly contributed to the Subsidiary REIT to the extent not used to fund expenses of the Partnership or held in cash as reserves for such expenses. For the sake of clarity and notwithstanding anything to the contrary in this Agreement, the Subsidiary REIT will be managed by the Subsidiary REIT Board within the meaning of Section 856(a)(1) of the Code and no right under this Agreement shall be interpreted in a manner that interferes with such requirement. Notwithstanding anything herein to the contrary, the Partners acknowledge that the Partnership’s only power to manage the affairs of the Subsidiary REIT will consist of its right, as the holder of the Subsidiary REIT Units, to elect the members of the Subsidiary REIT Board in accordance with Section 4.3(b). Each Partner agrees to provide such reasonably requested information as is reasonably determined to be necessary by the Partnership and the Subsidiary REIT (in consultation with their tax advisors) in order to maintain the Subsidiary REIT’s compliance with the REIT Requirements, to determine whether the Subsidiary REIT is a “domestically controlled qualified investment entity” within the meaning of Section 897(h)(4)(B) of the Code, and to ensure compliance with the transfer restrictions contained in Section 5.1(f) hereof.

(b) Upon request by any Partner, the General Partner will provide any information in its possession requested by such Partner relating to whether the Subsidiary REIT is a “domestically controlled qualified investment entity” within the meaning of Section 897(h)(4)(B) of the Code.

(c) The Partners acknowledge that the CTT Partner is indirectly owned by an entity (the “Parent REIT”) that is taxed as a REIT and that the assets and income of the Partnership will affect the Parent REIT’s qualification to be taxed as a REIT. For so long as the CTT Partner or an Affiliate thereof is a Partner, the General Partner shall operate the Partnership so as to avoid (i) generating gross income that would not be qualifying income for purposes of Sections 856(c)(2) and 856(c)(3) of the Code (other than interest income on reserves), (ii) generating gains from “prohibited transactions” within the meaning of Section 857(b)(6) of the Code or (iii) acquiring assets that would not be qualifying assets for purposes of Section 856(c)(4)(A) of the Code.

(d) The Partnership and the Partners agree that it would be desirable that the Subsidiary REIT qualify as of the date hereof as a “domestically controlled qualified investment entity” within the meaning of Section 897(h)(4)(B) of the Code (a “D-REIT”). Further to such intention, the Partnership shall use commercially reasonable efforts to establish and document the Subsidiary REIT’s status as a D-REIT at all relevant times. In the event that the Partnership determines that the Subsidiary REIT does not qualify as a D-REIT or, upon a contemplated change of direct or indirect ownership of Partnership Interests (pursuant to a permitted assignment under Section 5.1(b) or otherwise), would cease to so qualify, the Partnership shall provide prompt notice of such actual or anticipated change to the Partners. The Partners and the Partnership agree that upon receipt of such notice from the Partnership, they will use commercially reasonable efforts and cooperate in good faith to permit the Partners to restructure the ownership of their Partnership Interests so as to mitigate any adverse tax impact of such change on the Partners or their direct or indirect owners. For the avoidance of doubt, such commercially reasonable efforts shall be deemed to include consent and cooperation in allowing a Preferred Partner to Transfer its Partnership Interest to an Affiliate or a continuing Preferred Partner prior to the time the Subsidiary REIT would otherwise cease to qualify as a D-REIT; provided, that such Transfer would not cause the Subsidiary REIT to cease to qualify as a REIT (as determined by the General Partner in its reasonable discretion).

Section 4.10. Major Decisions. The following are major decisions with respect to the Partnership (“Major Decisions”) that require the approval of a majority of the total votes of all Board Members entitled to vote on such matters; provided, that such majority shall include a majority of the Board Members appointed by the Preferred Partners voting on such matter:

(a) Causing the Partnership to acquire any additional Business Asset or Real Estate Asset (other than the Property), except as otherwise provided for in any approved Annual Budget and except for assets being acquired for less than $100,000 individually or $250,000 in the aggregate with any related transactions.

(b) Executing and delivering any guaranty, indemnity or similar agreement on behalf of the Partnership or any of its Subsidiaries other than (x) in connection with the Senior Credit Documents and (y) with respect to indemnities only, any indemnity which would not reasonably be expected to result in material liability to the Partnership that is entered into in the ordinary course of business of the Partnership.

(c) Entering into, amending or modifying any swap, hedge, collar, other interest rate protection agreement or other derivative instrument or agreement.

(d) Creating any liens or encumbrances on all or a portion of the Property or any other Business Asset, other than (i) those related to any permitted Indebtedness and (ii) any Permitted Encumbrances, and approving the form of any documentation in respect thereof    (including any amendment or modification of any such documentation), other than in connection with the Senior Credit Documents.

(e) Establishing reserves, determining reserve levels or making any distributions from any such reserves pursuant to Section 10.4(a)(ii).

(f) Entering into any agreement by the Partnership with the General Partner, the Asset Manager or any Affiliate thereof (each a “Related Party Agreement”) other than pursuant to Section 4.15 or amending or modifying any agreement set forth in Section 4.15.

(g) Issuing ownership interests in the Partnership or its Subsidiaries or any admission of any partner of the Partnership after the Effective Date, other than the issuance of Partnership Interests to the Partners or pursuant to a Transfer of Partnership Interests, in each case, that is permitted pursuant to this Agreement (including Article 5).

(h) Formation of any new Subsidiary of the Partnership (including entering into any joint venture with one or more third parties) other than formation of wholly-owned Subsidiaries of the Partnership to the extent necessary to consummate the Acquisition.

(i) Paying, compromising, litigating, arbitrating or otherwise amending any claim or demand of or against the Partnership or any of its Subsidiaries where the amount of the individual claim or demand exceeds $100,000 and the claim or demand is not an ordinary course claim or demand related to payables or receivables, other than where the Partnership’s insurance carrier, in accordance with terms of the Partnership’s insurance policy, is prosecuting or defending the claim or demand and has not disputed any portion of the claim or demand.

(j) Approving any settlement of a claim subject to indemnification pursuant to Section 7.2(e).

(k) Taking any action or a series of related actions or refraining from taking or approving any action or a series of related actions relating to remediation of hazardous substances that is estimated by the Partnership to cost the Partnership in excess of $100,000 as a result of a single underlying event, other than to obtain studies and reports and conduct (or arrange for) evaluations and analyses thereof if there is a reasonable basis to believe that such assets have been affected by hazardous substances.

(l) (i) Dissolving, liquidating, or reorganizing the Partnership or any of its Subsidiaries (other than the Subsidiary REIT or its Subsidiaries), (ii) merging, consolidating or otherwise selling all or substantially all of the interests in, or all of the assets of, the Partnership or any of its Subsidiaries (other than the Subsidiary REIT or its Subsidiaries), or (iii) filing any voluntary bankruptcy petition for the Partnership or any of its Subsidiaries (other than the Subsidiary REIT or its Subsidiaries), or seeking the protection of any other federal or state bankruptcy or insolvency law or debtor relief statute.

(m) Appointing Liquidators pursuant to Section 10.4.

(n) Amendment or modification of this Agreement (other than in accordance with Section 12.2), the Subsidiary REIT Agreement or any other governing documents of the Partnership or its Subsidiaries except to the extent necessary to consummate the Acquisition.

(o) The Partnership (i) directly employing any Person or (ii) entering into any collective bargaining agreement or similar agreement.

(p) Making any change in the accounting principles of the Partnership or its Subsidiaries (other than the Subsidiary REIT and its Subsidiaries) or making, revoking or failing to make any material Tax election or determination (including, without limitation, any determination to allocate any income, gain, loss or deductions in respect of the Preferred Return Interests, or to treat the return thereon as a guaranteed payment, other than as set forth in Section 1.3(f) of Exhibit D).

(q) Selecting or determining any insurance plans, carriers or coverages to be purchased and maintained by or on behalf of the Partnership, or in respect of the Property or any other Business Asset, including with respect to directors and officers liability insurance under Section 4.3(e).

(r) Hiring counsel, professional advisors, accountants or sales brokers on behalf of the Partnership when the expected expenditure would exceed $50,000 in a calendar year.

(s) Hiring or changing the independent auditors of the financial statements of the Partnerships.

(t) Waiving any obligation of any Partner under Section 6.4.

(u) Making adjustments to Gross Asset Values in the circumstances set forth in the definition of such term.

(v) Changing the state of the principal place of business of the Partnership.

(w) Permitting any Transfer by the Partnership of any equity securities issued by the Subsidiary REIT other than in connection with the Senior Credit Documents.

(x) Taking any of the foregoing actions, matters or decisions described in this Section 4.10 taken by a Subsidiary of the Partnership which would constitute a Major Decision if taken by the Partnership.

The enumeration of the foregoing rights shall not diminish or affect the existence or exercise of other rights expressly granted to the General Partner under this Agreement. Notwithstanding the immediately preceding sentence, the General Partner shall not, and shall not cause the Partnership or any Subsidiary of the Partnership, as applicable, to take any of the actions listed in this Section 4.10, unless such action has been previously approved by the Board pursuant to this Section 4.10; provided, however, that the General Partner may take such actions as reasonable and necessary with respect to emergency situations to protect the health, safety and welfare of people or property; provided, that the General Partner promptly gives notice to the Board Members of such emergency actions (and any related emergency expenditures). The General Partner shall implement fully each Major Decision approved in accordance with the terms of this Agreement, and may take such action or actions as necessary or desirable as determined by the General Partner to implement any Major Decision approved pursuant to this Section 4.10, which actions may be taken as General Partner, including exercising the voting rights of the Partnership as the holder of the Subsidiary REIT Units, so long as such action or actions are consistent with such approval, and are not otherwise restricted under this Agreement. Notwithstanding anything herein to the contrary, to the extent that any of the Major Decisions is specifically set forth or described in an Annual Budget approved in accordance with this Agreement and enumerated as a Major Decision therein, the approval of such Annual Budget shall constitute prior approval of such Major Decision for purposes of this Section 4.10 and no additional approval or consent with respect to such Major Decision shall be required.

Section 4.11. Annual Budget.

(a) The initial Annual Budget for the remainder of calendar year 2018 for the period beginning on the Effective Date and ending on December 31, 2018, including the related variances, is attached hereto as Exhibit C-1 (the “Initial Annual Budget”). For each Fiscal Year thereafter, the General Partner shall be responsible for preparing and submitting to the Board for approval as a Major Decision a proposed updated Annual Budget, including the related variances. “Annual Budget” means a budget approved in accordance with this Agreement. The Annual Budget shall be prepared by the General Partner in accordance with the Budget Development Protocols (including the preparation of the back-up materials on the timetable set forth therein) set forth in Exhibit C-2. The Annual Budget for each Fiscal Year shall be prepared with the same detail and line items as set forth in the Initial Annual Budget and such other detail as Board

Members appointed by the Preferred Partners may reasonably request. In connection with the review of a proposed Annual Budget, the Board Members appointed by the Preferred Partners may reasonably request additional information regarding the materials supporting the proposed Annual Budget or such other information as is necessary or desirable to enable review of such proposed Annual Budget, and the General Partner shall provide such requested information. The Board Members appointed by the Preferred Partners shall consent to or reject the proposed Annual Budget, or request additional information, within ten (10) Business Days following (i) receipt of such proposed Annual Budget or (ii) receipt of all additional information that is, in the determination of the Board Members appointed by the Preferred Partners, necessary or desirable to enable review of such proposed Annual Budget. The Annual Budget shall be prepared and submitted annually by the General Partner no later than December 10, 2018 for the next Fiscal Year and thereafter by December 10 of each year with respect to the following Fiscal Year. The Annual Budget for each Fiscal Year shall include the projected use of the Pre-Funded Expense Account, including as shown on Exhibit C-1 for the four Fiscal Quarters comprising such Fiscal Year. In connection with the submission of the Annual Budget, the General Partner shall also prepare and submit to the Board an annual business plan for the Partnership and its Subsidiaries including a responsible five-year forecast for the Partnership’s operations including the operating metrics set forth in Exhibit C-4. The Board Members appointed by the Preferred Partners, or their designated representative, shall be provided reasonable access to all information, data, reports, models, and analyses relied on in developing the Annual Plan (including, for the avoidance of doubt, all financial and silvicultural assumptions, constraints, supporting stand level data, merchantable timber volumes, pre-merchantable acres by species and age class, and acres by land classification).

(b) The General Partner shall manage the business of the Partnership and its Subsidiaries in accordance with the approved Annual Budget and shall at all times act in a manner consistent with the Annual Budget; provided, however, that the General Partner may in its discretion expend funds for Non-Controllable Expenses not otherwise reflected in the Annual Budget. In implementing the Annual Budget, the General Partner may in its discretion vary material line items in the applicable Annual Budget within the applicable variances provided therein (such variances being referred to herein as “Allowable Variances”).

(c) In the event the General Partner is unable to obtain the approval of the Board of any Annual Budget prior to the intended period for such Annual Budget, then a “Budget Impasse” shall be deemed to exist, until such time as such Annual Budget is approved in accordance with this Agreement. During any Budget Impasse, the General Partner shall operate and cause to be operated the Partnership and its Subsidiaries, and the Property, in accordance with the most recently approved Annual Budget, except, in each case, that (i) the General Partner may make or cause to be made any expenditure not contemplated by such Annual Budget which is (1) an emergency expenditure to protect the health, safety and welfare of people or property (in which event the General Partner shall notify the Partners immediately), (2) an expenditure to satisfy (A) any outstanding taxes and related fees, costs and expenses, (B) any obligations for interest, principal, escrows, fees and expenses due under the Senior Credit Documents and any other indebtedness approved as required under this Agreement or (C) premiums for insurance required under this Agreement, the Asset Management Agreement, any Senior Credit Document, any loan document relating to indebtedness approved as required under this Agreement or any other contract to which the Partnership or any of its Subsidiaries is a party that are entered into in accordance with this Agreement or (3) an expenditure to satisfy an obligation of the Partnership that is due and owing under any of the Wood Supply Agreements, seedling agreements or other agreements previously approved as Major Decisions (such expenses, “Non-Controllable Expenses”), and (ii) the General Partner acting alone shall otherwise have no authority to make any other expenditure without the approval of the Board as a Major Decision, as applicable.

(d) If, at a time when the Alternative Voting System is not effective, either (i) the Board is in good faith unable to make any decision in respect of a Major Decision or (ii) there are two attempts (including any adjournment) to have a special meeting called for the purpose of discussing a Major Decision where quorum is not obtained, and if such failure continues for five (5) days after the date of the meeting called to discuss the approval (or in the event of the second quorum failure, the date of such second quorum failure), then the Board Members shall be deemed to be deadlocked in the matter in question (each, a “Deadlock”). In the event of any Deadlock involving a Major Decision, such Deadlock shall result in no resolution in respect of such decision until such time as the Board agrees regarding such decision.

Section 4.12. Transactions with Affiliates.

(a) Retention as Asset Manager. As of the date hereof, the parties hereto acknowledge and agree that CatchMark TRS Creek Management, LLC (the “Asset Manager”) and the Subsidiary REIT have entered into an asset management agreement with respect to the Property in the form attached hereto as Exhibit H (the “Asset Management Agreement”).

(b) Exercise of Rights under Related Party Agreements. The Board Members appointed by the Preferred Partners, acting without the consent or approval of any other Board Member or any Partner, shall have the sole and exclusive right and authority to direct the General Partner, acting on behalf of the Partnership and its Subsidiaries, to take any of the following actions on the part of the Partnership or its Subsidiaries, all at the expense of the Partnership or the applicable Subsidiary, with respect to the Asset Management Agreement and any other Related Party Agreement, in each case, in accordance with the terms of such Related Party Agreement: (i) implement, enforce or take any termination or other enforcement action that arises under any Related Party Agreement, in each case in accordance with such Related Party Agreement; (ii) make any approval, consent, decision or waiver under or in connection with any Related Party Agreement or take any other action by or on behalf of the Partnership or any Subsidiary under or in connection with any Related Party Agreement; (iii) give notice of default or termination in accordance with terms of such Related Party Agreement; (iv) terminate all Related Party Agreements in accordance with the terms of the applicable Related Party Agreement upon notice to the other parties thereto and, subject to Major Decisions, replace it with an agreement with another Person who is not an Affiliate of any Partner; (v) enforce the provisions of any Related Party Agreement against the other parties thereto by all appropriate methods, including the commencement of legal or other proceedings against such parties; or (vi) enter into any amendment or modification of any provision or right arising under any Related Party Agreement. Neither the Partnership nor any Subsidiary shall, nor shall the General Partner acting on behalf of the Partnership, enter into any Related Party Agreement (x) without the prior written consent of a majority of the Board Members appointed by the Preferred Partners and (y) unless such Related Party Agreement specifically acknowledges the rights of the Board Members appointed by the Preferred Partners under this Section 4.12(b), and the General Partner shall cause any Related Party Agreement with the General Partner (or its Affiliate) to so provide.

(c) Technical Forestry Advisory Services Agreement. The parties hereto acknowledge that, as of the date hereof, the Partnership and TTG Forestry Services, LLC have entered into that certain Technical Forestry Advisory Services Agreement in the form attached hereto as Exhibit I (the “Technical Forestry Advisory Services Agreement”). In accordance with the Technical Forestry Advisory Services Agreement, the Partnership hereby appoints TTG Forestry Services, LLC as the technical forestry advisor of the Partnership to manage certain activities related to timberland interests, subject to the terms and conditions of the Technical Forestry Advisory Services Agreement.

Section 4.13. Removal of the General Partner. The Partners shall have the right to remove the General Partner as provided in this Section 4.13.

(a) At any time, a majority of the Board Members appointed by the Preferred Partners may, by Notice to the General Partner, remove the General Partner for Cause (which Notice shall specify the alleged event of Cause). In connection with a removal for Cause under this Section 4.13, the Asset Management Agreement shall, pursuant to its terms, be immediately and automatically terminated concurrently with the effectiveness of such removal hereunder. Upon the exercise of such removal right, (i) the General Partner shall cease to have the powers and authorities granted to it as a general partner under this Agreement and (ii) the Board (as adjusted pursuant to Section 4.3(b)) shall have the power and authority to propose and unilaterally approve all actions which would otherwise constitute Major Decisions without the necessity for obtaining any consent or approval of the former General Partner or any Affiliate of the General Partner (or its Board Members), including hiring a replacement to serve as the General Partner. The foregoing notwithstanding, the former General Partner shall continue to have all other obligations and rights of a Partner hereunder, including the obligation to fund any required capital calls, and nothing contained in this Section 4.13 shall relieve the former General Partner from any liabilities of, or obligations to, the Partnership or any creditor thereof, or to any Partner, in each case, incurred or arising on or prior to the effective date of the removal of the former General Partner, and the former General Partner shall remain liable for the same until the expiration of the applicable statute of limitations.

(b) In the event of a removal of the General Partner pursuant to this Section 4.13, the distributions to be made to the Common Partners under Section 3.5 shall be reduced by twenty-five percent (25%), and any distributions to which the Common Partners remain entitled to under this Agreement shall be subject to being held by the Partnership as a reasonable reserve for damages finally adjudicated against the Partnership and/or the other Partners to the extent caused by the former General Partner.

(c) Upon removal of the General Partner pursuant to this Section 4.13, the removed General Partner and its Affiliates shall cause all its appointees to the Subsidiary REIT Board and any other Subsidiary of the Partnership to resign.

Section 4.14. Leverage.

(a) The General Partner is authorized to cause the Subsidiaries (other than the Subsidiary REIT and its Subsidiaries) of the Partnership to assume, enter into or guarantee Indebtedness in accordance with the leverage policy set forth in this Section 4.14. Any such Indebtedness, and the documentation in respect thereof, shall be subject to review and approval by the Board as a Major Decision pursuant to Section 4.10.

(b) Without limiting the foregoing, in connection with any financing or refinancing of Indebtedness, other than in respect to the Senior Credit Documents, the General Partner shall not cause the Subsidiaries of the Partnership to assume, enter into or guarantee Indebtedness unless the documentation in respect thereof contains an option exercisable by the Preferred Partners to purchase the obligations thereunder at par upon (i) the acceleration of any obligations under the Indebtedness, (ii) certain events of default that continue for a period of time, in each case, designated by the Preferred Partners in connection with the negotiation of the Indebtedness, or (iii) the commencement of any voluntary or involuntary bankruptcy or insolvency proceeding under the applicable Indebtedness, subject to usual and customary terms and conditions for second lien credit facilities, as determined by the Board Members appointed by the Preferred Partners. The Board Members appointed by the Preferred Partners shall have the right to review and approve any documentation in respect of the foregoing rights.

Section 4.15. Property Sale Right of First Opportunity.

(a) The Partners acknowledge that any election by or on behalf of the Partnership (which, for purposes of this Section 4.15, shall be deemed to include the Subsidiary REIT and its Subsidiaries) to list, offer to sell or sell or otherwise dispose of all or a portion of the Property (any such sale, a “Proposed Sale”) or other Real Estate Asset (the “Designated Real Property”) shall be subject to approval as a Major Decision as set forth in Section 4.10. In connection with any Proposed Sale, so long as the General Partner has not been removed for Cause as the general partner hereunder and does not constitute a Defaulting Partner hereunder, the Common Partners or any designated Affiliate thereof (collectively, the “Common Partner Related Parties”) shall have the option for ten (10) calendar days from the date on which a determination has been made to pursue a Proposed Sale of Designated Real Property (the “Exercise Period”) to present an initial offer to the Board Members appointed by the Preferred Partners to acquire such Designated Real Property (the “Right of First Offer”) at a purchase price no less than the most recently appraised value thereof and in accordance with this Section 4.15; provided, that, if such most recently appraised value for all or a portion of the Designated Real Property was completed on a date that is more than three (3) months from the expiration of the Exercise Period, or if the Board Members appointed by the Preferred Partners otherwise request, the Partnership shall cause new appraisals of such Designated Real Property to be completed by a Qualified Appraiser in connection with the Right of First Offer process hereunder. The Common Partner Related Party may exercise its Right of First Offer in its sole discretion by delivery of a written offer to the Board Members appointed by the Preferred Partners (the “Offer Notice”) within the Exercise Period. The Offer Notice shall include the proposed purchase price (which shall not be less than the most recently appraised value of the Designated Real Property), the proposed transaction structure, the assumption of any related indebtedness, if applicable, and the other material terms and conditions of the proposed acquisition as determined by the Common Partner Related Party (the “Common Partner Offer”). The Board Members appointed by the Preferred Partners may accept or reject the Common Partner Offer on behalf of the Partnership in its sole discretion within thirty (30) calendar days of its receipt of the Offer Notice by delivering written notice thereof to the Common Partner Related Party. If the Board Members appointed by the Preferred Partners accept the Common Partner Offer on behalf of the Partnership, the Common Partner Related Party will acquire the Designated Real Property, at the price and on the other terms and conditions set forth in the applicable Common Partner Offer.

(b) If, in connection with a Proposed Sale, no Common Partner Offer is made with respect to the Designated Real Property, the Board Members appointed by the Preferred Partners reject any Common Partner Offer or the Common Partner Related Parties are not otherwise entitled to a Right of First Offer, the Partnership shall institute a marketing process in order to offer for sale the Designated Real Property. For so long as General Partner has not been removed for Cause pursuant to Section 4.13 hereunder and does not constitute a Defaulting Partner hereunder, the Common Partner Related Parties will be entitled to participate as a potential purchaser in such marketing process; provided, that, to the extent any Common Partner Related Party elects to participate in such marketing process, the Board Members appointed by the Preferred Partners will have the authority to conduct such marketing process on behalf of the Partnership in lieu of the General Partner, and the Common Partner Related Party will not be entitled to accept or review any purchase offers or receive any other information in respect thereof, and the Board Members appointed by the Preferred Partners shall have the right to cause the Partnership to effect any resulting sale on behalf of the Partnership and its Subsidiaries (without the approval of any other Person, including the Board Members appointed by CTT Partner). The Common Partner Related Parties shall give written notice to the Board Members appointed by the Preferred Partners within ten (10) calendar days of the Partnership’s election to institute any such marketing process in respect of a Designated Real Property and, immediately upon delivery of such notice, the General Partner shall no longer have the authority to conduct such marketing process on behalf of the Partnership.

(c) The Person conducting any such marketing process in respect of a Designated Real Property on behalf of the Partnership is referred to herein as the “Real Property Advisor.” To the extent that the Common Partner Related Parties elect to participate in any such process, the Common Partners nevertheless agrees to actively assist the Real Property Advisor in marketing the Designated Real Property to third parties. In connection therewith, the Common Partners will, among other things, (a) prepare and provide all customary financial and other information as reasonably requested by the Real Property Advisor with respect to the Common Partners and the Designated Real Property, including but not limited to financial projections, budgets and related financial information, (b) at reasonable times to be mutually agreed upon by the Common Partners and the Real Property Advisor, and upon reasonable prior notice, conduct property tours and cruises and make available to prospective purchasers relevant members of the Common Partners’ senior management and advisors, and (c) assist the Real Property Advisor in the preparation of customary marketing materials to be used in connection with the sale of the Designated Real Property.

(d) If the Partnership is in the process of dissolution pursuant to Section 10.4, the Common Partner Related Parties’ Right of First Offer under Section 4.15(a) and right to participate as a potential purchaser in the marketing process pursuant to Section 4.15(b) shall not apply. For the avoidance of doubt, the Common Partner Related Parties shall continue to assist in marketing Designated Real Property to third parties pursuant to Section 4.15(c). For the avoidance of doubt, this Section 4.15(d) shall not limit the ability of the Common Partner Related Parties to participate as a purchaser of the assets of the Partnership and its Subsidiaries upon (and subject to) the dissolution of the Partnership.

Section 4.16. Forced Sale. Notwithstanding anything herein to the contrary, the Board Members appointed by the Preferred Partners (without the approval of any other Person, including the Board Members appointed by CTT Partner) shall have the right, at any time following the date that is six (6) months prior to the fifth (5th) anniversary of the Effective Date, to direct the General Partner to cause the Partnership and its Subsidiaries (including the Subsidiary REIT and its Subsidiaries for all purposes under this Section 4.16) to list or offer to sell the Property and all other Real Estate Assets; provided, that if the Alternative Voting System is in effect at such time, then the Board Members appointed by the Preferred Partners (without the approval of any other Person, including the Board Members appointed by CTT Partner) may appoint a Person other than the General Partner to cause the Partnership and its Subsidiaries to list or offer to sell the Property and all other Real Estate Assets and to manage all aspects of the offering and sale process. Upon any such exercise of the right hereunder, any marketing process and resulting sale shall be subject to the terms of Section 4.15(a), Section 4.15(b) and Section 4.15(c); provided, that, notwithstanding anything herein to the contrary, the Board Members appointed by the Preferred Partners shall have the right to conduct such marketing process and effect any resulting sale on behalf of the Partnership and its Subsidiaries (without the approval of any other Person, including the Board Members appointed by CTT Partner).

Section 4.17. No U.S. Trade of Business; Commercial Activity. Further to Section 1.5 and Section 4.9, the Partnership and the General Partner shall use commercially reasonable efforts to conduct the Partnership’s affairs so as to ensure that (a) it is not, and is not deemed to be, engaged in “commercial activity” (as defined in Treasury Regulations Section 1.892-4T issued under the Code, as such regulations may be amended from time to time and, to extent that a taxpayer may rely upon them, any applicable proposed Treasury Regulations) and (b) it does not have, and is not deemed to have, a trade or business within the United States, in each case for U.S. federal income tax purposes at any time during the taxable year (for the avoidance of doubt, determined without regard to the application of Section 897 of the Code).

Section 4.18. Permitted HBU Sales. Notwithstanding anything herein to the contrary, it is acknowledged and agreed that the Subsidiary REIT may engage in Permitted HBU Sales (as such term is defined in the Subsidiary REIT Agreement), in accordance with Section 4.10 of the Subsidiary REIT Agreement.

Section 4.19. No Direct Ownership of Property, Real Estate Assets or Timber. Without the unanimous consent of the Board, the Partnership shall not acquire, own or dispose of the Property or any Real Estate Assets or conduct any HBU Sales (subject to Section 4.18) (or acquire, own or dispose of any other assets generating gain described in Sections 631(b), 631(c) or 897(a) of the Code) other than by or through sales of interests in or an acquisition, ownership or disposition (as applicable) conducted by of one or more Subsidiaries classified as corporations for U.S. federal income tax purposes, including for the avoidance of doubt, any REIT.

Section 4.20. Disposition of Subsidiary REIT Units. Notwithstanding anything herein to the contrary other than Section 5.6, Section 5.7 and Section 5.8, without the unanimous consent of the Board, the Partnership shall not Transfer to any third party any Subsidiary REIT Units.

Section 4.21. Amendment of Subsidiary REIT Agreement. Notwithstanding anything herein to the contrary, the General Partner shall not have the authority to amend the Subsidiary REIT Agreement except with the written approval in writing by (x) a majority of the Percentage Interest of the Partners holding Common Interest and (y) a majority of the Percentage Interest of the Partners holding Preferred Interest.

Section 4.22. Disposition of Property or Real Estate Assets. If the Partnership directs a forced sale pursuant to Section 4.15, or a Liquidator determines to conduct a sale of the Property or Real Estate Assets pursuant to Section 10.4, the Partnership shall provide reasonable notice and cooperation to a Partner in order to enable the Partner to restructure its ownership of Partnership Interests so as to mitigate any adverse tax impact of the liquidation of the Property or Real Estate Assets on the Partner or its direct or indirect owners.

ARTICLE 5

TRANSFERS OF PARTNERSHIP INTERESTS

Section 5.1. Transfers.

(a) Restrictions on Transfer. No Partner shall, directly or indirectly, sell, assign, pledge, hypothecate, transfer by gift, exchange or otherwise dispose of or encumber all or any portion of its Partnership Interests by operation of law or otherwise (all of the foregoing being referred to hereinafter as a “Transfer”), except in accordance with this Section 5.1 or Section 5.8. Any Transfer and the rights of the Transferee (as hereinafter defined) with respect to the Transferred Partnership Interest shall be subject to Section 5.2. Any Transfer made in contravention of this Agreement shall be null and void and the transferee shall receive no right, title or interest in or to any Partnership Interest as a result of such Transfer made in violation of this Agreement. In addition, any Transfer otherwise permitted by this Agreement shall be null and void unless (i) in respect of a Transfer of a direct Partnership Interest, the permitted transferee (the “Transferee”) agrees to adopt and be bound by the terms of this Agreement and other relevant documents as if the Transferee had been an original party hereto, (ii) the Transfer would not result in any violation of, or trigger any change of control provisions with respect to, Indebtedness Documents of the Partnership or its Subsidiaries, (iii) the Transferee completes reasonable “know your customer” requirements of the lenders to the Partnership and its Subsidiaries and (iv) the Transfer would not result in any violation of Section 5.1(f). The parties acknowledge that a direct or indirect Transfer of the ownership interests in CatchMark Timber Trust, Inc. (“CTT”) or a Transfer of the direct or indirect ownership interests in any vehicle Controlled, managed or advised by BCI Partners, Medley Partner, TIG Partner, Highland Partners, JAWS Partner or any of their respective Affiliates, other than the vehicle that holds interests in the Partnership, shall not constitute a Transfer for purposes of this Agreement. For the avoidance of doubt, Transfers among BCI Partners or to or among Affiliates of BCI or Affiliates of the BCI Partners in accordance with the terms of this Agreement shall be permitted Affiliate Transfers under Section 5.1(b) of this Agreement.

(b) Permitted Transfers. A Partner may Transfer all or any portion of its Partnership Interest (x) to an Affiliate of such Partner; provided, such Transfer shall be permitted only to the extent such entity continues to be an Affiliate of such Partner; provided, further, that, in respect of a Transfer to an Affiliate of the Common Partners, such Affiliate is directly or indirectly wholly owned by CTT, or (y) to a third party purchaser; provided, that any proposed Transfer pursuant to this clause (y) (A) by any Partner shall be subject to a requirement that the Partner proposing to sell its Partnership Interests first offer such Partnership Interests to the other Partners pursuant to Section 5.3 and (B) by any Preferred Partner shall be subject to the right of the other Preferred Partners to participate in such sale pursuant to Section 5.4; provided, further, that to the fullest extent permitted by Law, notwithstanding anything herein to the contrary, unless in the case of clause (ii)(2) of this Section 5.1(b) is waived by the General Partner in its discretion, any Transfer shall be null and void if such Transfer:

(i) may require filing a registration statement under the Securities Act or would otherwise violate any federal or state securities or Blue Sky laws (including any investment suitability standards) or regulations applicable to the Partnership or the Partnership Interests;

(ii) is to a Transferee that:

(1) is not a “qualified purchaser” as that term is defined in Section 2(a)(51)(A) of the Investment Company Act, as certified or established to the reasonable satisfaction of the Partnership;

(2) is a competitor of the Common Partners listed on Exhibit G; provided, that the restrictions set forth in this Section 5.1(b)(ii)(2) shall not apply if, as of the date of such Transfer, (x) a Liquidity Event has occurred and continues to be occurring as of such date, (y) a majority of the Board Members appointed by the Preferred Partners (acting without the consent of any other Board Members) has the right to terminate the Asset Management Agreement or to remove the Asset Manager in accordance with the terms of the Asset Management Agreement or (z) on or after the end of the fourth full Fiscal Quarter following the Effective Date, the occurrence of any three consecutive Fiscal Quarters in which the sum of the amount of the Quarterly Net Shortfall for (i) each of the three full Fiscal Quarters immediately preceding such Fiscal Quarter and (ii) such Fiscal Quarter is, in the aggregate, equal to an amount that is less than zero ($0), which occurrence has not been cured pursuant to Section 2.1(b)(i), Section 2.1(b)(ii), Section 2.1(b)(iii) or Section 4.3(c);

(3) is named on an OFAC List, is a prohibited country, territory, Person, organization, or entity under any economic sanctions program administered or maintained by OFAC or otherwise is a prohibited party under any Law of the U.S. federal government, any state government or any political subdivision thereof;

(4) to the extent the applicable Partnership Interest related to a Remaining Capital Commitment, is not able to reasonably satisfy the Common Partners of the ability of the Transferee to fund such Remaining Capital Commitment; provided, that the Common Partners shall be deemed satisfied if the Transferee is a “qualified purchaser” as defined in Section 2(a)(51)(A) of the Investment Company Act;

(5) does not provide such information and documentation as the General Partner shall reasonably require, including, in the case of a non-US Transferor, certification that the Transferee has satisfied any obligations under Section 1446(f) of the Code;

(iii) could constitute a non-exempt prohibited transaction under the Plan Asset Regulations or could cause any portion of the assets of the Partnership to be considered Plan Assets or to become subject to the provisions of ERISA or Similar Law, or could subject the Common Partners to regulation under ERISA;

(iv) may cause the Partnership to cease to be classified as a partnership for federal or state income tax purposes;

(v) may cause the Partnership to become a “publicly traded partnership” as such term is defined in Section 469(k)(2) or Section 7704(b) of the Code;

(vi) may cause the Partnership to fail to meet the “private placement” safe harbor or any other safe harbor from treatment as a “publicly traded partnership” selected by the Common Partners, as described in Treasury Regulations 1.7704-1(h); or

(vii) may cause the Subsidiary REIT to no longer qualify as a REIT, would violate Section 5.1(f) or would subject the Subsidiary REIT to any additional taxes under Section 857 or Section 4981 of the Code;

provided, that, if, as a result of any Transfer (in one or in a series of related transactions) by any of the Common Partners or their Affiliates in accordance with this Section 5.1(b), the General Partner, CTT Partner, the Asset Manager or any Affiliate thereof that (directly or indirectly) holds equity interests in the Partnership undergoes a Change of Control, then a majority of the Board Members appointed by the Preferred Partners may, by written consent, determine to remove the General Partner as the general partner hereunder.

(c) Successors to a Partner. If a Partner becomes bankrupt, the trustee or receiver of the estate shall have all of the rights of such Partner solely for the purpose of settling the estate and such power as the bankrupt Partner possessed to Transfer all or any part of the Partnership Interest and to join with the Transferee thereof in satisfying conditions precedent to such Transferee becoming a substituted Partner. The Bankruptcy of a Partner in and of itself shall not dissolve the Partnership or cause any successor to such Partner to become a substituted Partner.

(d) Recognition of Transfer. The Partnership will not be obligated to recognize for any purpose any Transfer of any Partnership Interest unless (i) there shall have been filed with the Partnership a duly executed and acknowledged counterpart of the instrument making such Transfer signed by both the Transferring Preferred Partner and the Transferee and such instrument evidences, inter alia, the written acceptance by the Transferee of all of the terms and provisions of this Agreement and represents that such Transfer was made in accordance with all applicable Law (including investment suitability standards) and (ii) such a Transfer is permitted under this Article 5. Irrespective of whether or not any successor to a Partner or a purported Transferee of a Partner’s Partnership Interest hereunder provides the aforesaid instruments, any such Person shall be bound by the terms and provisions of this Agreement. As a condition to any voluntary Transfer of a Partnership Interest, the General Partner may require that the Transferring Preferred Partner or the Transferee of the Partnership Interest or their respective representatives provide to the Partnership information that is reasonably requested by counsel to the Partnership to enable such counsel to determine that such Transfer is not prohibited by this Article 5.

(e) Continued Obligations. In no event shall a permitted Transfer be deemed to relieve the Partners who Transfer their Partnership Interests from their obligations and liabilities under this Agreement, including their obligations with respect to Capital Contributions (including Remaining Capital Commitments), except obligations that first arise from and after the date that a Partner Transfers its Partnership Interests and the permitted Transferee becomes a substituted Partner in accordance with Section 5.2. Subject to the preceding sentence, if all or a portion of the Partnership Interests of a Partner is Transferred in accordance with the terms of this Agreement, the Transferee shall succeed to the Commitment Percentage of the Transferring Preferred Partner to the extent it relates to the Transferred Partnership Interests. If all or a portion of the Partnership Interests of a Partner is Transferred in accordance with the terms of this Agreement, the Transferee shall succeed to the Percentage Interest of the Transferring Preferred Partner to the extent it relates to the Transferred Partnership Interests.

(f) REIT Protections. In the event of any conflict between this Section 5.1(f) and any other provision of this Agreement (other than Section 5.8), this Section 5.1(f) shall control.

(i) Restrictions on Transfer.

(1) Until the Restriction Termination Date, any purported Transfer that, if effective, would prevent the Subsidiary REIT from meeting any of the REIT income requirements under Section 856(c) of the Code shall be void ab initio as to the Transfer of the Partnership Interests that would prevent such income from so qualifying, and the intended transferee shall acquire no rights in such Partnership Interests.

(2) Until the Restriction Termination Date, any Transfer that, if effective, would result in the Subsidiary REIT being “closely held” within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of the Partnership Interests which would cause such result, and the intended transferee shall acquire no rights in such Partnership Interests.

(ii) Excess Interests.

(1) If, notwithstanding the other provisions contained in this Section 5.1(f), at any time, until the Restriction Termination Date, there is a purported Transfer or other change in the capital structure of the Partnership (as a result of a direct or indirect transfer or otherwise) which, if effective, would cause the Subsidiary REIT to become “closely held” within the meaning of Section 856(h) of the Code or otherwise fail to qualify as a REIT, then the Partnership Interests that are the subject of such Transfer or other event which would cause the Subsidiary REIT to fail such requirement shall constitute “Excess Interests” and shall be treated as provided in this Section 5.1(f). Such designation and treatment shall be effective as of the close of business on the Business Day prior to the date of the purported Transfer or change in capital structure.

(2) If, at any time prior to the Restriction Termination Date, notwithstanding the other provisions contained in this Section 5.1(f), there is an event (a “Prohibited Owner Event”) which would result in the disqualification of the Subsidiary REIT as a REIT by virtue of Beneficial Ownership or Constructive Ownership of units of the Subsidiary REIT, then Partnership Interests which result in such disqualification shall be automatically exchanged for an equal number of Excess Interests to the extent necessary to avoid such disqualification. Such exchange shall be effective as of the close of business on the Business Day prior to the date of the Prohibited Owner Event. In determining which Partnership Interests are exchanged, Partnership Interests owned directly or indirectly by any Person who caused the Prohibited Owner Event to occur (such Person, a “Purported Record Transferee”) shall be exchanged before any Partnership Interests not so held are exchanged. If similarly situated Persons exist, such exchange shall be pro rata.

(iii) Prevention of Transfer. If the Partnership shall at any time determine in good faith that a Transfer has taken place in violation of Section 5.1(f)(i) or that a Person intends to acquire or has attempted to acquire beneficial ownership (determined without reference to any rules of attribution) or Beneficial Ownership of any Partnership Interests in violation of Section 5.1(f)(i), the Partnership shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer, including, but not limited to, refusing to give effect to such Transfer on the books of the Partnership or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers or attempted Transfers in violation of Section 5.1(f)(i) shall automatically result in the designation and treatment described in Section 5.1(f)(ii), irrespective of any action (or non-action) by the Partnership.

(iv) Notice to the Partnership. Any Person who acquires or attempts to acquire Partnership Interests in violation of Section 5.1(f)(i), or any Person who is a transferee such that Excess Interests result under Section 5.1(f)(ii), shall immediately give written notice or, in the event of a proposed or attempted Transfer, shall give at least fifteen (15) days prior written notice to the Partnership of such event and shall provide to the Partnership such other information as the Partnership may request in order to determine the effect, if any, of such Transfer or attempted Transfer on the status of the Subsidiary REIT as a REIT.

(v) Information for Partnership. Until the Restriction Termination Date, each Partner hereby covenants that it shall, upon request, provide the Partnership with all information, certifications, representations and covenants reasonably requested by the Partnership (x) to ensure or ascertain the qualification of the Subsidiary REIT as a REIT, (y) to determine the status of the Subsidiary REIT as a “domestically controlled qualified investment entity” within the meaning of Section 897(h)(4)(B) of the Code and (z) to determine compliance with the ownership limits and covenants set forth in this Section 5.1(f).

(vi) Other Action by Partnership. Nothing contained in this Article 5 (other than Section 5.8) shall limit the authority of the Partnership to take such other action as it deems necessary or advisable to protect the Partnership and the interests of their respective members by preservation of the Subsidiary REIT’s status as a REIT.

(vii) Ambiguities. In the case of an ambiguity in the application of any of the provisions of this Section 5.1(f), including any definitions used therein, the Board shall have the power to interpret and determine the application of the provisions of this Section 5.1(f) with respect to any situation based on the facts known to the Board.

(viii) Trust for Excess Interests. Upon any purported Transfer that results in Excess Interests pursuant to Section 5.1(f)(ii), such Excess Interests shall be deemed to have been transferred to the Excess Interests Trustee, as trustee of the Excess Interests Trust for the exclusive benefit of the Charitable Beneficiary. Excess Interests so held in trust shall be issued and outstanding Partnership Interests. The Purported Record Transferee shall have no rights in such Excess Interests except as provided in Section 5.1(f)(ix).

(ix) Distributions on Excess Interests. Any distributions (whether as periodic distributions, distributions upon liquidation, dissolution or winding-up or otherwise) on Excess Interests shall be paid to the Excess Interests Trust for the benefit of the Charitable Beneficiary. Upon liquidation, dissolution or winding-up, the Purported Record Transferee shall receive the lesser of (i) the amount of any distribution made upon liquidation, dissolution or winding-up or (ii) the price paid by the Purported Record Transferee for the Membership Interests, or if the Purported Record Transferee did not give value for the Membership Interests, the Excess Interests Price of the Partnership Interests on the day of the event causing the Partnership Interests to be held in trust. Any such distribution paid to the Purported Record Transferee in excess of the amount provided in the preceding sentence prior to the discovery by the Partnership that the Partnership Interests with respect to which the distribution was made had been exchanged for Excess Interests shall be repaid by the Purported Record Transferee to the Excess Interests Trust for the benefit of the Charitable Beneficiary.

(x) Voting of Excess Interests. The Excess Interests Trustee shall be entitled to vote the Excess Interests for the benefit of the Charitable Beneficiary on any matter. Subject to Delaware law, any vote taken by a Purported Record Transferee prior to the discovery by the Partnership that the Excess Interests were held in trust shall be rescinded ab initio. The owner of the Excess Interests shall be deemed to have given an irrevocable proxy to the Excess Interests Trustee to vote the Excess Interests for the benefit of the Charitable Beneficiary.

(xi) Non-Transferability of Excess Interests. Excess Interests shall be transferable only as provided in this Section 5.1(f)(xi). At the direction of the Partnership, the Excess Interests Trustee shall Transfer the Partnership Interests held in the Excess Interests Trust to a Person whose ownership of the Partnership Interests will not violate, and for whom such Transfer would not be wholly or partially void pursuant to, Section 5.1(f)(i). Such Transfer shall be made within sixty (60) calendar days after the latest of (i) the date of the Transfer which resulted in such Excess Interests and (ii) the date the Board determines in good faith that a Transfer resulting in Excess Interests has occurred, if the Partnership does not receive a notice of such Transfer pursuant to Section 5.1(f)(iv). If such a Transfer is made, the interest of the Charitable Beneficiary shall terminate and proceeds of the sale shall be payable to the Purported Record Transferee and to the Charitable Beneficiary. The Purported Record Transferee shall receive the lesser of the price paid by the Purported Record Transferee for the Partnership Interests or, if the Purported Record Transferee did not give value for the Partnership Interests, the Excess Interests Price of the Partnership Interests on the day of the event causing the Partnership Interests to be held in trust, and the price received by the Excess Interests Trust from the sale or other disposition of the Partnership Interests. Any proceeds in excess of the amount payable to the Purported Record Transferee shall be paid to the Charitable Beneficiary. It is expressly understood that the Purported Record Transferee may enforce the provisions of this Section 5.1(f)(xi) against the Charitable Beneficiary.

(xii) Unenforceability. If any of the foregoing restrictions on Transfer of Excess Interests is determined to be void, invalid or unenforceable by any court of competent jurisdiction, then the Purported Record Transferee may be deemed, at the option of the Partnership, to have acted as an agent of the Partnership in acquiring such Excess Interests and to hold such Excess Interests on behalf of the Partnership.

(xiii) Representation. Each of the Partners represents that, as of the date of its acquisition of a Partnership Interest, no Individual with a direct or indirect interest in such Partner will Beneficially Own more than 9.8% of the Partnership and will immediately advise the General Partner if and when such representation is no longer true. For these purposes, the term “Individual” means an individual, a trust qualified under Section 401(a) or 501(c)(17) of the Code, a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, or a private foundation within the meaning of Section 501(a) of the Code; provided, that, except as set forth in Section 856(h)(3)(A)(ii) of the Code, a trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code shall be excluded from this definition.

Section 5.2. Admission of Transferees as Substituted Partners.

(a) Requirements for Admission. No Transferee of a Partner’s Partnership Interest, whether or not such Transfer is permitted under Section 5.1, shall be entitled to become a substituted Partner unless:

(i) The Transferee shall have agreed in writing to be bound by and shall have accepted, adopted and approved in writing all of the terms and provisions of this Agreement, as the same may have been amended, and executed a power of attorney similar to the power of attorney granted in this Agreement; and

(ii) The Transferee shall pay or obligate itself to pay all reasonable expenses incurred in connection with his admission as a substituted Partner.

(b) Effect of Transfer. If a Partner Transfers all of its Partnership Interest in accordance with the provisions of this Article 5, it shall cease to be a partner of the Partnership as of the date that such Transfer is given effect by the Partnership in accordance with the terms of this Article 5. A purported Transfer of a Partnership Interest not in accordance with the provisions of this Article 5 shall not be given effect for any purpose.

(c) Rights of Transferee. Any Person who is a permitted Transferee of any of the Partnership Interest of a Partner in accordance with the terms of this Article 5, but who does not become a substituted Partner shall be entitled to all the rights of an Transferee of a Partnership interest under the Act, including the right to receive distributions from the Partnership and the share of net profits, gain, net losses, loss and any special allocated items attributable to the Partnership Interest Transferred to such Person, but shall not be deemed to be the owner of a Partnership Interest for any other purpose under this Agreement. In the event any such Person desires to make a further Transfer of any such Partnership Interests, such Person shall be subject to all the provisions of this Article 5 to the same extent and in the same manner as a Partner.

(d) Notification of Transfer. If a Partner Transfers or exchanges all or any portion of its Partnership Interest, it must notify the Partnership of such Transfer or exchange. Such notification must be in writing and must be given within fifteen (15) days after the Transfer or exchange. Such notification must include the names and addresses of the transferor and transferee, the taxpayer identification numbers of the transferor and the transferee, the date of the Transfer or exchange and any other information required by the Partnership.

Section 5.3. Right of First Offer. If any Partner (the “Offering Partner”) should desire to Transfer all or a portion of its Partnership Interest to any Person other than an Affiliate of such Partner as permitted by Section 5.1(b)(x), then the other Partners (the “Offeree Partners”) shall have a right of first offer as follows:

(a) Offer. The Offering Partner shall submit to the Offeree Partners a binding written offer (the “Offer”) to sell to the Offeree Partners the portion of its Partnership Interest proposed to be Transferred (the “Offered Interest”), which shall be designated by the Initial Liquidation Value thereof if a Preferred Interest (or, in respect of an Offered Interest other than a Preferred Interest, Capital Contributions relating thereto). The Offer shall include the cash price of the Offered Interest and any other terms of the proposed Transfer. Each Offeree Partner that is a Preferred Partner may provide a written notice (an “Offer Acceptance Notice”) to the Partnership within fifteen (15) Business Days after receipt of the Offer, specifying all or a portion of such Offeree Partner’s pro rata share of the Offered Interest, based on its Percentage Interest relative to the Percentage Interests of all Offeree Partners that are Preferred Partners, that such Offeree Partner wishes to purchase on the terms of the Offer. To the extent that all Offeree Partners that are Preferred Partners do not elect to purchase their full pro rata share of the Offered Interest pursuant to the immediately preceding sentence, the remainder of the Offered Interest will be re-offered within five (5) Business Days to Offeree Partners that are Preferred Partners who elected to purchase their full pro rata share, and such Offeree Partners that are Preferred Partners shall have the right to purchase all or a portion of such remainder (based on the amount of such remainder that each such Offeree Partner offers to purchase relative to the other such electing Offeree Partners) within ten (10) Business Days after receipt of such re-offer. To the extent that the Offeree Partners that are Preferred Partners do not elect to purchase all of the Offered Interest pursuant to the preceding sentence, the remainder of the Offered Interest will be re-offered to Offeree Partners that are not Preferred Partners (and including, for the avoidance of doubt, the Common Partners) (a “Secondary Re-offer”). Each Offeree Partner that is not a Preferred Partner may provide an Offer Acceptance Notice to the Partnership within one (1) day after receipt of the Secondary Re-offer, specifying all or a portion of such Offeree Partner’s pro rata share of the Offered Interest, based on its Percentage Interest relative to the Percentage Interests of all Offeree Partners that are not Preferred Partners, that such Offeree Partner wishes to purchase on the terms of the Offer. Any failure to make an election within the relevant time periods set forth herein shall be deemed to be an election not to purchase any portion of the Offered Interest under the relevant Offer, re-offer or Secondary Re-offer.

(i) If the Offeree Partners elect to purchase the entire Offered Interest pursuant to the Offer Acceptance Notices (including the re-offer responses, if applicable), then the accepting Offeree Partners shall be required to purchase the entire Offered Interest in the amounts determined by the process described above.

(ii) If the Offeree Partners do not elect to purchase the entire Offered Interest, then, subject to compliance with the other terms of this Agreement, the Offering Partner shall be free to sell the entire Offered Interest to any Person at a price equal to or in excess of ninety-five percent (95%) of the price set forth in the Offer, during a period of one hundred and eighty (180) days after the date of the Offer; provided, that, to the extent that the Common Partners provided an Offer Acceptance Notice specifying their desire to purchase a portion, but not all, of the Offered Interest, the Offering Partner shall use good faith efforts to request that the proposed purchase of such Offered Interest permit the Common Partners to participate in the purchase up to the amount of the Offered Interest specified in such Offer Acceptance Notice; provided, that the Offeree Partner shall have no obligation to allow the Common Partners to participate in the purchase of the Offered Interest if (A) the proposed purchaser of the Offered Interest declines to permit the Common Partners to so participate, or (B) such participation would adversely affect the terms (including price) of the proposed purchase. Except for Transfers to an Affiliate of such Partner, any subsequent Transfer by the Offering Partner, or any Transfer by the Offering Partner after such one hundred and eighty (180) day period must comply with this Section 5.3 with a new Offer.

(b) Closing.

(i) Closing Date. The closing of the sale of the Offered Interest to the Offeree Partner(s) pursuant to this Section 5.3 shall be held on the date designated by the Offering Partner that is no later than sixty (60) days after the delivery of the Offer. The purchase price shall be paid by wire transfer of immediately available federal funds. The closing of the sale of the Offered Interest to the Offeree Partner(s) pursuant to this Section 5.3 shall be on an “as is” and “where is” basis with no representations or warranties other than a representation from the Offering Partner that (1) it owns the Offered Interest being transferred free and clean of all liens, claims or encumbrances, other than liens that have been approved by the Partners pursuant to this Agreement, (2) it has full right and authority to sell the Offered Interest and that the sale has been duly authorized, (3) the assignment document has been duly authorized, executed and delivered, (4) the consummation of the transactions contemplated thereby will not violate the terms of any agreement to which the Offering Partner is a party, or any order, judgment or decree applicable to the Offering Partner, including this Agreement, and (5) no consent, approval or authorization of or designation, declaration or filing with, any governmental authority or other Person is required on the part of the Offering Partner in connection with the consummation of the transactions contemplated hereby or, if required, has been obtained.

(ii) Required Documents. Prior to or at the closing of the sale of the Offered Interest to the Offeree Partner(s) pursuant to this Section 5.3, the Offering Partner shall supply to the Offeree Partner(s) all documents customarily required (or reasonably required by the Offeree Partner(s)) to make a good and sufficient conveyance of the Offered Interest to the Offeree Partner(s), which documents shall be in form and substance reasonably satisfactory to the Offeree Partner(s) and the Offering Partner.

(iii) Conditions Precedent to Closing. The obligation of the Offeree Partner(s) to pay the purchase price in connection with a sale of the Offered Interest pursuant to this Section 5.3 shall be conditioned upon the Offered Interest being transferred free and clear of all liens, claims and encumbrances, other than permitted liens, claims and encumbrances that were waived by the Offeree Partner(s) and deducted in determining the applicable price of the Offered Interest and permitted liens, claims and encumbrances securing indebtedness of the Partnership or its Subsidiaries. This condition is for the sole benefit of the Offeree Partner(s) and may be waived by the Offeree Partner(s) in whole or in part in each of their sole discretion.

(iv) Brokerage. No brokerage fees or commissions shall be payable by the Partnership in connection with any purchase pursuant to this, and each Partner shall indemnify and hold harmless the Partnership and the other Partners from and against any such claims made based upon the actions of such Partner, including any fees and expenses in defending any such claims.

(c) Termination of Rights and Obligations. Upon the effective date of any transfer of the Offered Interest pursuant to this Section 5.3, the Offering Partner’s rights and obligations under this Agreement shall terminate with respect to such transferred portion of the Offered Interest, except as to indemnity rights or obligations of such Partner under this Agreement attributable to acts or events occurring prior to the effective date of such transfer. For the avoidance of doubt, a purchaser of any Preferred Interest that is transferred pursuant to this Section 5.3 shall be entitled to all future distributions made in respect of such Preferred Interest, including those in excess of the Initial Liquidation Value of such Preferred Interest pursuant to Section 3.3 and Section 3.5.

(d) Notice Requirements. To the extent the notices delivered pursuant to this Section 5.3 are sent by e-mail, a confirmatory notice shall be sent immediately thereafter by overnight courier or first-class mail, postage prepaid, pursuant to Section 11.1.

(e) Defaults.

(i) If an Offeree Partner should default in its obligation to purchase its portion of the Offered Interest it agreed to in an Offer Acceptance Notice in accordance with this Section 5.3, such defaulting Offeree Partner shall not be entitled to participate in the right of first offer in respect of any future Offered Interests offered in accordance with this Section 5.3.

(ii) If the Offering Partner should default in its obligation to sell all or a portion of the Offered Interest in accordance with this Section 5.3, any other transfer of such Offered Interest shall be null and void and the Offeree Partner(s) shall be entitled to seek specific performance of the Offering Partner’s obligations under this Section 5.3, the Partners hereby acknowledging and agreeing that other remedies at law for breach of the obligations of the Offering Partner under this Section 5.3 would be inadequate.

The rights and remedies provided for in this Section 5.3(e) shall be in addition to, and not in limitation of, any other rights available to the non-defaulting participants at law or in equity.

Section 5.4. Tag-Along Right. If (i) any Preferred Partner (the “Tag-Along Offering Partner”) desires to Transfer all or any portion of its Preferred Interest to any Person other than an Affiliate of such Partner as permitted by Section 5.1(b)(x) and (ii) the Offeree Partners that are Preferred Partners did not accept the Offer to purchase the entire Offered Interest proposed to be sold by the Tag-Along Offering Partner (as the Offering Partner) pursuant to Section 5.3, then, if the Tag-Along Offering Partner proposes to Transfer all or a portion of the Offered Interest (the “Tag-Along Interest”) to a third party or the Common Partners pursuant to Section 5.3(a)(ii) (a “Tag-Along Transfer”), then:

(a) Offer; Tag-Along Right. The Tag-Along Offering Partner shall provide written notice to the other Preferred Partners other than any Offeree Partners that are purchasing Offered Interests pursuant to Section 5.3 (the “Tag-Along Notice”) setting forth (i) the material terms and conditions, including consideration, pursuant to which such Tag-Along Offering Partner proposes to make such Tag-Along Transfer (the “Tag-Along Terms”) and (ii) the identity of the third party or the Common Partners (the “Tag-Along Purchaser”) to whom it proposes to make such Tag-Along Transfer. Subject to Section 5.4(c), each Preferred Partner other than any Offeree Partners that are purchasing Offered Interests pursuant to Section 5.3 shall have the right to Transfer to the proposed transferee its pro rata share of the Tag-Along Interest for the same form and amount of consideration and on the same terms and conditions as the Tag-Along Offering Partner (the “Tag-Along Right”).

(b) Response. Within ten (10) days after delivery of a Tag-Along Notice, each other Preferred Partner (other than any Offeree Partners that are purchasing Offered Interests pursuant to Section 5.3) shall give written notice to the Tag-Along Offering Partner stating whether it wishes to exercise the Tag-Along Right and to sell its pro rata share of the Tag-Along Interest in the Tag-Along Transfer on the Tag-Along Terms. Any Preferred Partner electing to sell its Preferred Interest pursuant to this Section 5.4 (a “Tag-Along Seller”) (i) shall be bound to sell to the Tag-Along Purchaser on the Tag-Along Terms and (ii) shall take all actions reasonably necessary to do so, including executing a contract of sale (which contract shall be no more onerous to the Tag-Along Seller(s) than the contract of sale executed by the Tag-Along Offering Partner). Notwithstanding the foregoing, in order to be entitled to exercise its right to sell its Preferred Interest in the Tag-Along Transfer pursuant to this Section 5.4, each Tag-Along Seller, if requested by the Tag-Along Offering Partner or the Tag-Along Purchaser, (x) shall agree to the same covenants as the Tag-Along Offering Partner agrees to in connection with the Tag-Along Transfer to the extent applicable, (y) shall be obligated to join on a pro rata (but not joint and several) basis (based on the proceeds received by such Tag-Along Seller compared with the proceeds received by the Tag-Along Offering Partner and all Tag-Along Seller(s) in connection with the Tag-Along Transfer) in any indemnification that the Tag-Along Offering Partner agrees to provide in connection with the Tag-Along Transfer (other than in connection with obligations that relate to a particular Partner such as representations and warranties concerning itself for which each Partner shall agree to be solely responsible), and (z) shall make such representations and warranties (on a several, but not joint basis) as the Tag-Along Offering Partner shall make in connection with the Tag-Along Transfer, except that any representations or warranties made by the Tag-Along Offering Partner concerning itself and the Tag-Along Interest to be sold by it in connection with such Transfer shall only be made by a Tag-Along Seller with respect to itself and its share of such Tag-Along Interest. Each Tag-Along Seller shall be responsible for funding its proportionate share of any adjustment in purchase price or escrow arrangements in connection with the Tag-Along Transfer and for its proportionate share of any withdrawals from any such escrow, including any such withdrawals that are made with respect to claims arising out of agreements, covenants, representations, warranties or other provisions relating to the Tag-Along Transfer.

(c) Closing. The Tag-Along Offering Partner shall be permitted (but not required) to consummate the Tag-Along Transfer within one hundred and eighty (180) days following the end of the ten (10) day period described in Section 5.4(b) (and the period described in Section 5.3(a)(ii) shall be extended such that it expires on the same date as the period under this Section 5.4(c)), but only if the Tag-Along Purchaser(s) acquire the “Allocable Share” of the Preferred Interest of each Tag-Along Seller in exchange for the Allocable Share of the total consideration (net of the aggregate expenses incurred by the Tag-Along Offering Partner in the Tag-Along Transfer) paid by the Tag-Along Purchasers. The “Allocable Share” of the Tag-Along Offering Partner and each Tag-Along Seller will equal (i) the Preferred Interests that the Tag-Along Purchaser(s) are to acquire multiplied by (ii) a fraction, the numerator of which is its Percentage Interest and the denominator of which is the aggregate Percentage Interest of the Tag-Along Offering Partner and all Tag-Along Sellers.

(d) Notice Requirements. To the extent the notices delivered pursuant to this Section 5.4 are sent by e-mail, a confirmatory notice shall be sent immediately thereafter by overnight courier or first-class mail, postage prepaid, pursuant to Section 11.1.

Section 5.5. Preemptive Rights. The Partnership and its Subsidiaries shall not issue (an “Issuance”) debt interests (other than the Senior Credit Debt and other senior Indebtedness that is secured by the assets of and/or the equity interests of the Partnership) or equity interests in the Partnership or its Subsidiaries (including the Subsidiary REIT), other than (a) the issuance of Partnership Interests to the Partners or pursuant to a transfer of Partnership Interests, in each case, that is permitted pursuant to this Agreement (including Article 5), (b) the issuance of Subsidiary REIT Units to the Partnership and the issuance of the Subsidiary REIT Preferred Units, (c) any issuance of ownership interests in a Subsidiary so long as all of the ownership interests in such Subsidiary remain directly or indirectly wholly owned (other than the Subsidiary REIT Preferred Units) by the Partnership following such issuance or (d) the incurrence of Indebtedness under a credit facility otherwise permitted pursuant to this Agreement, to any Person with designations, preferences or relative, economic, participating, optional or other special rights, powers or duties that are preferential to the Preferred Interests, without offering to the Preferred Partners the opportunity to purchase any such debt or equity interests. The General Partner shall notify each Preferred Partner in writing of the proposed Issuance (the “Issuance Notice”) and grant to each such Preferred Partner the right (the “Preemptive Rights”) to subscribe for and purchase its pro rata share, based on the Preferred Partners’ relative Percentage Interests, of the preferential debt or equity interests to be issued in the proposed Issuance at the same price and upon the same terms and conditions to be issued in the proposed Issuance. In order to exercise the preemptive rights granted to it pursuant to this Section 5.5, a Preferred Partner must deliver notice of its election to purchase such preferential debt or equity interests to the General Partner within fifteen (15) Business Days of receipt of the Issuance Notice. A failure to deliver such notice by a Preferred Partner will constitute a waiver by such Preferred Partner of its preemptive rights under this Section 5.5 with respect to the applicable Issuance. To the extent that all of the Preferred Partners do not elect to exercise their Preemptive Rights pursuant to the preceding sentences of this Section 5.5, the remainder of the debt or equity interests subject to the Issuance will be re-offered to the Preferred Partners who elected to exercise their Preemptive Rights within five (5) days of the expiration of the period to deliver notice of an election, and such Preferred Partners shall have the right to purchase all or a portion of such remainder (based on the amount of such remainder offered relative to the other such electing Preferred Partners) within ten (10) Business Days after receipt of such re-offer. For the avoidance of doubt, the Common Partners shall not have Preemptive Rights in accordance with this Section 5.5.

Section 5.6. Call Right on Preferred Partners.

(a) Notwithstanding anything herein to the contrary (including Section 4.10, Section 5.3, Section 5.4 and Section 5.5), the Common Partners shall have the right (but not the obligation) to purchase (or have purchased) all of the outstanding Preferred Interest (and not a portion thereof), including rights in future distributions of Remaining Distributable Cash Flow pursuant to Section 3.5 (each, a “Remaining Interest”) by paying cash (or having paid cash) to each Preferred Partner in an amount equal to the Purchase Price of the applicable Remaining Interest in accordance with this Section 5.6 (the “Common Partner Call Right”). The Common Partners may exercise the Common Partner Call Right with respect to the Remaining Interests by delivering written notice thereof to the Preferred Partners (the “Common Partners Call Notice”), and such notice shall represent a binding obligation of the Common Partners to purchase all Remaining Interests of the Preferred Partners; provided, that such right shall only be available if such Common Partners Call Notice is delivered (x) prior to the second (2nd) anniversary of the Effective Date or (y) after the second (2nd) anniversary of the Effective Date if, in the case of this clause (y), the balance of the Initial Preferred Distribution Balance under the Subsidiary REIT Agreement is reduced to zero ($0) on or prior to the second (2nd) anniversary of the Effective Date (including pursuant to Section 5.7 hereof).

(b) The Purchase Price in respect of the Remaining Interests of a Preferred Partner shall be the greater of (i) an amount equal to (A) (1) the applicable multiple set forth on Schedule 5.6(b) of this Agreement determined as of the closing of the sale of the Remaining Interests multiplied by (2) the Initial Liquidation Value of the applicable Preferred Partner’s Preferred Interests as of the Effective Date of this Agreement, less (B) the aggregate amounts previously distributed to the Preferred Partner pursuant to Article 3 (including as a result of the General Partner’s exercise of its rights under Section 5.7 of this Agreement) and (ii) the Appraised Residual Value. The “Appraised Residual Value” in respect of a Remaining Interest shall mean the aggregate amount that would be distributed to the Preferred Partner in respect of its Remaining Interest if the Property and the other Business Assets were sold at their Appraised Value and the proceeds therefrom were distributed pursuant to Section 10.4 in a liquidation of the Partnership (with no reserves or other amounts retained by the Partnership). If the Common Partner Call Right is exercised, the Common Partners (on the one hand) and the Preferred Partners holding, in the aggregate, more than fifty percent (50%) of the Preferred Interests (excluding any Defaulting Partners) (on the other hand) shall each appoint a Qualified Appraiser within five (5) calendar days after receipt of the Common Partners Call Notice and shall require each Qualified Appraiser to perform a valuation of the Property and other Business Assets of the Partnership and to provide the gross value thereof in a report furnished to the Partnership and the Preferred Partners no later than thirty (30) calendar days after such appointment. If the valuations of the Property and the other Business Assets set forth in the reports delivered by the Qualified Appraiser designated by the Common Partners and the Qualified Appraiser designated by the Preferred Partners in accordance with this Section 5.6(b) differ by an amount that is less than five percent (5)% of the higher valuation, the average of the two valuations shall be the gross value of the Property and other Business Assets of the Partnership. If the valuations differ by an amount equal to five percent (5)% of the higher valuation or more, then unless the Common Partners and Preferred Partners holding more than fifty percent (50%) of the Preferred Interests (excluding any Defaulting Partners) agree to a gross value of the Property and the other Business Assets, the initial two Qualified Appraisers shall appoint a third Qualified Appraiser who shall provide its final valuation no later than thirty (30) calendar days after its appointment. After the third Qualified Appraiser has completed its final valuation, the gross value of the Property and the other Business Assets shall be deemed to be equal to the arithmetic average of the two appraisals that are closest together, which deemed gross value shall be binding on the Common Partners and the Preferred Partners as the “Appraised Value” of the Property and other Business Assets for purposes of clause (ii) of this Section 5.6(b).

(c) Closing Date. The closing of the sale of the Remaining Interests to the Common Partners (or a Person designated by the Common Partners) pursuant to this Section 5.6 shall be held on a date designated by the Common Partners that is no later than ten (10) days after the final determination of the Appraised Value of the Property and the other Business Assets. The Purchase Price shall be paid by wire transfer of immediately available federal funds from the Common Partners to each applicable Preferred Partner. The closing of the sale of the Remaining Interests to the Common Partners (or a Person designated by the Common Partners) pursuant to this Section 5.6 shall be on an “as is” and “where is” basis with no representations or warranties other than a representation from the Preferred Partner that (i) it owns the Remaining Interest being transferred free and clean of all liens, claims or encumbrances, other than liens that have been approved by the Partners pursuant to this Agreement, (ii) it has full right and authority to sell the Remaining Interest and that the sale has been duly authorized, (iii) the assignment document has been duly authorized, executed and delivered, (iv) the consummation of the transactions contemplated thereby will not violate the terms of any agreement to which the Preferred Partner is a party, or any order, judgment or decree applicable to the Preferred Partner and (v) no consent, approval or authorization of or designation, declaration or filing with, any governmental authority or other Person is required on the part of the Preferred Partner in connection with the consummation of the transactions contemplated hereby or, if required, has been obtained. In connection with the exercise of the Common Partner Call Right, (x) the Common Partners may structure the Common Partner Call Right as a redemption of the Remaining Interest by the Partnership (including redemption in connection with an equity issuance by the Partnership or a sale of all or part of the Property or other Real Estate Assets by the Partnership to generate cash proceeds necessary to consummate the such transaction; provided, that such redemption or sale results in aggregate proceeds equal to or greater than the Purchase Price as determined in accordance with Section 5.6(b)) and (y) the Common Partners may only take such actions as are reasonable and necessary on behalf of the Partnership to consummate such transaction.

(d) Termination of Rights and Obligations. Upon the effective date of any purchase of the Remaining Interest pursuant to this Section 5.6, the Preferred Partner’s rights and obligations under this Agreement shall terminate, except as to indemnity rights or obligations of such Preferred Partner under this Agreement attributable to acts or events occurring prior to the effective date of such transfer.

Section 5.7. Permitted Financing Transaction. Notwithstanding anything herein to the contrary (including Section 3.6, Section 4.10 (and including obtaining waivers or consents under Indebtedness Documents), Section 5.3, Section 5.4 and Section 5.5), but subject to any consent (if any) required under the Senior Credit Documents, so long as no Alternative Voting System is in place, CTT Partner, in its sole and absolute discretion, may engage (but shall not be obligated to engage) in a transaction or a number of related transactions from time to time on the terms and subject to the conditions set forth in Schedule 5.7 (a “Permitted Financing Transaction”) in which the entire net proceeds of such Permitted Financing Transaction are used to make distributions until the balance of each Initial Preferred Distribution Balance under the Subsidiary REIT Agreement is reduced to zero on a Distribution Date occurring on or prior to the third anniversary of the Effective Date. In connection with the consummation of a Permitted Financing Transaction, the General Partner may only take such actions as are reasonable and necessary on behalf of the Partnership to consummate such transaction.

Section 5.8. Pledging of Partnership Interests.

(a) Notwithstanding anything contained in this Agreement to the contrary (including anything in this Article 5), the Common Partners and their Affiliates shall be permitted to pledge, hypothecate or otherwise assign as collateral any or all of its direct and indirect Partnership Interests (collectively, the “Pledged Collateral”), no matter how characterized, in the Partnership, including, all economic control (including, voting and management), and status rights, privileges and powers as a Partner, all other rights, privileges and powers vested in the Common Partners and their Affiliates under this Agreement and all rights, privileges and powers with regard to the Partnership Interests of the Common Partners or their Affiliates, other equity interests in the Partnership of the Common Partners and their Affiliates and all certificates evidencing or documenting the same, to any lender to the Common Partners or their Affiliates or any agent acting on such lender’s behalf, and any transfer of such Pledged Collateral pursuant to any such lender’s (or agent’s) exercise of remedies in connection with any such pledge, hypothecation or other assignment as collateral shall be permitted under this Agreement with no further action or approval required hereunder.

(b) Notwithstanding anything contained in this Agreement to the contrary (including anything in this Article 5), upon a default under financing giving rise to any pledge, hypothecation or other assignment as collateral of the Pledged Collateral:

(i) any lender (or agent) thereunder, shall have the right, as set forth in the applicable credit agreement, pledge, hypothecation or other collateral or security agreement, and without further approval of the Partnership or any other equity holder of the Partnership and without becoming a shareholder, member or partner of the Partnership, as applicable, to exercise the Common Partners’ and their Affiliates’ voting and other consensual rights, as well as any other rights, privileges and powers vested in the Common Partners and their Affiliates under this Agreement; provided, that no lender (or agent) thereunder shall be entitled, without the consent of a majority of the Preferred Interests, to become the general partner hereunder; provided, further, with respect to any Partnership Interests of the General Partner, the foregoing shall not limit the rights of the Board Members appointed by the Preferred Partners to remove such General Partner pursuant to Section 4.13(a); and

(ii) without complying with any other procedures set forth in this Agreement, upon the exercise of remedies in connection with the applicable pledge, hypothecation or other assignment as collateral in the form of a sale or other disposition or other Transfer of the Pledged Collateral, (x) the purchaser or other transferee shall become a shareholder, member or partner (as applicable) under this Agreement and shall succeed to all of the Pledged Collateral and shall be bound by all of the obligations, of a member, shareholder or partner (as applicable) under this Agreement without taking any further action on the part of such transferee or any other Person, and (y) following such exercise of remedies, the Common Partners or their Affiliates (as the pledging equity holder) shall cease to be a shareholder, member or partner (as applicable) and shall have no further right, privileges or powers under this Agreement.

(iii) The approval of this Agreement by the Partners shall constitute any necessary approval under the Act to the foregoing provisions of this Section 5.8. This Section 5.8 may not be amended or otherwise modified so long as the Common Partners’ or their Affiliates’ (or any other equity holder of the Partnership’s) interests in the Partnership are subject to a pledge, hypothecation or other assignment as collateral to any lender to the Common Partners or their Affiliates or any agent acting on such lender’s behalf without the prior written consent of any such lender or agent (or the transferee of any such lender or agent). Each recipient of a pledge, hypothecation or other assignment as collateral of all or any portion of the Common Partners’ (or their Affiliates’) Pledged Collateral shall be a third party beneficiary of the provisions of this Section 5.8.

(c) The Partnership agrees that in respect of any Indebtedness of the Partnership, it will not assign absolutely to a credit party its right to call Remaining Capital Commitments of a Preferred Partner in such a manner that would result in such credit party becoming the beneficial owner of the Preferred Partner’s obligation to fund Remaining Capital Commitments.

ARTICLE 6

RIGHTS AND DUTIES OF PARTNERS

Section 6.1. Relationship of Partners. Each Partner agrees that, to the fullest extent permitted by the Act and except to the extent expressly stated in this Agreement:

(a) No Partner shall have any fiduciary or other implied duty, responsibility or obligation to the Partnership or any other Partner except as otherwise expressly set forth herein.

(b) Notwithstanding any provision of this Agreement to the contrary (other than Section 4.2(b)), whenever in this Agreement (x) the consent or approval or any other action of or by any Partner, or any Board Member, is required for the taking of any action by or on behalf of the Partnership or by any other Partner and (y) the terms of this Agreement do not explicitly require that such consent not unreasonably be withheld, such Partner (except the General Partner), or any such Board Member, (1) shall, in determining whether to grant such consent or approval or take such action, be entitled to consider any interests and factors it desires, including its own views, self-interest, objectives and concerns, (2) shall, to the fullest extent permitted by Law, have no duty or obligation to give any consideration to any interest of or factor affecting the

Partnership, any Partner or any other Person and (3) may grant or withhold such consent or approval or take or fail to take such action, in each case, in its sole discretion. It is further acknowledged that the Partners may require certain internal approvals in connection with some or all of such matters. Additionally, except as specifically provided in this Agreement and to the extent allowed by the Act, notwithstanding anything to the contrary contained in the Act, no Partner (except the General Partner) or any Board Member shall have any other obligation or duty to the Partners or any duty either to grant or to withhold any such consent or approval or take or fail to take any such action, and no Partner shall have any claims (whether relating to the fact of such approval or consent being granted or withheld, or such action being or not being taken, or relating to the consequences thereof) by reason of any Partner or any Board Member having failed to consent to or approve any matter that it has the right to consent to or approve, or having taken or failed to take any action that it has the right to take (except for claims against the General Partner for breach of its obligations and duties under this Agreement).

Section 6.2. Limitation of Authority. No Partner shall have authority to bind or act for the Partnership or to incur or assume any obligation on behalf of the Partnership or to act as the agent, representative or attorney-in-fact for the Partnership, except to the extent expressly provided in this Agreement. Except to the extent specifically provided in this Agreement, this Agreement shall not give any Partner the authority to bind or act for any other Partner or to incur or assume any obligation on behalf of any other Partner or to act as the agent, representative or attorney-in-fact for any other Partner. Except to the extent set forth in this Agreement or the Act, a Partner shall not participate in the management or control of the Partnership’s business.

Section 6.3. Other Activities. Except as specifically provided in this Agreement, this Agreement shall not be construed in any manner to preclude the Partners or their respective Affiliates from engaging in any activity whatsoever permitted by applicable Law. Without limiting the foregoing, except as specifically provided in this Agreement, the Partnership and each of the Partners renounces any interest or expectancy of the Partnership and its Subsidiaries in, or in being offered an opportunity to participate in, business opportunities, that are from time to time presented to the Partners, their Affiliates and their Constituent Partners (other than the Partnership and its Subsidiaries), even if the opportunity is one that the Partnership or its Subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and no such person shall be liable to the Partnership or any of its Subsidiaries for breach of any fiduciary or other duty, as a Partner, director or officer or otherwise, by reason of the fact that such person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Partnership or its Subsidiaries.

(a) The Common Partners shall provide notice to the other Partners promptly following any acquisition of timberland assets by the Common Partners or its Affiliates that are located within 75 road miles of a Specified Delivery Point or any disposition of timberland assets that are located within 75 road miles of a Specified Delivery Point (each timberland asset owned as of the date hereof or purchased thereafter by the Common Partners or their Affiliates within such 75 road mile distance of Specified Delivery Points, a “Qualified Common Partner Property”).

(b) The Common Partners shall promptly provide to the other Partners the following quarterly weighted average pricing information regarding each Qualified Common Partner Property for the following products sold (measured by revenue over the immediately preceding twelve (12) months): Pine Pulpwood, Pine Chip and Saw, Pine Sawtimber, Hardwood Pulpwood and Hardwood Sawtimber, unless, in the opinion of third party legal counsel, the provision of such information would be restricted by applicable law (including any Antitrust Laws, if applicable); provided, that Common Partners may aggregate such information so that individual customer information is not disclosed. The Common Partners shall be available to discuss with the other Partners the Qualified Common Partner Properties and any of the information described above.

Section 6.4. Confidentiality.

(a) Each Partner agrees to, and cause its designated Board Members to, keep confidential, and not to make use of (other than for purposes reasonably related to its interest in the Partnership or for purposes of filing such Partner’s tax returns or for other routine matters required by law) or disclose to any Person (other than disclosure to the officers, directors, employees, advisors, representatives, lenders, sellers, investors, prospective investors, prospective Transferees or attorneys of the Partner and its Affiliates or the Partner’s shareholders and agents, and to the officers, directors, employees, advisors and representatives of its shareholders and agents), any information or matter received from or relating to the Partnership and its Subsidiaries, the Partners and Affiliates of the Partners, and their respective affairs and any information or matter related to the Property or other Business Assets; provided, that a Partner may disclose any such information to the extent that (A) such information is or becomes generally available to the public through no act or omission of such Partner, (B) such information otherwise is or becomes known to such Partner other than by disclosure by the Partnership or the Partners or one of their Affiliates; provided, that the source of such information is not bound by a confidentiality agreement or other contractual, legal or fiduciary obligation of confidentiality, or (C) such Partner is required by law to disclose such information (or as may be required in connection with an examination or audit of a Partner by any governmental agency or regulatory body having regulatory jurisdiction over such Partner) and complies with the provisions of Section 6.4(b). Notwithstanding the foregoing, Partners (and each employee, agent or representative of any Partner) may disclose to any and all Persons, of any kind, the tax treatment and tax structure of an investment in the Partnership and its Subsidiaries and all materials of any kind (including opinions or other tax analyses) that are provided to such Partner relating to such tax treatment or tax structure except to the extent maintaining such confidentiality is necessary to comply with any applicable U.S. federal or state securities laws. Notwithstanding the foregoing, the Partners and the Partnership may disclose to financing sources to such Partners or the Partnership and its Subsidiaries, as appropriate, such information and material as may be reasonably requested by such financing sources; provided, that such financing sources agree to keep such information and material confidential and not to make use of (other than for purposes reasonably related to their financing of such Partner, the Partnership or its Subsidiaries (including any exercise of remedies or in any related legal proceeding) for other routine matters required by law or, with respect to the Senior Lender, as permitted by the Senior Credit Documents) or disclose to any Person (other than disclosure to the officers, directors, employees, advisors, representatives or attorneys of such financing source) such information and material. The foregoing language is not intended to waive any confidentiality obligations otherwise applicable under this Agreement except with respect to the information and materials specifically referenced in the preceding sentence. Upon designating an individual to the Board, each Partner will cause its designee to execute an acknowledgement of such Board member’s confidentiality obligations set forth in this Section 6.4.

(b) To the extent that a Partner (or an Affiliate thereof or applicable Board Member designated thereby) is requested or required (by oral question or request for information or documents in legal proceedings, regulatory filings, interrogatories, subpoena, civil investigative demand or similar process) to disclose information subject to the confidentiality provisions of this Section 6.4 relating to the Partnership, its Subsidiaries and/or the Property or other Business Assets, such Partner hereby agrees that such Partner (i) shall give prompt notice of such fact to the other Partners so that such other Partners may, if one or more such Partners desire, seek a protective order or other governmental or judicial relief to prevent disclosure of such information; (ii) shall, to the extent practicable, use commercially reasonable efforts to assist the other Partners in taking steps to oppose and prevent the requested disclosure to the extent available under applicable Law; and (iii) agrees to use commercially reasonable efforts to obtain assurance that confidential treatment will be accorded the information so disclosed to the extent available under applicable Law. Notwithstanding the foregoing, nothing in this Section 6.4(b) shall require BCI Partners to participate directly in any legal proceedings to oppose requested disclosure.

(c) Any obligation of a Partner pursuant to this Section 6.4 may be waived by the Board as a Major Decision.

Section 6.5. Limitation of Liability of Partners and Affiliates. Except as provided by the Act or other applicable Law and subject to the obligations to make Capital Contributions and to indemnify the Partnership and the other Partners as provided in Article 7 and as otherwise required by this Agreement or by applicable Law, no Partner shall have any personal liability whatsoever in its capacity as a Partner, whether to the Partnership, to any of the Partners or to the creditors of the Partnership, for the debts, liabilities, contracts or other obligations of the Partnership (whether arising in contract, tort or otherwise) or for any of the Partnership’s losses.

Section 6.6. ERISA Status. Each Partner represents and warrants that such Partner is not, and notwithstanding anything to the contrary in this Agreement, such Partner shall not at any point in the future be, a “benefit plan investor” as defined under Section 3(42) of ERISA or regulations promulgated by the U.S. Department of Labor thereunder, at 29 C.F.R. Section 2510.3-101, or otherwise.

ARTICLE 7

LIABILITY; INDEMNIFICATION

Section 7.1. Liability of the Indemnified Parties.

(a) Duty of the General Partner. The General Partner shall act (i) in good faith and (ii) with the level of skill, care, attention and diligence which would reasonably be expected of an experienced, prudent and professional manager performing in a similar capacity in relation to a portfolio of properties and entities of a similar size, purpose and nature as the Property and the Partnership and its Subsidiaries located in the United States. The officers, directors and employees of the General Partner and its Affiliates shall devote such time, effort and skill as may be reasonably necessary for the conduct of the Partnership’s business.

(b) General. Other than any indemnification obligations pursuant to Section 5.3(b)(iv), no Indemnified Party shall be liable to the Partnership or to any Partner for any act or omission, including any mistake of fact or error in judgment, taken, suffered or made by such Indemnified Party; provided, that such act or omission did not constitute a Bad Act. No Partner shall be liable to the Partnership or any Partner for any action taken by any other Partner. Notwithstanding anything herein to the contrary, the provisions of this Agreement, to the extent that they expressly restrict the duties (including fiduciary duties) and liabilities of an Indemnified Party otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of such Indemnified Party.

(c) Reliance. Other than any indemnification obligations pursuant to Section 5.3(b)(iv), an Indemnified Party shall incur no liability in acting in good faith upon any signature, certificate or writing believed by such Indemnified Party to be genuine. Each Indemnified Party may act directly or through such Indemnified Party’s agents or attorneys. Each Indemnified Party may consult with counsel, appraisers, engineers, foresters, accountants and other skilled Persons selected by such Indemnified Party, and, other than any indemnification obligations pursuant to Section 5.3(b)(iv), shall not be liable for anything done, suffered or omitted in good faith in reliance upon the advice of any of such Persons; provided, that such Persons were selected and monitored in good faith. Other than any indemnification obligations pursuant to Section 5.3(b)(iv), no Indemnified Party shall be liable to the Partnership or any Partner for any error in judgment made in good faith by a Constituent Partner or employee of such Indemnified Party; provided, that such error does not constitute a Bad Act.

(d) Indemnification by the General Partner. Notwithstanding the foregoing, to the fullest extent permitted by applicable Law, the General Partner shall and does hereby agree to indemnify and hold harmless and pay all judgments and claims against the Partnership, any of its Subsidiaries and the Indemnified Parties, each of which shall be a third party beneficiary of this Agreement solely for purposes of this Article 7, from and against any Loss incurred by them as a result of any act or omission of the General Partner that constitutes a Bad Act.

Section 7.2. Indemnification by the Partnership.

(a) To the fullest extent permitted by applicable Law, the Partnership shall and does hereby agree to indemnify and hold harmless and pay all judgments and claims against any Indemnified Party, each of which shall be a third party beneficiary of this Agreement solely for purposes of this Article 7, from and against any Loss incurred by them for any act or omission taken or suffered by each Indemnified Party (including any act or omission performed or omitted by any of them in good faith reliance upon and in accordance with the opinion or advice of experts, including of legal counsel as to matters of law, of accountants as to matters of accounting, or of investment bankers or appraisers as to matters of valuation; provided, that such Persons were selected and monitored with reasonable care) in connection with the Partnership business, except that there shall be no indemnification for (i) any act or omission of that Indemnified Party that constitutes a Bad Act or (ii) any indemnification obligation of the Indemnified Party pursuant to Section 5.3(b)(iv) or the Losses related thereto.

(b) Prior to any Indemnified Party seeking indemnification from the Partnership pursuant to Section 7.2(a) hereof, such Indemnified Party shall seek payment, to the extent readily available, under any insurance policy of the Partnership or its Subsidiaries (or which provides coverage to the Partnership and/or its Subsidiaries), and the General Partner shall reasonably cooperate with any such Indemnified Party in seeking such payment.

(c) To the extent that a Partner provides indemnification to any Indemnified Party affiliated with such Partner with respect to any Loss for which such Indemnified Party otherwise would be entitled to indemnification from the Partnership pursuant to Section 7.2(a), such Partner shall be entitled to indemnification from the Partnership for such Losses of such Indemnified Party as required hereunder.

(d) Except as otherwise provided herein, the satisfaction of any indemnification obligation pursuant to Section 7.2(a) or Section 7.2(c) hereof shall be from and limited to the Partnership’s assets. No Partner shall have any personal liability on account of the Partnership’s indemnification obligations pursuant to Section 7.2(a) or Section 7.2(c).

(e) If an Indemnified Party seeks indemnification from the Partnership pursuant to Section 7.2(a) or Section 7.2(c), it shall provide Notice thereof to the Partnership and shall present to the Partnership any proposed settlement arrangement giving rise to the indemnification obligation under Section 7.2(a) or Section 7.2(c) for the prior written consent of the Board as a Major Decision. The Partnership shall not be liable to indemnify an Indemnified Party for any Loss arising from any such settlement arrangement effected without such prior written consent. If the General Partner receives any Notice from an Indemnified Party under this Section 7.2(e), the General Partner will promptly deliver a copy of such Notice to the Board.

(f) Expenses reasonably incurred by an Indemnified Party in defense or settlement of any claim that may be subject to a right of indemnification pursuant to Section 7.2(a) or Section 7.2(c) shall be advanced by the Partnership prior to the final disposition thereof upon receipt of an undertaking by or on behalf of such Indemnified Party to repay such amount to the extent that it shall be determined upon final decision, judgment or order (whether or not subject to appeal) that such Indemnified Party is not entitled to be indemnified hereunder. Notwithstanding anything to the contrary in this Section 7.2(f), the Partnership shall not advance expenses to an Indemnified Party (i) in connection with any action brought by the Partnership to enforce the obligations of a Partner under this Agreement, or in the case of the General Partner, under the Asset Management Agreement or any other Related Party Agreement or (ii) with respect to a proceeding initiated or brought voluntarily by or on behalf of such Indemnified Party and not by way of defense, except with respect to a proceeding brought to establish or enforce a right to indemnification under this Agreement. No indemnification shall be given for expenses in connection with a proceeding brought by the Partnership to the extent the Indemnified Party is found liable on any portion of the claims in such proceeding. The indemnification of any Indemnified Party in respect of its performance of services for the Partnership or any Subsidiary pursuant to property management agreements, leasing agreements or other agreements, including the Asset Management Agreement, shall not permit duplicate recovery by any such Indemnified Party under such agreement(s) and this Agreement.

(g) If a claim for indemnification or payment of reasonable expenses hereunder is not paid in full within twenty (20) days after a Notice of claim therefor has been received by the Partnership, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expenses of prosecuting such claim.

(h) The indemnification provided by this Article 7 shall be in addition to any other rights to which an Indemnified Party may be entitled under any agreement, pursuant to any action of the Partnership, as a matter of Law or otherwise, and shall continue as to an Indemnified Party who has ceased to serve in such capacity.

(i) An Indemnified Party shall not be denied indemnification in whole or in part under this Article 7 because the Indemnified Party had an interest in the transaction with respect to which the indemnification applies, so long as such transaction did not constitute a Bad Act and was otherwise permitted, or not restricted, by the terms of this Agreement.

(j) Any repeal, modification or amendment of any provision of this Article 7 shall not adversely affect any right or protection of any Person existing at the time of such repeal, modification or amendment. The indemnification obligations of the Partnership pursuant to this Article 7 shall survive termination, liquidation, dissolution and winding up of the Partnership, and, for purposes of this Article 7, the Partnership shall be treated as continuing in existence.

(k) The Partnership shall have the power to purchase and maintain insurance or other financial arrangements on behalf of any Indemnified Party or any other Person who is or was an agent of the Partnership against any liability asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person’s status, as applicable, as an Indemnified Party or an agent, whether or not the Partnership would have the power to indemnify such Person against such liability under the provisions of this Article 7 or the Act.

ARTICLE 8

FINANCIAL AND ACCOUNTING MATTERS

Section 8.1. Books and Records. Proper and complete records and books of account of the business of the Partnership, including a list of the names, addresses and interests of all Partners, shall be maintained at the Partnership’s principal place of business. Except as otherwise expressly provided herein, such records and books of account shall be maintained on a basis that allows the proper preparation of the Partnership’s financial statements and tax returns and shall be kept in United States dollars. Any Partner, or its duly authorized representatives, shall be entitled, for any purpose reasonably related to its interest as a Partner of the Partnership, and subject to Section 6.4, to a copy of the list of names, addresses and interests of the Partners. Each Partner may, for any reason reasonably related to its interest as a Partner, examine the books of account, records, reports and other papers relating to the Partnership and its Subsidiaries not legally required to be kept confidential or secret, make copies and extracts therefrom at its own expense and discuss the affairs, finances and accounts of the Partnership and its Subsidiaries with the General Partner and the independent public accountants of the Partnership (and by this provision the Partnership authorizes said accountants to discuss with each Partner the finances, accounts and affairs of the Partnership and its Subsidiaries), all during regular business hours. The General Partner shall maintain the records of the Partnership and its Subsidiaries for six (6) years following termination of the Partnership.

Section 8.2. Audit and Reporting.

(a) The General Partner shall prepare and deliver, or cause to be prepared and delivered, to each Partner within forty-five (45) days after the end of each Fiscal Year, a report as of the end of such Fiscal Year prepared in conformity with accounting principles generally accepted in the United States and consistently applied, setting forth (i) a balance sheet of the Partnership (that will include appropriate footnote disclosure) as of the end of such Fiscal Year, (ii) an income statement for such Fiscal Year and (iii) statements of changes in Partners’ capital and changes in financial position. The annual financial statements referred to in this Section 8.2(a) shall be audited by a nationally recognized accounting firm in accordance with generally accepted auditing standards in the United States and consistently applied, and such accounting firm’s report thereon shall accompany the annual financial statements delivered to each Partner; provided, that the General Partner shall endeavor to provide such audited financial statements within the period stated above, but will not be considered to have breached this Section 8.2(a) if it fails to do so; provided, that the General Partner (A) is diligently working to produce audited financial statements within such timeframe or as promptly thereafter as practicable, (B) provides unaudited financial statements within such forty-five (45) day period and (C) provides such audited financial statements as soon as practicable following such date but in any event no later than ninety (90) days after the end of such Fiscal Year.

(b) After the end of each Fiscal Year, the General Partner shall prepare and deliver, or cause to be prepared and delivered, within forty-five (45) days of the close of such Fiscal Year, a report setting forth in sufficient detail such transactions effected by the Partnership during such Fiscal Year as shall enable each Partner to prepare its U.S. federal income tax return and shall mail such report to (i) each Partner and (ii) each former Partner (or its successor or legal representative) who may require such information in preparing its U.S. federal income tax return.

(c) The General Partner shall prepare and deliver, or cause to be prepared and delivered, to the Partners final versions of the following not later than forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year:

(i) An unaudited report setting forth as of the end of such fiscal quarter (i) a balance sheet of the Partnership as of the end of such Fiscal Quarter and (ii) an income statement for such Fiscal Quarter;

(ii) A calculation of the reserves of the Partnership and the amount of (x) Base Available Cash, Net Available Cash and Distributable Cash Flow (as each such term is defined in the Subsidiary REIT Agreement) and (y) Remaining Distributable Cash Flow;

(iii) A narrative describing the condition of the Property and other Business Assets and operations of the Partnership and its Subsidiaries during such Fiscal Quarter;

(iv) A report of any changes in the status of any major service contracts, any material line item variances from the Annual Budget and any litigation or other legal issues involving the Partnership or its Subsidiaries during such Fiscal Quarter; and

(v) A report providing a detailed description of each Permitted HBU Sale consummated during such Fiscal Quarter.

The General Partner shall meet with the Partners on a quarterly basis to discuss the quarterly reporting and such other topics relating to the business of the Partnership and its Subsidiaries as the Partners may reasonably request.

(d) Not later than fifteen (15) Business Days after the end of each calendar month, the General Partner shall prepare and deliver, or cause to be prepared and delivered, to the Partners a “flash report” containing the following: (i) a reconciliation of actual operating results of the Partnership against the Annual Budget for the most recent calendar month and for the entire Fiscal Year through the end of the relevant calendar month; (ii) a report of any changes in the status of any major service contracts, any material line item variances from the Annual Budget and any litigation or other legal issues involving the Partnership or its Subsidiaries during the calendar month; and (iii) a report of the recordable incident rate for employees, agents and contractors for the prior calendar month.

(e) Promptly following the end of each Fiscal Quarter, but in any event no later than forty-five (45) days following the end of each Fiscal Quarter, the General Partner shall provide to the other Partners a report containing the component amounts described in each clause of the definition of Unlevered Cash Flow, along with supporting information. The General Partner shall provide to the other Partners such other information as is reasonably requested by a Partner in respect of the foregoing report and the calculation of components set forth therein.

(f) In addition to the reporting requirements set forth above, the General Partner shall give notice to the Partners of: (i) any items that will otherwise be reportable under Section 8.2(c)(iv) promptly after the General Partner becomes aware of the change, anticipated material variance or litigation or other legal issue, as applicable; (ii) any known or reported non-conformance with applicable state and local regulations and Sustainable Forestry Initiative standards or principles as in effect on the date hereof and as modified from time to time by Sustainable Forestry Initiative Inc.; and (iii) any proposed transaction between the Partnership or its Subsidiaries, on one hand, and any other Person if such transaction would create a potential conflict of interest on the part of the General Partner in causing the Partnership (or such Subsidiaries) to enter into such transaction, or any other occurrence in east Texas or west Louisiana that would reasonably be expected to give rise to a conflict of interest on the part of the General Partner or its Affiliates in connection with the management and operation of the business and affairs of the Partnership and its Subsidiaries.

(g) The General Partner shall provide the Partners information regarding stand-level activity for the Property and any other Real Estate Asset that includes site preparation and treatment, planting method, stock type, planting density, thinning plan, volume removals by product class, and a detailed inventory plan, and shall include the Partners having access to Geographic Information Systems (GIS) data for the Property and any other Real Estate Asset. The General Partner shall prepare, or cause to be prepared, at the Partnership’s expense, such additional financial reports and other information as the Partners may reasonably determine are appropriate. Additionally, each Partner shall be entitled to the same information as may be provided to the other Partners and to any provider of indebtedness to the Partnership or its Subsidiaries.

(h) Promptly following the Closing, the General Partner will develop (or cause to be developed), and submit to the Board and Subsidiary REIT Board for approval, the following operational policies: (i) a comprehensive compliance program with respect to workplace environmental, health and safety, including policies and procedures to be distributed to employees, agents and contractors regarding workplace environmental, health and safety, (ii) a comprehensive program to be used by the General Partner to track, report and manage workplace environmental, health and safety matters, and (iii) a timeline for the Sustainable Forestry Initiative audits and recertification, as appropriate.

(i) Notwithstanding anything herein to the contrary, in the event that the Asset Management Agreement is terminated pursuant to Section 12, Section 13(c) or Section 13(d) thereof, the General Partner shall cease to have any obligations under this Section 8.2.

Section 8.3. Valuations.

(a) The Fair Value of the Property and other Business Assets of the Partnership and its Subsidiaries shall be determined in accordance with this Section 8.3 (the “Valuation Policy”).

(b) The Partnership will obtain third party valuations of each Real Estate Asset from an independent appraisal firm chosen by the General Partner from those listed on Schedule 8.3(B) attached hereto as of September 30 of each calendar year and shall deliver such valuations to the Partners not later than forty-five (45) days after such date each calendar year. The Partnership will obtain third party valuations of each of (i) the Partnership, (ii) the Business Assets and (iii) the Partnership Interests of each Partner from an independent appraisal firm chosen by the Board as a Major Decision as of December 31 of each calendar year and shall deliver such valuations to the Partners not later than sixty (60) days after the end of such calendar year.

(c) The Fair Value of any asset other than the Real Estate Assets shall be determined by the General Partner taking into account factors that it determines to be appropriate in good faith under the circumstances (it being understood that such determination of Fair Value should comply with United States generally accepted accounting principles, as in effect from time to time).

(d) Unless otherwise determined by the General Partner, for purposes of determining the Fair Value of any asset, including any Real Estate Asset, the value of any Indebtedness shall be equal to its principal outstanding amount plus any accrued interest.

(e) Notwithstanding anything herein to the contrary, in the event that the Asset Management Agreement is terminated pursuant to Section 12, Section 13(c) or Section 13(d) thereof, the General Partner shall cease to have any obligations under this Section 8.3.

ARTICLE 9

TAX AND REGULATORY MATTERS

Section 9.1. Taxation as Partnership. The Partners intend that the Partnership shall be treated as a partnership and that the Partners shall be taxed as partners for U.S. federal, state and local income tax purposes. No Party shall take any action that would result in the Partnership being taxed as a corporation for such purposes. The Partnership shall not file any election pursuant to Treasury Regulations Section 301.7701-3(c) to be treated as an association taxable as a corporation for U.S. federal income tax purposes. The Partnership shall not elect, pursuant to Section 761(a) of the Code, to be excluded from the provisions of Subchapter K of the Code. The Partnership shall prepare and file with the IRS and other necessary taxing authorities all documents, if any, necessary to elect, confirm and maintain its status as a partnership for U.S. federal, state and local income tax purposes.

Section 9.2. Capital Accounts; Tax Allocations.

(a) Exhibit D attached to this Agreement provides for the maintenance of Capital Accounts for each Partner and the allocation of Net Income and Net Loss and other items of income, gain, loss, expense and credit to the Partners and is incorporated into this Agreement by reference.

(b) No Partner shall be required to pay to the Partnership or to any other Person the amount of any negative balance which may exist from time to time in such Partner’s Capital Account, including at the time of liquidation of the Partnership.

Section 9.3. Partnership Representative.

(a) Partnership Representative. The General Partner is hereby designated as the “partnership representative” of the Partnership for purposes of Section 6223 of the Code and the Treasury Regulations promulgated thereunder (the “Partnership Representative”), and all federal, state and local Tax audits and litigation shall be conducted under the direction of the General Partner. The General Partner shall use reasonable efforts to inform each other Partner of all significant matters that may come to its attention in its capacity as Partnership Representative by giving Notice thereof and to forward to each other Partner copies of all significant written communications it may receive in such capacity. The Partnership Representative shall consult with the Preferred Partners before taking any material actions with respect to Tax matters, including actions relating to (i) an IRS examination of the Partnership commenced under Section 6231(a) of the Code, (ii) a request for administrative adjustment filed by the Partnership under Section 6227 of the Code, (iii) the filing of a petition for readjustment under Section 6234 of the Code with respect to a final notice of partnership adjustment, (iv) the appeal of an adverse judicial decision and (v) the compromise, settlement or dismissal of any such proceedings. The Partnership Representative shall not compromise or settle any Tax audit or litigation affecting the Preferred Partners without the consent of the Preferred Partners holding more than fifty percent (50%) of the Preferred Interests (excluding any Defaulting Partners). Any material proposed action, inaction, or election to be taken by the Partnership Representative (including the appointment of a successor Partnership Representative) in its capacity as such, including the election under Section 6226(a)(1) of the Code, shall require the prior written approval of the Preferred Partners holding more than fifty percent (50%) of the Preferred Interests (calculated excluding any Defaulting Partners). For the avoidance of doubt, the financial burden of any imputed underpayment or other taxes borne by the Partnership shall be treated as a Tax Advance and shall be allocated amongst the Partners (and the Partnership shall be indemnified in respect of such Tax Advances) as provided in Section 9.5.

(b) State and Local Tax Law. Subject to Section 4.10, if any state or local Tax Law provides for a Partnership Representative or Person having similar rights, powers, authority or obligations, the General Partner shall also serve in such capacity, subject to the consent procedures described in Section 9.3(a) to the extent applicable. In all other cases, the General Partner shall represent the Partnership in all Tax matters to the extent allowed by Law and to the maximum extent not prohibited by Law, subject to the consent procedures described in Section 9.3(a) to the extent applicable.

(c) Further Cooperation. Each Partner hereby agrees (i) to take such actions as may be required to effect the General Partner’s designation as the Partnership Representative and (ii) to cooperate to provide any information or take such other actions as may be reasonably requested by the General Partner in order to determine whether any “imputed underpayment” of the Partnership within the meaning of Section 6225 of the Code (an “Imputed Underpayment”) may be modified in a manner consistent with the guidance issued by the IRS under Section 6225(c) of the Code. A Partner’s obligation to comply with this Section 9.3 shall survive the transfer, assignment or liquidation of such Partner’s interest in the Partnership.

(d) Expenses of the Partnership Representative. Reasonable expenses incurred by the General Partner as the Partnership Representative or in a similar capacity as set forth in this Section 9.3 shall be borne by the Partnership. Such expenses shall include fees of attorneys and other Tax professionals, accountants, appraisers and experts, filing fees and reasonable out-of-pocket costs. For the avoidance of doubt, the incurrence of any such expenses shall not be deemed a Capital Contribution for purposes of this Agreement and any reimbursement thereof by the Partnership shall not be treated as a distribution of the Partnership for purposes of this Agreement.

Section 9.4. Tax Returns.

(a) Subject to Section 9.4(b), the Partnership shall cause its Tax adviser, at the Partnership’s expense, to prepare and file, prior to the applicable due date (subject to any applicable extensions), all U.S. federal, state and local Tax returns of the Partnership for each year for which such tax returns are required to be filed.

(b) The General Partner shall cause the Partnership to, and shall cause the Partnership indirectly to cause any Subsidiary of the Partnership to, prepare and file any U.S. Tax return of the Partnership or such Subsidiary of the Partnership which is required by applicable Law to be filed.

(c) The General Partner shall prepare, or cause the Partnership’s accounting firm to prepare, and provide to the Partners the following information relating to tax matters, which shall be at the Partnership’s expense:

(i) No later than December 1 of each Fiscal Year (or the first Business Day thereafter), the General Partner shall provide an estimate of the Partnership’s taxable income for such Fiscal Year, together with a state allocation schedule of the Partnership’s taxable income, a schedule of state apportionment factors, depreciation computations and all other information as requested that will enable each Partner to timely prepare its own federal, state, local and non-U.S. tax returns. For the avoidance of doubt, such estimates will be based on January through October of the applicable year. The General Partner shall provide an updated estimate to the Partners by January 25 (or the first Business Day thereafter) following the close of such Fiscal Year.

(ii) No later than forty-five (45) days after the end of each Fiscal Year, the General Partner shall provide Schedule K-1s for such Fiscal Year to the Partners.

(iii) The Partnership agrees to provide promptly to any Partner that so requests any information reasonably available to it and reasonably necessary or helpful to assist a Partner in reducing or eliminating the withholding taxes that may be imposed on it under the Code in connection with a Transfer, including (but not limited to) Sections 1445 or 1446 of the Code. Without limiting the foregoing, the Partnership shall use commercially reasonable efforts to provide (or to cause the Subsidiary REIT to provide) to any Partner that so requests in writing information or evidence maintained pursuant to Section 4.9(d) and reasonably necessary or helpful to establish the Subsidiary REIT’s status as a D-REIT in respect of any tax period (including the percentage of the value of the stock held directly or indirectly by foreign persons at closing or in respect of any tax period).

Section 9.5. Tax Advances and Obligations.

(a) Tax Advances. To the extent the General Partner determines that the Partnership is required by law to withhold or to make tax payments on behalf of or with respect to any Partner and based on the residency, domicile or other tax state of such Partner (including, for the avoidance of doubt, any Tax incurred by the Partnership pursuant to Section 6225 or Section 1446(f) of the Code or FATCA) (“Tax Advances”), the General Partner shall withhold such amounts and make such tax payments as so required. For this purpose, the General Partner shall reasonably determine the portion of any Imputed Underpayment attributable to each Partner or former Partner. All Tax Advances made on behalf of a Partner (other than by way of withholding on amounts otherwise distributable) shall, at the option of the General Partner, be promptly paid to the Partnership by the Partner on whose behalf such Tax Advances were made or be repaid by reducing the amount of the current or next succeeding distribution or distributions which would otherwise have been made to such Partner or, if such distributions are not sufficient for that purpose, by so reducing the proceeds of liquidation otherwise payable to such Partner; provided, that (i) if the amount of the next succeeding distribution or distributions or proceeds of liquidation is reduced, such amount shall include an amount to cover interest on the Tax Advance at the lesser of (A) the rate of two percent (2%) per annum over the Reference Rate and (B) the Maximum Rate; provided, that no interest shall be charged unless the Partnership provides written notice to the Partner of the Tax Advance and the Member does not repay such Tax Advance to the Partnership within 10 Business Days of receipt of such notice, (ii) should the General Partner elect to so reduce such distributions or proceeds, the General Partner shall use commercially reasonable efforts to notify the applicable Partner of its intention to do so, and (iii) in the event that a Partner pays any such amounts to the Partnership, such payment shall not constitute a Capital Contribution. Whenever the General Partner makes any such reduction of the proceeds payable to a Partner pursuant to the preceding sentence for repayment of a Tax Advance by such Partner or a Tax Advance is made by way of withholding on amounts otherwise distributable, for all other purposes of this Agreement, such Partner may be treated as having received all distributions (whether before or upon liquidation) unreduced by the amount of such Tax Advance. If a Tax Advance is required to be made by the Partnership and the General Partner determines that such amount is allocable to the interest in the Partnership of a Person that is at such time a Partner, such Tax Advance shall be treated as being made on behalf of or with respect to such Partner for purposes of this Section 9.5(a) whether or not the tax in question applies to a taxable period of the Partnership during which such Partner held an interest in the Partnership. Unless otherwise agreed to by the General Partner in writing, each Partner shall indemnify and hold harmless the Partnership and the other Partners from and against any liability with respect to Tax Advances required on behalf of or with respect to such Partner. To the extent that any liability with respect to a Tax Advance relates to a former Partner that has withdrawn or sold, assigned, pledged, mortgaged, charged or otherwise transferred all or part of its interest in the Partnership, such former Partner (which in the case of a partial withdrawal, sale, assignment, pledge, mortgage, charge or other transfer shall include a continuing Partner with respect to the portion of its interest in the Partnership so withdrawn, sold, assigned, pledged, mortgaged, charged or transferred) shall indemnify the Partnership for its allocable portion of such liability, unless otherwise agreed to by the General Partner in writing. Each Partner acknowledges that, notwithstanding the withdrawal, sale, assignment, pledge, mortgage, charge, or other transfer of all or any portion of its interest in the Partnership, it may remain liable, pursuant to this Section 9.5(a), for Tax Advances with respect to its allocable share of income and gain of the Partnership for the Partnership’s taxable years (or portions thereof) prior to such withdrawal, sale, assignment, pledge, mortgage, charge, or other transfer, as applicable (including any such liabilities imposed under Section 6225 of the Code or Section 1446(f) of the Code).

(b) Information and Certifications Regarding Owners. Each Partner shall, or shall cause its underlying beneficial owners or any direct or indirect transferee of its Partnership Interest to, use commercially reasonable efforts to timely deliver to the Partnership any documentation reasonably required to be provided under FATCA (including any newly effective versions of IRS Form W-8 and the documentation required thereunder) or reasonably requested by the Partnership sufficient for the Partnership to comply with its obligations under Sections 1441-1474 of the Code, including FATCA. Each Partner (other than the General Partner or other Partners that are Affiliates of the General Partner) further consents to any necessary or appropriate disclosure or reporting of such information by the General Partner to any governmental or taxing authority.

(c) BCI Partners. If the BCI Partners provide to the Partnership one or more properly executed and completed IRS Forms W-8IMY, W-8EXP and/or W-8BEN-E or any such other applicable documentation claiming the benefit of an exemption or reduction of withholding tax, based on the provision of such tax form, the Partnership and the General Partner, to the extent permitted by law, will take the foreign government status, qualified foreign pension fund status, treaty entitlement status and/or domestic tax status of the BCI Partners into account in determining the amount of withholding taxes to be withheld or imposed. Other than with respect to income classified as gain from the sale or exchange of a United States real property interest described in Section 897(c)(1)(A) of the Code (including as a result of the application of Section 897(h)(1) of the Code, as determined by the General Partner) allocated to a BCI Partner that does not constitute a qualified foreign pension fund or a domestic entity, the Partnership and the General Partner hereby agree that neither will withhold on any amounts (or any amount in excess of any claimed entitlement to a reduced rate) attributable to the BCI Partners or as a result of the BCI Partners’ interest in the Partnership unless the General Partner has notified the BCI Partners, in writing, as promptly as reasonably practicable after becoming aware that any withholding taxes are likely to be withheld or imposed with respect to any allocation, payment or distribution to the BCI Partners and agrees prior to withholding any amounts in respect of such BCI Partner to use reasonable best efforts to consult with the BCI Partner and to work in good faith with the BCI Partner to minimize any such withholding taxes.

Section 9.6. Limitation of Liability of Partners and Affiliates. Except as provided by the Act or other applicable Law and subject to the obligations to make Capital Contributions and to indemnify the Partnership and the other Partners as provided in Article 7 and as otherwise required by this Agreement or by applicable Law, no Partner shall have any personal liability whatsoever in its capacity as a Partner, whether to the Partnership, to any of the Partners or to the creditors of the Partnership, for the debts, liabilities, contracts or other obligations of the Partnership (whether arising in contract, tort or otherwise) or for any of the Partnership’s losses.

ARTICLE 10

TERMINATION; DISSOLUTION AND WINDING UP

Section 10.1. Termination. Except as otherwise provided, the Term shall continue until the earlier of (i) the termination of the Partnership’s Term as set forth in Section 1.4, (ii) the date on which the Partnership has disposed of and reduced to cash substantially all of its Business Assets, (iii) the date upon which there are no limited partners of the Partnership, unless the Partnership is continued in accordance with the Act, (iv) the entry of a decree of judicial dissolution of the Partnership under Section 17-802 of the Act and (v) an event of withdrawal of a general partner (including the General Partner) under the Act; provided, however, the Partnership shall not be dissolved or required to be wound up upon an event of withdrawal of a general partner (including the General Partner) described in clause (v) of this Section 10.1 if (A) at the time of such event of withdrawal, there is at least one other general partner of the Partnership who carries on the business of the Partnership (any remaining general partner being hereby authorized to carry on the business of the Partnership) or (B) within ninety (90) days after the occurrence of such event of withdrawal, all remaining partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of the event of withdrawal, of one or more additional general partners of the Partnership. The Partnership shall not be dissolved or terminated by reason of the Bankruptcy, removal, withdrawal, dissolution or admission of any Partner (including the General Partner).

Section 10.2. Effect of Termination. Except as agreed otherwise by the Partners, termination of the Term shall be without prejudice to any liability or obligation in respect of any matters, undertakings or conditions which have not been observed or performed by each, or the relevant, Partner prior to termination, or the date on which the relevant Partner ceases to hold any Partnership Interests.

Section 10.3. Survival. This Section 10.3, and Section 10.4 and Article 11 of this Agreement and all related defined terms shall continue to apply to all Partners after dissolution of the Partnership, and any other provisions of this Agreement to the extent relevant to the interpretation or enforcement of or to give effect to such Section of this Agreement shall continue to apply for an indefinite period.

Section 10.4. Dissolution of the Partnership.

(a) On termination of the Term, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating the Business Assets and satisfying the claims of its creditors and Partners. The General Partner, or if the General Partner has been removed or if the Alternative Voting System is in effect, a liquidator (the General Partner or such liquidator, for purposes hereof, the “Liquidator”) as is appointed by the Board as a Major Decision, shall be responsible for overseeing the winding up of the Partnership. The Business Assets shall be liquidated only to the extent determined to be appropriate by the Liquidator or as required under Section 5.7, and the proceeds thereof shall be applied and distributed by the Liquidator in the following order:

(i) to creditors of the Partnership (including, if applicable, the Partners or any of their Affiliates), to the extent otherwise permitted by law, in satisfaction of liabilities of the Partnership, including any unpaid Deferred Asset Management Fees (unless this Agreement was terminated for Cause) the expenses of the winding-up, liquidation and dissolution of the Partnership (whether by payment or the making of reasonable provision for payment thereof);

(ii) provision for such reserves as the Board deems necessary or desirable (determined as a Major Decision); and

(iii) the remaining proceeds, if any, plus any remaining Business Assets of the Partnership, shall be applied and distributed in accordance with Article 3. For purposes of the application of this Section 10.4(a)(iii) and determining Capital Accounts on dissolution, all unrealized gains, losses and accrued income and deductions of the Partnership shall be treated as realized and recognized immediately before the date of distribution.

After such distribution, the Liquidator shall execute, acknowledge and cause to be filed articles of dissolution of the Partnership under the Act, at which time the Partnership shall be terminated.

(b) Unless six (6) months prior to the fifth (5th) anniversary of the Effective Date, a majority of the Board Members appointed by the Preferred Partners agree to postpone the winding up of the Partnership, the Liquidator shall take all appropriate actions (including the actions specified in Section 10.4(a)) to arrange for the orderly termination of the Partnership and liquidation of the Business Assets as of the fifth (5th) anniversary of the Effective Date.

(c) Unless six (6) months prior to the seventh (7th) anniversary of the Effective Date, all of the Preferred Partners agree to postpone the winding up of the Partnership, the Liquidator shall take all appropriate actions (including the actions specified in Section 10.4(a)) to arrange for the orderly termination of the Partnership and liquidation of the Business Assets as of the seventh (7th) anniversary of the Effective Date.

(d) When arranging for the orderly termination of the Partnership and the liquidation of the Business Assets, the Liquidator shall use commercially reasonable efforts to structure such orderly termination in a manner that takes into account the tax consequences to each of the Partners, including the consequences of structuring the liquidation of the Business Assets as a sale of shares in the Subsidiary REIT.

Section 10.5. No Partition. No Partner has any interest in specific property of the Partnership. Without limiting the foregoing, each Partner irrevocably waives during the term of the Partnership any right that it may have to maintain any action for partition with respect to the property of the Partnership or to require the redemption of its interest in the Partnership. The Partners acknowledge that irreparable damage would be done to the goodwill and reputation of the Partnership if any Partner should bring an action in court to dissolve the Partnership under circumstances where dissolution is not required by Section 10.4. This Agreement has been drawn carefully to provide fair treatment of all parties and equitable payment in liquidation of the Partnership. Accordingly, except where the Liquidator has failed to liquidate the Partnership as required by Section 10.4, each Partner hereby waives and renounces such Partner’s right to initiate legal action to seek any partition, the appointment of a receiver or trustee to liquidate the Partnership or to seek a decree of judicial dissolution of the Partnership on the ground that (a) it is not reasonably practicable to carry on the business of the Partnership in conformity with the Act or this Agreement, or (b) dissolution is reasonably necessary for the protection of the rights or interests of the complaining Partner. Damages for breach of this Section 10.5 may be offset against distributions by the Partnership to which such Partner would otherwise be entitled.

ARTICLE 11

NOTICES

Section 11.1. Notices. All notices, requests, demands and other communications hereunder (each, a “Notice”) shall be in writing and shall be deemed to have been duly given if sent to a Party at its business address set forth on Exhibit E hereto (and to its designees if written notice specifying the Person and address of such designee is provided to the Person required to give notice). Any notice shall be deemed to have been duly given if personally delivered or sent by certified, registered or overnight mail or courier or by confirmed e-mail, and shall be deemed received, (a) if sent by certified or registered mail, return receipt requested, when actually received, (b) if sent by overnight mail or courier, when actually received, (c) if sent by e-mail, on the date sent; provided, that confirmatory notice is sent immediately thereafter by overnight courier or first-class mail, postage prepaid in respect of notices provided under Section 2.1(e) or Section 5.3, and (d) if delivered by hand, on the date of receipt.

Section 11.2. Change of Address. A Party may change the person(s) to receive Notices or the address to which Notices hereunder are to be sent to it by giving Notice of such change of address to the Partnership and each other Partner in the manner provided in Section 11.1.

ARTICLE 12

MISCELLANEOUS

Section 12.1. Entire Agreement. This Agreement, including all Exhibits attached hereto, the Subsidiary REIT Agreement, as well as any and all other written agreement between the Partnership and a Partner, constitute the entire agreement among the Parties pertaining to the subject matter hereof. This Agreement supersedes any prior agreement or understanding among the Parties with respect to the subject matter hereof, but shall not amend, modify, supersede or in any way affect any other agreement or understanding among the Parties or their Affiliates that does not relate to the subject matter hereof.

Section 12.2. Amendments.

(a) Except as otherwise provided in this Section 12.2, and notwithstanding any contrary provision of the Act, all amendments to this Agreement shall be in writing and shall be approved by (x) a majority of the Percentage Interest of the Partners holding Common Interest and (y) a majority of the Percentage Interest of the Partners holding Preferred Interest; provided, that no amendment of this Agreement shall (x) without the approval of all Partners, (1) amend this Section 12.2(a), (2) alter the principal purposes of the Partnership, (3) change the status of the Partnership as a partnership for U.S. federal income tax purposes, (4) modify or alter the indemnification obligations of the Partnership under Article 7 hereof, (5) modify the Term (including the related provisions of Section 1.4 and Article 10) or (6) modify any provision of Article 3, Section 4.1, Section 4.2, Section 4.3, Section 4.4, Section 4.10, Section 4.11 or Section 4.16 or any of the defined terms contained therein or (y) without the affirmative vote of the affected Partner, (1) adversely affect the limited liability of a Partner, (2) alter the rights of a Partner under Article 4 or (3) adversely or disproportionately affect the economic terms or governance terms or Partnership Interest of a Partner, including with respect to Net Income, Net Loss, other items or any Partnership distributions.

(b) Except as provided in Section 12.2(a), the Board, acting by Major Decision, may cause this Agreement to be amended, by causing an instrument of amendment to be executed and giving each Partner notice thereof, without the consent of any Partner:

(i) to satisfy any requirements, conditions, guidelines or opinions contained in any applicable opinion, directive, order, ruling or regulation of any governmental authority (including the U.S. Securities and Exchange Commission, the U.S. Internal Revenue Service, or any other federal or state or non-U.S. governmental agency) or in any applicable statute or law (including any federal or state or non-U.S. statute), compliance with which the Board deems to be in the best interests of the Partnership and the Partners, provided, that the Board reasonably determines that such amendment is not likely to have a material adverse impact on the likelihood that the Partnership will achieve its investment objectives;

(ii) as may be necessary or advisable to comply with any anti-money laundering or anti-terrorist laws, rules, regulations, directives or special measures; and

(iii) to give effect to the admission or withdrawal of any Partner, or the Transfer, sale or redemption of any Partnership Interest, in accordance with the terms hereof.

(c) The General Partner may cause this Agreement to be amended, by causing an instrument of amendment to be executed and giving each Partner notice thereof, without the consent of any Partner, to give effect to the admission or withdrawal of any Partner, or the Transfer, sale or redemption of any Partnership Interest, in each case, in accordance with, and subject to, the terms hereof (including Section 2.2(b)(ii), Section 4.3 and Section 5.6).

(d) The Partnership will provide each Partner with a copy of any amendment to this Agreement made pursuant to this Section 12.2 promptly after such amendment has been made.

Section 12.3. Governing Law; Jurisdiction. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the rights of the Partners and transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware. Each Partner hereby irrevocably consents and agrees that any action, suit or proceeding with respect to this Agreement shall be brought and determined only in the exclusive jurisdiction of the Court of Chancery of the State of Delaware, the courts of the United States of America for the District of Delaware, and appellate courts thereof, and each Party hereby consents to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each Partner further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each Partner hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. EACH PARTNER, FOR ITSELF AND ON BEHALF OF ITS AFFILIATES, HEREBY WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY ACTION, LAWSUIT, OR PROCEEDING, WHETHER IN CONTRACT OR IN TORT, RELATING TO ANY DISPUTE ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION DESCRIBED IN THIS AGREEMENT OR TO ANY DISPUTE BETWEEN THE PARTIES (INCLUDING DISPUTES WHICH ALSO INVOLVE OTHER PERSONS).

Section 12.4. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their permitted successors and assigns.

Section 12.5. No Third Party Beneficiaries. Subject to Section 7.1(d), Section 7.2, and Section 5.8, the provisions of this Agreement are for the sole and exclusive benefit of the Parties and their permitted successors and assigns and shall not be deemed to create any rights for the benefit of any other Person except as specifically provided herein.

Section 12.6. Severability. If any provision of this Agreement or the application of such provision to any Party or circumstance shall be held invalid or unenforceable, the remainder of this Agreement or the application of that provision to another Party or circumstance shall not be affected thereby.

Section 12.7. Enforceability. It is the intent of the Parties that the provisions of this Agreement shall be enforced to the fullest extent permitted by Law. Accordingly, if any particular paragraph(s), subparagraph(s) or portion(s) of this Agreement shall be held invalid or unenforceable as written or otherwise determined to be too broad to permit the enforcement of such paragraph(s), subparagraph(s) or portion(s) to its fullest extent, then such paragraph(s), subparagraph(s) or portion(s) will be enforced to the maximum extent permitted by Law, and the Parties hereby consent and agree that such scope may be judicially limited or modified accordingly in any proceeding brought to enforce such restriction to the extent necessary to be valid or enforceable. Such modification shall not affect the remaining provisions of this Agreement. To the extent any paragraph(s), subparagraph(s) or portion(s) of this Agreement are found invalid or unenforceable and cannot be modified to be valid or enforceable, then the Agreement shall be construed as if those paragraph(s), subparagraph(s) or portion(s) were deleted, and all remaining terms and provisions shall be enforceable in law or equity in accordance with their terms.

Section 12.8. No Waiver. No waiver by a Party of any default, breach or violation of this Agreement shall be deemed to be a waiver of any other default, breach or violation of any kind or nature, whether or not similar to the default, breach or violation that has been waived, and no failure to enforce a particular provision in one instance shall not be deemed a waiver or modification of rights or preclude the enforcement thereafter. No acceptance of payment or performance by a Party after any such default, breach or violation shall be deemed to be a waiver of any default, breach or violation of this Agreement, whether or not such Party knows of such default, breach or violation at the time it accepts such payment or performance. Subject to any applicable statutes of limitation, no failure or delay on the part of a Party to exercise any right it may have under this Agreement shall prevent its exercise by such Party, and no such failure or delay shall operate as a waiver of any default, breach or violation of this Agreement.

Section 12.9. Captions. The captions and headings used in this Agreement are for convenience only and do not in any way affect, limit, amplify or modify the terms and provisions hereof.

Section 12.10. Further Assurances. Each Partner shall execute and deliver any additional documents and instruments and perform any additional acts that may be reasonably necessary to effectuate and perform the provisions of this Agreement and the transactions contemplated herein.

Section 12.11. Counterparts. This Agreement may be executed in several counterparts. If so executed, each of such counterparts shall be deemed an original for all purposes and all counterparts shall, collectively, constitute one agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart and photocopies may be used.

Section 12.12. PDF Signature. Any Party may deliver its signature to this Agreement, if applicable, or any Notice or other document described in this Agreement or relating to the Partnership by portable document format (PDF) by electronic mail (and in accordance with Article 11, if applicable) to the proper recipient. Any document signed by a Party by PDF by electronic mail and reasonably believed by the recipient to have been sent by or on behalf of that Party shall (a) be binding upon and fully enforceable against that Party as though it had delivered a manually-signed counterpart to the recipient and (b) be accepted by any court as equivalent to a manually-signed counterpart for purposes of any evidentiary rule, and no Party will object to the effectiveness or validity of such PDF signature.

Section 12.13. Time of the Essence. Time is of the essence in the performance of each and every term of this Agreement.

Section 12.14. Usury Savings. It is intended that any rate of interest provided herein shall never exceed the maximum rate, if any, which may be legally charged (“Maximum Rate”), and if the provisions for interest contained in any provision of this Agreement would result in a higher rate than the Maximum Rate, interest shall nevertheless be limited to the Maximum Rate, and any amounts which may be applied toward interest in excess of the Maximum Rate shall be applied to the reduction of principal, or, at the lawfully exercised option of the applicable lender, returned to the applicable borrower.

Section 12.15. Waiver; Privilege. The Partnership has initially selected Alston & Bird LLP (“Partnership Counsel”) as legal counsel to the Partnership. Partnership Counsel may also be counsel to the General Partner, the CTT Partner or the Asset Manager, and one or more of their respective Affiliates may be represented by the same counsel. The attorneys, accountants and other experts who perform services for the Partnership may also perform services for the General Partner, the CTT Partner, the Asset Manager and any of their respective Affiliates. The General Partner may, without the consent of any other Partner, execute on behalf of the Partnership and the Partners any consent to the representation of the Partnership, the General Partner, the CTT Partner, the Asset Manager and any of their respective Affiliates that Partnership Counsel may request pursuant to applicable rules of ethics or professional conduct or similar rules in any applicable jurisdiction (“Rules”). Each Preferred Partner acknowledges that Partnership Counsel does not represent any Preferred Partner with respect to the Partnership in the absence of a clear and explicit agreement to such effect between the Preferred Partner and Partnership Counsel (and in any case only to the extent specifically set forth in that agreement), and that in the absence of any such agreement Partnership Counsel shall owe no duties to a Preferred Partner with respect to the Partnership, whether or not Partnership Counsel has in the past represented or is currently representing such Preferred Partner with respect to other matters. In the event any dispute or controversy arises between any Preferred Partner and the Partnership, or between any Preferred Partner or the Partnership, on the one hand, and the General Partner (or any of its Affiliates that Partnership Counsel represents), on the other hand, then each Preferred Partner agrees that Partnership Counsel may represent either the Partnership or the General Partner (or its Affiliates), or both, in any such dispute or controversy to the extent permitted by the Rules, and each Preferred Partner hereby consents to such representation. Each Preferred Partner further acknowledges that, whether or not Partnership Counsel has in the past represented such Preferred Partner with respect to other matters, Partnership Counsel has not represented the interests of any Preferred Partner in the preparation and negotiation of this Agreement. In addition, Partnership Counsel does not undertake to monitor the compliance of the General Partner, the CTT Partner, the Asset Manager or their respective Affiliates with the terms set forth in this Agreement or the Asset Management Agreement, nor does Partnership Counsel monitor compliance with applicable laws.

Remainder of page left intentionally blank; signature pages follow.

IN WITNESS WHEREOF, each Party hereby executes this Agreement as of the Effective Date.

GENERAL PARTNER:

TRIPLE T GP, LLC

By:	Creek Pine Holdings, LLC, as Sole Member

	By:	TIMBERLANDS II, LLC, as Sole Member

		By:	CATCHMARK TIMBER OPERATING PARTNERSHIP, L.P., as Manager

			By:	CATCHMARK TIMBER TRUST, INC., as General Partner

		By:	/s/ Brian M. Davis
Name: Brian M. Davis
Title: Senior Vice President and Chief Financial Officer

[Limited Partnership Agreement of TexMark Timber Treasury, L.P.]

CTT PARTNER:

CREEK PINE HOLDINGS, LLC

By:	TIMBERLANDS II, LLC, as Sole Member

	By:	CATCHMARK TIMBER OPERATING PARTNERSHIP, L.P., as Manager

		By:	CATCHMARK TIMBER TRUST, INC., as General Partner

	By:	/s/ Brian M. Davis
Name: Brian M. Davis
Title: Senior Vice President and Chief Financial Officer

[Limited Partnership Agreement of TexMark Timber Treasury, L.P.]

MEDLEY PARTNER:

CADDO INVESTORS HOLDINGS 1 LLC

By: Medley Capital LLC, its manager

By:	/s/ Richard T. Allorto Jr.
Name: Richard T. Allorto Jr.
Title: Authorized Person

[Limited Partnership Agreement of TexMark Timber Treasury, L.P.]

TIG PARTNER:

CADDO TIG NEWCO L.P.

By:	/s/ Mitchell Kosches
Name: Mitchell Kosches
Title: Authorized Signatory

[Limited Partnership Agreement of TexMark Timber Treasury, L.P.]

HIGHLAND PARTNERS:

HIGHLAND FLOATING RATE OPPORTUNITIES FUND

By:	/s/ Dustin Norris
Name:	Dustin Norris
Title:	Secretary

NEXPOINT STRATEGIC OPPORTUNITIES FUND

By:	/s/ Dustin Norris
Name:	Dustin Norris
Title:	Secretary

NEXPOINT REAL ESTATE STRATEGIES FUND

By:	/s/ Dustin Norris
Name:	Dustin Norris
Title:	Secretary

[Limited Partnership Agreement of TexMark Timber Treasury, L.P.]

BCI PARTNERS:

IMC RRIF C US INC.

By:	/s/ Lincoln Webb
Name:	Lincoln Webb
Title:	President

IMC RRIF M US INC.

By:	/s/ Lincoln Webb
Name:	Lincoln Webb
Title:	President

IMC RRIF PS US INC.

By:	/s/ Lincoln Webb
Name:	Lincoln Webb
Title:	President

IMC RRIF T US INC.

By:	/s/ Lincoln Webb
Name:	Lincoln Webb
Title:	President

IMC RRIF WS US INC.

By:	/s/ Lincoln Webb
Name:	Lincoln Webb
Title:	President

IMC RRIF H US INC.

By:	/s/ Lincoln Webb
Name:	Lincoln Webb
Title:	President

BCIMC (WCBAF REKYN) INVESTMENT CORPORATION

By:	/s/ Lincoln Webb
Name:	Lincoln Webb
Title:	President

[Limited Partnership Agreement of TexMark Timber Treasury, L.P.]

JAWS PARTNER:

JAWS CAPITAL, LP

By:	JAWS Estates Capital, LLC, as its general partner

	By:	/s/ Michael Racich
Name: Michael Racich
Title: Authorized Signatory

[Limited Partnership Agreement of TexMark Timber Treasury, L.P.]

EXHIBIT A

DEFINITIONS

Section A-1. Certain Defined Terms. For the purposes of this Agreement, capitalized terms used herein and not otherwise defined herein have the meanings given to such terms as set forth below:

“Act” means the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. § 17-101, et seq., as it may be amended hereafter from time to time, and any successor statute thereto.

“Additional Preferred Return Account” has the meaning ascribed to such term in the Subsidiary REIT Agreement.

“Adjusted Capital Account Deficit” means, with respect to any Partner, the deficit balance, if any, in such Partner’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

(i) Credit to such Capital Account any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(ii) Debit to such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6).

The foregoing definition of “Adjusted Capital Account Deficit” is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Affiliates” means in relation to a Person, any holding company, subsidiary or any other subsidiaries of any such holding company, in each case of such Person and any Person that Controls, is Controlled by or is under common Control with such Person, except that it shall not include the Partnership or any of its Subsidiaries in the case where such Person is a Partner.

“Alternative Voting System” means a voting construct for the Board such that the number of votes of the Board Members on each matter before the Board shall be as follows: the Board Member(s) appointed by (i) CTT Partner shall each have one-third of a vote, for a total of one (1) vote (ii) BCI Partners shall have one (1) vote, (iii) Medley Partner shall have one (1) vote, (iv) TIG Partner shall have one (1) vote, and (v) Highland Partners shall have one (1) vote.

“Antitrust Laws” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any other laws applicable to the Partnership and its Partners under any applicable jurisdiction that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

Exhibit A - 1

“Bad Act” means, with respect to a Person, gross negligence, bad faith, fraud, willful misconduct; provided, that, other than with respect to fraud, if such breach is curable, then the breaching party will not be deemed to have caused the occurrence of a Bad Act pursuant to this definition if such party cures the applicable breach (including for the avoidance of doubt paying or otherwise remedying any adverse effects resulting from the Bad Act and otherwise offsetting any Losses suffered by other relevant Partners) within the thirty (30) days following its receipt of Notice thereof.

“Bankruptcy” of a Person shall be deemed to have occurred upon the happening of any of the following: (i) the filing of an application by such Person for, or a consent to, the appointment of a trustee, receiver or liquidator of its assets; (ii) the filing by such Person of a voluntary petition or answer in bankruptcy or the filing of a pleading in any court of record admitting in writing its inability to pay its debts as such debts come due or seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any Law; (iii) the making by such Person of a general assignment for the benefit of creditors; (iv) the filing by such Person of an answer admitting the material allegations of, or its consenting to or defaulting in answering, a bankruptcy or insolvency petition filed against it in any bankruptcy or similar proceeding; or (v) the entry of an order, judgment, or decree by any court of competent jurisdiction adjudicating such Person a bankrupt or appointing a trustee of its assets, and such order, judgment, or decree continues unstayed and in effect for a period of one hundred twenty (120) days.

“Bare Land Value”, with respect to Property and Real Estate Assets to be sold Pursuant to an HBU Sale, is equal to [***] multiplied by the number of acres to be sold pursuant to such HBU Sale; provided, that prior to and until the completion of any appraisal pursuant to Section 8.3(b), such per-acre value shall be deemed to be equal to $[***] per acre.

“BCI” means British Columbia Investment Management Corporation.

“Beneficially Own” or “Beneficial Ownership” means ownership of units of the Subsidiary REIT by a Person who would be treated as an owner of such units either directly or indirectly for purposes of Section 542 of the Code, including through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) and Section 856(h)(3)(A) of the Code.

“Budget Development Protocols” means the protocols for preparation of the Annual Budget and related back-up schedules, plans and forecasts described in Exhibit C-2.

“Business Assets” means as the context may require (i) the Partnership’s direct or indirect interests in its Subsidiaries and Real Estate Assets (including the Property) and/or (ii) all other assets or property of whatever kind or nature owned by the Partnership from time to time.

“Business Day” means a day which is not a Saturday, a Sunday or any day on which banks are generally not open for business in the State of New York.

“Capital Account” means with respect to any Partner, the Capital Account maintained for such Partner in accordance with the following provisions:

(i) To each Partner’s Capital Account there shall be credited the amount of money and the fair market value of any property contributed by such Partner to Company, such Partner’s distributive share of Net Income allocated pursuant to Section 1.2 of Exhibit D and any items in the nature of income or gain which are specially allocated pursuant to Section 1.3 of Exhibit D, and the amount of any the Partnership’s liabilities assumed by such Partner or which are secured by any property distributed to such Partner.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit A - 2

(ii) To each Partner’s Capital Account there shall be debited the amount of cash and the Gross Asset Value of any property distributed to such Partner pursuant to any provision of this Agreement, such Partner’s distributive share of Net Losses allocated pursuant to Section 1.2 of Exhibit D and any items in the nature of expenses or losses which are specially allocated pursuant to Section 1.3 of Exhibit D, and the amount of any liabilities of such Partner assumed by the Partnership or which are secured by any property contributed by such Partner to the Partnership.

(iii) In the event all or a portion of an interest in the Partnership is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the Transferring Preferred Partner to the extent that it relates to the transferred interest.

(iv) In determining the amount of any liability for purposes of the foregoing subparagraphs (i) and (ii) there shall be taken into account Section 752(c) of the Code and any other applicable provisions of the Code and Treasury Regulations.

The foregoing provision and other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Treasury Regulations.

“Capital Commitment” means, with respect to any Partner, the Capital Commitment set forth opposite such Partner’s name on Exhibit B.

“Capital Contributions” means, with respect to any Partner, the amount of money set forth opposite the name of such Partner (or its predecessors in interest) on Exhibit B.

“Capital Event” has the meaning set forth in the Subsidiary REIT Agreement.

“Capital Event Proceeds” has the meaning set forth in the Subsidiary REIT Agreement.

“Capital Expenditures” means an aggregate amount equal to the sum of the Expenses incurred with respect to (i) “Site Prep – Chemical”, (ii) “Site Prep – Bedding”, (iii) “Planting” and (iv) “First Fertilization @ Establishment”, in each case, as such item is denoted on Exhibit C-1.

“Cause” means any of the following events:

(i) there has been a final determination by a court of competent jurisdiction, or an admission by the General Partner or any of its Affiliates, that the General Partner or any of its Affiliates has committed, in connection with the performance of its respective duties in respect of the Partnership and its Subsidiaries, (A) fraud or intentional misappropriation of funds, (B) willful misconduct, (C) gross negligence; or (D) a breach of this Agreement resulting in material Losses to the Partnership or any of its Subsidiaries, taken as a whole; provided, that, such an occurrence shall not constitute “Cause” to the extent (1) the act or omission is the result of the conduct of an employee of the General Partner or its Affiliates who is not otherwise a Senior Officer, (2) such conduct occurs without the prior knowledge of a Senior Officer or (3) such “Cause” event is cured within thirty (30) days, which cure may include: (x) the removal of the subject employee from the

Exhibit A - 3

General Partner or the applicable Affiliate, as applicable; (y) a comprehensive review by the General Partner or the applicable Affiliate of its internal policies and procedures to determine whether additional procedures should be implemented in order to prevent such act or event by the General Partner (or such Affiliate thereof); and (z) full restitution and reimbursement is made to the Partnership or the applicable Subsidiary, or to the Preferred Partners, as applicable, by the General Partner, for any Losses caused by such Cause event;

(ii) a Transfer by the General Partner or any of its Affiliates in contravention of this Agreement that is not cured within thirty (30) days after the earlier of (x) the General Partner (or CTT Partner) becoming aware of such Transfer or (y) written notice from a Partner specifying the breach;

(iii) the General Partner has failed to retain certification by or to obtain recertification from Sustainable Forestry Initiative Inc. with respect to all of the Property; or

(iv) Bankruptcy of CTT, CatchMark Timber Operating Partnership, L.P., or any Affiliate thereof that directly holds Partnership Interests.

“Change of Control” means, with respect to any Person, any transaction or series of related transactions which, directly or indirectly, results in (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (“Exchange Act”)) of direct or indirect beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then-outstanding shares of common stock of such Person or the combined voting power of any other then-outstanding securities of such Person entitled to vote generally in the election of directors (as applicable with respect to such Person, the “Outstanding Voting Securities”); or (ii) any merger, consolidation, reorganization or other similar transaction pursuant to such Person is merged with and into or otherwise acquired by another entity; excluding, however, any such transaction pursuant to which the individuals and entities who are beneficial owners of such Person’s Outstanding Voting Securities immediately prior to such transaction will in the aggregate beneficially own, directly or indirectly, 50% or more of the outstanding shares of common stock, and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such transaction (including a corporation that as a result of such transaction owns such Person or all or substantially all of the assets of such Person, either directly or through one or more Subsidiaries).

“Charitable Beneficiary” means, with respect to any Excess Interest Trust, one or more organizations that is a “United States Person” within the meaning of Section 7701(a)(30) of the Code designated by the Excess Interests Trustee and is described in each of Section 170(b)(1)(A) of the Code (other than clauses (vii) and (viii) thereof) and Section 170(c)(2) of the Code as a beneficiary of such Excess Interest Trust, and thereafter the organization so designated.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time (or any succeeding law).

“Commitment Percentage” means, with respect to each Partner, the percentage determined by dividing such Partner’s Capital Commitment by the aggregate Capital Commitments made by all Partners.

Exhibit A - 4

“Company Act” means the U.S. Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“Constituent Partners” means any Person that is an officer, director, member, partner or shareholder in a Person, or any Person that, indirectly through one or more limited liability companies, partnerships or other entities, is an officer, director, member, partner or shareholder in a Person.

“Constructive Ownership” means ownership of units of the Subsidiary REIT by a Person who would be treated as owner of such units either directly or indirectly through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code.

“Control” means, in relation to a Person, where a person (or persons acting in concert) holds or has direct or indirect control of (i) the affairs of that Person, or (ii) more than fifty percent (50%) of the total voting rights conferred by all the issued shares in the capital of that Person which are ordinarily exercisable in a general meeting (or the equivalent) or (iii) a majority of the board of directors/managers of that Person, and “Controlled by” and “Controlling” shall be construed accordingly. For these purposes, “persons acting in concert,” in relation to a Person, are persons which actively cooperate pursuant to an agreement or understanding (whether formal or informal), with a view to exercising, obtaining or consolidating Control of that Person.

“Cumulative UCF Budget” means, with respect to any full Fiscal Quarter, the cumulative amount of “Unlevered Cash Flow (Definitional, Excludes HBU Sales)” set forth on Exhibit C-1 for each Fiscal Quarter from the Effective Date through the end of such Fiscal Quarter.

“Cumulative UCF Actual” means, with respect to any full Fiscal Quarter, the cumulative amount of Unlevered Cash Flow actually generated by the Property and other Real Property Assets from the Effective Date through the end of such Fiscal Quarter.

“Cumulative UCF Variance” means, with respect to any full Fiscal Quarter, an amount equal to (x) Cumulative UCF Actual, minus (y) Cumulative UCF Budget.

“Cumulative Deferred Asset Management Fees” means, with respect to any Fiscal Quarter, the cumulative amount of Deferred Asset Management Fees from the Effective Date through the end of the immediately preceding Fiscal Quarter.

“Cumulative Deferred Asset Management Fees Recovered” means, with respect to any Fiscal Quarter, the cumulative amount all Recovered Asset Management Fees from the Effective Date through the end of the immediately preceding Fiscal Quarter.

“Cumulative Bank Utilized” means, with respect to any Fiscal Quarter, an amount equal to: (a) $4,000,000, minus (b) the Opening Bank Balance for such Fiscal Quarter.

Exhibit A - 5

“Cumulative Net Shortfall” means, with respect to any Fiscal Quarter, an amount equal to: (a) Cumulative UCF Variance for such Fiscal Quarter, plus (b) Cumulative Bank Utilized with respect to such Fiscal Quarter, plus (c) Cumulative Deferred Asset Management Fees for such Fiscal Quarter, plus (d) the aggregate amount of all Capital Contributions made by the Common Partners to the Partnership from the Effective Date through the end of the immediately preceding Fiscal Quarter, minus (e) the Cumulative Deferred Asset Management Fees Recovered for such Fiscal Quarter. For all purposes hereunder, if the “Cumulative Net Shortfall” is equal to an amount greater than zero ($0), it will be referred to as a “Cumulative Net Surplus”.

“Deferred Asset Management Fees Balance” means, with respect to any Fiscal Quarter, an amount equal to (i) the prior Fiscal Quarter’s Deferred Asset Management Fees Balance, plus (ii) the aggregate amount of Deferred Asset Management Fees with respect to such Fiscal Quarter, less (ii) the aggregate amount of Recovered Asset Management Fees with respect to such Fiscal Quarter. The initial Deferred Asset Management Fees Balance shall be zero.

“Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for U.S. federal income tax purposes with respect to an item of Business Assets for such Fiscal Year, except that (i) with respect to any item of Business Assets the Gross Asset Value of which differs from its adjusted tax basis for U.S. federal income tax purposes at the beginning of such Fiscal Year and which difference is being eliminated by use of the “remedial method” as defined by Section 1.704-3(d) of the Treasury Regulations, Depreciation for such Fiscal Year shall be the amount of book basis recovered for such Fiscal Year under the rules prescribed by Section 1.704-3(d)(2) of the Treasury Regulations, and (ii) with respect to any item of Business Assets the Gross Asset Value of which differs from its adjusted tax basis for U.S. federal income tax purposes at the beginning of such Fiscal Year and which difference is being eliminated by a method other than the “remedial method,” Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the U.S. federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, that in the case of the foregoing clause (ii) if the adjusted tax basis for U.S. federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

“Dollars” and the sign “$” mean Dollars, lawful currency of the United States of America.

“Ending Bank Balance” means, with respect to any Fiscal Quarter, (i) the Opening Bank Balance with respect to the Fiscal Quarter, minus (ii) the amount deducted from the Opening Bank Balance pursuant to Section 2.1(b)(i), minus (ii) the optional amount deducted from the Opening Bank pursuant to Section 4.3(c).

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended and the regulations thereunder and interpretations thereof promulgated by the U.S. Department of Labor, as in effect from time to time.

“Excess Interests Price” means the price purportedly paid by a Purported Record Transferee for Excess Interests.

“Excess Interests Trust” any separate trust created and administered for the exclusive benefit of a Charitable Beneficiary.

Exhibit A - 6

“Excess Interests Trustee” means the Person designated by the General Partner to act as trustee of any Trust, or any successor trustee thereof. For the avoidance of doubt, the Excess Interests Trustee shall be a “United States Person” within the meaning of Section 7701(a)(30) of the Code and unaffiliated with both the Partnership and any Purported Record Transferee (and, if different than the Purported Record Transferee, the Person who would have had Beneficial Ownership of the interests that would have been owned of record by the Purported Record Transferee)).

“Excluded Loss” means (a) any Losses to the extent the same are reimbursed by insurance proceeds or indemnities from third parties and (b) any consequential, special, punitive or exemplary damages to the extent such damages are not owed to a third party in connection with any third party claim.

“Failure to Fund Notice” means written notice of a Partner’s failure to fund Capital Contributions within the period of time set forth in this Agreement.

“Fair Value” means value of any Property or other Business Assets, valued at their fair value as determined in accordance with the Valuation Policy.

“FATCA” means Sections 1471-1474 of the Code and the Treasury Regulations thereunder.

“Fiscal Quarter” of the Partnership means each three (3) month period ending March 31, June 30, September 30 or December 31 of each year; provided, that (a) the initial Fiscal Quarter shall begin on the Effective Date and (b) the last Fiscal Quarter shall end on the date that the final liquidation, dissolution and termination of the Partnership is completed; provided, further, that, if the Partnership is required under the Code to use a taxable year other than a calendar year, then Fiscal Quarter shall mean each quarter of such taxable year (and the initial Fiscal Quarter and the last Fiscal Quarter shall be adjusted accordingly). To the extent any computation or other provision of this Agreement provides for an action to be taken on a Fiscal Quarter basis, an appropriate proration or other adjustment shall be made in respect of the initial and last Fiscal Quarters to reflect that such periods are less than full calendar quarter periods.

“Fiscal Year” of the Partnership means the twelve (12) month period ending December 31 of each year; provided, that (a) the initial Fiscal Year shall be the period beginning on the Effective Date and ending on December 31 of the same year and (b) the last Fiscal Year shall be the period beginning on January 1 of the calendar year in which the final liquidation, dissolution and termination of the Partnership is completed and ending on the date that such final liquidation, dissolution and termination is completed; provided, further, that, if the Partnership is required under the Code to use a taxable year other than a calendar year, then Fiscal Year shall mean such taxable year (and the initial Fiscal Year and the last Fiscal Year shall be adjusted accordingly). To the extent any computation or other provision of this Agreement provides for an action to be taken on a Fiscal Year basis, an appropriate proration or other adjustment shall be made in respect of the initial and last Fiscal Years to reflect that such periods are less than full calendar year periods.

Exhibit A - 7

“Government Authority” means (i) a federal or national government, any state government, any political subdivision thereof, or any local jurisdiction therein; (ii) an instrumentality, board, commission, court or agency, whether civilian or military, of any of the above, however constituted; (iii) a public organization, being an organization whose members are (A) countries or territories; (B) governments of countries or territories; and/or (C) other public international organizations and includes the World Bank, the United Nations, the International Monetary Fund and the OECD; or (iv) any company, association, organization, business, enterprise or other entity which is owned, whether in whole or in part, or controlled by any Person listed in (i) to (iii) above.

“Gross Asset Value” means, with respect to any item of Business Assets, the item’s adjusted basis for federal income tax purposes, except as follows:

(i) The initial Gross Asset Value of any item of Business Assets contributed or deemed contributed by a Partner to the Partnership shall be the gross fair market value of such item, as agreed upon in the applicable transaction documents;

(ii) The Gross Asset Values of all Business Assets shall be adjusted to equal their respective gross fair market values, as determined as a Major Decision, as of the following times: (A) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (B) the distribution by the Partnership to a Partner of more than a de minimis amount of money or other property as consideration for an interest in the Partnership; (C) the grant of an interest in the Partnership (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Partnership by an existing Partner acting in a Partner capacity, or by a new Partner acting in a Partner capacity or in anticipation of becoming a Partner; and (D) the liquidation of the Partnership within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to the foregoing clauses (A), (B) and (C) shall be made only if the General Partner reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

(iii) The Gross Asset Value of any item of Business Assets distributed to any Partner shall be adjusted to equal the gross fair market value of such item on the date of distribution as reasonably determined by the Partners; and

(iv) The Gross Asset Values of the Partnership’s assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Section 734(b) or Section 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this clause (iv) to the extent the General Partner determines that an adjustment pursuant to clause (ii) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (iv).

If the Gross Asset Value of an item of Business Assets has been determined or adjusted pursuant to clause (i), (ii) or (iv) of this definition, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income or Net Losses.

“HBU Sale” means any disposition through a cash sale of a portion of the Property or any other Real Estate Asset.

Exhibit A - 8

“Indebtedness” means all obligations of the Partnership or its Subsidiaries for borrowed money, including all obligations evidenced by bonds, debentures, notes or other similar instruments and all Senior Credit Debt.

“Indemnified Party” means any Partner (including the General Partner), any Board Member, any Board Observer and any Affiliate of any of the foregoing, and their respective Constituent Partners, employees, managers, consultants and agents, and any other Person who is authorized pursuant to this Agreement or the delegation authority contained herein to act on behalf of or in the name of the Partnership.

“Initial Holdings” means, as of any date, with respect to any Preferred Partner that was a Preferred Partner as of the Effective Date, the initial Partnership Interests held by such Preferred Partner as of the Effective Date that are still held by such Preferred Partner. For the avoidance of doubt, such Preferred Partner’s Initial Holdings shall not include any Partnership Interests obtained by such Preferred Partner after the Effective Date.

“Initial Liquidation Value” means, in respect of the Preferred Interests held by all Preferred Partners, an amount equal to the Capital Contributions attributable thereto, calculated based on the aggregate amount of Capital Contributions made in respect of all Preferred Interests and, in respect of any individual Preferred Partner, an amount equal to the Capital Contributions attributable to the Preferred Interests of such Preferred Partner.

“Initial Preferred Distribution Balance” has the meaning ascribed to such term in the Subsidiary REIT Agreement.

“IRS” means the U.S. Internal Revenue Service or any successor agency or department with primary responsibility for adopting, interpreting and enforcing provisions of the Code.

“Law” means any law, statute, act, legislation, bill, enactment, policy, treaty, international agreement, ordinance, judgment, injunction, award, decree, rule, regulation, interpretation, determination, requirement, writ or order of any Government Authority.

“Liquidity Event” means, as of the end of any calendar month, that the Partnership and its Subsidiaries collectively have less than an aggregate amount of (x) cash and cash equivalents and (y) capacity under the Partnership’s and its Subsidiaries’ revolving line of credit facility, collectively, equal to $30,000,000; provided, however, that such amount assumes a normalized level of net working capital (including with respect to the collection of receivables and the payment of payables in the ordinary course of business).

“Loss” or “Losses” means the dollar amounts of all actual costs, claims, suits, actions, damages, losses, liabilities, obligations, reasonable fees and expenses of any kind or nature, including costs and expenses of accountants, attorneys and other professionals, judgments, fines, penalties, settlements and all other costs and expenses and disbursements of any nature or type actually paid or incurred or imposed on or asserted against a specified Person, and all costs and expenses paid or incurred by the prevailing party or any of its Affiliates in litigating against any other party or any of its Affiliates, but specifically excluding in all such cases any Excluded Loss.

Exhibit A - 9

“Net Income” and “Net Loss” mean, for each Fiscal Year or other period, an amount equal to the Partnership’s taxable income or loss for such Fiscal Year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss) with the following adjustments:

(i) Any income of the Partnership that is exempt from U.S. federal income tax, and to the extent not otherwise taken into account in computing Net Income or Net Losses pursuant to this paragraph, shall be added to such taxable income or loss;

(ii) Any expenditures of the Partnership described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) of the Code expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and to the extent not otherwise taken into account in computing Net Income and Net Losses pursuant to this paragraph, shall be subtracted from such taxable income or loss;

(iii) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to the definition of “Gross Asset Value” herein, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Losses;

(iv) Gain or loss resulting from any disposition of any Business Assets or any other assets of the Partnership with respect to which gain or loss is recognized for U.S. federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(v) In lieu of depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of “Depreciation”; and

(vi) Any items which are specially allocated pursuant to the provisions of Section 1.3 of Exhibit D, shall not be taken into account in computing Net Income or Net Losses.

“Net Operating Income” means, with respect to the Subsidiary REIT and its Subsidiaries, an amount equal to: (i) total revenue, consisting of the following line items: Harvest Revenue, Hunting Revenue, Seedling Revenue, Surface Use Payments and Other Revenues, less (ii) total operating expenses, consisting of the following line items: Forestry Management, General and Administrative, Property Insurance, Property Tax, Legal/Consultant/Audit/SFI Dues, Release, Second Fertilizer, Road Maintenance, Disruption Fees, and Other Expenses, in each case as set forth in Exhibit C-1. For the avoidance of doubt, the computation of Net Operating Income excludes any proceeds from HBU Sales.

“Nonrecourse Deduction” has the meaning set forth in Treasury Regulations Sections 1.704-2(b)(1) and 1.704-2(c).

“Nonrecourse Liability” has the meaning set forth in Treasury Regulations Section 1.752-1(a)(2).

Exhibit A - 10

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“OFAC List” is any list of prohibited countries, individuals, organizations and entities that is administered or maintained by OFAC, including: (i) the Specially Designated Nationals and Blocked Persons list; (ii) the Foreign Sanctions Evaders List, (iii) the Sectoral Sanctions Identifications List; and/or (iv) any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation.

“Opening Bank Balance” means, with respect to any full Fiscal Quarter, the Ending Bank Balance as of the end of the previous Fiscal Quarter; provided, that the initial Opening Bank Balance shall be $4,000,000.

“Parties” means each Partner.

“Partner” or “Partners” means (i) any Person who or which is so identified on one or more counterparts of Exhibit B, as attached hereto and as hereafter modified, supplemented or amended from time to time, so long as such Person has not ceased to be a partner of the Partnership pursuant to the terms of this Agreement, and (ii) any Person who or which becomes a substitute partner of the Partnership pursuant to the terms of this Agreement and has not ceased to be a partner of the Partnership pursuant to the terms of this Agreement, in each case, in its or their capacities as partners of the Partnership.

“Partner Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” set forth in Treasury Regulations Section 1.704-2(b)(4).

“Partner Nonrecourse Debt Minimum Gain” means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if the Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treasury Regulations Section 1.704-2(i)(3).

“Partnership Interests” means the interests of a Partner in the Partnership, including such Partner’s right: (a) to a distributive share of the assets or property of the Partnership as set forth in Article 3 and Article 10; (b) to allocations of items of income, gain, loss, deduction and credit of the Partnership as set forth in Exhibit D of this Agreement; and (c) to inspect the books and records of the Partnership as provided in Section 8.1 and such other rights to participate in the management and operation of the Partnership as are expressly set forth in this Agreement.

“Partnership Minimum Gain” has the same meaning as “partnership minimum gain” set forth in Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

“Permitted Encumbrances” has the meaning ascribed to the term “Permitted Liens” in the Senior Credit Documents.

“Percentage Interest” means, (a) generally, with respect to each Partner at any time, the percentage determined by dividing such Partner’s Capital Contributions by the aggregate Capital Contributions made by all Partners, (b) when used with reference to the Preferred Partners, the percentage determined by dividing a Preferred Partner’s Capital Contributions by the aggregate Capital Contributions made by all Preferred Partners and (c) when used with reference to the Common Partners, the percentage determined by dividing a Common Partner’s Capital Contributions by the aggregate Capital Contributions made by all Common Partners.

Exhibit A - 11

“Person” means an individual or a general partnership, limited partnership, corporation, professional corporation, limited liability company, limited liability partnership, joint venture, trust, business trust, unincorporated organization, cooperative or association or a governmental, administrative or regulatory agency or any other entity.

“Plan Assets” has the meaning set forth in the Plan Asset Regulations (as modified by Section 3(42) of ERISA) or as set forth in the applicable provisions of any Similar Law.

“Plan Asset Regulations” means the regulations issued by the U.S. Department of Labor in Title 29, Code of Federal Regulations, Part 2510, Section 101-3, as modified by Section 3(42) of ERISA.

“Preferred Interests” means the Partnership Interests issued to the Preferred Partners pursuant to this Agreement.

“Qualified Appraiser” means an independent appraisal firm selected by the applicable party from those listed on Schedule 8.3(B) attached hereto.

“Qualified REIT Consultant” means a nationally recognized accounting firm, which may be the Partnership’s audit or tax firm, or a nationally recognized law firm selected by the General Partner.

“Quarterly Net Shortfall” means, with respect to any Fiscal Quarter, an amount equal to: (a) the amount equal to (x) the amount of Unlevered Cash Flow generated by the Partnership for such Fiscal Quarter, less (y) the amount equal to the amount set forth in Exhibit C-1 in the line item denoted “Quarterly UCF Budget (Definitional, Excludes HBU Sales)” for such Fiscal Quarter, plus (b) Quarterly Current Bank Amount Utilized for such Fiscal Quarter, plus (c) Quarterly Deferred Asset Management Fees for such Fiscal Quarter, plus (d) the aggregate amount of all Capital Contributions made by the Common Partners to the Partnership with respect to such Fiscal Quarter (including, for the avoidance of doubt, any Capital Contributions made after the end of such Fiscal Quarter if such Capital Contributions are made in respect of such Fiscal Quarter), minus (e) the Quarterly Deferred Asset Management Fees Recovered for such Fiscal Quarter. For all purposes hereunder, if the “Quarterly Net Shortfall” is equal to an amount greater than zero ($0), it will be referred to as a “Quarterly Net Surplus”.

“Quarterly Current Bank Amount Utilized” means, with respect to any Fiscal Quarter, an amount equal to: (x) the Opening Bank Balance for such Fiscal Quarter, less (y) the Ending Bank Balance for such Fiscal Quarter.

“Quarterly Deferred Asset Management Fees” means, with respect to any Fiscal Quarter, the amount of Deferred Asset Management Fees for such Fiscal Quarter.

“Quarterly Deferred Asset Management Fees Recovered” means, with respect to any Fiscal Quarter, the amount of Recovered Asset Management Fees for such Fiscal Quarter.

Exhibit A - 12

“Real Estate Asset” means any real property asset of the Partnership and its Subsidiaries, including the Property.

“Reference Rate” means the rate of interest announced publicly from time to time by JPMorgan Chase Bank in New York, New York, as such bank’s prime rate.

“REIT” means a real estate investment trust under Section 856 of the Code.

“REIT Requirements” means the requirements, as set forth in Section 856 et seq. of the Code and the related Regulations, for an entity to (a) qualify for REIT status, (b) maintain REIT status and (c) avoid the imposition of any U.S. federal income tax or penalty on such REIT.

“Remaining Capital Commitment” means, with respect to each Partner, such Partner’s Capital Commitment less such Partner’s Capital Contributions made pursuant to Section 2.1(a) (but, for the avoidance of doubt, no reduction shall be made for Capital Contributions made pursuant to Section 2.2(b)).

“Restriction Termination Date” shall mean the first day on which the Subsidiary REIT Board determines that it is no longer in the best interests of the Subsidiary REIT to attempt to, or continue to, qualify as a REIT.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Senior Officer” means a senior officer or director of the General Partner or its Affiliates.

“Senior Credit Debt” means “Obligations” as defined in the Senior Credit Documents (or similar definition in the case of a modification or refinancing of the Senior Credit Documents).

“Senior Credit Documents” means that certain Credit Agreement, date on or about the date hereof, among the Subsidiary REIT, as borrower, the Subsidiaries thereof, as guarantors, the Senior Lender, and the financial instructions party thereto from time to time as lenders, as amended, restated, supplemented and otherwise modified from time to time, and any refinancings, refundings, renewals and extensions thereof.

“Senior Lender” means CoBank, ACB, or its successors and assigns, as Administrative Agent under the Senior Credit Documents on behalf of itself and the other secured parties.

“Similar Law” means any federal, state, local, non-U.S. or other law or regulation that contains one or more provisions that are (i) similar to any of the fiduciary responsibility or prohibited transaction provisions contained in Title I of ERISA or Section 4975 of the Code and/or (ii) similar to the provisions of the Plan Asset Regulations or would otherwise provide that the assets of the Partnership could be deemed to include “plan assets” under such law or regulation.

“Specified Delivery Points” means the delivery point for the wood and fiber products of the Partnership and its Subsidiaries located in (i) Orange, Texas; (ii) Pineland, Texas; (iii) Diboll, Texas; and (iv) Dequincy, Louisiana.

Exhibit A - 13

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, trust or other entity of which all or any part of the outstanding equity interests are owned, directly or indirectly, by such Person. For the avoidance of doubt, the Subsidiary REIT and its Subsidiaries shall be considered Subsidiaries of the Partnership for purposes of this Agreement.

“Subsidiary REIT Agreement” means the limited liability company agreement of the Subsidiary REIT in the initial form set forth on Exhibit K, as it may be amended, modified or supplemented from time to time in accordance with its terms and subject to Section 4.10, as applicable.

“Subsidiary REIT Preferred Units” means the Class A Preferred Units issued by the Subsidiary REIT in accordance with the Subsidiary REIT Agreement in an aggregate amount not to exceed $125,000.

“Subsidiary REIT Unit” means the Other Units (as defined in the Subsidiary REIT Agreement) of the Subsidiary REIT.

“Tax” means all taxes, levies, duties, imposts, charges, contributions and withholdings of any nature whatsoever, including taxes on actual or deemed income profits on gains, stamp duty and taxes on receipts, sales, use, value added, transfer, capital and personal property, together with all penalties, fines, surcharges, charges and interest relating to any of them.

“Timberland Assets Cost” means the methodology pertaining to the valuation of timberland assets on any Property and Real Estate Asset set forth on Schedule 4.18(ii).

“Timber Current Value” with respect to the value of the timber to be sold pursuant to an HBU Sale is the sum of (i) the product of (A) multiplied by (B), and (ii) the product of (C) multiplied by (D) (i.e., ((A) x (B)) + ((C) x (D)) where:

(A) is equal to the per-acre fair market value allocated to timber assets that are “pre-merchantable” at the time of the applicable HBU Sale;

(B) is equal to the then current number of acres of with timber that are “pre-merchantable” being sold pursuant to the applicable HBU Sale;

(C) is equal to the per ton fair market value by product class allocated to the individual timber assets that are “merchantable” at the time of the applicable HBU Sale; and

(D) is equal to the then-current tonnage of the timber that is “merchantable” by product class being sold pursuant to the applicable HBU Sale.

“Treasury Regulations” means the Income Tax Regulations and Procedures and Administration Regulations promulgated under the Code, as amended from time to time.

“Unlevered Cash Flow” means, for any applicable Fiscal Quarter, an amount equal to: (a) the Net Operating Income generated during such Fiscal Quarter (for the avoidance of doubt, such Net Operating Income does not include proceeds generated from any HBU Sales), minus (b) the amount of Capital Expenditures for such Fiscal Quarter provided in the then-applicable approved Annual Budget; provided, that if, during such Fiscal Quarter, there is not an approved Annual Budget in effect or there is a Budget Impasse, then the amount of Capital Expenditures for purposes of this clause (b) shall be deemed to be equal to the amount designated as “Cap Ex” for such Fiscal Quarter in Exhibit C-1.

Exhibit A - 14

“Wood Supply Agreements” means the following agreements: (i) Second Amended and Restated Sawtimber Supply Agreement (Texas Timberlands) by and between Georgia-Pacific WFS LLC and CPT LogCo, LLC dated as of January 1, 2018, as assigned by CPT LogCo, LLC to Crown Pine Realty 1, Inc. pursuant to that certain Bill of Sale, Assignment and Assumption Agreement dated as of July 6, 2018; (ii) Second Amended and Restated Sawtimber Support Agreement by and among Georgia-Pacific WFS LLC, Crown Pine Parent, L.P. and Crown Pine Timber 1, L.P. dated as of January 1, 2018, as assigned by Crown Pine Parent, L.P. to Creek Pine, LLC, pursuant to that certain Bill of Sale, Assignment and Assumption Agreement dated as of July 6, 2018; (iii) Second Amended and Restated Pulpwood Supply Agreement (Texas Timberlands) by and between International Paper Company and CPT LogCo, LLC dated as of January 1, 2018, as assigned by CPT LogCo, LLC to Crown Pine Realty 1, Inc. pursuant to that certain Bill of Sale, Assignment and Assumption Agreement dated as of July 6, 2018; and (iv) Second Amended and Restated Pulpwood Support Agreement by and among International Paper Company, Crown Pine Parent, L.P., Crown Pine Timber 1, L.P. dated as of January 1, 2018, as assigned by Crown Pine Parent, L.P. to Creek Pine, LLC pursuant to that certain Bill of Sale, Assignment and Assumption Agreement dated as of July 6, 2018.

Section A-2. Table of Definitions. The following terms have the meanings set forth in the Sections referenced below:

Acquisition	Recital
Additional Offering Period	2.1(e)
Administrative Expenses	2.5(d)
Agreement	Preamble
Allocable Share	5.4(c)
Allowable Variances	4.11(b)
Annual Budget	4.11(a)
Annual Harvest Schedule	Exhibit C-2
Annual Plan	Exhibit C-2
Appraisal Notice	Schedule 5.7
Appraised Residual Value	5.6(b)
Arbitrator	Schedule 5.7
Asset Management Agreement	4.12
Asset Manager	4.12
BCI Partner	Preamble
BCI Partners	Preamble
Board	4.2(a)
Board Member	4.3(a)
Board Observer	4.3(f)
Book Item	Exhibit D
Budget Impasse	4.11(c)

Exhibit A - 15

Capital Call Notice	2.1(e)
Certificate	Recital
Closing	2.1(a)
Common Partner Call Right	5.6(a)
Common Partner Offer	4.15(a)
Common Partner Related Parties	4.15(a)
Common Partners	Preamble
Common Partners Call Notice	5.6(a)
Common Return Interests	2.6(c)
Contributing Partner	2.2(b)(i)
Controlled by	Exhibit A
Controlling	Exhibit A
Crown Pine Purchase Agreement	Recital
CTT	5.1(a)
CTT Partner	Preamble
Cumulative Net Shortfall, Post-Bank, Pre-AM Fee Deferral Amount	2.1(b)(i)
Cumulative Net Surplus	Exhibit A
Deadlock	4.11(d)
Default Date	2.2(c)
Defaulting Partner	2.2(a)
Deferred Asset Management Fees	2.1(b)(ii)
Designated Real Property	4.15(a)
D-REIT	4.9(b)
Early Satisfaction Amounts	3.5(b)
Effective Date	Preamble
Excess Interests	5.1(f)(ii)(1)
Exchange Act	Exhibit A
Exercise Period	4.15(a)
Expenses	2.5(a)
Final Partition Plan	Schedule 5.7
Formation Date	Recital
General Partner	Preamble
Highland Partner	Preamble
Highland Partners	Preamble
Imputed Underpayment	9.3(c)
Indebtedness Document	3.7
Individual	5.1(f)(xiii)
Initial Annual Budget	4.11(a)
Initial Offering Period	2.1(e)
Issuance	5.5
Issuance Notice	5.5
Issuer	Schedule 5.7
Issuer Partition Notice	Schedule 5.7
JAWS Partner	Preamble
Liquidator	10.4(a)
Major Decisions	4.10

Exhibit A - 16

Medley Partner	Preamble
New Investors	Schedule 5.7
Non-Controllable Expenses	4.11(c)
Notice	11.1
Offer	5.3(a)
Offer Acceptance Notice	5.3(a)
Offer Notice	4.15(a)
Offered Interest	5.3(a)
Offeree Partners	5.3
Offering Partner	5.3
Outstanding Voting Securities	Exhibit A
Parent REIT	4.9(c)
Partition Right	Schedule 5.7
Partners	Preamble
Partnership	Preamble
Partnership Counsel	12.5
Partnership Representative	9.3(a)
Permitted Financing Transaction	5.7
persons acting in concert	Exhibit A
Pledged Collateral	5.8(a)
Preemptive Rights	5.5
Preferred Partners	Preamble
Preferred Return Interests	2.6(b)
Preliminary Budget	Exhibit C-2
Prohibited Owner Event	5.1(f)(ii)(2)
Property	Recital
Proposed Sale	4.15(a)
Purchase Price	2.1(a)
Purported Record Transferee	5.1(f)(ii)(2)
Qualified Common Partner Property	6.3(a)
Quarterly Net Surplus	Exhibit A
Real Property Advisory	4.15(c)
Recovered Asset Management Fees	2.1(b)(ii)
REIT-Owned Acres	Schedule 5.7
Related Party Agreement	4.10(f)
Remaining Interest	5.6(a)
Replacement Contribution	2.2(b)(i)
Residual Interests	2.6(d)
Residual Interests (Common)	2.6(d)
Residual Interests (Preferred)	2.6(d)
Right of First Offer	4.15(a)
Rolling Partner	Schedule 5.7
Rollover Proceeds	Schedule 5.7
Rules	12.5
Secondary Re-offer	5.3(a)
Shortfall Contributions	2.1(b)(iv)

Exhibit A - 17

Shortfall Notice	2.1(d)
Shortfall Return Interests	2.6(a)
Sidecar Cash Amount	Schedule 5.7
Sidecar Entity	Schedule 5.7
Sidecar Equity Interests	Schedule 5.7
Sidecar Notice	Schedule 5.7
Sidecar Transaction Appraised Value	Schedule 5.7
Sidecar Transaction Call Option	Schedule 5.7
Sidecar Transaction Percentage	Schedule 5.7
Sidecar Transaction Purchase Price	Schedule 5.7
Sidecar Transaction Value	Schedule 5.7
Subsequent Satisfaction Amounts	3.5(b)
Subsidiary REIT	Recital
Subsidiary REIT Board	4.3(d)
Tag-Along Interest	5.4
Tag-Along Notice	5.4(a)
Tag-Along Offering Partner	5.4
Tag-Along Purchaser	5.4(a)
Tag-Along Right	5.4(a)
Tag-Along Seller	5.4(b)
Tag-Along Terms	5.4(a)
Tag-Along Transfer	5.4
Tax Advances	9.5(a)
Technical Forestry Advisory Services Agreement	4.12(c)
Term	1.4
Thirty-Year Harvest Schedule	Exhibit C-2
Three-Year Harvest Plan	Exhibit C-2
TIG Partner	Preamble
Transfer	5.1(a)
Transferee	5.1(a)
Transferring Preferred Partner	4.3(g)
UCC	1.7(a)
Valuation Policy	8.3(a)

Exhibit A - 18

RULES OF INTERPRETATION

The following rules shall be applied by the Parties and all other Persons (including judges) in the determination, evaluation, interpretation and enforcement of the provisions of this Agreement, unless another provision of this Agreement expressly applies another rule:

(a) The provisions of all Exhibits to this Agreement are incorporated into and made an integral part of this Agreement as though they had been fully set forth in the actual text of this Agreement.

(b) Any financial or accounting term used, but not otherwise defined, in this Agreement shall have the meaning given to it under U.S. generally accepted accounting principles.

(c) Any reference to a right, benefit, action, decision or other item or matter in this Agreement is intended to allow its making, taking or other exercise to the fullest extent permitted by the Partnership or other applicable law.

(d) The word “including” is not limiting and shall be construed as meaning “including, without limitation.”

(e) Any provision of this Agreement that gives a Partner or another Person the right, option or election to take or not take any action in any manner shall not, and shall not be deemed or construed to, require or obligate that Partner or Person to take all or any part of such action.

(f) The singular includes the plural, and the plural includes the singular.

(g) The masculine gender includes the feminine and neuter and vice versa.

(h) References to a law include any rule or regulation issued under the law, any amendment to a law, rule or regulation, any successor law, rule or regulation and all applicable judicial interpretations of any such law, rule or regulation.

(i) Unless otherwise specified, references to an Article, Section or Exhibit mean a reference to an Article, Section or Exhibit contained in or attached to the Agreement.

(j) Any reference to “days” means calendar days unless Business Days are expressly specified. If the date on which any period ends is not a Business Day, such period shall end on the Business Day immediately following such date.

(k) The caption headings of Articles and Sections in this Agreement are for convenience only and do not necessarily define, modify, extend, limit or describe the scope or intent of any of the terms of this Agreement.

(l) This Agreement shall be interpreted and enforced in accordance with its provisions and without the aid of any custom or rule of law requiring or suggesting construction against the party drafting, commenting on, or causing the drafting or redrafting of, the provision in question.

Exhibit A - 19

EXHIBIT B

PARTNERS; CAPITAL COMMITMENTS; CAPITAL CONTRIBUTIONS;

PARTNERSHIP INTERESTS

(As of July 6, 2018)

Partner	Capital Commitment	Shortfall Return Interests	Preferred Return Interests	Common Return Interests	Residual Interests
Common Partners
General Partner	$0	0	0	0	0
CTT Partner	$200,000,000	0	0	200,000,000	200,000,000*
Preferred Partners
[***]	[***]	[***]	[***]	[***]	[***]
TOTAL	$925,866,142	0	725,866,142	200,000,000	200,000,000*
					725,866,142**

*	Residual Interest (Common)
**	Residual Interest (Preferred)

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit B - 1

EXHIBIT C-1

INITIAL ANNUAL BUDGET

(Cash basis)

(See attached.)

Exhibit C-1 - 1

Project Caddo

Exhibit C-1: Initial 5-Year Quarterly Cash Flow Projections

($‘s, except per acre data)

NOTE: BASIS OF PRESENTATION IS ON A CASH BASIS

[***]

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit C-1-2

EXHIBIT C-2

BUDGET DEVELOPMENT PROTOCOL

•

The Asset Manager will produce an annual harvest schedule (“Annual Harvest Schedule”), taking into consideration (i) the Partnership’s obligations under the Wood Supply Agreements, (ii) Unlevered Cash Flow requirements, (iii) the long-term value of the Property, and (iv) Sustainable Forestry Initiative (SFI) obligations.

•

The Preferred Partners, by majority vote of the Board Members designated by the Preferred Partners, may designate a Person to provide reasonable review and input regarding the following items during the preparation of the Annual Harvest Schedule: Linear Program (LP) constraints, financial assumptions, silvicultural assumptions, and harvest volume in excess of or outside of Wood Supply Agreement obligations. The initial designee shall be TTG Forestry Services, LLC.

•

Each Annual Harvest Schedule will include a thirty (30) year harvest schedule (“Thirty-Year Harvest Schedule”) and a rolling three (3) year harvest plan (“Three-Year Harvest Plan”). A written summary of each Annual Harvest Schedule will be made available to the Partners, including all assumptions, constraints utilized, and supporting stand level information as may be necessary for a reasonable evaluation of the Thirty-Year Harvest Schedule and the Three-Year Harvest Plan. In addition, annual property profiles including merchantable timber volumes, pre-merchantable acres by species and age class, and acres by land class shall be provided.

•

To the extent necessary to facilitate the Partners’ review of the proposed Annual Budget, the Asset Manager will also (i) provide the Partners information regarding tract and stand-level activity for the Property and applicable other Real Estate Assets (including, for example, site preparation and treatment, planting method, stock type, planting density, thinning plan, volume removals by product class, and detailed inventory information), and (ii) furnish the Partners a copy of the then-current Geographic Information Systems (GIS) data for the Property and applicable other Real Estate Assets.

•

The Asset Manager will seek, based on the Three-Year Harvest Plan, to develop a preliminary version of the Annual Budget (“Preliminary Budget”) and present such Preliminary Budget to the Board no later than September 10th of each calendar year for review and consideration.

•	The Board will provide any comments and feedback regarding the Preliminary Budget no later than September 25th of each calendar year.

•

Based on the Preliminary Budget timber volumes (as the same reflects the comments and feedback of the Board) the Asset Manager will provide the “Annual Plan” and “Forecast Plan” volumes to the respective counterparties to the Wood Supply Agreements, as required, on or before September 30th of each calendar year.

•

The proposed Annual Budget submitted to the Board for final approval pursuant to Section 4.11 of the Agreement will reflect any changes required by the counterparties to the Wood Supply Agreements after review of the Annual Plan volumes.

Exhibit C-2 - 1

•

The Annual Budget will include the terms pertaining to any Permitted HBU Sale to be conducted during the applicable Fiscal Year, including (i) a general description of the potential Property and other Real Estate Assets to be sold, (ii) the minimum price and (iii) any permissible non-standard commercial terms.

Exhibit C-2 - 2

EXHIBIT C-3

SHORTFALL CALCULATION EXAMPLES

(Cash basis)

(See attached.)

Exhibit C-3 - 1

Project Caddo

Exhibit C-3: Asset Management Fee Deferral & Board Flip Exhibit

($‘s, unless otherwise noted)

		9/30/18	12/31/18	3/31/19	6/30/19	9/30/19	12/31/19	3/31/20	6/30/20	9/30/20	12/31/20	3/31/21	6/30/21	9/30/21	12/31/21	3/31/22	6/30/22	9/30/22	12/31/22	3/31/23	6/30/23
		Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2
		Year 1	Year 1	Year 2	Year 2	Year 2	Year 2	Year 3	Year 3	Year 3	Year 3	Year 4	Year 4	Year 4	Year 4	Year 5	Year 5	Year 5	Year 5	Year 6	Year 6
CUMULATIVE UCF VARIANCE
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Quarterly UCF Variance		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Cumulative UCF Actual	Defined Term	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Cumulative UCF Budget	Defined Term	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

Cumulative UCF Variance	Defined Term	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
QUARTERLY & CUMULATIVE NET SHORTFALL DEFINITIONS
Quarterly Net Shortfall
Quarterly Variance		$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Plus: Quarterly Current Bank Utilized	Defined Term				—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Plus: Quarterly Deferred Asset Management Fees	Defined Term				—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Plus: Quarterly Common Capital Contributions	Defined Term				—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Less: Quarterly Deferred Asset Management Fees Recovered	Defined Term				—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Quarterly Net Shortfall / Surplus		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Cumulative Net Shortfall
Cumulative UCF Variance					—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Plus: Cumulative Current Bank Utilized	Defined Term				—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Plus: Cumulative Deferred Asset Management Fees	Defined Term				—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Plus: Cumulative Common Capital Contributions	Defined Term				—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Less: Cumulative Deferred Asset Management Fees Recovered	Defined Term				—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Cumulative Net Shortfall / Surplus	Defined Term				—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Cumulative Net Surplus	Defined Term				—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Cumulative Net Shortfall	Defined Term				—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
CUMULATIVE NET SHORTFALL FUNDING

Cumulative Net Shortfall					$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0

Current Bank
Current Bank Balance Opening	Defined Term	$4,000,000	$4,000,000	$4,000,000	$4,000,000	$4,000,000	$4,000,000	$4,000,000	$4,000,000	$4,000,000	$4,000,000	$4,000,000	$4,000,000	$4,000,000	$4,000,000	$4,000,000	$4,000,000	$4,000,000	$4,000,000	$4,000,000	$4,000,000
Quarterly Current Bank Utilized	Defined Term				—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Optional Quarterly Current Bank Utilized (1)					—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Current Bank Balance Ending	Defined Term	4,000,000	4,000,000	4,000,000	4,000,000	4,000,000	4,000,000	4,000,000	4,000,000	4,000,000	4,000,000	4,000,000	4,000,000	4,000,000	4,000,000	4,000,000	4,000,000	4,000,000	4,000,000	4,000,000	4,000,000
Memo: Cumulative Current Bank Utilized	Defined Term	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Cumulative Net Shortfall, Post Bank, Pre-AM Fee Deferral					$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0

Asset Management Fee Due & Payable
Asset Management Fee Due		[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Less: Quarterly Deferred Asset Management Fees	Defined Term		Test Holiday		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Less: Optional Quarterly Deferred Asset Management Fees (1)					—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Plus: Quarterly Deferred Asset Management Fees Recovered	Defined Term				—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Asset Management Fee Payable		[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Memo: Cumulative Deferred Asset Management Fees	Defined Term	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Memo: Cumulative Deferred Asset Management Fees Recovered	Defined Term	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Cumulative Net Shortfall, Pre-Common Capital Contribution					$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0

Quarterly Common Capital Contributions		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Memo: Cumulative Common Capital Contributions		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Cumulative Net Shortfall, Post-Bank, Post-AM Fee Deferral, Post-Common Capital Contribution					$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0

DEFERRED ASSET MANAGEMENT FEES
Deferred Asset Management Fees
Beginning Balance					$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Plus: Asset Management Fees Deferred					—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Less: Deferred Asset Management Fees Recovered					—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Deferred Asset Management Fee Balance	Defined Term				—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Less: Return of Deferred Asset Management Fees Upon Termination												Only Upon Termination									—
ALTERNATIVE VOTING SYSTEM TRIGGER
Alternative Voting System Trigger
Trailing Four Quarters Net Shortfall / Surplus					$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Alternative Voting System Triggered?							No	No	No	No	No	No	No	No	No	No	No	No	No	No	No

(1)	Optional at the Common Partner’s option, and only in cases where Net Shortfall is negative and Cumulative Net Shortfall is positive.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit C-3 - 2

EXHIBIT C-4

OPERATING METRICS

1.	Recordable incident rate

2.	Conformity with certification requirements provided by Sustainable Forestry Initiative Inc.

3.	Development of managerial talent

4.	Litigation risk

5.	Compliance with applicable environmental statutes and regulations

6.	Technology and information systems infrastructure

Exhibit C-4 - 1

EXHIBIT D

CAPITAL ACCOUNTS; TAX ALLOCATIONS

Section 1.1 General Application. The rules set forth below in this Exhibit shall apply for the purposes of determining each Partner’s general allocable share of the items of income, gain, loss or expense of the Partnership comprising Net Income or Net Loss of the Partnership for each Fiscal Year, determining special allocations of other items of income, gain, loss and expense, and adjusting the balance of each Partner’s Capital Account to reflect the aforementioned general and special allocations. For each Fiscal Year, the special allocations in Section 1.3 of this Exhibit shall be made immediately prior to the general allocations of Section 1.2 of this Exhibit.

Section 1.2 General Allocations.

(a) Hypothetical Liquidation. The items of income, expense, gain and loss of the Partnership comprising Net Income or Net Loss for a Fiscal Year shall be allocated among the Persons who were Partners during such Fiscal Year in a manner that will, as nearly as possible, cause the Capital Account balance of each Partner at the end of such Fiscal Year to equal the difference (which may be negative) between:

(i) the hypothetical distribution (if any) that such Partner would receive if, on the last day of the Fiscal Year, (A) all the Partnership’s assets, including cash, were sold for cash equal to their Gross Asset Values, taking into account any adjustments thereto for such Fiscal Year, (B) all the Partnership’s liabilities were satisfied in cash according to their terms (limited, with respect to each nonrecourse liability, to the Gross Asset Value of the assets securing such liability), and (C) the net proceeds thereof (after satisfaction of such liabilities) were distributed in full pursuant to Article 3 of the Agreement, over

(ii) the sum of (A) the amount, if any, which such Partner is obligated to contribute to the capital of the Partnership, (B) such Partner’s share of the Partnership Minimum Gain determined pursuant to Treasury Regulations Section 1.704-2(g), and (C) such Partner’s share of Partner Nonrecourse Debt Minimum Gain determined pursuant to Treasury Regulations Section 1.704-2(i)(5), all computed immediately prior to the hypothetical sale described in Section 1.2(a)(i) of this Exhibit.

(b) Determination of Items Comprising Allocations.

(i) In the event that the Partnership has Net Income for a Fiscal Year,

(A) for any Partner as to whom the allocation pursuant to Section 1.2(a) of this Exhibit would reduce its Capital Account, such allocation shall be comprised of a proportionate share of each of the Partnership’s items of expense or loss entering into the computation of Net Income for such Fiscal Year; and

(B) the allocation pursuant to Section 1.2(a) of this Exhibit in respect of each Partner (other than a Partner referred to in Section 1.2(b)(i)(A) of this Exhibit) shall be comprised of a proportionate share of each Partnership item of income, gain, expense and loss entering into the computation of Net Income for such Fiscal Year (other than the portion of each Partnership item of expense and loss, if any, that is allocated pursuant to Section 1.2(b)(i)(A) of this Exhibit).

Exhibit D - 1

(ii) In the event that the Partnership has a Net Loss for a Fiscal Year,

(A) for any Partner as to whom the allocation pursuant to Section 1.2(a) of this Exhibit would increase its Capital Account, such allocation shall be comprised of a proportionate share of the Partnership’s items of income and gain entering into the computation of Net Loss for such Fiscal Year; and

(B) the allocation pursuant to Section 1.2(a) of this Exhibit in respect of each Partner (other than a Partner referred to in Section 1.2(b)(ii)(A)) of this Exhibit shall be comprised of a proportionate share of each Partnership item of income, gain, expense and loss entering into the computation of Net Loss for such Fiscal Year (other than the portion of each Partnership item of income and gain, if any, that is allocated pursuant to Section 1.2(b)(ii)(A) of this Exhibit).

(c) Loss Limitation. Notwithstanding anything to the contrary in this Section 1.2 of this Exhibit, the amount of items of Partnership expense and loss allocated pursuant to this Section 1.2 of this Exhibit to any Partner shall not exceed the maximum amount of such items that can be so allocated without causing such Partner to have an Adjusted Capital Account Deficit at the end of any Fiscal Year, unless each Partner would have an Adjusted Capital Account Deficit. All such items in excess of the limitation set forth in this Section 1.2(c) of this Exhibit shall be allocated first, to Partners who would not have an Adjusted Capital Account Deficit, pro rata, in proportion to their Capital Account balances, adjusted as provided in clauses (i) and (ii) of the definition of Adjusted Capital Account Deficit, until no Partner would be entitled to any further allocation, and thereafter, to all Partners, pro rata, in proportion to their Percentage Interests.

Section 1.3 Special Allocations. The following special allocations shall be made in the following order:

(a) Minimum Gain Chargeback. In the event that there is a net decrease during a Fiscal Year in either Partnership Minimum Gain or Partner Nonrecourse Debt Minimum Gain, then notwithstanding any other provision of this Exhibit, each Partner shall receive such special allocations of items of Partnership income and gain as are required in order to conform to Treasury Regulations Section 1.704-2.

(b) Qualified Income Offset. Subject to Section 1.3(a) of this Exhibit, but notwithstanding any other provision of this Exhibit, items of income and gain shall be specially allocated to the Partners in a manner that complies with the “qualified income offset” requirement of Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(3).

(c) Deficit Capital Accounts Generally. In the event that a Partner has a deficit Capital Account balance at the end of any Fiscal Year which is in excess of the sum of (i) the amount such Partner is then obligated to restore pursuant to this Agreement, and (ii) the amount such Partner is then deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), respectively, such Partner shall be specially allocated items of Partnership income and gain in an amount of such excess as quickly as possible;

Exhibit D - 2

provided, that any allocation under this Section 1.3(c) of this Exhibit shall be made only if and to the extent that a Partner would have a deficit Capital Account balance in excess of such sum after all allocations provided for in this Exhibit have been tentatively made as if this Section 1.3(c) of this Exhibit were not in this Agreement.

(d) Deductions Attributable to Partner Nonrecourse Debt. Any item of Partnership loss or expense that is attributable to Partner Nonrecourse Debt shall be specially allocated to the Partners in the manner in which they share the economic risk of loss (as defined in Treasury Regulations Section 1.752-2) for such Partner Nonrecourse Debt.

(e) Allocation of Nonrecourse Deductions. Each Nonrecourse Deduction of the Partnership shall be specially allocated in accordance with the Partners’ Percentage Interests.

(f) Limited Partners. It is intended that to the maximum extent possible (i) the Limited Partners holding Preferred Return Interests shall be allocated income, gain, loss and deductions in the same manner and amounts, on a cumulative basis, as they would have had they held the Preferred Return Units directly and (ii) the provisions of this Agreement shall be interpreted in a manner consistent therewith.

The allocations pursuant to Section 1.3(a), Section 1.3(b) and Section 1.3(c) of this Exhibit shall be comprised of a proportionate share of each of the Partnership’s items of income or gain. The amounts of any Partnership income, gain, loss or deduction available to be specially allocated pursuant to this Section 1.3 of this Exhibit shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (v) of the definitions of Net Income and Net Loss.

Section 1.4 Allocation of Nonrecourse Liabilities. For purposes of determining each Partner’s share of Nonrecourse Liabilities, if any, of the Partnership in accordance with Treasury Regulations Section 1.752-3(a)(3), the Partners’ interests in Partnership profits shall be determined in the same manner as prescribed by Section 1.3(e) of this Exhibit.

Section 1.5 Transfer of Interest. In the event of a transfer of all or part of an interest (in accordance with the provisions of this Agreement) at any time other than the end of a Fiscal Year, the shares of items of Partnership Net Income or Net Loss and specially allocated items allocable to the interest transferred shall be allocated between the Transferring Preferred Partner and the transferee in a manner that is not inconsistent with the applicable provisions of the Code and Treasury Regulations, and as determined under Section 10.4.

Section 1.6 Tax Allocations.

(a) Section 704(b) Allocations. Each item of income, gain, loss, deduction or credit for U.S. federal income tax purposes that corresponds to an item of income, gain, loss or expense that is either taken into account in computing Net Income or Net Loss or is specially allocated pursuant to Section 1.3 of this Exhibit (a “Book Item”) shall be allocated among the Partners in the same proportion as the corresponding Book Item is allocated among them pursuant to Section 1.2 of this Exhibit or Section 1.3 of this Exhibit.

Exhibit D - 3

(b) Section 704(c) Allocations. In the event any property of the Partnership is credited to the Capital Account of a Partner at a value other than its tax basis (whether as a result of a    contribution of such property or a revaluation of such property pursuant to subparagraph (ii) of the definition of Gross Asset Value), then allocations of taxable income, gain, loss and deductions with respect to such property shall be made in a manner which will comply with Section 704(b) and Section 704(c) of the Code and the Treasury Regulations thereunder.

(c) Credits. All tax credits shall be allocated among the Partners consistent with applicable law, as determined under Section 10.4.

The tax allocations made pursuant to Section 1.6 of this Exhibit shall be solely for tax purposes and shall not affect any Partner’s Capital Account or share of non-tax allocations or distributions under this Agreement.

Exhibit D - 4

EXHIBIT E

NOTICE ADDRESSES

Party	Address

General Partner

To:  Triple T GP, LLC

5 Concourse Parkway

Suite 2325

Atlanta, Georgia 30328

Attention: Jerry Barag, Chief Executive Officer

Email: jerry.barag@catchmark.com

with a copy to:

Alston & Bird LLP

1201 West Peachtree Street

Atlanta, Georgia 30309

Attention: Rosemarie A. Thurston

Email: rosemarie.thurston@alston.com

CTT Partner

To:  Creek Pine Holdings, LLC

5 Concourse Parkway

Suite 2325

Atlanta, Georgia 30328

Attention: Jerry Barag, Chief Executive Officer

Email: jerry.barag@catchmark.com

with a copy to:

Alston & Bird LLP

1201 West Peachtree Street

Atlanta, Georgia 30309

Attention: Rosemarie A. Thurston

Email: rosemarie.thurston@alston.com

TIG Partner	To: c/o BTG Pactual Timberland Investment Group, LLC 601 Lexington Avenue 57th Floor New York, New York 10022 Attention: Gerrity Lansing Email: gerrity.lansing@btgpactual.com

Exhibit E - 1

with a copy to: Proskauer LLP Eleven Times Square New York, New York 10036-8299 Attention: Daniel I. Ganitsky Email: dganitsky@proskauer.com

Medley Partner

To:  c/o Medley Inc.

600 Montgomery Street

35th Floor

San Francisco, California 94111

Attention: John D. Fredericks, General Counsel

Email: john.fredericks@mdly.com

with a copy to:

c/o Medley Inc.

280 Park Avenue

Sixth Floor East

New York, New York 10017

Attention: James Frank

Email: james.frank@mdly.com

with a copy to:

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, New York 10166-0193

Attention: John T. Gaffney

Email: jgaffney@gibsondunn.com

BCI Partners

To:  British Columbia Investment Management Corporation

Infrastructure and Renewable Resources

750 Pandora Avenue

Victoria BC

V8W 0E4, Canada

Attention: Sameer Jinnah

Email: InfrastructureExternal@bci.ca;

sameer.jinnah@bci.ca

Highland Partners	To: Highland Capital Management, L.P. 300 Crescent Court Suite 700 Dallas, Texas 75201 Attention: Thomas Surgent Email: tsurgent@highlandcapital.com

Exhibit E - 2

with a copy to: Winston & Strawn LLP 2501 North Harwood Street Seventeenth Floor Dallas, Texas 75201 Attention: Charles T. Haag Email: chaag@winston.com

JAWS Partner	To: c/o JAWS Estates Capital, LLC 591 West Putnam Avenue Greenwich, Connecticut 06830 Attention: Michael Racich and Brad Hoffman Email: BHoffman@Starwood.com

Exhibit E - 3

EXHIBIT F

ASSET MANAGEMENT AGREEMENT

(See attached.)

Exhibit F - 1

EXECUTION VERSION

ASSET MANAGEMENT AGREEMENT

This ASSET MANAGEMENT AGREEMENT (as amended or restated from time to time, including all appendixes and exhibits thereto, this “Agreement”), dated as of July 6, 2018, by and between Creek Pine REIT, LLC, a Delaware limited liability company (the “Company”), Crown Pine Realty 1, Inc., a Delaware corporation (“CPR1”), and CatchMark TRS Creek Management, LLC, a Delaware limited liability company (the “Asset Manager”). The Company, CPR1 and the Asset Manager are each referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Company intends to elect to be taxed as a REIT (as hereinafter defined) for federal income tax purposes;

WHEREAS, the Company shall cause CPR1 to undertake certain activities the income from which would not (or the activities of which would cause any rents not to) be treated with respect to the Company as “qualifying income” (within the meaning of Section 856(c) of the Code); and

WHEREAS, CPR1 and the Company desire that the Asset Manager provide such services to the Company and its Subsidiaries (including CPR1) as are set forth herein, and the Asset Manager desires to render such services in consideration of the compensation provided for herein.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the Parties agree as follows:

1. DEFINED TERMS. used in this Agreement shall, unless the context otherwise requires, have the meanings specified in this Section 1 or, if not so specified, shall have the meanings given to such defined terms in the Company LLC Agreement.

(a) “Affiliate” means, in relation to a Person, any holding company, subsidiary or any other subsidiaries of any such holding company, in each case of such Person and any Person that Controls, is Controlled by or is under common Control with such Person.

(b) “Agreement” shall have the meaning set forth in the Preamble.

(c) “Allowable Variance” shall have the meaning set forth in Section 3(b).

(d) “Alternative Voting System” shall have the meaning ascribed to such term in the Company LLC Agreement.

(e) “Annual Budget” shall have the meaning set forth in Section 3(a).

(f) “Annual Harvest Schedule” shall have the meaning set forth on Schedule B-2.

(g) “Applicable Rate” shall have the meaning set forth in Section 9(a).

(h) “Asset Management Fee” shall have the meaning set forth in Section 9(a).

(i) “Asset Manager” shall have the meaning set forth in the Preamble.

(j) “Bad Act” means, with respect to a Person, (i) gross negligence, (ii) bad faith, (iii) fraud, or (iv) willful misconduct; provided, that, other than with respect to fraud, if the applicable action or circumstance is curable, then the breaching party will not be deemed to have caused the occurrence of a Bad Act pursuant to this definition if such party cures the applicable action or circumstance (including, for the avoidance of doubt, paying or otherwise remedying any adverse effects resulting from the Bad Act and otherwise offsetting any Losses suffered by other relevant Persons) within the thirty (30) days following the receipt of written notice thereof. For the avoidance of doubt, for purposes of Section 11(c), any Loss in respect of or arising from an act by the Asset Manager as a fiduciary under the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder shall not constitute a “Bad Act.”

(k) “Bankruptcy” shall have the meaning ascribed to such term in the Company LLC Agreement.

(l) “Beginning Preferred Partner Ratio” shall mean the number equal to (x) the aggregate amount of all Capital Contributions (as such term is defined in the Parent LP Agreement) made by the Preferred Partners in accordance with the Parent LP Agreement as of the date hereof, divided by (y) the aggregate amount of all Capital Contributions made by all Partners in accordance with the Parent LP Agreement as of the date hereof.

(m) “Budget Development Protocols” shall have the meaning set forth in Section 3(a).

(n) “Budget Impasse” shall have the meaning set forth in Section 3(c).

(o) “Business Assets” shall have the meaning ascribed to such term in the Company LLC Agreement.

(p) “Business Day” shall have the meaning ascribed to such term in the Company LLC Agreement.

(q) “Capital Contribution” shall have the meaning ascribed to such term in the Parent LP Agreement.

(r) “Cause” shall mean any of the following:

(i) there has been a final determination by a court of competent jurisdiction, or an admission by the Asset Manager or any of its Affiliates, that the Asset Manager or any of its Affiliates has committed, in connection with the performance of the Asset Manager’s duties under this Agreement, (1) fraud or intentional misappropriation of funds, (2) willful misconduct, (3) gross negligence; or (4) a breach of this Agreement resulting in material Losses to the Parent, the Company or any of its Subsidiaries, taken as a whole; provided, that, such an occurrence shall not constitute “Cause” to the extent (1)

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the act or omission is the result of the conduct of an employee of the Asset Manager or its Affiliates who is not otherwise a Senior Officer, (2) such conduct occurs without the prior knowledge of a Senior Officer or (3) such “Cause” event is cured within thirty (30) days, which cure may include: (x) the removal of the subject employee from the Asset Manager or the applicable Affiliate, as applicable; (y) a comprehensive review by the Asset Manager or the applicable Affiliate of its internal policies and procedures to determine whether additional procedures should be implemented in order to prevent such act or event by the Asset Manager (or such Affiliate thereof); and (z) full restitution and reimbursement is made to the Parent, the Company or the applicable Subsidiary, or to the Preferred Partners, as applicable, by the Asset Manager, for any Losses caused by such Cause event;

(ii) a Transfer by the General Partner or any of its Affiliates in contravention of the Parent LP Agreement that is not cured within thirty (30) days after the earlier of (x) the General Partner (or CTT Partner (as such term is defined in the Parent LP Agreement)) becoming aware of such Transfer or (y) written notice from a Partner specifying the breach;

(iii) the Asset Manager has failed to retain certification by or to obtain recertification from Sustainable Forestry Initiative Inc. with respect to all of the Property; or;

(iv) the Bankruptcy of (i) the Asset Manager or (ii) CTT, CatchMark Timber Operating Partnership, L.P., or any Affiliate thereof that directly holds equity interests in Parent.

(s) “Change of Control” shall mean any transaction or series of related transactions which directly or indirectly results in:

(i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (“Exchange Act”)) of direct or indirect beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then-outstanding shares of common stock of CTT or the Asset Manager or the combined voting power of any other then-outstanding securities of CTT or the Asset Manager entitled to vote generally in the election of directors (as applicable with respect to CTT or the Asset Manager the “Outstanding Voting Securities”); or

(ii) any merger, consolidation, reorganization or other similar transaction pursuant to which CTT or the Asset Manager is merged with and into or otherwise acquired by another entity; excluding, however, any such transaction pursuant to which the individuals and entities who are beneficial owners of the applicable entity’s Outstanding Voting Securities immediately prior to such transaction will in the aggregate beneficially own, directly or indirectly, 50% or more of the outstanding shares of common stock, and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such transaction (including a corporation that as a result of such transaction owns CTT or the Asset Manager, as applicable, or all or substantially all of the assets of CTT or the Asset Manager, as applicable, either directly or through one or more subsidiaries).

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(t) “Closing” shall have the meaning ascribed to such term in the Parent LP Agreement.

(u) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(v) “Company” shall have the meaning set forth in the Preamble.

(w) “Company Account” shall have the meaning set forth in Section 7.

(x) “Company Board” shall mean the board of managers of the Company, as established and maintained pursuant to the Company LLC Agreement.

(y) “Company LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of the Company (as amended or restated from time to time, including all appendixes and exhibits thereto).

(z) “Confidential Information” shall have the meaning set forth in Section 8(b).

(aa) “Constituent Members” means any Person that is an officer, director, member, partner or shareholder in a Person, or any Person that, indirectly through one or more limited liability companies, partnerships or other entities, is an officer, director, member, partner or shareholder in a Person.

(bb) “Control” means, in relation to a Person, where a person (or persons acting in concert) holds or has direct or indirect control of (i) the affairs of that Person, or (ii) more than fifty percent (50%) of the total voting rights conferred by all the issued shares in the capital of that Person which are ordinarily exercisable in a general meeting (or the equivalent) or (iii) a majority of the board of directors/managers of that Person, and “Controlled by” and “Controlling” shall be construed accordingly. For these purposes, “persons acting in concert,” in relation to a Person, are persons which actively cooperate pursuant to an agreement or understanding (whether formal or informal), with a view to exercising, obtaining or consolidating Control of that Person.

(cc) “CTT” shall mean CatchMark Timber Trust, Inc.

(dd) “Deferred Asset Management Fees” shall have the meaning ascribed to such term in the Company LLC Agreement.

(ee) “Excluded Loss” means (a) any Losses to the extent the same are reimbursed by insurance proceeds or indemnities from third parties and (b) any consequential, special, punitive or exemplary damages to the extent such damages are not owed to a third party in connection with any third party claim.

(ff) “Expenses” shall have the meaning set forth in Section 10(a)

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(gg) “Fiscal Quarter” shall have the meaning ascribed to such term in the Company LLC Agreement.

(hh) “Fiscal Year” shall have the meaning ascribed to such term in the Company LLC Agreement.

(ii) “General Partner” shall have the meaning ascribed to such term in the Parent LP Agreement.

(jj) “Government Authority” means (i) a federal or national government, any state government, any political subdivision thereof, or any local jurisdiction therein; (ii) an instrumentality, board, commission, court or agency, whether civilian or military, of any of the above, however constituted; (iii) a public organization, being an organization whose members are (A) countries or territories; (B) governments of countries or territories; and/or (C) other public international organizations and includes the World Bank, the United Nations, the International Monetary Fund and the OECD; or (iv) any company, association, organization, business, enterprise or other entity which is owned, whether in whole or in part, or controlled by any person listed in (i) to (iii) above.

(kk) “Indemnified Party” shall have the meaning set forth in Section 11(c).

(ll) “Indemnitor” shall have the meaning set forth in Section 11(d).

(mm) “Initial Annual Budget” shall have the meaning set forth in Section 3(a).

(nn) “Key Man” shall mean any person set forth on Schedule A attached hereto.

(oo) “Key Man Employment Agreement” shall mean the Employment Agreements listed on Schedule A attached hereto, as such may be amended, restated, supplemented, modified or otherwise renegotiated.

(pp) “Key Man Event” shall have the meaning set forth in Section 12.

(qq) “Law” means any law, statute, act, legislation, bill, enactment, policy, treaty, international agreement, ordinance, judgment, injunction, award, decree, rule, regulation, interpretation, determination, requirement, writ or order of any Government Authority.

(rr) “Loss” or “Losses” means the dollar amounts of all actual costs, claims, suits, actions, damages, losses, liabilities, obligations, reasonable fees and expenses of any kind or nature, including costs and expenses of accountants, attorneys and other professionals, judgments, fines, penalties, settlements and all other costs and expenses and disbursements of any nature or type actually paid or incurred or imposed on or asserted against a specified Person, and all costs and expenses paid or incurred by the prevailing party or any of its Affiliates in litigating against any other party or any of its Affiliates, but specifically excluding in all such cases any Excluded Loss.

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(ss) “Major Decision” shall have the meaning ascribed to such term in the Company LLC Agreement.

(tt) “Manager Indemnified Parties” shall have the meaning set forth in Section 11(a).

(uu) “Non-Controllable Expenses” shall have the meaning set forth in Section 3(c).

(vv) “Parent” shall mean TexMark Timber Treasury, LP, a Delaware limited partnership.

(ww) “Parent Board” shall mean the partnership board of the Parent, as established and maintained pursuant to the Parent LP Agreement.

(xx) “Parent Indemnified Parties” shall have the meaning set forth in Section 11(c).

(yy) “Parent Partners” shall mean the Partners of the Parent, as defined in the Parent LP Agreement.

(zz) “Parent LP Agreement” means the Amended and Restated Limited Partnership Agreement of TexMark Timber Treasury, L.P., a Delaware limited partnership (as amended or restated from time to time, including all appendixes and exhibits thereto).

(aaa) “Partner” shall have the meaning set forth in the Parent LP Agreement.

(bbb) “Party” shall have the meaning set forth in the Preamble.

(ccc) “Person” means an individual or a general partnership, limited partnership, corporation, professional corporation, limited liability company, limited liability partnership, joint venture, trust, business trust, unincorporated organization, cooperative or association or a governmental, administrative or regulatory agency or any other entity.

(ddd) “Preferred Board Members” shall have the meaning set forth in Section 3(a).

(eee) “Preferred Partners” shall have the meaning ascribed to such term in the Parent LP Agreement.

(fff) “Preliminary Budget” shall have the meaning set forth on Schedule B-2.

(ggg) “Property” shall have the meaning ascribed to such term in the Company LLC Agreement.

(hhh) “Purchase Price” shall mean $1,379,000,000.

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(iii) “Qualified REIT Consultant” means a nationally recognized accounting firm, which may be the Company’s audit or tax firm, or a nationally recognized law firm selected by the Asset Manager.

(jjj) “REIT” means a “real estate investment trust” under Section 856 of the Code

(kkk) “Senior Credit Documents” shall have the meaning ascribed to such term in the Parent LP Agreement.

(lll) “Senior Lender” shall have the meaning ascribed to such term in the Parent LP Agreement.

(mmm) “Senior Officer” means a senior officer or director of the Asset Manager or its Affiliates.

(nnn) “Services” shall have the meaning set forth in the Section 2(b).

(ooo) “Subsidiaries” means, with respect to any Person, any corporation, partnership, limited liability company, trust or other entity of which all or any part of the outstanding equity interests are owned, directly or indirectly, by such Person. For the avoidance of doubt, the Company and its Subsidiaries and CPR1 shall each be considered a Subsidiary of Parent, and CPR1 shall be considered a Subsidiary of the Company, for purposes of this Agreement.

(ppp) “Termination Date” shall mean the effective date of any termination of this Agreement in accordance with the terms hereof.

(qqq) “Thirty-Year Harvest Schedule” shall have the meaning set forth on Schedule B-2.

(rrr) “Three-Year Harvest Plan” shall have the meaning set forth on Schedule B-2.

(sss) “Timber Manager” shall mean any entity that has been retained by the Company or a Subsidiary thereof to perform and carry out property management services at the Property or any other Real Estate Assets.

(ttt) “Transfer” shall have the meaning ascribed to such term in the Company LLC Agreement.

(uuu) “Wood Supply Agreements” shall have the meaning ascribed to such term in the Company LLC Agreement.

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2. APPOINTMENT AND DUTIES OF THE ASSET MANAGER.

(a) On the terms and subject to the conditions set forth in this Agreement, the Company, on its own behalf and on behalf of each of its Subsidiaries, hereby appoints the Asset Manager to serve as asset manager and to provide the Services, and the Asset Manager hereby accepts such appointment. Except as otherwise provided herein or in connection with the termination of this Agreement, neither the Company nor any of its Subsidiaries shall appoint any other Person to serve as Asset Manager or to provide the services of the Asset Manager as set forth in this Agreement, except to the extent that the Asset Manager otherwise agrees, in its sole and absolute discretion. Whenever in this Agreement the approval or consent of the Company is required, such approval shall be obtained through the affirmative action of the Company Board, in accordance with the terms of the Company LLC Agreement.

(b) The Asset Manager undertakes and agrees to use all commercially reasonable efforts to provide the Services and to otherwise fulfill its obligations hereunder. In rendering the Services and otherwise fulfilling its obligations hereunder, the Asset Manager will at all times (i) be subject to the supervision, management and direction of the Company Board and any applicable approvals required by or restrictions imposed by this Agreement, the Company LLC Agreement or the Parent LP Agreement and, (ii) have only such functions and authority as the Company Board may delegate to it, including the functions and authority identified herein and delegated to the Asset Manager hereby, (iii) not take, or cause to be taken, any action that constitutes a Major Decision without such action having received the required prior approval of the Parent Board or the Company Board, as applicable, in accordance with the Parent LP Agreement or the Company LLC Agreement, as applicable, (iv) act in a manner consistent with, and subject to, the applicable Annual Budget (subject to Section 3 hereof) and applicable Law and (v) act in good faith as a reasonable expert in managing forestry investments. Subject to the foregoing, during the term of this Agreement, the Asset Manager will be responsible for the following (collectively, the “Services”):

(i) preparing the Annual Budget and presenting the Annual Budget for approval in accordance with Section 3 hereof and the Company LLC Agreement;

(ii) implementing each Annual Budget following the approval thereof in accordance with the terms of such approved Annual Budget and Section 3 hereof;

(iii) administering the day-to-day business and operations of the Company and its Subsidiaries and performing and supervising the performance of such administrative functions necessary to the management of the Company and its Subsidiaries as may be agreed upon by the Asset Manager and the Company Board;

(iv) assisting the Company in retaining at all times a Qualified REIT Consultant and other advisors to advise the Company regarding the maintenance of the Company’s qualification as a REIT and monitoring compliance with the various REIT qualification tests and other rules set out in the Code and Treasury Regulations thereunder;

(v) investigating, selecting, engaging and supervising, on behalf of the Company and its Subsidiaries, third party service providers as contemplated by Section 2(c) hereof;

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(vi) overseeing the performance by each Timber Manager of its duties and making periodic recommendations to the Company Board regarding the engagement, or termination of, such Timber Managers;

(vii) identifying, investigating, analyzing and originating potential investment opportunities for the Company and its Subsidiaries, to the extent directed to do so by the Company Board;

(viii) consulting with the Company Board regarding acquiring, financing, retaining, selling, restructuring or disposing of Business Assets and recommending strategies for the same;

(ix) supervising and structuring prospective sales or exchanges of Business Assets, and conducting negotiations with purchasers, brokers, lenders and, if applicable, their respective agents and representatives, in each case, as requested by the Company Board;

(x) identifying, evaluating and recommending sources of financing for the Company and its Subsidiaries, as requested by the Company Board;

(xi) providing the Company Board with periodic review and evaluation of the performance of the Business Assets and other customary functions related to asset management;

(xii) taking required actions on behalf of the Company and its Subsidiaries to qualify to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;

(xiii) taking required actions on behalf of the Company and its Subsidiaries in complying with all applicable regulatory requirements with respect to their business activities;

(xiv) preparing and filing all tax returns and tax elections which are required by applicable law to be filed or are otherwise advisable and taking all other action reasonably necessary in connection with such required tax filings and reports with respect to the Company and its Subsidiaries (subject to the written approval of the Company and/or its Subsidiaries, as applicable);

(xv) preparing, or causing to be prepared, and delivering (i) the financial reports and other information set forth in Section 4 hereof (pursuant to the terms thereof), and, (ii) the information related to tax matters set forth in Section 5 hereof (pursuant to the terms thereof);

(xvi) preparing and providing for submission to and approval by the Company Board, prior to approval of the first Annual Budget, health and safety policies and procedures for employees and contractors (including all reasonably requested amendments thereto from the Company Board), as well as for tracking, reporting and managing workplace health and safety;

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(xvii) ensuring that the Business Assets are managed in accordance with Sustainable Forestry Initiative requirements, including all required reporting and auditing obligations, and forecasting a timeline for audits and recertification, as applicable, and reporting to the Company Board on the same;

(xviii) complying with the requirements of the Wood Supply Agreements, including preparing, delivering and obtaining approval of the Annual Plan, Forecast Plan and Delivery Plan (as each such term is defined in the Wood Supply Agreements) each year when and as required in the Wood Supply Agreements;

(xix) reporting quarterly to the Company Board any variances in harvest from the harvest plans for the previous calendar quarter exceeding Allowable Variance as identified on Exhibit A appended hereto, and shall not exceed any such Allowable Variance without having first obtained the approval of the Company Board;

(xx) submitting to the Company Board monthly reports detailing any recordable incidents for employees and contractors that occurred in the previous month and any material environmental compliance matters, including violations or potential violations of Laws and best management practices applicable to the Business Assets, the Company and its Subsidiaries, and the operation of the same;

(xxi) preparing, or causing to be prepared, and delivering, or causing to be delivered, to the lenders or other creditors of the Company or any of its Subsidiaries, such financial information, reports and other information as is required pursuant to the terms of any loan or credit agreement between the Company or any of its Subsidiaries and such lenders or creditors;

(xxii) providing such other services (i) related to the foregoing as the Asset Manager and the Company Board may reasonably agree upon or (ii) set forth elsewhere herein; and

(xxiii) doing all things reasonably necessary to assure its ability to render the Services as described in this Agreement.

Notwithstanding anything else to the contrary in this Agreement, the Asset Manager shall, at all times in its provision of the above Services, (A) hold itself out to the public as a legal entity separate and distinct from the Parent, the Company and its Subsidiaries, (B) correct any known misunderstanding regarding its status as a separate entity from the Parent, the Company and its Subsidiaries, (C) conduct and operate its business in its own name and (D) not identify itself or any of its Affiliates as a division or part of the Parent, the Company or its Subsidiaries. Further, the Asset Manager shall not assume any liability for any obligations of the Parent, the Company and their Subsidiaries (and shall clearly identify in any action taken on behalf of the Company or their Subsidiaries that the Asset Manager is acting in the capacity as agent and not in its individual capacity), and neither the Asset Manager nor the Company or the any of their Subsidiaries shall hold the Asset Manager out to any third parties as liable for any of the obligations of the Parent, the Company or any of their Subsidiaries. For the avoidance of doubt, the immediately preceding sentence is not intended to modify the liability of any Affiliate of the Asset Manager that owns equity interests of the Parent, subject to the applicable provisions of the Parent LP Agreement.

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(c) The Asset Manager may investigate, select, recommend, engage and supervise, for and on behalf of, and at the sole cost and expense of, the Company or its Subsidiaries, accountants, legal counsel, appraisers, insurers, brokers, transfer agents, registrars, developers, investment banks, valuation firms, financial advisors, due diligence firms and such other third party professionals as the Asset Manager reasonably deems necessary or advisable in connection with the performance of the Services and its other obligations hereunder, and the Company or its Subsidiaries shall pay for the reasonable cost and expenses thereof, including pursuant to Section 7 of this Agreement. Any such engagement of third party professionals shall not relieve the Asset Manager from its obligations hereunder.

(d) Anything in this Agreement to the contrary notwithstanding, but subject to Section 2(g), the Asset Manager shall refrain from taking any action which, in its sole judgment made in good faith, would (i) reasonably be expected to adversely affect the status of the Company as a REIT, (ii) subject Parent, the Company or any of its Subsidiaries to regulation under the Investment Company Act of 1940, as amended, or (iii) violate any applicable Law or otherwise not be permitted by the Company LLC Agreement or the Parent LP Agreement. If such action shall be ordered by the General Partner, the Parent Board or Company Board, the Asset Manager shall notify promptly the General Partner, the Parent Board or Company Board, as applicable, of the Asset Manager’s judgment of the potential impact of such action and shall refrain from taking such action. In such event, the Asset Manager shall have no liability for acting in accordance with the specific instructions of the General Partner, the Parent Board or Company Board so given. Notwithstanding the foregoing, the Manager Indemnified Parties shall not be liable to Parent, the Company or any of their respective Subsidiaries, the General Partner, the Parent Board or the Company Board, or the members, managers or partners of the General Partner, Parent, the Company or any of their respective Subsidiaries, for any act or omission by any Manager Indemnified Parties except as provided in Section 11 of this Agreement.

(e) In the performance of its obligations and responsibilities hereunder, the Asset Manager shall not (i) use any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) use any corporate funds for any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees or any employees of a foreign or domestic government-owned entity, (iii) violate any provision of the Foreign Corrupt Practices Act of 1977 or any other anticorruption Law applicable to the Company or any of its Subsidiaries, (iv) make, offer, authorize or promise any payment, rebate, payoff, influence payment, contribution, gift, bribe, rebate, kickback, or any other thing of value to any government official or employee, political party or official, or candidate, regardless of form, to obtain favorable treatment in obtaining or retaining business or to pay for favorable treatment already secured, (v) establish or maintain any fund of corporate monies or other properties for the purpose of supplying funds for any of the purposes described in the foregoing clause (iv) or (vi) make any bribe, unlawful rebate, payoff, influence payment, facilitation payment, kickback or other similar payment of any nature. The Asset Manager shall develop and implement an anti-corruption compliance program that includes internal controls, policies and procedures designed to ensure compliance with any applicable national, regional or local anti-corruption Law. The Asset Manager shall report violations or suspected violations of applicable anti-corruption Law or this Section 2(e) to the Company Board as soon as practicable after the Asset Manager becomes aware of or suspects a violation.

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(f) Without limiting any provision herein, all actions of the Parent and the Company under this Agreement requiring the consent or approval of the Company Board shall be subject to the direction of the members of the Company Board. Asset Manager expressly acknowledges Section 4.12(b) of the Parent LP Agreement and the Company LLC Agreement.

(g) Asset Manager shall, and shall use reasonable best efforts to take all actions required to cause the Company to, comply with Sections 4.11 and 5.2 of the Company LLC Agreement.

(h) Asset Manager expressly acknowledges the restrictions on Parent’s activities pursuant to Sections 4.17 and 4.19 of the Parent LP Agreement, and understands that the restrictions in Section 4.17 include the actions of an agent acting on its behalf. Asset Manager acknowledges and agrees that for U.S. federal income tax purposes it is providing Services to and on behalf of distinct principals pursuant to this Agreement and agrees that it shall use reasonable best efforts to take all actions (including avoiding taking actions) required to cause Parent to comply with such provisions of the Parent LP Agreement, without prejudice to actions required to be undertaken on behalf of the Company or its Subsidiaries.

3. ANNUAL BUDGET.

(a) The Company and its Subsidiaries shall be operated in accordance with an annual budget, as it may be annually updated from time to time pursuant to this Section 3 (the “Annual Budget”). The initial Annual Budget for the period beginning on the Effective Date and ending on December 31, 2018, including the related variances, is attached hereto as Schedule B-1 (the “Initial Annual Budget”). For each Fiscal Year thereafter, the Asset Manager shall be responsible for preparing and submitting to the Company Board for approval as a Major Decision in accordance with the terms of the Company LLC Agreement a proposed updated Annual Budget, including the related variances. The Annual Budget shall be prepared by the Asset Manager in accordance with the protocols (including the preparation of the back-up materials on the timetable set forth therein) set forth on Schedule B-2 hereto (the “Budget Development Protocols”). The Annual Budget for each Fiscal Year shall be prepared with the same detail and line items as set forth in the Initial Annual Budget and such other detail as the members of the Company Board appointed by the Preferred Partners in accordance with Section 4.3(c) of the Parent LP Agreement (the “Preferred Board Members”) may reasonably request. In connection with the review of a proposed Annual Budget, the Preferred Board Members may reasonably request additional information regarding the materials supporting the proposed Annual Budget or such other information as is necessary or desirable to enable review of such proposed Annual Budget, and the Asset Manager shall provide such requested information. The Preferred Board Members shall consent to or reject the proposed Annual Budget, or request additional information (as provided for above), within ten (10) Business Days following (i) receipt of such proposed Annual Budget or (ii) receipt of all additional information that is, in the determination of the Preferred Board Members, necessary or desirable to enable review of such proposed Annual Budget. The Asset Manager shall comply with the Budget Development Protocols regarding the Preliminary Budget for each Fiscal Year. The Annual Budget shall be prepared and submitted annually by the Asset

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Manager no later than December 10, 2018 for the next Fiscal Year and thereafter by December 10 of each year with respect to the following Fiscal Year. The Annual Budget for each Fiscal Year shall include use of the pre-funded reserve amounts as shown on Schedule B-3 hereto for the four Fiscal Quarters comprising such Fiscal Year. In connection with the submission of the Annual Budget, the Asset Manager shall also prepare and submit to the Company Board an annual business plan for Parent and its Subsidiaries, including a responsible five-year operations forecast, including the operating metrics set forth on Schedule B-4 hereto (the “Annual Plan”). The Preferred Board Members, or their designated representatives, shall be provided reasonable access to all information, data, reports, models and analyses relied on in developing the Annual Plan (including, for the avoidance of doubt, all financial and silvicultural assumptions, constraints, supporting stand level data, merchantable timber volumes, pre-merchantable acres by species and age class, and acres by land classification).

(b) Pursuant to this Agreement, the Asset Manager is charged with implementing each Annual Budget following the approval thereof, in accordance with the terms of such approved Annual Budget and the terms of this Agreement. In doing so, the Asset Manager shall at all times act in a manner consistent with the Annual Budget; provided, however, that the Asset Manager may in its discretion expend funds for Non-Controllable Expenses (as defined below) not otherwise reflected in the Annual Budget. In implementing the Annual Budget, the Asset Manager may in its discretion vary material line items in the applicable Annual Budget within the variances set forth in set forth in Exhibit A appended hereto (such variances being referred to herein as “Allowable Variances”). Asset Manager shall not exceed any Allowable Variance without having first obtained the approval of the Company Board.

(c) In the event the Asset Manager is unable to obtain the approval of the Company Board of any Annual Budget prior to the intended period for such Annual Budget, then a “Budget Impasse” shall be deemed to exist, until such time as such Annual Budget is approved in accordance with this Agreement, the Parent LP Agreement and Company LLC Agreement. During any Budget Impasse, the Asset Manager shall perform the Services and otherwise fulfill its obligations under this Agreement in accordance with the most recently approved Annual Budget, except that (i) the Asset Manager may make or cause to be made any expenditure not contemplated by such Annual Budget which is (1) an emergency expenditure to protect the health, safety and welfare of people or property (in which event the Asset Manager shall notify the Company Board immediately) or (2) an expenditure to satisfy (A) any outstanding taxes and related fees, costs and expenses, (B) any obligations for interest, principal (except at maturity), escrows, fees and expenses due under the Senior Credit Documents and any other indebtedness approved as a Major Decision or (C) premiums for insurance required under this Agreement, the Parent LP Agreement or the Company LLC Agreement, and Senior Credit Documents, any loan document relating to indebtedness approved as a Major Decision or any other contract to which the Parent or any of its Subsidiaries is a party that are entered into in accordance with the Parent LP Agreement (such expenses, “Non-Controllable Expenses”) and (ii) the Asset Manager acting alone shall otherwise have no authority to make any other expenditure without the approval of the Company Board as a Major Decision.

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4. REPORTING.

(a) The Asset Manager shall prepare, or cause to be prepared, at the expense of the Company and its Subsidiaries, all reports, financial or otherwise, with respect to the Company and its Subsidiaries reasonably requested in order to comply with their respective organizational documents or any other materials required to be filed with any governmental body or agency, and shall prepare, or cause to be prepared, all materials and data necessary to complete such reports and other materials.

(b) Without limiting the generality of Section 4(a), the Asset Manager shall prepare, or cause to be prepared, and shall deliver to the Company and the Company Board, at the expense of Company, the following:

(i) within forty-five (45) days after the end of each Fiscal Year, a report as of the end of such Fiscal Year prepared in conformity with accounting principles generally accepted in the United States and consistently applied, setting forth (A) a balance sheet of Company (that will include appropriate footnote disclosure) as of the end of such Fiscal Year, and (B) an income statement of Company for such Fiscal Year; provided, that the annual financial statements referred to in this Section 4(b)(i) shall be audited by a nationally recognized accounting firm in accordance with generally accepted auditing standards in the United States and consistently applied, and such accounting firm’s report thereon shall accompany the annual financial statements ; provided, further, that while the Asset Manager shall endeavor to provide such audited financial statements within the forty-five (45) day period stated above, it will not be considered to have breached this Section 4(b)(i) if it fails to do so if the Asset Manager (x) is using commercially reasonable efforts to produce audited financial statements within such timeframe, (y) provides unaudited financial statements within such forty-five (45) day period and (z) provides such audited financial statements as soon as practicable following such date but in any event no later than ninety (90) days after the end of such Fiscal Year;

(ii) not later than forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year, final versions of each of the following:

(A) An unaudited report setting forth as of the end of such fiscal quarter (x) a balance sheet of Company as of the end of such Fiscal Quarter and (y) an income statement of Company for such Fiscal Quarter

(B) A calculation of the reserves of the Company and the amount of “Base Available Cash,” “Net Available Cash,” “Distributable Cash Flow” and “Remaining Distributable Cash Flow” as of the end of the relevant Fiscal Quarter, in each case, as defined in the Company LLC Agreement;

(C) A narrative describing the condition of the Property and other Business Assets and operations of Company and its Subsidiaries during such Fiscal Quarter;

(D) A report of any changes in the status of any major service contracts, any material line item variances of more than ten percent (10%) from the Annual Budget and any litigation or other legal issues involving the Parent, the Company or its Subsidiaries during such Fiscal Quarter; and

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(E) A report providing a detailed description of each Permitted HBU Sale (as defined in the Company LLC Agreement) consummated during such Fiscal Quarter.

(c) In addition to the reporting requirements set forth above, the Asset Manager shall give notice to the Company Board of:

(i) Any items that will otherwise be reportable under Section 4(b)(ii)(D) above promptly after the Asset Manager becomes aware of such item;

(ii) Any known or reported non-conformance with applicable state and local regulations and Sustainable Forestry Initiative standards or principles as in effect on the date hereof and as modified from time to time by Sustainable Forestry Initiative Inc.; and

(iii) Any proposed transaction between the Company or any of its Subsidiaries, on one hand, and any other Person, on the other hand, if such transaction would create a potential conflict of interest on the part of the Asset Manager in causing the Company or its Subsidiaries to enter into such transaction, or any other occurrence of a potential conflict of interest on the part of the Asset Manager or its Affiliates in connection with causing Company (or its Subsidiaries) to enter into such transaction.

(d) The Asset Manager shall meet with the Partners on a quarterly basis to discuss the quarterly reporting and such other topics relating to the business of the Company and its Subsidiaries as the other Partners may reasonably request.

5. CERTAIN TAX MATTERS. The Asset Manager shall, at Company’s expense, use reasonable best efforts to (i) not later than twenty-five (25) days from the end of each Fiscal Quarter (including the end of each Fiscal Year), provide to the Company a report regarding the Company’s compliance with the REIT asset tests in Section 856(c)(4) of the Code for such Fiscal Quarter reviewed by the Qualified REIT Consultant, (ii) not later than forty-five (45) days from the end of each Fiscal Quarter, provide to the Company the quarterly REIT testing reports regarding the Company reviewed by the Qualified REIT Consultant, and (iii) not later than forty-five (45) days after the end of each Fiscal Year, provide to the Company the final REIT testing report regarding the Company reviewed by the Qualified REIT Consultant. The Asset Manager shall provide to the Company Board and Partners, as soon as is reasonably practicable following request thereof, any other information reasonably required to determine compliance by the Company with the requirements under Section 856 et seq. of the Code and the related Treasury Regulations for the Company to (x) qualify for, and maintain, status as a REIT and (y) avoid the imposition of any U.S. federal income tax or penalty on the Company.

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6. ADDITIONAL ACTIVITIES. Nothing in this Agreement is intended to prevent the Asset Manager or any of its Affiliates, officers, directors, employees or personnel from engaging in other activities, investments or businesses, including from rendering advice or services of any kind to any other Person so long as Asset Manager complies at all times with Section 8 and promptly notifies the Company Board of any such activities that conflict with its obligations hereunder.

7. BANK ACCOUNTS. At the direction of the Company Board, the Asset Manager may establish and maintain one or more bank accounts in the name of the Company or any of its Subsidiaries (any such account, a “Company Account”), and may collect and deposit funds into any such Company Account or Company Accounts, and disburse funds from any such Company Account or Company Accounts for the payment of Expenses, under such terms and conditions as the Company Board may approve. The Asset Manager shall from time to time render appropriate accountings of such collections and disbursements to the Company and, upon the request of the Company Board, to the Company’s auditors. The Asset Manager shall disburse funds to pay Expenses from the Company Account in the name of the entity with respect to which such Expenses relate. For the avoidance of doubt, the Asset Manager’s disbursement of funds from the Company Accounts for the payment of Expenses or any other amounts shall be subject to the terms of the applicable Annual Budget and any limitations on specific Expenses set forth in Section 10(a).

8. RECORDS; CONFIDENTIALITY.

(a) The Asset Manager shall maintain and preserve the books and records of the Company and its Subsidiaries (including accounting and reporting systems), and such records shall be accessible for inspection by the General Partner or representatives of Parent, the Company or any of its Subsidiaries at any time during normal business hours upon reasonable advance written notice.

(b) The Asset Manager shall keep confidential any and all information regarding Parent, the Company or its Subsidiaries obtained in connection with the Services rendered under this Agreement (“Confidential Information”) and shall not disclose any such Confidential Information (or use the same except in furtherance of its duties under this Agreement) to unaffiliated third parties except (i) with the prior written consent of Company Board; (ii) to legal counsel, accountants and other professional advisors; (iii) to appraisers, financing sources and others in the ordinary course of business of Parent, the Company and its Subsidiaries; (iv) to governmental officials having jurisdiction over Parent, the Company or any of its Subsidiaries; (v) in connection with any governmental or regulatory filings of Parent, the Company or any of its Subsidiaries or disclosure or presentations to Parent’s equity holders or prospective equity holders; (vi) as required by applicable Law; or (vii) to the extent such information is otherwise publicly available. Notwithstanding anything herein to the contrary, each of the following shall be deemed to be excluded from the provisions hereof any Confidential Information that (A) has become publicly available through the actions of a Person other than the Asset Manager, (B) is released in writing by CTT, Parent, the Company or any of its Subsidiaries to the public, or (C) is obtained by the Asset Manager from a third party without breach by such third party of an obligation of confidence with respect to the Confidential Information disclosed.

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9. ASSET MANAGEMENT FEE.

(a) Subject to Section 9(b), commencing upon the Effective Date, the Asset Manager shall receive from the Company an asset management fee (the “Asset Management Fee”), calculated and payable quarterly in arrears, in an annual amount equal to (x) the Applicable Rate (as defined below) for the applicable period of time, multiplied by (y) the Purchase Price, multiplied by (z) the Beginning Preferred Partner Ratio. In the event the Effective Date is a day other than the first calendar day of a Fiscal Quarter, the Asset Management Fee with respect to the Fiscal Quarter in which the Effective Date occurs shall be an amount equal to the product of (x) the total Asset Management Fee otherwise payable for such Fiscal Quarter, multiplied by (y) a fraction, the numerator of which is the number of calendar days between the Effective Date and the end of such Fiscal Quarter and the denominator of which is the total number of calendar days in such Fiscal Quarter. The “Applicable Rate” shall mean 1.00%; provided, however, that if the entire Initial Preferred Distribution Account has not been reduced to zero ($0) in accordance with Section 3.3(d) of the Company LLC Agreement, the Applicable Rate shall (i) be reduced to 0.75% for the four (4) consecutive Fiscal Quarters beginning with the first full Fiscal Quarter following the third (3rd) anniversary of the Effective Date, and (ii) be further reduced to 0.50% for all Fiscal Quarters after the fourth (4th) anniversary; provided, further, that to the extent that the Applicable Rate has been so reduced, and subsequent to such reduction the entire Initial Preferred Distribution Account is reduced to zero ($0) in accordance with Section 3.3(d) of the Company LLC Agreement, then the Applicable Rate shall automatically increase back to 1.00% commencing with the day upon which such return threshold is achieved. The Asset Management Fee, to the extent due and owing in accordance with this Agreement, the Parent LP Agreement and the Company LLC Agreement, shall be paid quarterly within forty-five (45) days following the end of the preceding Fiscal Quarter.

(b) The payment of the Asset Management Fee shall be subject to deferral as set forth in the Parent LP Agreement and the Company LLC Agreement. In addition, the Asset Management Fee shall be subject to reduction pursuant to the terms of Schedule 5.7 of the Parent LP Agreement.

(c) Asset Manager acknowledges and agrees that the Company and its Subsidiaries will agree upon an allocation between each of them of the Asset Management Fee based on the relative Services provided to each of them.

10. EXPENSES.

(a) The Company or its Subsidiaries shall bear and pay (including pursuant to the terms of Section 7), the following third-party fees, costs and expenses, whether incurred prior to or following the Effective Date (collectively, “Expenses”):

(i) all costs and expenses incurred in connection with the formation of the Company and its Subsidiaries, and all expenses associated with the issuance of the Subsidiary REIT Preferred Units, including any placement agent fees associated with such issuance;

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(ii) all fees, costs and expenses incurred in evaluating, negotiating, structuring, acquiring, holding, managing, leasing, financing, refinancing, disposing of or otherwise dealing with the Property and other Business Assets, including any reasonable legal and accounting expenses and other fees and out-of-pocket costs related thereto, and the costs of rendering financial assistance to or arranging for financing for any assets or businesses constituting the Business Assets (including the Property);

(iii) fees, costs and expenses of auditors, appraisers, legal counsel and other advisors of the Company and its Subsidiaries, insurance costs of the Company and its Subsidiaries and litigation costs and indemnity expenses of the Company and its Subsidiaries;

(iv) administrative expenses related to the operation of the Company and its Subsidiaries, including fees, costs and expenses of accountants, lawyers and other professionals incurred in connection with the Company’s and its Subsidiaries’ annual audit, financial reporting, legal opinions and tax return preparation (including, without limitation, any costs and expenses incurred in connection with the satisfaction of the requirements of Section 5 hereof), as well as expenses associated with valuations of the Property and other Business Assets, including the fees, costs and expenses of any independent appraiser;

(v) interest expenses, brokerage commissions and other investment costs incurred by or on behalf of the Company and its Subsidiaries;

(vi) the Asset Management Fee, subject to the restrictions and limitations provided in the Parent LP Agreement and the Company LLC Agreement;

(vii) costs of travel and travel-related expenses with respect to the business of the Company and its Subsidiaries; provided, that the cost of airfare shall not exceed commercial fares and, for the avoidance of doubt, shall not include costs associated with first-class, private or chartered air travel;

(viii) subject to Section 10(c), all taxes and license fees levied against the Company and its Subsidiaries or their assets or operations;

(ix) the costs of annual REIT compliance testing for the Company, including fees and expenses of the Qualified REIT Consultant;

(x) insurance costs incurred in connection with the operation of the business of the Company and its Subsidiaries;

(xi) the compensation of the employee identified on, and subject to the limitations set forth, on Schedule C; and

(xii) amounts to be contributed or advanced to any Subsidiary for the purpose of such entity paying any cost of the type described in the foregoing clauses (i) through (xi).

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(b) Notwithstanding anything herein to the contrary, the Asset Manager and its Affiliates shall bear the costs and expenses incurred by such Persons in providing for their normal operating overhead, salaries (except as specifically provided in Section 10(a)(xi), wages or benefits of their employees, rent, utilities, expenses of office furniture, computers and other office equipment, taxes (including taxes imposed on the income or gross receipts of the Asset Manager on account of fees received pursuant to the terms of this Agreement), other expenses incurred in maintaining their place of business, and other similar administrative expenses (including all premiums and expense required in connection with “errors and omissions” insurance policies covering the officers and employees of the Asset Manager or its Affiliates), neither Parent nor the Company nor any of its Subsidiaries shall pay such expenses, and Asset Manager shall not be entitled to reimbursement from Parent, the Company or its Subsidiaries for any such expenses

(c) For the avoidance of doubt, Asset Manager shall not be reimbursed for any expenses under this Agreement.

11. EXCULPATION AND INDEMNIFICATION.

(a) The Asset Manager, its Affiliates and their respective Constituent Members, employees, managers, consultants and agents (collectively, the “Manager Indemnified Parties”) will not be liable to Parent, the Company or any of their respective Subsidiaries, the Parent Board, the General Partner, the Company Board or the members, managers or partners of Parent, the Company or any of their respective Subsidiaries for any acts or omissions by any Manager Indemnified Party, pursuant to or in accordance with this Agreement, except for any acts or omissions by any Manager Indemnified Party constituting a Bad Act.

(b) To the fullest extent permitted by applicable Law, Company shall and does hereby agree to indemnify and hold harmless and pay all judgments and claims against any Manager Indemnified Party, each of which shall be a third party beneficiary of this Agreement solely for purposes of this Section 11, from and against any Loss incurred by them for any act or omission taken or suffered by each Manager Indemnified Party (including any act or omission performed or omitted by any of them in good faith reliance upon and in accordance with the opinion or advice of experts, including of legal counsel as to matters of law, of accountants as to matters of accounting, or of investment bankers or appraisers as to matters of valuation; provided, that such Persons were selected and monitored with reasonable care) in connection with in respect of or arising from any acts or omissions of such Manager Indemnified Party made in the performance of this Agreement, except that there shall be no indemnification for (i) any act or omission of a Manager Indemnified Party that constitutes a Bad Act or (ii) any indemnification obligation of the Manager Indemnified Parties pursuant to Section 5.3(b)(iv) of the Parent LP Agreement or the Losses related thereto.

(c) To the fullest extent permitted by applicable Law, Asset Manager shall and does hereby agree to indemnify and hold harmless and pay all judgments and claims against Parent, the Company and its Subsidiaries and each of their respective Constituent Members, employees, managers, consultants and agents (collectively, the “Parent Indemnified Parties” and together with the Manager Indemnified Parties, the “Indemnified Parties”), from and against any Loss incurred by them in respect of or arising from any acts or omissions by any Manager Indemnified Party pursuant to or in accordance with this Agreement constituting a Bad Act. Each of the Parent

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Indemnified Parties (excluding the Company) shall be a third party beneficiary of this Agreement solely for purposes of this Section 11. For the avoidance of doubt, for purposes of this Section 11(c), any Loss in respect of or arising from an act by the Asset Manager in its capacity as a fiduciary under the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder shall not constitute a Bad Act.

(d) The Indemnified Party will promptly notify the party against whom indemnity is claimed (the “Indemnitor”) of any claim for which it seeks indemnification; provided, however, that the failure to so notify the Indemnitor will not relieve the Indemnitor from any liability which it may have hereunder, except to the extent such failure actually prejudices the Indemnitor. The Indemnitor shall have the right to assume the defense and settlement of such claim; provided, that the Indemnitor notifies the Indemnified Party of its election to assume such defense and settlement within thirty (30) days after the Indemnified Party gives the Indemnitor notice of the claim. In such case, the Indemnified Party will not settle or compromise such claim, and the Indemnitor will not be liable for any such settlement made, without its prior written consent. If the Indemnitor is entitled to, and does, assume such defense by delivering the aforementioned notice to the Indemnified Party, the Indemnified Party will (i) have the right to approve the Indemnitor’s counsel (which approval will not be unreasonably withheld, delayed or conditioned), (ii) be obligated to cooperate in furnishing evidence and testimony and in any other manner in which the Indemnitor may reasonably request, and (iii) be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense. In addition, if the Indemnitor assumes such defense, the Indemnitor may settle any such claim without the prior consent of the Indemnified Party if such settlement involves the full release of the Indemnified Party and does not impose any non-monetary remedies and conditions on the Indemnified Party without the Indemnified Party’s prior written consent, which shall not be unreasonably withheld, delayed or conditioned.

(e) Expenses reasonably incurred by an Indemnified Party in defense or settlement of any claim that may be subject to a right of indemnification pursuant to Section 11(b) or Section 11(c) shall be advanced by the Indemnitor prior to the final disposition thereof upon receipt of an undertaking by or on behalf of such Indemnified Party to repay such amount to the extent that it shall be determined upon final decision, judgment or order (whether or not subject to appeal) that such Indemnified Party is not entitled to be indemnified hereunder.

(f) If a claim for indemnification or payment of reasonable expenses hereunder is not paid in full within twenty (20) days after a written notice of claim therefor has been received by the Indemnitor, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expenses of prosecuting such claim.

(g) The indemnification provided by this Section 11 shall be in addition to any other rights to which an Indemnified Party may be entitled under any agreement, pursuant to any action of the Company, as a matter of Law or otherwise, and shall continue as to an Indemnified Party who has ceased to serve in such capacity.

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12. KEY MAN EVENT.

(a) If the employment of any Key Man terminates other than due to death, Disability (as defined in the Key Man Employment Agreement) or Cause (as defined in the Key Man Employment Agreement), a “Key Man Event” shall have occurred. For a period of one (1) year after the occurrence of any Key Man Event, Company Board and Asset Manager shall discuss, and Company shall reasonably consider, potential replacements for the relevant Key Man. If, after such one (1) year period, no suitable replacement for such Key Man, as determined by the Company in its reasonable discretion (acting at the direction of a majority of the Preferred Board Members), is agreed upon by the Asset Manager and Company (acting at the direction of a majority of the Preferred Board Members), then the Company (acting at the direction of a majority of the Preferred Board Members) may, upon written notice to the Asset Manager, immediately terminate this Agreement.

(b) If the employment of any Key Man terminates due to death, Disability (as defined in the Key Man Employment Agreement) or Cause (as defined in the Key Man Employment Agreement), then Asset Manager shall use commercially reasonable efforts to identify a suitable replacement for such Key Man within a reasonable period of time thereafter.

13. TERM; TERMINATION.

(a) The term of this Agreement shall commence on the date hereof and shall continue until terminated pursuant to Section 12 or this Section 13.

(b) Notwithstanding anything herein to the contrary, this Agreement shall automatically and immediately terminate, without the requirement for any further action by any Party, upon the earliest to occur of (i) the initiation of the dissolution and liquidation of the Parent pursuant to Article 10 of the Parent LP Agreement or the Company pursuant to the Company LLC Agreement, (ii) the removal of the General Partner as the general partner of the Parent pursuant to Section 4.13 of the Parent LP Agreement or the voluntary resignation of the General Partner (when such General Partner is an Affiliate of CTT Partner) in such capacity, (iii) the initiation of any sale process or the initiation of any other disposition of all or substantially all of the Property and the other Real Estate Assets pursuant to Section 4.16 of the Parent LP Agreement; provided, that the Alternative Voting System is then in effect and a Person other than the General Partner was appointed to sell the Property and manage all aspects of the sale process, or (iv) the date that is seven years after the date hereof.

(c) The Company, acting at the direction of the Preferred Board Members and acting without consent or approval of any other members of the Company Board or any other Person, may terminate this Agreement immediately upon delivery of written notice of such termination to the Asset Manager (i) in the event that any Change of Control occurs without the prior written consent of the Company Board and (ii) for Cause.

(d) Subject to the terms of the “Budget Variance Cure Protocols” set forth on Exhibit B hereto, the Company, acting at the direction of the Preferred Board Members, may terminate this Agreement immediately upon delivery of written notice to the Asset Manager in the event that a Fiscal Year’s actual results (as determined following the applicable year-end) with respect to a particular Line Item (as defined in Exhibit B) are outside the applicable Allowable Variance Limits (as defined in Exhibit B).

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14. PAYMENTS DUE UPON AND FOLLOWING TERMINATION.

(a) Upon the termination of this Agreement pursuant to Section 13(b) or Section 13(c), the Asset Manager shall not be entitled to any further compensation hereunder following the Termination Date; provided, however, that the Asset Manager shall be entitled to receive all accrued but unpaid Asset Management Fees as of the Termination Date (including Deferred Asset Management Fees) to the extent that the Company has funds available for such repayment, unless such termination was consummated pursuant to clause (ii) of Section 13(b).

(b) In the event the Termination Date falls on a day other than the last calendar day of a Fiscal Quarter, the Asset Management Fee payable with respect to the Fiscal Quarter in which the Termination Date occurs shall be an amount equal to the product of (x) the total Asset Management Fee otherwise payable for such Fiscal Quarter, multiplied by (y) a fraction, the numerator of which is the number of calendar days between the start of such Fiscal Quarter and the Termination Date and the denominator of which is the total number of calendar days in such Fiscal Quarter.

15. SURVIVAL. Notwithstanding anything herein to the contrary, the terms of Section 8, Section 10, Section 11, Section 14 and Section 16 shall survive the termination of this Agreement.

16. MISCELLANEOUS.

(a) Nothing in this Agreement shall be construed to make the Company or any of its Subsidiaries or any other Person, on the one hand, and the Asset Manager, on the other hand, partners or joint venturers or impose any liability as such on either of them.

(b) This Agreement, including all schedules and exhibits attached hereto, constitutes the entire agreement among the Parties pertaining to the subject matter hereof. This Agreement supersedes any prior agreement or understanding among the Parties with respect to the subject matter hereof, but shall not amend, modify, supersede or in any way affect any other agreement or understanding among the Parties or their Affiliates that does not relate to the subject matter hereof.

(c) This Agreement may be amended, supplemented or waived at any time and from time to time only by an instrument in writing signed by each Party.

(d) This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware. Each Party hereby irrevocably consents and agrees that any action, suit or proceeding with respect to this Agreement shall be brought and determined only in the exclusive jurisdiction of the Court of Chancery of the State of Delaware, the courts of the United States of America for the District of Delaware, and appellate courts thereof, and each Party hereby consents to the

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jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each Party further agrees that notice as provided herein shall constitute sufficient service of process and the Parties further waive any argument that such service is insufficient. Each Party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. EACH PARTY, FOR ITSELF AND ON BEHALF OF ITS AFFILIATES, HEREBY WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY ACTION, LAWSUIT, OR PROCEEDING, WHETHER IN CONTRACT OR IN TORT, RELATING TO ANY DISPUTE ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION DESCRIBED IN THIS AGREEMENT OR TO ANY DISPUTE BETWEEN THE PARTIES (INCLUDING DISPUTES WHICH ALSO INVOLVE OTHER PERSONS).

(e) This Agreement shall be binding upon and inure to the benefit of the Parties and their permitted successors and assigns.

(f) The rights and obligations under this Agreement may not be assigned or delegated (whether by operation of law, merger, consolidation or otherwise) by any Party without the prior written consent of the other Parties, and any attempted assignment without such prior written consent shall be null and void and of no force or effect; provided, however, that the Asset Manager shall be entitled, without the consent of the other Parties hereto, to assign its right, title and interest in and to this Agreement to any lender or other creditor as collateral security for indebtedness of the Asset Manager or its Affiliates to such lender or other creditor. The Parties hereto hereby consent and agree that such lender or other creditor has the right to assert and enforce any or all of the rights of the Asset Manager collaterally assigned to such lender or creditor in accordance with the terms and provisions of the related indebtedness. The Parties hereto agree and acknowledge that none of such lender or other creditor shall be deemed to have assumed any of the obligations or liabilities of the Asset Manager under this Agreement by reason of such collateral assignment.

(g) Subject to Section 11, the provisions of this Agreement are for the sole and exclusive benefit of the Parties and their permitted successors and assigns and shall not be deemed to create any rights for the benefit of any other Person except as specifically provided herein.

(h) If any provision of this Agreement or the application of such provision to any Party or circumstance shall be held invalid or unenforceable, the remainder of this Agreement or the application of that provision to another Party or circumstance shall not be affected thereby.

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(i) No waiver by a Party of any default, breach or violation of this Agreement shall be deemed to be a waiver of any other default, breach or violation of any kind or nature, whether or not similar to the default, breach or violation that has been waived, and no failure to enforce a particular provision in one instance shall be deemed a waiver or modification of rights or preclude the enforcement thereafter. No acceptance of payment or performance by a Party after any such default, breach or violation shall be deemed to be a waiver of any default, breach or violation of this Agreement, whether or not such Party knows of such default, breach or violation at the time it accepts such payment or performance. Subject to any applicable statutes of limitation, no failure or delay on the part of a Party to exercise any right it may have under this Agreement shall prevent its exercise by such Party, and no such failure or delay shall operate as a waiver of any default, breach or violation of this Agreement.

(j) The captions and headings used in this Agreement are for convenience only and do not in any way affect, limit, amplify or modify the terms and provisions hereof.

(k) This Agreement may be executed in several counterparts. If so executed, each of such counterparts shall be deemed an original for all purposes and all counterparts shall, collectively, constitute one agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart and photocopies may be used.

(l) Notwithstanding anything herein to the contrary, this may not be amended or modified in a manner that is material and adverse to the interests of the Senior Lender (or the other secured parties under the Senior Credit Documents) without the prior written approval of the Senior Lender.

Remainder of page left intentionally blank; signature pages follow.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their representatives thereunto duly authorized effective as of the day and year first above written.

CREEK PINE REIT, LLC

By: TEXMARK TIMBER TREASURY, L.P., its sole member

By:	/s/ John F. Rasor
Name:	John F. Rasor
Title:	President

[Signature Page to Asset Management Agreement]

CROWN PINE REALTY 1, INC., a Delaware corporation

By:	/s/ John F. Rasor
Name:	John F. Rasor
Title:	President

[Signature Page to Asset Management Agreement]

CATCHMARK TRS CREEK MANAGEMENT, LLC

By: CatchMark Timber TRS, Inc., its sole member

By:	/s/ Brian M. Davis
Name:	Brian M. Davis
Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Asset Management Agreement]

Schedule A

Key Man

1. Key Man: Jerry Barag

2. Key Man Employment Agreement: Employment Agreement by and between CatchMark Timber Trust, Inc. and Jerry Barag

Schedule B-1

Initial Annual Budget

(See attached.)

Project Caddo

Schedule B-1: Initial Annual Budget

($‘s, except per acre data)

NOTE: BASIS OF PRESENTATION IS ON A CASH BASIS

[***]

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule B-1

Schedule B-2

Budget Development Protocol

• The Asset Manager will produce an annual harvest schedule (“Annual Harvest Schedule”), taking into consideration (i) the Company’s obligations under the Wood Supply Agreements, (ii) Unlevered Cash Flow requirements, (iii) the long-term value of the Property and (iv) Sustainable Forestry Initiative (SFI) obligations.

• The Preferred Partners, by a majority vote of the Board Members designated by the Preferred Partners, may designate a Person to provide reasonable review and input regarding the following items during the preparation of the Annual Harvest Schedule: Linear Program (LP) constraints, financial assumptions, silvicultural assumptions, and harvest volume in excess of or outside of Wood Supply Agreement obligations. The initial such designee shall be TTG Forestry Services, LLC.

• Each Annual Harvest Schedule will include a thirty (30) year harvest schedule (“Thirty-Year Harvest Schedule”) and a rolling three (3) year harvest plan (“Three-Year Harvest Plan”). A written summary of each Annual Harvest Schedule will be made available to the Company Board, including all assumptions, constraints utilized, and supporting stand level information as may be necessary for a reasonable evaluation of the Thirty-Year Harvest Schedule and the Three-Year Harvest Plan. In addition, annual property profiles including merchantable timber volumes, pre-merchantable acres by species and age class, and acres by land class shall be provided.

• To the extent necessary to facilitate the Company Board’s review of the proposed Annual Budget, the Asset Manager will also (i) provide the Company Board information regarding tract and stand-level activity for the Property and applicable other Real Estate Assets (including, for example, site preparation and treatment, planting method, stock type, planting density, thinning plan, volume removals by product class, and detailed inventory information) and (ii) furnish the Company Board a copy of the then current Geographic Information Systems (GIS) data for the Property and applicable other Real Estate Assets.

• The Asset Manager will seek, based on the Three-Year Harvest Plan, to develop a preliminary version of the Annual Budget (“Preliminary Budget”) and present such Preliminary Budget to the Company Board no later than September 10th of each calendar year for review and consideration.

• The Company Board will provide any comments and feedback regarding the Preliminary Budget no later than September 25th of each calendar year.

• Based on the Preliminary Budget timber volumes (as the same reflects the comments and feedback of the Board) the Asset Manager will provide the “Annual Plan” and “Forecast Plan” volumes to the respective counterparties to the Wood Supply Agreements, as required, on or before September 30th of each calendar year.

• The proposed Annual Budget submitted to the Company Board for final approval pursuant to Section 3 of this Agreement will reflect any changes required by the counterparties to the Wood Supply Agreements after review of the Annual Plan volumes.

• The Annual Budget will include the terms pertaining to any Permitted HBU Sale to be conducted during the applicable Fiscal Year, including (i) a general description of the Property and other Real Estate Assets to be sold, (ii) the minimum price and (iii) any permissible non-standard commercial terms.

Schedule B-3

Pre-Funded Reserves

(See attached.)

Project Caddo

Schedule B-3: Pre-Funded Reserves

($‘s, except per acre data)

NOTE: BASIS OF PRESENTATION IS ON A CASH BASIS

[***]

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule B-3

Schedule B-4

Operating Metrics

1. Recordable incident rate

2. Conformity with certification requirements provided by Sustainable Forestry Initiative Inc.

3. Development of managerial talent

4. Litigation risk

5. Compliance with applicable environmental statutes and regulations

6. Technology and information systems infrastructure

Schedule C

Employees

1.

John Rasor, in the amount of up to $500,000 annually, but only to the extent he is performing the Services. The Parties acknowledge and agree that this amount shall be considered by the Company as an expense within the “Forestry Management” line item of the applicable Annual Budget.

Exhibit A

Allowable Variances

Item	Minimum		Maximum
Plantation Clearcut Acres	[	***]	[	***]
Total GP/IP WSA Volume	[	***]	[	***]
Weighted Age of Plantation Clearcuts	[	***]	[	***]
Hardwood Release	[	***]	[	***]
Mid Rotation Fertilization	[	***]	[	***]
Road Maintenance	[	***]	[	***]
Site Prep + Plant + Seedlings + Herbaceous Weed Control	[	***]	[	***]
Fertilization at Establishment	[	***]	[	***]
Capital Infrastructure Expenses, including bridges, culverts and road construction	[	***]	[	***]

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit B

Budget Variance Cure Protocols

1.

If the actual results for a Fiscal Year (as determined following the applicable year-end) reflect a variance (measured against the applicable Annual Budget) (a “Budget Variance”) above or below the “Minimum” or “Maximum” values set forth on Exhibit C hereto (the “Allowable Variance Limits”) with respect to any of the line items set forth on Exhibit C (each, a “Line Item”), then the Asset Manager will, simultaneously with the delivery of the results of such Fiscal Year, provide the Company Board with a written notice (a “Budget Variance Notice”) setting forth in reasonable detail:

(i)	a description of such Line Item and the amount of the Budget Variance;

(ii)

the underlying causes of the Budget Variance, including (A) a Force Majeure Event (as defined below), (B) market issues, (C) regulatory or environmental compliance, (D) SFI compliance, or (E) such other causes as the Asset Manager identifies (each, a “Notice Event”); and

(iii)

if the Budget Variance is due to a Force Majeure Event, recommendations for reducing or eliminating the amount of the anticipated Budget Variance and the appropriate cure period (not to exceed the applicable cure period set forth opposite such Line Item on Exhibit C hereto) (each, a “Proposed Variance Cure”), including (A) a description of the actions required to implement each Proposed Variance Cure, (B) the financial implications of each Proposed Variance Cure, (C) an estimated timeline to implement each Proposed Variance Cure, and (D) the Asset Manager’s preferred Proposed Variance Cure.

As used above, “Force Majeure Event” means any (i) any Change Event (as defined in the applicable Wood Supply Agreement) under a Wood Supply Agreement or (ii) the occurrence of a Force Majeure (as defined in the applicable Wood Supply Agreement) under a Wood Supply Agreement.

2.

If the Notice Event identified in the Budget Variance Notice is a Force Majeure Event (in which case such Budget Variance Notice is referred to herein as a “Force Majeure Budget Variance Notice”), then, subject to the remaining provisions of this Exhibit B, the Company Board may not immediately terminate this Agreement pursuant to Section 13(d) with respect to the Line Item identified in such Force Majeure Budget Variance Notice. If, however, the Notice Event identified in the Budget Variance Notice is not a Force Majeure Event, then the Company Board shall have the right to immediately terminate this Agreement pursuant to Section 13(d).

3.

Upon delivery of a Force Majeure Budget Variance Notice, the Company Board and the Asset Manager will work together in good faith for a period of 45 days to approve a Proposed Variance Cure, either as originally presented in the Force Majeure Budget Variance Notice or subject to such modifications as the Company Board and the Asset Manager mutually agree upon.

B-1

4.

If a Proposed Variance Cure is agreed within the 45-day period set forth in paragraph 3 above (an “Agreed Variance Cure”), then the Asset Manager shall implement such Agreed Variance Cure within the applicable cure period. If the Asset Manager fails to implement the Agreed Variance Cure within the applicable cure period, then the Company Board shall have the right to immediately terminate this Agreement in accordance with Section 13(d).

5.

If a Proposed Variance Cure is not agreed within the 45-day period set forth in paragraph 3 above, then the Asset Manager will in good faith implement the Proposed Variance Cure that the Company Board determines is in the best interests of the Company, taking into account long-term asset value (the “Company-Determined Variance Cure”). The Company Board shall have the right to immediately terminate this Agreement if the Asset Manager fails to implement a Company-Determined Variance Cure within the applicable cure period.

6.

Notwithstanding anything to the contrary contained herein, (i) all actions of the Company Board hereunder shall be taken as a Major Decision, and (ii) with respect to any of the Line Items under the heading “Seasonal Events” on Exhibit C hereto, if the Asset Manager fails to implement the Annual Budget within the parameters set forth in the applicable Annual Variance Limits for a period of two (2) consecutive Fiscal Years (a “Two Year Seasonal Line Item Implementation Failure”), then the Company Board shall have the right to immediately terminate this Agreement pursuant to Section 13(d) (notwithstanding any Budget Variance Notices); provided, however, that if in each of such two (2) consecutive Fiscal Years, (x) a named hurricane or tropical storm (in each case, affecting at least 10% of the total acres of the Parent and its Subsidiaries by acreage) or (y) disease, insect infestation, wind, ice or fire (in each case, affecting at least 5,000 acres of harvest units in the current 3-year harvest plan of the Company) has occurred, and the Asset Manager has delivered Budget Variance Notices that identify such events as the Notice Events, then the Company Board shall not have the right to terminate this Agreement with respect to such Two Year Seasonal Line Item Implementation Failure.

7.

Notwithstanding anything to the contrary contained herein, if, during a Fiscal Year, the Asset Manager in good faith determines that it is reasonably likely that a Budget Variance will exist with respect to a Line Item, then the Asset Manager may provide the Company Board with a written notice setting forth, in reasonable detail (1) a description of such Line Item, (2) an estimate of the amount of the anticipated Budget Variance, and (3) a description of the underlying Notice Event (an “Expected Variance”), and the Company Board may, as a Major Decision, approve or disapprove such Expected Variance. If the Company Board approves an Expected Variance, then, notwithstanding anything to the contrary contained herein, the Company Board’s right to terminate this Agreement pursuant to Section 13(d) shall be waived to the extent of such Expected Variance with respect to such Fiscal Year.

All capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Agreement.

B-2

Exhibit C

Variance Termination Triggers

Non-Seasonal Events	Minimum		Maximum		Cure Period for Force Majeure Event
Hardwood Release + mid rotation fertilization	[	***]	[	***]	365 days from end of Fiscal Year
Road Maintenance	[	***]	[	***]	180 days from end of Fiscal Year
Capital Infrastructure (incl. bridges, culverts, road construction)	[	***]	[	***]	180 days from end of Fiscal Year
Seasonal events
Total GP/IP WSA	[	***]	[	***]	No cure if outside variance for 2 successive years
Plantation Clearcut Acres	[	***]	[	***]	No cure if outside variance for 2 successive years
Weighted Age of plantation Clearcuts	[	***]	[	***]	No cure if outside variance for 2 successive years
Site Prep + Plant + Seedlings + Herbaceous Weed Control	[	***]	[	***]	No cure if outside variance for 2 successive years
Fertilization at Establishment	[	***]	[	***]	No cure if outside variance for 2 successive years

(1)

Notwithstanding anything herein to the contrary, variances attributable to Non-Controllable Expenses (as defined in the Parent LP Agreement) shall not be counted towards determining whether there is a variance above or below the Annual Budget.

(2)

Measured on an annual basis based upon the applicable annual financial and operational information presented by the Asset Manager to the Company Board within forty-five (45) days of the end of each Fiscal Year.

(3)

Cure period for the Line Items under the heading “Seasonal Events” to be agreed-upon by the Company Board and the Asset Manager in accordance with clause (c) of Exhibit B; provided, that if the cure period cannot be timely agreed upon, then the cure period shall be as set forth above.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT G

COMPETITORS

The following organizations and their Affiliates or successors:

1. [***]

2. [***]

3. [***]

4. [***]

5. [***]

6. [***]

7. [***]

8. [***]

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit G - 1

EXHIBIT H

FORM OF CERTIFICATE OF PARTNERSHIP INTERESTS

(See attached.)

Exhibit H - 1

NUMBER	INTEREST

1	* *

TEXMARK TIMBER TREASURY, L.P.

Formed under the Delaware Revised Limited Partnership Act

Membership Interest

This Certifies that [                    ] is the owner of                 fully paid Common Return Interests in TexMark Timber Treasury, L.P. (the “Company”), transferable only on the records of the Company by the holder hereof, in person or by a duly authorized attorney-in-fact, upon surrender of this Certificate properly endorsed or assigned.

This Certificate and the membership interest represented hereby are issued and shall be held subject to all of the provisions of the Company’s Limited Partnership Agreement (the “Agreement”), and the Delaware Revised Limited Partnership Act as set forth in the Agreement and such Act, to all of which the holder of this Certificate, by acceptance hereof, assents.

In Witness Whereof, the undersigned has executed this Certificate on behalf of the Company as of the         day of July, 2018.

GENERAL PARTNER:
TRIPLE T GP, LLC, as General Partner
By:
Name:	Bryan M. Davis
Title:	Senior Vice President and Chief Financial Officer

Exhibit H - 2

EXHIBIT I

TECHNICAL FORESTRY ADVISORY SERVICES AGREEMENT

(See attached.)

Exhibit I-1

EXECUTION VERSION

TECHNICAL FORESTRY ADVISORY SERVICES AGREEMENT

This TECHNICAL FORESTRY ADVISORY SERVICES AGREEMENT (this “Agreement”), is dated effective as of July 6, 2018 (the “Effective Date”), and is made by and between TexMark Timber Treasury, L.P., a Delaware limited partnership (together with its successors and permitted assignees, the “Company”), and TTG Forestry Services, LLC, a Delaware limited liability company (the “Technical Forestry Advisor” or “TIG”).

WHEREAS, the Company was formed to invest in Creek Pine REIT, LLC, a Delaware limited liability company that will elect to be classified as a corporation and taxed as a REIT under the Code (the “Subsidiary REIT”);

WHEREAS, the Company and the Subsidiary REIT were formed to acquire one hundred percent (100%) of the ownership interests of Crown Pine Timber 1, L.P., which owns (directly and indirectly) approximately 1.1 million acres of timberland in east Texas (the “Property”), pursuant to that certain Crown Pine Purchase Agreement, dated as of May 14, 2018, by and among Crown Pine Parent, L.P., Crown Pine REIT, Inc., CPT1 LLC, Crown Pine Timber 1, L.P. and Creek Pine, LLC, as assignee of Creek Pine Holdings, LLC (the “Acquisition”);

WHEREAS, the Company seeks to engage the services, on an as-needed basis, of TIG to assist the Company in managing certain activities related to such timberland interests (such timberland interests referred to herein as an “Interest” or the “Interests”); and

WHEREAS, TIG is willing to undertake to render such services on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

POWERS AND DUTIES OF THE TECHNICAL FORESTRY ADVISOR

1.1. Appointment of Technical Forestry Advisor. The Company hereby appoints TIG as the Technical Forestry Advisor to manage certain activities of the Company in respect to the Interests, subject to the terms and conditions of this Agreement. TIG hereby accepts the appointment as the Technical Forestry Advisor and agrees to perform its duties set forth herein.

1.2. Standard for Performance. TIG shall use commercially reasonable efforts to perform each of its obligations under this Agreement. Notwithstanding the foregoing, the parties acknowledge that TIG possesses special expertise in the acquisition and management of timberland investments and agree that, in carrying out its obligations under this Agreement, TIG will adhere to a standard of care that incorporates the knowledge, skill and diligence that a prudent expert in managing timberland investments, familiar with the circumstances then present, would exercise in dealing with the property of another Person; provided, however, that the level of effort that TIG shall be expected or required to apply in the performance of its duties hereunder shall be no greater than the commercially reasonable efforts of a similarly situated provider with the expertise of TIG..

1.3. Duties of the Technical Forestry Advisor. TIG’s responsibilities under this Agreement may consist of the below services. The Company and TIG shall mutually agree upon the fees that will be payable to TIG for a service prior to TIG providing such service.

i)	Review and analyze wood supply agreements and markets;

ii)	Review and analyze operational and management strategy;

iii)	Review and analyze ESG, risk, certification;

iv)	Periodic site inspections;

v)	Review and validate annual operating plans, budgets and silvicultural plans;

vi)	Review and validate the annual/5-year wood flow projections (using proprietary Woodstock model);

vii)	Review and validate annual appraisals;

viii)	Review and report on the annual inventory design, results, and adjustments; and

ix)	Provide such other reasonably related services that are requested by the Company and agreed upon by TIG.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1. Representations and Warranties of the Technical Forestry Advisor. The Technical Forestry Advisor hereby represents and warrants to the Company as follows:

(a) TIG is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite power and authority to carry on its business as presently being conducted.

(b) This Agreement, when executed and delivered by TIG, will constitute a valid and legally binding obligation of TIG, enforceable against TIG in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and rules of law governing specific performance, injunctive relief, or other equitable remedies.

(c) TIG has made, obtained and performed, in any material respect, all registrations, filings, approvals, authorizations, consents, licenses or examinations required by any governmental authority, foreign or domestic, in order to execute, deliver and perform its obligations under this Agreement.

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(d) The execution, delivery and performance of this Agreement by TIG will not violate, in any material respect, any law, statute, order, rule, regulation or judgment, order or decree of any U.S. or foreign court or governmental authority, foreign or domestic, to which TIG is subject, nor constitute, in any material respect, a breach, violation or default under the charter, by-laws or other comparable governing instruments of TIG, or the provisions of any agreement or contract to which it is a party or by which it is bound.

2.2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Technical Forestry Advisor as follows:

(a) The Company is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to carry on its business as presently being conducted.

(b) This Agreement, when executed and delivered by the Company, will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and rules of law governing specific performance, injunctive relief, or other equitable remedies.

(c) The Company has made, obtained and performed, in any material respect, all registrations, filings, approvals, authorizations, consents, licenses or examinations required by any governmental authority, foreign or domestic, in order to execute, deliver and perform its obligations under this Agreement.

(d) The execution, delivery and performance of this Agreement by the Company will not violate, in any material respect, any law, statute, order, rule, regulation or judgment, order or decree of any federal, state, local or foreign court or governmental authority, foreign or domestic, to which the Company is subject, nor constitute a breach, violation or default, in any material respect, under the charter, by-laws or other comparable governing instruments of the Company, or the provisions of any agreement or contract to which it is a party or by which it is bound.

(e) The Company acknowledges that TIG intends to conduct business other than the management of the Interests and the Company hereunder (collectively, “Other Activities”). TIG agrees to act in a manner consistent with its fiduciary obligation to deal fairly with all clients when taking management actions, if applicable. Subject to the preceding sentence, the Company agrees that TIG may give advice and take action in the performance of its duties with respect to the Other Activities that may differ from the timing or nature of any action taken with respect to the Interests or the Company.

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(f) The Company acknowledges that TIG is not a guarantor of the financial results of the Interests, and shall not be liable to the Company as a guarantor for the financial results thereof. The Company realizes that because of the inherently speculative nature of an investment program such as the activities that will be undertaken by TIG pursuant to the terms of this Agreement, the results of operations relating to the Interests may be expected to vary from month to month and from period to period, and such operations generally will involve a high degree of financial and market risk that can result in a significant loss. The underlying owners of the Company’s indirect investment in the Interests acknowledge that they made their own analysis of the benefits of such investment. The underlying owners of the Company are respectively able and will be able to bear the economic risk of such investment for an indefinite period of time, and such investment will not adversely affect its overall need for diversification and liquidity.

(g) The Company (or the person making investment decisions on behalf of the Company) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of entering into this Agreement.

(h) The Company acknowledges that any analyses presented or to be presented by TIG has been produced pursuant to the market, economic and other conditions available at the time of its preparation, and the conclusions presented are subject to variations due to several factors over which TIG exerts no control. Moreover, considering that such analyses are intrinsically subject to uncertainties and based on a variety of events and factors that are out of the control of TIG, TIG shall not be responsible in any manner should the future results differ from those presented in such analyses, provided that TIG has complied with the standard of skill and diligence required to be exercised in connections with its performance of its obligations under this Agreement.

(j) The Company undertakes to grant TIG access to the Interests hereto and to the relevant documentation reasonably requested by TIG to perform its obligations hereunder.

ARTICLE III

COVENANTS

3.1. Covenants of the Technical Forestry Advisor. The Technical Forestry Advisor hereby covenants and agrees as follows:

(a) All personnel providing services under this Agreement on behalf of TIG (i.e., performing duties or obligations of TIG under this Agreement, whether or not directly employed by TIG) shall be qualified by virtue of education, training and experience to properly discharge the responsibilities assigned to them by TIG. TIG shall use commercially reasonable efforts to discharge all of its obligations under this Agreement in a timely manner and with due skill and diligence and shall be diligent in the observation of all applicable laws and regulations in performing its duties under this Agreement.

(b) In rendering the services set forth herein, TIG shall not encumber (whether through easements, agreements, mortgage or other pledge) any of the Interests or any part thereof without the prior approval of the Company.

4

3.2. Covenants of the Company. The Company hereby covenants and agrees as follows:

(a) The Company shall provide TIG with such powers and authorizations that are reasonably necessary to properly fulfill its obligations and perform its duties pursuant this Agreement.

(b) The Company will execute, or cause any third-party to execute, such further instruments and to take, or cause any third-party to take, such further actions as may be reasonably required in order to effectuate the provisions, purposes and intents of this Agreement.

ARTICLE IV

FEES

4.1. Compensation. As consideration for the services rendered by TIG, the Company will pay to TIG such fees as are mutually agreed-upon prior to the commencement of such services.

ARTICLE V

INDEMNIFICATION AND TERMINATION

5.1. Indemnification of the Technical Forestry Advisor. To the fullest extent permitted by law, the Company shall indemnify, defend and hold harmless, out of the assets of the Company, TIG, its Affiliates, officers, directors, employees, members, partners and agents (each, a “TIG Indemnified Person”) from and against any and all claims, losses, damages, liabilities, costs and expenses (including reasonable fees and expenses of counsel selected by TIG) (collectively, “Losses”) to which any such TIG Indemnified Person may become subject, arising from, related to, or in connection with this Agreement, unless and to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that such Losses were attributed exclusively to the willful misconduct, bad faith or gross negligence of any such TIG Indemnified Person in performing any obligation of this Agreement.

5.2. Indemnification of the Company. TIG shall reimburse, indemnify and hold harmless the Company its Affiliates, officers, directors, employees, members, partners and agents for all Losses in respect of or arising from any gross negligence, willful misconduct, fraud, bad faith of TIG.

5.3. Limitations of Liability. IN NO EVENT SHALL THE COMPANY OR TIG AND TIG INDEMNIFIED PERSONS BE LIABLE HEREUNDER FOR ANY EXEMPLARY, INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY NATURE, LOST PROFITS, DIMINUTION IN VALUE OR ANY DAMAGES BASED ON ANY TYPE MULTIPLE. IN ADDITION TO THE FOREGOING, TIG SHALL NOT BE LIABLE FOR ANY FINANCIAL, CIVIL, CRIMINAL, LABOR, ENVIRONMENTAL OR ANY OTHER LIABILITY OF ANY NATURE WHATSOEVER RESULTING FROM ACTS PRACTICED BY THIRD PARTY CONTRACTORS, OR THE HIRING THEREOF BY TIG.

5

5.4. Duration and Termination

(a) This Agreement shall commence on the Effective Date and shall continue for an initial term of five (5) years. Thereafter, such term shall automatically renew for successive one (1) year periods.

(b) Notwithstanding the foregoing, this Agreement may be terminated at any time with immediate effect:

(i) by the Company for Cause (as defined below in Section 6.1); provided that the Company shall promptly provide notice of its intention to terminate and the basis therefore to TIG, and TIG shall have sixty (60) days to provide a written response with respect to any such claim and attempt to cure such defect. No such termination shall be effective until ten (10) Business Days following the earliest of (x) receipt of TIG’s response of its inability to cure such defect; (y) receipt of TIG’s written election not to cure such defect; and (z) expiration of the sixty (60) day cure period referenced in this Section 5.4(b)(i);

(ii) by TIG if there has been a material breach of a material provision of this Agreement by the Company; provided that TIG shall promptly provide notice of such intention and the basis therefore to the Company, and the Company shall have sixty (60) days to provide a written response with respect to any such claim and attempt to cure such defect. No such termination shall be effective until ten (10) Business Days following the earliest of (x) receipt of the Company’s response of its inability to cure such defect; (y) receipt of the Company’s written election not to cure such defect; and (z) expiration of the sixty (60) day cure period referenced in this Section 5.4(b)(ii);

(c) Promptly following termination of this Agreement and in any event within ten (10) Business Days after termination of this Agreement, TIG shall reasonably cooperate with the Company and its Affiliates, officers, directors, employees, shareholders, partners and agents to ensure a smooth transition of the management of the Interests. Not later than ninety (90) days following the termination of this Agreement, TIG shall provide the Company and its Affiliates, officers, directors, employees, shareholders, partners and agents with a final report of the activities relating to the Interests. In the event that this Agreement is terminated, TIG shall use commercially reasonable efforts to assist the Company with transitioning the management of the Interests to the Company’s designee.

(d) The termination of this Agreement by either party shall not relieve any party from its obligations hereunder including, but not limited to, the Company’s obligation to pay TIG any applicable fees due through the date of termination.

6

ARTICLE VI

GENERAL PROVISIONS

6.1. Definitions. For purposes of this Agreement:

“Affiliate” means, with respect to any Person, another Person, directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with such first Person, the term “control”, as used herein, means, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

“Cause” means:

(i) there has been a final determination by a court of competent jurisdiction, or an admission by TIG, that TIG has committed, in connection with the performance of TIG’s duties under this Agreement, (1) fraud or intentional misappropriation of funds, (2) willful misconduct, (3) gross negligence; or (4) a breach of this Agreement resulting in material Losses to the Company and its subsidiaries, taken as a whole; provided, that, such an occurrence shall not constitute “Cause” to the extent (1) the act or omission is the result of the conduct of an employee of TIG and (2) such “Cause” event is cured within sixty (60) days, which cure may include: (x) the removal of the subject employee from TIG, as applicable; (y) a comprehensive review by TIG of its internal policies and procedures to determine whether additional procedures should be implemented in order to prevent such act or event by TIG; and (z) full restitution and reimbursement is made to the Company or the applicable subsidiary by TIG, for any Losses caused by such Cause event; or

(ii) the Bankruptcy (as defined in the Amended and Restated Limited Partnership Agreement of the Company) of TIG.

“Person” means an individual, partnership, fund, joint venture, corporation, trust, unincorporated association or other entity or association.

6.2. Agency Relationship. TIG shall act as agent of the Company in fulfilling the obligations of the Company, supervising the performance of professionals engaged by or on behalf of the Company with respect to the matters covered by this Agreement, or with respect to such other matters as are specified by the Company and agreed to by TIG. Nothing herein shall be construed to make the Company and TIG partners or joint ventures or impose any liability as such on any of them. The parties expressly do not intend hereby to form a partnership under the laws of any jurisdiction. TIG is providing its services hereunder as an independent contractor.

6.3. Amendments and Waiver.

The terms and provisions of this Agreement may be modified or amended at any time and from time to time, but only by written consent of each party. No waiver of this Agreement or any part hereof and no notice or consent required or permitted to be given pursuant to this Agreement shall be valid or effective unless in writing and signed by the party or parties sought to be charged. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other subsequent breach or condition, whether of like or different nature.

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6.4. Binding Effects; Benefits; Assignments.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and permitted assigns, as applicable. The parties may not assign this Agreement without the prior written consent of the other party.

6.5. Counterparts; Facsimile; Electronic Signature.

This Agreement may be executed in any number of counterparts and via facsimile or electronic signature and by the parties hereto in separate counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement.

6.6. Governing Law and Dispute Resolution.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

Any disputes arising out of this Agreement shall be commenced and resolved in the U.S. district court for the Southern District of New York or, if such court does not have subject matter jurisdiction, the courts of the State of New York sitting in New York County. The parties hereto expressly waive any jurisdictional, venue or inconvenient forum objections to such court.

6.7. Severability.

Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, only to the extent of such invalidity or unenforceability and will not render invalid or unenforceable the remaining terms or provisions of this Agreement or affect the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

6.8. Entire Agreement.

This Agreement, when executed and delivered by the Company and TIG, shall constitute the entire Agreement between the parties hereto with respect to the subject matter hereof and shall supersede all prior oral, written and electronic agreements between the parties hereto as to the subject matter hereof.

6.9. Notices.

Any notice or other communication contemplated by any provision of this Agreement shall be in writing and may be delivered personally, sent by e-mail (to include a request for receipt of delivery of email) or commercial courier or mailed by certified mail, postage prepaid, return receipt requested, addressed to such party at its address. Notice sent by e-mail shall be deemed given when confirmation or transmission is received and notice sent by any other means shall be deemed given when received, at the following addresses:

8

If to the Technical Forestry Advisor:

601 Lexington Avenue

57th Floor

New York, New York 10022

Attention: Mitchell Kosches

Email: mitchell.kosches@btgpactual.com

If to the Company:

TexMark Timber Treasury, L.P.

702 N. Temple Dr.

Diboll, TX 75941

Attention: Jerry Barag

Email: jerry.barag@catchmark.com

6.10. Confidentiality; Use of Name. During the term of this Agreement and for an additional period of 2 (two) years after the termination of this Agreement, the parties shall keep confidential, and not reveal to any third-party, any proprietary or confidential business information concerning the plans or programs of the other party or any confidential information relating to their activities under this Agreement, unless otherwise required by law and regulation a competent court of law or regulatory authority. Each party may disclose confidential information concerning the other party to its Affiliates, and its and its Affiliates’ officers, directors, employees, counsel and other representatives on a need to know basis.

6.11. Force Majeure.

No party shall be deemed to be in violation of this Agreement if it is prevented from performing any of its obligations hereunder by reason of acts of God, acts of the public enemy, acts of superior governmental authority, rebellion, sabotage or any other circumstances for which it is not responsible and that are not within its control.

[Signatures appear on the following page]

9

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

TEXMARK TIMBER TREASURY, L.P.

By:	/s/ John Rasor
Name:	John Rasor
Title:	President

TTG FORESTRY SERVICES, LLC

By:	/s/ Mitchell Kosches
Name:	Mitchell Kosches
Title:	Authorized Signatory

EXHIBIT J

ILLUSTRATIVE DISTRIBUTION EXAMPLES

(See attached.)

Exhibit J - 1

Project Caddo / Distributions Exhibit

($ in millions, unless otherwise noted)

		Assumptions
		Investment Assumptions
	REIT LLC Agreement Reference	JV LP Reference	Exhibit Reference
Initial Liquidation Value of the Preferred Interests	Defined Term		A	$665.0
Capital Contributions Balance	Defined Term		B	200.0
Preferred Return	Defined Term		C	10.25%
Additional Preferred Return	Defined Term		D	12.50%
Debit of Initial Preferred Distribution Balance Under Early Satisfaction	3.3(b)(ii)		R	$450.2
Debit of Initial Preferred Distribution Balance Under Subsequent Satisfaction	3.3(b)(ii)		S	435.3

	Scenario Assumptions
		Active	Scenario
Scenario Chooser		1	1	2	3	4
Base Available Cash
Year 1		$—	$—	$50	$—	$—
Year 2		500	500	50	1,800	—
Year 3		—	—	50	—	—
Year 4		1,500	1,500	50	—	1,800
Year 5		—	—	1,500	—	—
Assumes all distributions are made on last day of each year

Scenario 1: Partial Paydown in Year 2, Remainder in Year 4

					Period Ending
	REIT LLC Agreement Reference	Distribution to JV LP	Exhibit Reference	Assumption Reference	Year 1	Year 2	Year 3	Year 4	Year 5
Distributions Of Base Available Cash	3.2
Base Available Cash	Defined Term		K		$—	$500	$—	$1,500	$—
Shortfall Return Balance	3.2(a)	Yes, Section 3.2	L		–	–	–	–	–
Shortfall Contribution Balance	3.2(b)	Yes, Section 3.2	M		–	–	–	–	–

Net Available Cash	3.2		K – L – M = N		$—	$500	$—	$1,500	$—
Distributions Of Net Available Cash	3.3
Initial Preferred Distribution Balance	3.3(b)
Beginning Initial Preferred Distribution Balance	3.3(b)(i)(A)		(Year 1 = A), T = O		$665	$733	$358	$395	$—
Plus: Preferred Return	3.3(b)(i)(B)		O x C = P	10.25%	68	75	37	40	–

Subtotal (Before Debits)			O + P = Q		$733	$808	$395	$435	$—
			Yr 1: Z x (1 + C)^1 = R
Less: Debit of Initial Preferred Distribution Balance Under Early Satisfaction	3.3(b)(ii)	Yes, Section 3.3	Yr 2: AD x (1 + C)^2 = R		–	(450)
			Year 3: AG, Year 4: AJ = S
Less: Debit of Initial Preferred Distribution Balance Under Subsequent Satisfaction	3.3(b)(ii)	Yes, Section 3.3					–	(435)	–

			Year 5: MIN(N, Q) = S
Ending Initial Preferred Distribution Balance			Q – R – S = T		$733	$358	$395	$—	$—
Early Satisfaction Premium Balance	3.3(c)
			Yr 1: (Y – (1+C^1) x Z = U
Early Satisfaction Premium Balance Paid First Two Years	3.3(d)(i)(B) & 3.3(d)(ii)(B)	Yes, Section 3.3			$—	$50
			Yr 2: (AC – (1+C^2) x AD = U
			Yr 3: S x (AF – 1) = V
Early Satisfaction Premium Balance Paid After Two Years	3.3(d)(iii)(B) & 3.3(d)(iv)(B)	Yes, Section 3.3					–	13

			Yr 4: S x (AI – 1) = V
Total Early Satisfaction Premium Balance Paid			U + V = W		$—	$50	$—	$13
Distribution Date Occurs on or Prior to the First Anniversary	3.3(d)(i)
Net Available Cash			N = X		$—
Divisor			Y		1.3250

Implied Initial Liquidation Value of the Preferred Interest (Capped at Initial Liquidation Value)			MIN(X / Y, O) = Z		$—
Memo: Remaining Initial Liquidation Value			O – Z = AA		$665
Distribution Date Occurs After First but on or Prior To Second Anniversary	3.3(d)(ii)
Net Available Cash			N = AB			$500
Divisor			AC			1.3500

Implied Initial Liquidation Value of the Preferred Interest (Capped at Initial Liquidation Value)			MIN(AB / AC, AA) = AD			$370
Distribution Date Occurs After Second but on or Prior To Third Anniversary	3.3(d)(iii)
Net Available Cash			N = AE				$—
Divisor			AF				1.05750

Debit of Initial Preferred Distribution Account (Capped at Initial Preferred Distribution Account Balance)			MIN(AE / AF, Q) = AG				$—
Distribution Date Occurs After Third but on or Prior To Fourth Anniversary	3.3(d)(iv)
Net Available Cash			N = AH					$1,500
Divisor			AI					1.02875

Debit of Initial Preferred Distribution Account (Capped at Initial Preferred Distribution Account Balance)			MIN(AH / AI, Q) = AJ					$435
Net Available Cash			N = AK		$—	$500	$—	$1,500	$—
Less: Distributions of Initial Preferred Distribution Balance and Early Satisfaction Premium Balance			R + S + W = AL		–	(500)	–	(448)	–

Distributable Cash Flow			AK – AL = AM		$—	$—	$—	$1,052	$—
Distributions of Distributable Cash Flow	3.4
Sponsor’s Common Return Balance	Defined Term
Beginning Sponsor’s Common Return Balance			Year 1 = 0, AR = AN		$—	$21	$43	$68	$—
Plus: Preferred Return			(AT + AN) x C = AO	10.25%	21	23	25	27	–

Sponsor’s Common Return Balance Before Repayment			AN + AO = AP		$21	$43	$68	$95	$—
Less: Sponsor Preferred Return	3.4(a)	Yes, Section 3.4	MIN(AM, AP) = AQ		–	–	–	(95)	–

Ending Balance			AP – AQ = AR		$21	$43	$68	$—	$—
Distributable Cash Flow Available for Sponsor’s Common Contribution Balance			AM – AQ = AS		$—	$—	$—	$957	$—
Sponsor’s Common Contribution Balance	Defined Term
Beginning Sponsor’s Common Contribution Balance			(Year 1 = B), AT		$200	$200	$200	$200	$—
Less: Debits	3.4(b)	Yes, Section 3.4	MIN(AS, AT) = AU		–	–	–	(200)	–

Ending Sponsor’s Common Contribution Balance			AT – AU = AV		$200	$200	$200	$—	$—
Remaining Distributable Cash Flow	Defined Term	Yes, Section 3.5	AS – AU = AW		$—	$—	$—	$757	$—

Exhibit J - 2

EXHIBIT K

SUBSIDIARY REIT AGREEMENT

(See attached.)

Exhibit K - 1

EXECUTION VERSION

LIMITED LIABILITY COMPANY AGREEMENT

OF

CREEK PINE REIT, LLC

Dated as of July 6, 2018

ii

Exhibits	Title

Exhibit A	Definitions
Exhibit B	Members; Capital Contributions; Membership Interests
Exhibit C-1	Initial Annual Budget
Exhibit C-2	Budget Development Protocol
Exhibit C-3	Shortfall Calculation Examples
Exhibit C-4	Operating Metrics
Exhibit D	Notice Addresses
Exhibit E	Illustrative Distribution Examples
Exhibit F	Asset Management Agreement
Exhibit G	Form of Certificate of Membership Interest

Schedule	Title

Schedule 1	Class A Preferred Members
Schedule 2.5(a)(ii)	Fees and Expenses
Schedule 8.3(b)	Approved Appraisal Firms

Annex	Title

Annex A	Class A Preferred Units

iii

LIMITED LIABILITY COMPANY AGREEMENT

OF

CREEK PINE REIT, LLC

This LIMITED LIABILITY COMPANY AGREEMENT of Creek Pine REIT, LLC, a Delaware limited liability company (“Company”), is dated effective as of July 6, 2018 (the “Effective Date”) and is made by and among Company and TexMark Timber Treasury, L.P., a Delaware limited partnership, as a member (“Member”) and the Persons set forth on Schedule 1 appended hereto (“Class A Preferred Members”). Exhibit A sets forth the definitions of capitalized words and phrases used in this Agreement as well as rules for interpreting other words and phrases.

RECITALS:

WHEREAS, Member (in its capacity as the initial member of Company, “Initial Member”) formed Company as a limited liability company by filing a certificate of formation (as amended from time to time, the “Certificate”) with the office of the Secretary of State of the State of Delaware under and pursuant to Section 18-201 of the Delaware Limited Liability Company Act (as amended from time to time, the “Act”) on May 22, 2018 (the “Formation Date”);

WHEREAS, Company and Member were formed to acquire one hundred percent (100%) of the ownership interests of Crown Pine Timber 1, L.P., which owns (directly and indirectly) approximately 1.1 million acres of timberland in east Texas (the “Property”), pursuant to that certain Crown Pine Purchase Agreement, dated as of May 14, 2018 (the “Crown Pine Purchase Agreement”), by and among Crown Pine Parent, L.P., Crown Pine REIT, Inc., GPT1 LLC, Crown Pine Timber 1, L.P. and Creek Pine Holdings, LLC (the “Acquisition”); and

WHEREAS, the parties hereto desire to operate Company as a limited liability company under the Act and to set forth their respective rights and obligations vis-à-vis Company.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are acknowledged, Member agrees to the following terms and conditions:

ARTICLE 1

FORMATION AND ORGANIZATION

Section 1.1 Formation. Company was formed as a limited liability company on the Formation Date by the filing of the Certificate with the office of the Secretary of State of the State of Delaware under and pursuant to Section 18-201 of the Act.

Section 1.2 Basic Rights of Members. Member hereby enters into this Agreement to set forth certain rights and obligations of Member, the procedures for managing and operating Company and related matters. Member intends and agrees that this Agreement is for all purposes the “operating agreement” of Company as defined in the Act. Except to the extent otherwise provided in this Agreement, (a) the rights and obligations of Company and Member and (b) the management, operation, termination and dissolution of Company, in each case, shall be governed by the provisions of the Act.

Section 1.3 Name. The business of Company shall be conducted under the name “Creek Pine REIT, LLC” or such other name as the Board may hereafter determine; provided, that any such other name shall not include any Member’s name or any variation thereof without such Member’s prior written consent.

Section 1.4 Term. The term of Company (the “Term”) commenced on the Formation Date and shall continue (unless Company is sooner dissolved, liquidated and terminated in accordance with Article 9) until the tenth (10th) anniversary of the Effective Date.

Section 1.5 Business. The business of Company is to, directly or through one or more Subsidiaries, (a) acquire, own, manage, finance, develop and hold for investment and ultimately dispose of or otherwise invest in or engage in activities related to investment in the Property or such other Real Estate Assets as may be acquired by Company or its Subsidiaries, (b) acquire, own, hold for investment and ultimately dispose of general and limited partner interests, limited liability company member interests, and stock, warrants, options or other equity and debt interests in entities, and exercise all rights and powers granted to the owner of any such interests, (c) conduct its business in a manner that will enable it to qualify as a REIT under Section 856 et seq. of the Code, and to maintain such qualification, (d) engage in any and all other activities relating to, and compatible with, the purposes set forth herein and (e) take such other actions, or do such other things, as are necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of Company.

Section 1.6 Principal Place of Business; Registered Office and Agent. The principal place of business of Company shall be located at 702 N. Temple Dr., Diboll, TX 75941, or such other place or places as the Board may hereafter from time to time designate. The registered office of Company in the State of Delaware, and the registered agent for service of process on Company at such registered office, shall be as set forth in the Certificate, as amended from time to time.

Section 1.7 Certificated Interests.

(a) Each Membership Interest in Company shall constitute a “security” within the meaning of, and governed by, (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware (the “UCC”) and (ii) Article 8 of the UCC of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.

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(b) The Membership Interests in Company, which shall be represented by Units (as described below), shall be evidenced by certificates in the form of Exhibit G and each such certificate shall be executed by Member on behalf of Company.

(c) Company shall maintain books for the purpose of registering the Transfer of Units in Company. Subject to compliance with Article 5, a Transfer of Units in Company shall be effected by Company registering the Transfer upon delivery of an endorsed certificate representing the Units being Transferred.

(d) Notwithstanding any provision of this Agreement to the contrary, to the extent that any provision of this Agreement is inconsistent with any non-waivable provision of Article 8 of the UCC, such provision of Article 8 of the UCC shall control.

Section 1.8 Currency. All Capital Contributions to Company and cash distributions made by Company shall be made in Dollars, and the books and records of Company will be maintained in Dollars for all reporting purposes.

ARTICLE 2

CAPITAL CONTRIBUTIONS; EXPENSES; MEMBERSHIP INTERESTS

Section 2.1 Capital Contributions.

(a) Capital Contributions; Issuance of Membership Interests.

(i) Upon the execution of this Agreement, Member shall be deemed to have contributed on the Effective Date to Company an aggregate amount of Capital Contribution to fund $925,866,142 in exchange for Units which proceeds will be used for the purchase price for the Acquisition (the “Purchase Price”), and an additional amount to fund costs associated with the closing of the Acquisition (the “Closing”), debt origination fees and a pre-funding of Expenses of Company.

(ii) At the Effective Date, Company shall cause (x) $0 to be funded into one or more bank accounts for purposes of providing initial working capital for Company and its Subsidiaries as of the Effective Date (such one or more bank accounts referred to collectively as the “Cash Operating Account”) and (y) [***] to be funded into an account set up solely to satisfy shortfalls in the Cash Operating Account from time to time (the “Pre-Funded Expense Account”), in each case, out of the proceeds from the Purchase Price. All day-to-day commercial activities of Company and its Subsidiaries, including the collection of all revenues and the payment of all costs and expenses of running Company and its Subsidiaries, including paying all Expenses and Capital Expenditures, shall be conducted through the Cash Operating Account. The Pre-Funded Expense Account shall be available to fund any shortfalls in the Cash Operating Account from time to time in the discretion of Member; provided, that at no point after the Effective Date may any additional cash be deposited into the Pre-Funded Expense Account (other than in accordance with the Senior Credit Documents).

(b) Additional Capital Contributions Regarding Cumulative Shortfalls. Member acknowledges that the Capital Contributions made on the Effective Date to Company include an additional amount that is intended to cover, among other items, certain shortfalls in Net Operating Income of Company and its Subsidiaries and to cover the payment of the Asset Management Fee (as such term is defined in the Asset Management Agreement), in each case, for

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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each Fiscal Quarter as shown on Exhibit C-1 attached hereto. If, as of the end of any given Fiscal Quarter on or after the fourth full Fiscal Quarter following the Effective Date, Company generates a Cumulative Net Shortfall that is less than zero ($0), Member shall cause any such Cumulative Net Shortfall to be funded as follows:

(i) First, by deducting from the Opening Bank Balance an amount equal to the lesser of (x) the absolute value of the Cumulative Net Shortfall and (y) the Opening Bank Balance (the amount, if any, by which the absolute value of the Cumulative Net Shortfall exceeds the Opening Bank Balance, the “Cumulative Net Shortfall, Post-Bank, Pre-AM Fee Deferral Amount”);

(ii) Second, any Asset Management Fee due and payable, with respect to such Fiscal Quarter, shall be deferred in an amount equal to the lesser of (x) the absolute value of such Cumulative Net Shortfall, Post-Bank, Pre-AM Fee Deferral Amount for such Fiscal Quarter and (y) the Asset Management Fee due and owing for such Fiscal Quarter (the amount as determined pursuant to clause (x) or clause (y), as applicable, plus any additional amounts of Asset Management Fees deferred with respect to such Fiscal Quarter pursuant to Section 4.2(c), the “Deferred Asset Management Fees”), which Deferred Asset Management Fees shall not bear interest or other penalty. Any Deferred Asset Management Fees shall continue to be deferred until the earlier of (i) the liquidation of Company, (ii) termination of this Agreement in accordance with its terms and (iii) any Fiscal Quarter in which the Cumulative Net Surplus is greater than zero ($0); provided, that Company shall pay the lesser of (1) the Cumulative Net Surplus and (2) the Deferred Asset Management Fees Balance, in each case, only until the Deferred Asset Management Fees Balance is reduced to zero ($0) (any such amount of Deferred Asset Management Fees paid in accordance with this proviso, with respect to any Fiscal Quarter, the “Recovered Asset Management Fees”);

(iii) Third, if the amount of the Cumulative Net Shortfall is not funded in full by actions taken pursuant to clauses (i) and (ii) above, then, Member may, at the option of the Common Board Members, make additional Capital Contributions to Company in respect of its Common Return Units to fund the amount of the remaining Cumulative Net Shortfall;

(iv) Fourth, if the amount of the Cumulative Net Shortfall is not funded in full by actions taken pursuant to clauses (i), (ii) and (iii) above, then, Member may, at the option of the Common Board Members, make additional Capital Contributions to Company in exchange for Shortfall Units (“Shortfall Contributions”) to fund the amount of the remaining Cumulative Net Shortfall; and

(v) Fifth, if the amount of the Cumulative Net Shortfall is not funded in full by actions taken pursuant to clauses (i), (ii), (iii) and (iv) above, then Member may, at the option of the Common Board Members, make additional Capital Contributions to Company in respect of its Common Return Units to fund the amount of the remaining Cumulative Net Shortfall.

An example calculation of Cumulative Net Shortfall is set forth on Exhibit C-3.

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Section 2.2 Fees and Expenses.

(a) Subject to the requirements and limitations in the Senior Credit Documents, Company (or its Subsidiaries, as applicable) shall bear, and Member shall pay or shall cause to be paid, all reasonable fees, costs and expenses incurred by Company or other Persons authorized by the Board to act on Company’s behalf relating to the activities and operations of Company that are permitted to be incurred in accordance with this Agreement (“Expenses”), whether such costs and expenses were incurred prior to or following the Effective Date, including:

(i) all costs and expenses incurred in connection with the formation of Company and its Subsidiaries, all expenses associated with the issuance of Units, including any placement agent fees associated with such issuance;

(ii) all fees, costs and expenses (including, but not limited to, those fees, costs and expenses set forth on Schedule 2.5(a)(ii)), if any, incurred in evaluating, negotiating, structuring, acquiring, holding, managing, leasing, financing, refinancing, disposing of or otherwise dealing with the Property and other Business Assets, including any reasonable legal and accounting expenses and other fees and out-of-pocket costs related thereto, and the costs of rendering financial assistance to or arranging for financing for any assets or businesses constituting the Business Assets (including the Property);

(iii) taxes of Company and its Subsidiaries, fees, costs and expenses of auditors, appraisers, counsel and other advisors of Company and its Subsidiaries, insurance costs of Company and its Subsidiaries and litigation costs and indemnity expenses of Company and its Subsidiaries;

(iv) administrative expenses related to the operation of Company and its Subsidiaries, including the fees and expenses of accountants, lawyers and other professionals incurred in connection with Company’s and/or its Subsidiaries’ annual audit, financial reporting, legal opinions and tax return preparation, as well as expenses associated with the distribution of reports to Member and expenses associated with valuations of the Property and other Business Assets as required by this Agreement, including the fees and expenses of any independent appraiser;

(v) interest expenses, brokerage commissions and other investment costs incurred by or on behalf of Company and its Subsidiaries;

(vi) the Asset Management Fee, subject to the restrictions and limitations provided herein;

(vii) costs of travel and travel-related expenses with respect to the business of Company and its Subsidiaries; provided, that the cost of airfare shall not exceed commercial fares and, for the avoidance of doubt, shall not include costs associated with first-class, private or chartered air travel;

(viii) all taxes and license fees levied against Company and its Subsidiaries or their assets or operations;

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(ix) insurance costs incurred in connection with the operation of the business of Company and its Subsidiaries; and

(x) amounts to be contributed or advanced to any Subsidiary for the purpose of such entity paying any cost of the type described in the foregoing clauses (i) through (ix).

(b) Subject to the requirements and limitations in the Senior Credit Documents, to the extent any Expenses are paid by Member or other Persons (including the Asset Manager) authorized to act on Company’s behalf by the Board, such Expenses shall be reimbursed by Company (or one of its Subsidiaries, as appropriate).

(c) In addition to the foregoing, subject to the requirements and limitations in the Senior Credit Documents, Company (or its Subsidiaries, as applicable) shall bear as Expenses, and shall reimburse Member for such Expenses, all reasonable third-party legal and due diligence costs and expenses incurred by Member in connection with their investment in Company, in each case prior to the Closing.

Section 2.3 Membership Interests. Membership Interests shall be issued by Company to Member in the classes and with such rights as are set forth in this Section 2.3.

(a) Designation and Numbers. Member shall hold units (“Units”) of Membership Interests in Company, which shall be divided into six (6) classes (each, a “Class”): “Shortfall Return Units,” “Preferred Return Units,” “Common Return Units,” “Residual Units,” “Class A Preferred Units” or “Excess Units”. Units represent, in respect of a Member, the Membership Interest of a Member in Company at any particular time, whether classified as Shortfall Return Units, Preferred Return Units, Common Return Units, Residual Units, Class A Preferred Units or Excess Units. Units are personal property for all purposes and no Member has any interest in specific real or personal property of Company. Company shall maintain a register, approved by the Board, of Member’s Units, which shall be revised and updated from time to time in connection with a Transfer permitted under this Agreement. Company is authorized to issue Shortfall Return Units, Preferred Return Units, Common Return Units and Residual Units (collectively, “Other Units”) to Member or as required by Section 5.7 of the Member LP Agreement in such number as determined by the Board or this Agreement. In addition to Other Units, Company is authorized to issue (i) one hundred and twenty-five (125) Units of preferred Membership Interests, having the rights, preferences, powers and limitations described in this Agreement, including those described in Annex A (the “Class A Preferred Units”); and (ii) Units classified as “Excess Units” having the rights, preferences, powers and limitations set forth in Section 5.2(b). In the event of any conflict between the terms of the Class A Preferred Units contained in Annex A and any other provisions in this Agreement, the terms contained in Annex A shall control. Other Units shall rank junior to the Class A Preferred Units with respect to certain rights as more particularly described in this Agreement, including without limitation those described in Annex A.

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(b) Shortfall Return Units. Upon the execution and delivery of this Agreement, Company shall be authorized to, but shall issue no, “Shortfall Return Units”. Upon the making of any Shortfall Contributions, Company shall issue to Member making a Shortfall Contribution a number of Shortfall Return Units corresponding to the aggregate cash consideration paid by Member in consideration for such Shortfall Return Units and, in connection therewith, Company shall record in its books and records and track the amount of Shortfall Contributions made by Member. Shortfall Return Units issued at any time that there are then-outstanding Shortfall Return Units shall be issued at an amount per Shortfall Return Unit equal to the sum of the (i) Shortfall Contribution Balance per Shortfall Return Unit and (ii) Shortfall Return Balance per Shortfall Return Unit, and shall be treated as having the same Shortfall Contribution Balance, Shortfall Return Balance and Shortfall Return Base as the then-outstanding Shortfall Return Units so that at all times distributions on the Shortfall Return Units are pro rata based upon the then-number of Shortfall Return Units outstanding. In addition to the rights provided under this Agreement with respect to any Membership Interests, Shortfall Return Units shall entitle the holder thereof to the distributions of Base Available Cash provided in Section 3.2 hereof.

(c) Preferred Return Units. Upon the execution and delivery of this Agreement, Company shall issue to Member such number of “Preferred Return Units” as are provided on Exhibit B. In addition to the rights provided under this Agreement with respect to any Membership Interests, Preferred Return Units shall entitle the holder thereof to the distributions of Net Available Cash provided in Section 3.3 hereof. In connection with the determination of the amount of distributions of Net Available Cash with respect to the Preferred Return Units in accordance with Section 3.3, Company shall record in its books and records and track the Initial Preferred Distribution Balances and the Early Satisfaction Premium Balances.

(d) Residual Units. Upon the execution and delivery of this Agreement, Company shall issue to Member such number of “Residual Units” as are provided on Exhibit B. Residual Units shall entitle the holder thereof to the distributions of Remaining Distributable Cash Flow provided in Section 3.5 hereof. In connection with the determination of the amount of distributions of Remaining Distributable Cash Flow with respect to the Residual Units in accordance with Section 3.5, Company shall record in its books and records and track the Additional Preferred Return Account.

(e) Common Return Units. Upon the execution and delivery of this Agreement, Company shall issue to Member such number of “Common Return Units” as are provided on Exhibit B. In addition to the rights provided under this Agreement with respect to any Membership Interests, Common Return Units shall entitle the holder thereof to the distributions of Distributable Cash Flow provided in Section 3.4 hereof. In connection with the determination of the amount of distributions of Distributable Cash Flow with respect to the Common Return Units in accordance with Section 3.4, Company shall record in its books and records and track the Common Return Balance and the Common Contribution Balance.

(f) Class A Preferred Units. Each Class A Preferred Member issued Class A Preferred Units shall make at the time of his, her or its admission to Company an initial Capital Contribution in such amount as the Board shall determine. Except for such initial Capital Contribution, no holder of a Class A Preferred Unit shall be required, or have any obligation, to make any additional Capital Contributions.

Section 2.4 No Additional Members or Issuances. Except (i) in respect of Class A Preferred Members, (ii) as authorized by the Board as a Major Decision or (iii) a transferee of a Member’s Units as provided herein, no additional Members shall be admitted to Company and no additional Membership Interests shall be created or issued.

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Section 2.5 Sole Benefit. Except as stated in this Agreement, Member shall not be required or permitted to make any additional Capital Contribution or loan to Company. It is expressly acknowledged and agreed that the provisions of this Agreement relating to the rights and obligations of Member to make any Capital Contributions are for the sole benefit of Company and may not be exercised on behalf of Company or invoked or enforced for any other purpose by any other Person, including by any creditor of Company or trustee in a bankruptcy proceeding.

Section 2.6 Waiver of Certain Rights. Member shall have (a) no right under Section 509 of the Act or otherwise to withdraw or resign and receive the fair value of its Membership Interests and (b) no right to demand or receive any distribution from Company in any form other than cash and in accordance with the provisions of this Agreement concerning distributions.

ARTICLE 3

DISTRIBUTIONS

Section 3.1 Timing; Working Capital Reserves; Notice.

(a) No later than forty-five (45) days following the end of each Fiscal Quarter, Company shall distribute to the Members all Base Available Cash, Net Available Cash, Distributable Cash Flow and Remaining Distributable Cash Flow with respect to such Fiscal Quarter as provided in this Article 3. With respect to any Capital Event, Company shall use commercially reasonable efforts to distribute all Base Available Cash, Net Available Cash, Distributable Cash Flow and Remaining Distributable Cash Flow representing Capital Event Proceeds with respect to such Capital Event within forty-five (45) days after receipt of such Capital Event Proceeds as provided in this Article 3. Exhibit E sets forth illustrative calculations of distributions of Base Available Cash, Net Available Cash, Distributable Cash Flow and Remaining Distributable Cash Flow pursuant to the provisions of this Article 3.

(b) Company shall establish and maintain reasonable reserves in the Cash Operating Account measured at the end of each Fiscal Quarter of no more than $15,000,000; provided, however, that an amount higher than $15,000,000 may be maintained (i) if necessary to maintain compliance with financial maintenance covenants in the Indebtedness Documents or (ii) if the Board determines as a Major Decision that such higher amount is appropriate. At the end of each Fiscal Quarter, all cash in the Cash Operating Account in excess of the amounts set forth above in this Section 3.1(b) shall be available for distribution pursuant to this Article 3. Amounts in the Pre-Funded Expense Account shall not be available for distribution pursuant to this Article 3 (it being understood that such amounts shall otherwise be available distribution in connection with any liquidation or dissolution of Company). Reserves may be distributed or otherwise used by Company for the purposes set forth in the Annual Budget and as otherwise permitted hereunder (including any related approvals required hereunder), subject to the above minimum threshold.

(c) In connection with any distribution being made pursuant to this Article 3, Company shall deliver written notice to Member reasonably in advance thereof providing a calculation of the amounts being distributed pursuant to each section and subsection of this Article 3.

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(d) The distributions pursuant to this Article 3 with respect to any Fiscal Quarter or any Capital Event shall be made in the following order of priority: (i) Base Available Cash; (ii) Net Available Cash; (iii) Distributable Cash Flow; and (iv) Remaining Distributable Cash Flow.

Section 3.2 Distributions of Base Available Cash. Base Available Cash shall be distributed with respect to the Residual Units and Shortfall Return Units to Member as follows:

(a) First, to Member in respect of its Residual Units in an amount declared by the Board, but not in excess of $500,000 for any three (3) month period; and

(b) Second, to Member in respect of its Shortfall Return Units, in an amount equal to the balance of Member’s Shortfall Return Balance (if any) and until such balance is equal to zero ($0);

(c) Third, to Member in respect of its Shortfall Return Units, in an amount equal to the balance of Member’s Shortfall Contribution Balance (if any) and until such balance is equal to zero ($0); and

(d) Upon the Shortfall Contribution Balance in respect of a Shortfall Return Units being reduced to zero ($0), such Shortfall Return Units shall be deemed cancelled for no additional consideration and no longer outstanding.

Section 3.3 Distributions of Net Available Cash.

(a) Company shall distribute Net Available Cash with respect to the Preferred Return Units as provided in this Section 3.3. “Net Available Cash” with respect to any Fiscal Quarter or any Capital Event means the amount of Base Available Cash for such Fiscal Year or Capital Event, less the amounts distributed pursuant to Section 3.2 with respect to such Fiscal Year or such Capital Event.

(b) Initial Preferred Distribution Balance. Company shall maintain an “Initial Preferred Distribution Balance” which shall be (i) credited by (A) an amount equal to the Initial Liquidation Value, plus (B) an amount equal to the Preferred Return and (ii) debited by an amount equal to distributions made pursuant to Section 3.3(d)(i)(A), Section 3.3(d)(ii)(A), Section 3.3(d)(iii)(A), Section 3.3(d)(iv)(A) or Section 3.3(d)(v), as applicable. “Distribution Date” means each date on which Net Available Cash is distributed; provided, that, if the Net Available Cash (i) representing Capital Event Proceeds is distributed within forty-five (45) days following an anniversary of the Effective Date or (ii) representing proceeds other than Capital Event Proceeds is distributed within forty-five (45) days following an anniversary of the Effective Date, then, in each case, the relevant Distribution Date shall be deemed to be the immediately preceding anniversary of the Effective Date for all purposes of this Article 3. Distributions of Net Available Cash may be made on multiple Distribution Dates.

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(c) Early Satisfaction Premium Balance. If the Distribution Date in respect of a distribution of any Net Available Cash by Company occurs on or prior to the fourth (4th) anniversary of the Effective Date, an early satisfaction premium (each such amount, an “Early Satisfaction Premium”) shall be a component of the relevant distribution. No Early Satisfaction Premiums shall be applicable in connection with distributions of Net Available Cash if the Distribution Date in respect thereof occurs after the fourth (4th) anniversary of the Effective Date. Company shall maintain an “Early Satisfaction Premium Balance” which shall be (i) credited with an amount equal to any Early Satisfaction Premiums calculated in accordance with Section 3.3(d) and (ii) debited by an amount equal to distributions made pursuant to Section 3.3(d)(i)(B), Section 3.3(d)(ii)(B), Section 3.3(d)(iii)(B) or Section 3.3(d)(iv)(B).

(d) Distribution of Net Available Cash. Subject to Section 3.3(e), Net Available Cash shall be distributed as follows:

(i) If the Distribution Date occurs on or prior to the first (1st) anniversary of the Effective Date, then (A) an amount equal to (1) the amount of the Initial Liquidation Value equal to the amount of Net Available Cash, divided by 1.325, plus (2) an amount equal to the Preferred Return on the amount calculated in clause (1), shall be distributed with respect to the Preferred Return Units, and (B) the remaining amount of Net Available Cash shall be distributed with respect to the Preferred Return Units as an Early Satisfaction Premium.

(ii) If the Distribution Date occurs after the first (1st) anniversary of the Effective Date, but on or prior to the second (2nd) anniversary of the Effective Date, then (A) an amount equal to (1) the amount of the Initial Liquidation Value equal to the amount of Net Available Cash, divided by 1.35, plus (2) an amount equal to the Preferred Return on the amount calculated in clause (1), shall be distributed with respect to the Preferred Return Units, and (B) the remaining amount of Net Available Cash shall be distributed with respect to the Preferred Return Units as an Early Satisfaction Premium.

(iii) If the Distribution Date occurs after the second (2nd) anniversary of the Effective Date, but on or prior to the third (3rd) anniversary of the Effective Date, then Net Available Cash shall be distributed such that (A) an amount equal to the Net Available Cash, divided by 1.0575, is distributed with respect to the Preferred Return Units, and (B) the remaining amount of Net Available Cash is distributed with respect to the Preferred Return Units as an Early Satisfaction Premium.

(iv) If the Distribution Date occurs after the third (3rd) anniversary of the Effective Date, but on or prior to the fourth (4th) anniversary of the Effective Date, then Net Available Cash shall be distributed such that (A) an amount equal to the Net Available Cash, divided by 1.02875 is distributed with respect to the Preferred Return Units, and (B) the remaining amount of Net Available Cash is distributed with respect to the Preferred Return Units as an Early Satisfaction Premium.

(v) If the Distribution Date occurs after the fourth (4th) anniversary of the Effective Date, then Net Available Cash shall be distributed with respect to the Preferred Return Units.

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(e) Limitations on Distributions of Net Available Cash. Notwithstanding Section 3.3(d), the following limitations shall apply to distributions pursuant to Section 3.3(d):

(i) Net Available Cash shall be distributed with respect to the Preferred Return Units until the Initial Preferred Distribution Balance and the Early Satisfaction Premium Balance have been reduced to zero ($0).

(ii) To the extent that the aggregate amount of Net Available Cash available for distribution on a Distribution Date would, if distributed in accordance with Section 3.3(d)(i)(A), Section 3.3(d)(ii)(A), Section 3.3(d)(iii)(A) or Section 3.3(d)(iv)(A), as applicable, reduce the Initial Preferred Distribution Balance below zero ($0), the amount of Net Available Cash available for distribution on the relevant Distribution Date shall be deemed reduced to an amount that would result in the Initial Preferred Distribution Balance being reduced to zero ($0) after giving effect to the distribution thereof contemplated by Section 3.3(d)(i)(A), Section 3.3(d)(ii)(A), Section 3.3(d)(iii)(A) or Section 3.3(d)(iv)(A), as applicable. For the avoidance of doubt, the calculation of any applicable Early Satisfaction Premiums on the relevant Distribution Date shall be made using the deemed reduced amount of Net Available Cash.

Section 3.4 Distributions of Distributable Cash Flow.

(a) Company shall distribute Distributable Cash Flow with respect to Common Return Units as provided in this Section 3.4. “Distributable Cash Flow” with respect to any Fiscal Quarter or any Capital Event means the amount of Net Available Cash for such Fiscal Quarter or Capital Event, less the amounts distributed pursuant to Section 3.3 with respect to such Fiscal Quarter or such Capital Event.

(b) Distributable Cash Flow shall be distributed with respect to Common Return Units as follows:

(i) First, until the Common Return Balance is equal to zero ($0); and

(ii) Second, until the Common Contribution Balance is equal to zero ($0).

Section 3.5 Distributions of Remaining Distributable Cash Flow. Company shall distribute Remaining Distributable Cash Flow with respect to Residual Units as provided in this Section 3.5. “Remaining Distributable Cash Flow” with respect to any Fiscal Quarter or any Capital Event means the amount of Distributable Cash Flow for such Fiscal Quarter or Capital Event, less the amounts distributed pursuant to Section 3.4 with respect to such Fiscal Quarter or such Capital Event. Company shall distribute any Remaining Distributable Cash Flow with respect to Residual Units as provided in Section 3.1.

Section 3.6 Form of Distributions. Member does not have any right to demand and receive any distribution from Company in any form other than money, nor shall Member be required to accept any distribution from the Company in any form other than money. Member shall not be obligated to accept any in-kind distributions without Member’s written consent. Any such in-kind distribution shall require the unanimous prior written consent of all Board Members.

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Notwithstanding anything to the contrary contained herein, Company shall not make any distribution if such distribution would (i) violate the Act or other applicable Law or (ii) violate the terms of any credit agreement, pledge, hypothecation or other collateral or security agreement to which Company (or any Subsidiary of Company) is a party or bound by, including the Senior Credit Documents (each, an “Indebtedness Document”), so long, in the case of each Indebtedness Document other than the Senior Credit Documents, as such Indebtedness Document has been entered into in accordance with the terms of this Agreement.

ARTICLE 4

MANAGEMENT OF COMPANY

Section 4.1 Rights and Powers of the Board; Voting.

(a) Management of Company shall be vested in a board of directors of Company (the “Board”), except to the extent otherwise provided in this Agreement. Member intends and agrees that the Board is for all purposes the “manager” of Company as defined in the Act. The Board shall have the power to do any and all acts necessary or convenient to or for the furtherance of the purposes of Company as set forth in this Agreement, except to the extent otherwise provided in this Agreement. The Board may delegate any of its powers or authority pursuant to this Agreement to any Person or group of individuals, provided, that no such delegation shall cause the Board to cease to be the “manager” of Company within the meaning of the Act. Except as expressly set forth herein, no Member, solely in his or her capacity as a Member, has the authority or power to act for or on behalf of Company, to do any act that would be binding on Company, or to incur any expenditure on behalf of Company.

(b) The sole duty of each Board Member to Company and to any Member shall be to comply in good faith with the terms of this Agreement in a manner that does not constitute fraud, misappropriation, gross negligence or willful misconduct. It is the express intention of Member that the provisions of this Agreement, to the extent that they restrict or eliminate the duties of the Board Members to Company or to any Member otherwise existing at law or in equity, replace such other duties and liabilities; provided, that the foregoing shall not restrict the implied covenants of good faith and fair dealing.

(c) Subject to the express provisions of this Agreement, the Board shall have full, complete and exclusive right, power and authority to cause the sale or other disposition of all or substantially all of the assets of Company or a merger, consolidation, reorganization, business combination or similar transaction with respect to Company.

(d) Except as may otherwise be required by law or as expressly provided for in this Agreement, voting power with respect to all matters requiring Member action shall be vested exclusively in the holders of the Membership Interests (other than the Class A Preferred Units and the Excess Units). For the avoidance of doubt, neither the Class A Preferred Units nor the Excess Units shall entitle the holder(s) thereof to vote on any matters except as required by law or as expressly provided for in this Agreement.

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Section 4.2 Composition of the Board.

(a) The Board shall initially be composed of seven (7) individuals, and shall include (i) three (3) individuals to be appointed by the CTT Investor, (ii) one (1) individual to be appointed by BCI Investors, (iii) one (1) individual to be appointed by Medley Investor, (iv) one (1) individual to be appointed by TIG Investor and (v) one (1) individual to appointed by Highland Investors. Each individual so appointed is referred to herein as a “Board Member” and the Board Members under clause (i) are referred to herein as the “Common Board Members” and the Board Members referred to under clauses (ii)-(v) are referred to herein as the “Preferred Board Members”. The initial Board Members shall be Jerry Barag, Brian Davis and Todd Reitz (each appointed by CTT Investor), Sameer Jinnah (appointed by BCI Investors), James Frank (appointed by Medley Investor), Gerrity Lansing (appointed by TIG Investor) and James Dondero (appointed by Highland Investors). Other than instances in which the Board is operating under the Alternative Voting System, each Board Member appointed by (i) CTT Investor shall have one and two-thirds votes, (ii) BCI Investors shall have one (1) vote, (iii) Medley Investor shall have one (1) vote, (iv) TIG Investor shall have one (1) vote and (v) Highland Investors shall have one (1) vote, in each case, on each matter before the Board. Each Board Member shall hold office until his or her successor is appointed, or until his or her earlier resignation or removal, in each case in accordance with Section 4.3. Each Board Member shall be an individual. Upon written notice to the other Board Members, the Board Member appointed by any BCI Investor may send an alternative representative on its behalf to meetings of the Board, which representative shall have full ability to vote on behalf of such Board Member appointed by such BCI Investor at such meetings.

(b) Notwithstanding anything in this Agreement to the contrary (other than Section 4.3(c)), the Alternative Voting System shall permanently become effective upon the “Alternative Voting System” becoming effective under the Member LP Agreement.

(c) For purposes of this Section 4.3, if, with respect to any Fiscal Quarter, the Cumulative Net Shortfall is greater than zero ($0) and the Quarterly Net Shortfall is less than zero ($0), the Common Board Members by written notice to Company on or prior to forty-five (45) days following the end of such Fiscal Quarter, cause to be cured such Quarterly Net Shortfall by taking any or all of the actions listed in this Section 4.3(c):

(i) The Common Board Members may elect to deduct from the Opening Bank Balance an amount equal to the lesser of (x) the absolute value of such Quarterly Net Shortfall or (y) the Opening Bank Balance;

(ii) The Common Board Members may elect to defer any Asset Management Fee due and payable with respect to such Fiscal Quarter in an amount equal to the lesser of (x) the absolute value of such Quarterly Net Shortfall and (y) the Asset Management Fee due and owing for such Fiscal Quarter; and/or

(iii) The Common Board Members may call for additional Capital Contributions to Company to fund any remaining amount of the Quarterly Net Shortfall.

(iv) Company (and/or its Subsidiaries, as applicable) shall maintain, at the expense of Company, directors and officers liability insurance with limits and deductibles, and other terms applicable thereto, covering Company and the Board, as approved by the Board as a Major Decision.

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(v) Each Member other than a Member holding solely Class A Preferred Units shall be entitled to designate one (1) or more individuals (each a “Board Observer”) to attend and participate in, strictly as non-voting observers, any meeting of the Board, either in person or by telephone conference. Company shall provide any Board Observer with written notice of each meeting of the Board at the same time and in the same manner as notice is provided to the Board Members. Any Board Observer shall be entitled to receive all written materials and other written information (including minutes of all Board meetings) provided to the Board in connection with such meeting at the same time such materials and information are provided to the Board and prompt notice of any action taken by written consent of the Board; provided, that, notwithstanding anything herein to the contrary, Company may withhold any documents, materials or other information from, or exclude from any meetings of the Board (or portions thereof), any Board Observer if the Board determines on the advice of counsel that access to such information or attendance at such meeting would, or may be reasonably likely to, adversely affect the attorney-client privilege between Company and its counsel to preserve the confidentiality of Company’s trade secrets, know-how or other confidential information of or relating to Company that would give such Board Observer an unfair competitive advantage. Each Board Observer shall be an individual.

Section 4.3 Resignation, Removal and Replacement of Board Members; Transfers of Appointment Rights.

(a) Any Board Member may resign from office at any time by giving written notice to Company. The resignation of any Board Member shall take effect upon Company’s receipt of such notice or at such later time as shall be specified in the notice. Unless otherwise specified in the notice, the acceptance of the resignation shall not be necessary to make the resignation effective.

(b) A Board Member shall be removed from office automatically upon his or her death. A Board Member may be removed from office with or without cause by the Member who appointed the Board Member.

(c) Any vacancy occurring on the Board may be filled only by an appointment by the Member who appointed the Board Member formerly filling such vacancy.

Section 4.4 Meetings of the Board.

(a) The Board shall meet on the schedule as determined by the Board from time to time. Unless otherwise determined by the Board, the Board shall meet at least quarterly on a schedule to be determined by the Board and the agenda for each such meeting shall include substantive review and discussion of the financial and operating condition of Company and other relevant strategic matters pertaining to Company. Any Board Member shall have the power to call special meetings of the Board. A special meeting of the Board shall be held on the date and at the time set by the party calling the special meeting. All meetings of the Board shall be held at the principal office of Company or at such other place as may be designated by the Board. If approved by the Board, individuals who are not Board Members or Board Observers may be invited to observe or participate in meetings of the Board in an advisory, non-voting capacity. Board

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Members may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting. The Preferred Board Members may request reasonably in advance that a meeting of the Board be held with the individual presence of the Board (i.e., other than by conference telephone or other communications equipment by which such persons participating in the meeting can hear each other at the same time), and the Board shall cause such meeting to be scheduled promptly and have the Board Members appointed by the CTT Investor in attendance in such manner.

(b) No notice is required of regular Board meetings held in accordance with such schedule as may be established by the Board from time to time. It shall be sufficient notice to a Board Member of a special meeting to send notice by overnight courier or e-mail at least ten (10) Business Days, before the meeting addressed to such Board Member at his or her usual or last known business or residence address or e-mail address, as applicable, or to give notice in person or by telephone at least ten (10) Business Days before the special meeting. Notice of a special meeting need not be given to any Board Member if a written waiver of notice, executed by him or her before, after or at the special meeting, is filed with the records of the meeting, or to any Board Member who attends the special meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a special meeting nor a waiver of a notice need specify the purposes of the special meeting. Notice of any special meeting shall be deemed to be delivered, given and received (i) on the date of receipt if delivered personally or by telephone, (ii) on the next day if delivered by overnight courier or (iii) on the date of transmission if transmitted by e-mail.

(c) All Common Board Members and a majority of the Preferred Board Members shall be present in person (by telephone conference or by other communications equipment if all persons participating in the meeting can hear each other at the same time as described under Section 4.4(a)) or by proxy at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting; provided, that, if the Board is operating under the Alternative Voting System, the presence of a majority of the Preferred Board Members shall constitute a quorum. If such quorum shall not be present at any meeting of the Board, the Board Members present shall adjourn the meeting and promptly give notice of when it will be reconvened. Action or consent of the Board for purposes of this Agreement shall require the affirmative vote of Board Members holding at least a majority of the votes entitled to be cast by all Board Members, or such other vote as is otherwise set forth under this Agreement (including with respect to Major Decisions).

(d) Each Board Member may vote either in person or by a proxy which such Board Member has duly executed in writing. No proxy shall be valid after one (1) year from the date of its execution unless a longer period is expressly provided in the proxy. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A Board Member may revoke any proxy which is not irrevocable by attending the relevant meeting and voting in person or by filing an instrument in writing revoking the proxy, or another duly executed proxy bearing a later date, with Company. Participation in a meeting by proxy in accordance with this Section 4.4(d) shall constitute presence in person at the meeting.

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(e) The Board may adopt procedures and methods designed to permit the business of Company to proceed in an orderly and prompt manner, notwithstanding the necessity of Board approvals required hereunder.

(f) The Chairman of the Board shall be appointed by the Board. The Chairman shall preside at all meetings of the Board at which he or she is present and perform such other duties as from time to time may be assigned to him or her by the Board.

(g) Except to the extent otherwise set forth in this Agreement (including Section 4.7), action or consent requiring approval or action by the Preferred Board Members for purposes of this Agreement shall require the affirmative vote of Preferred Board Members holding at least a majority of the votes entitled to be cast by all Preferred Board Members. Any action required or permitted to be taken by the Preferred Board Members may be taken without a meeting, without prior notice and without a vote, if consented to in writing by all Preferred Board Members.

Section 4.5 Action of the Board Without a Meeting. Any action required or permitted to be taken by the Board may be taken without a meeting, without prior notice and without a vote, if consented to in writing by all Board Members.

Section 4.6 Compensation of Board Members. Board Members shall not receive any compensation or other remuneration from Company for their services to Company as Board Members; provided, that Company shall reimburse Board Members for reasonable travel and other expenses incurred in connection with meetings or other functions of the Board.

Section 4.7 Major Decisions. The following are major decisions with respect to Company, its Subsidiaries and the Property and other Business Assets (“Major Decisions”) that require the approval of a majority of the total votes of all Board Members entitled to vote on such matters; provided, that such majority shall include a majority of the Preferred Board Members voting on such matter:

(a) Subject to Section 4.8, approving the Annual Budget and any amendments or modifications thereto, or making any expenditure that is not in accordance with the most recently approved Annual Budget, other than in respect of Allowable Variances as set forth in Section 4.8(b).

(b) Entering into, terminating, amending or otherwise modifying (i) any Wood Supply Agreement, (ii) any stumpage sales agreement with (A) a term in excess of 18 months or (B) where amounts paid or payable would exceed $500,000 or (iii) any other wood supply agreement, timber sales contract or any other sales contract or agreement in connection with the Property or any other Business Asset or operations of Company and its Subsidiaries if, in the case of this clause (iii), (A) the amounts payable would, in the aggregate with any other amounts paid or payable thereunder (and if not otherwise provided for in any approved Annual Budget) exceed $500,000, (B) such sales contract or agreement has a term in excess of eighteen (18) months (unless terminable by Company and/or its Subsidiaries on ninety (90) days’ notice or less without penalty or premium) or (C) such sales contract or agreement contains terms that are outside of the ordinary course for such contracts or agreements.

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(c) Entering into, terminating, amending or otherwise modifying any contract or agreement of Company and its Subsidiaries (other than Wood Supply Agreements, stumpage sales agreements or other wood supply agreements, timber sales contracts or any other sales contracts or agreements in connection with the Property or any other Business Asset or operations of Company and its Subsidiaries), if the amounts payable would, in the aggregate with any other amounts paid or payable thereunder or under any other related contract or agreement, not otherwise provided for in any approved Annual Budget, exceed $250,000 individually or $1,000,000 in the aggregate with any related transactions.

(d) Causing Company or any of its Subsidiaries to acquire any additional Business Asset or Real Estate Asset (other than the Property), except as otherwise provided for in any approved Annual Budget and except for assets being acquired for less than $100,000 individually or $250,000 in the aggregate with any related transactions.

(e) Changing (i) the use of all or any part of the Property or other Real Estate Asset outside the ordinary course of business of Company and its Subsidiaries in any material respect, or (ii) the character of Company’s business from that which is consistent with the purpose stated in Section 1.5; provided, that, for clarification, entering into leases or other agreements which provide for hunting and other recreational use, exploitation of mineral rights, water rights, carbon rights, conservation rights, or cell tower usage in the ordinary course of business of Company and its Subsidiaries, shall not constitute a Major Decision pursuant to this Section 4.7(e).

(f) Listing, offering to sell or selling or otherwise disposing of all or a portion of the Property or any other Real Estate Asset, including in respect of HBU Sales, unless (i) part of an involuntary condemnation proceeding, (ii) part of an approved Annual Budget (including the properties subject to HBU Sales thereunder) or (iii) pursuant to a Permitted HBU Sale in accordance with Section 4.10.

(g) Listing, offering to sell or selling or otherwise disposing any Business Asset other than a Real Estate Asset, unless part of an approved Annual Budget and except for assets being listed, offered or sold for less than $100,000 individually or $250,000 in the aggregate with any related transactions.

(h) Incurring, refinancing, creating, issuing, assuming, guaranteeing or otherwise causing Company or any of its Subsidiaries to become liable for any new Indebtedness and any amendment, modification or refinancing of any Indebtedness, other than in connection with the Senior Credit Documents.

(i) Executing and delivering any guaranty, indemnity or similar agreement on behalf of Company or any of its Subsidiaries other than, (x) in connection with the Senior Credit Documents and (y) with respect to indemnities only, any indemnity which would not reasonably be expected to result in material liability to Company or any of its Subsidiaries that is entered into in the ordinary course of business of Company and its Subsidiaries.

(j) Entering into, amending or modifying any swap, hedge, collar, other interest rate protection agreement or other derivative instrument or agreement.

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(k) Creating any liens or encumbrances on all or a portion of the Property or any other Business Asset, other than (i) those related to any permitted Indebtedness and (ii) any Permitted Encumbrances, and approving the form of any documentation in respect thereof (including any amendment or modification of any such documentation), other than in connection with the Senior Credit Documents.

(l) Subject to the proviso set forth in the first sentence of Section 3.1(b), establishing reserves determining reserve levels, determining to make reserves at a Subsidiary or making any distributions from any such reserves pursuant to Section 3.1(b) or Section 9.4.

(m) Entering into any agreement by Company or a Subsidiary thereof with the General Partner, the Asset Manager or any Affiliate thereof (each a “Related Party Agreement”) other than pursuant to Section 4.9 or amending or modifying any agreement set forth in Section 4.9.

(n) Issuing ownership interests in Company or its Subsidiaries, or any admission of any member of Company after the Effective Date, other than (i) the issuance of Membership Interests or pursuant to a Transfer of Membership Interests, in each case, that is permitted pursuant to this Agreement (including Article 5) or (ii) any issuance of ownership interests in a Subsidiary so long as all of the ownership interests in such Subsidiary remain directly or indirectly wholly owned by Company following such issuance.

(o) Formation of any new Subsidiary of Company (including entering into any joint venture with one or more third parties) other than formation of wholly-owned Subsidiaries of Company to the extent necessary to consummate the Acquisition.

(p) Paying, compromising, litigating, arbitrating or otherwise amending any claim or demand of or against Company or any of its Subsidiaries where the amount of the individual claim or demand exceeds $100,000 and the claim or demand is not an ordinary course claim or demand related to payables or receivables, other than where Company’s insurance carrier, in accordance with terms of Company’s insurance policy, is prosecuting or defending the claim or demand and has not disputed any portion of the claim or demand.

(q) Approving any settlement of a claim subject to indemnification pursuant to Article 7.

(r) Taking any action or a series of related actions or refraining from taking or approving any action or a series of related actions relating to remediation of hazardous substances that is estimated by Company to cost Company or its Subsidiaries in excess of $100,000 as a result of a single underlying event, other than to obtain studies and reports and conduct (or arrange for) evaluations and analyses thereof if there is a reasonable basis to believe that such assets have been affected by hazardous substances.

(s) (i) Dissolving, liquidating, or reorganizing Company or any of its Subsidiaries, (ii) merging, consolidating or otherwise selling all or substantially all of the interests in, or all of the assets of, Company or any of its Subsidiaries or (iii) filing any voluntary bankruptcy petition for Company or any of its Subsidiaries, or seeking the protection of any other federal or state bankruptcy or insolvency law or debtor relief statute.

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(t) Appointing Liquidators pursuant to Section 9.4.

(u) Amendment or modification of this Agreement (other than in accordance with Section 11.2) or any other governing documents of Company or its Subsidiaries except to the extent necessary to consummate the Acquisition.

(v) Company or any of its Subsidiaries (i) directly employing any Person or (ii) entering into any collective bargaining agreement or similar agreement.

(w) Making any change in the accounting principles of Company or its Subsidiaries or making, revoking or failing to make any material Tax election or determination (including, without limitation, any determination to settle any material Tax audit).

(x) Selecting or determining any insurance plans, carriers or coverages to be purchased and maintained by or on behalf of Company or any of its Subsidiaries, or in respect of the Property or any other Business Asset, including with respect to directors and officers liability insurance under Section 4.2(c)(iv).

(y) Hiring counsel, professional advisors, accountants or sales brokers on behalf of Company or any Subsidiaries when the expected expenditure would exceed $50,000 in a calendar year.

(z) Hiring or changing the independent auditors of the financial statements of Company or its Subsidiaries.

(aa) Making adjustments to Gross Asset Values in the circumstances set forth in the definition of such term.

(bb) Changing the state of the principal place of business of Company.

(cc) Taking any of the foregoing actions, matters or decisions described in this Section 4.7 taken by a Subsidiary of Company which would constitute a Major Decision if taken by Company.

Notwithstanding the foregoing, Company shall not, and shall not cause any Subsidiary of Company, as applicable, to take any of the actions listed in this Section 4.7, unless such action has been previously approved by the Board pursuant to this Section 4.7; provided, however, that the Common Board Members may take (or may cause to be taken) such actions as reasonable and necessary with respect to emergency situations to protect the health, safety and welfare of people or property; provided, that the Common Board Members promptly gives notice to all Board Members of such emergency actions (and any related emergency expenditures). Company shall implement fully each Major Decision approved in accordance with the terms of this Agreement, and may take such action or actions as necessary or desirable to implement any Major Decision approved pursuant to this Section 4.7, so long as such action or actions are consistent with such approval, and are not otherwise restricted under this Agreement. Notwithstanding anything herein to the contrary, to the extent that any of the Major Decisions is specifically set forth or described in an Annual Budget approved in accordance with this Agreement and enumerated as a Major Decision therein, the approval of such Annual Budget shall constitute prior approval of such Major

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Decision for purposes of this Section 4.7 and no additional approval or consent with respect to such Major Decision shall be required. That certain Timber Management Agreement proposed to be by and between Company and Forest Resource Consultants, Inc., a Georgia corporation, in the form as previously agreed to by the Investors, shall not require Major Decision approval.

Section 4.8 Annual Budget.

(a) The initial Annual Budget for the remainder of calendar year 2018 for the period beginning on the Effective Date and ending on December 31, 2018, including the related variances, is attached hereto as Exhibit C-1 (the “Initial Annual Budget”). For each Fiscal Year thereafter, the Common Board Members shall be responsible for causing to be prepared and submitting (or causing to be prepared and submitted) to the Board for approval as a Major Decision a proposed updated Annual Budget, including the related variances. “Annual Budget” means a budget approved in accordance with this Agreement. The Annual Budget shall be caused to be prepared by the Common Board Members in accordance with the Budget Development Protocols (including the preparation of the back-up materials on the timetable set forth therein) set forth in Exhibit C-2. The Annual Budget for each Fiscal Year shall be prepared with the same detail and line items as set forth in the Initial Annual Budget and such other detail as Preferred Board Members may reasonably request. In connection with the review of a proposed Annual Budget, the Preferred Board Members may reasonably request additional information regarding the materials supporting the proposed Annual Budget or such other information as is necessary or desirable to enable review of such proposed Annual Budget, and the Common Board Members shall cause to be provided such requested information. The Preferred Board Members shall consent to or reject the proposed Annual Budget, or request additional information, within ten (10) Business Days following (i) receipt of such proposed Annual Budget or (ii) receipt of all additional information that is, in the determination of the Preferred Board Members, necessary or desirable to enable review of such proposed Annual Budget. The Common Board Members shall cause to be prepared and submitted annually the Annual Budget no later than December 10, 2018 for the next Fiscal Year and thereafter by December 10 of each year with respect to the following Fiscal Year. The Annual Budget for each Fiscal Year shall include the projected use of the Pre-Funded Expense Account, including as shown on Exhibit C-1 for the four Fiscal Quarters comprising such Fiscal Year. In connection with the submission of the Annual Budget, the Common Board Members shall cause to be prepared or submitted to the Board an annual business plan for Company and its Subsidiaries including a responsible five-year forecast for Company’s operations including the operating metrics set forth in Exhibit C-4. The Preferred Board Members, or their designated representative, shall be provided reasonable access to all information, data, reports, models, and analyses relied on in developing the Annual Plan (including, for the avoidance of doubt, all financial and silvicultural assumptions, constraints, supporting stand level data, merchantable timber volumes, pre-merchantable acres by species and age class, and acres by land classification).

(b) The Board shall manage the business of Company and its Subsidiaries in accordance with the approved Annual Budget and shall at all times act in a manner consistent with the Annual Budget; provided, however, that the Board may in its discretion expend funds (or may cause such funds to be expended) for Non-Controllable Expenses not otherwise reflected in the Annual Budget. In implementing the Annual Budget, the Board may in its discretion vary (or may cause to be varied) material line items in the applicable Annual Budget within the applicable variances provided therein (such variances being referred to herein as “Allowable Variances”).

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(c) In the event the Board does not approve of any Annual Budget prior to the intended period for such Annual Budget, then a “Budget Impasse” shall be deemed to exist, until such time as such Annual Budget is approved in accordance with this Agreement. During any Budget Impasse, the Board shall operate and cause to be operated Company and its Subsidiaries, and the Property, in accordance with the most recently approved Annual Budget, except, in each case, that (i) the Board may make or cause to be made any expenditure not contemplated by such Annual Budget which is (1) an emergency expenditure to protect the health, safety and welfare of people or property (in which event Company shall notify the Preferred Board Members immediately), (2) an expenditure to satisfy (A) any outstanding taxes and related fees, costs and expenses, (B) any obligations for interest, principal, escrows, fees and expenses due under the Senior Credit Documents and any other indebtedness approved as required under this Agreement or (C) premiums for insurance required under this Agreement, the Asset Management Agreement, any Senior Credit Document, any loan document relating to indebtedness approved as required under this Agreement or any other contract to which Company or any of its Subsidiaries is a party that are entered into in accordance with this Agreement or (3) an expenditure to satisfy an obligation of Company that is due and owing under any of the Wood Supply Agreements, seedling agreements or other agreements previously approved as Major Decisions (such expenses, “Non-Controllable Expenses”), and (ii) Member acting alone shall otherwise have no authority to make any other expenditure without the approval of the Board as a Major Decision, as applicable.

(d) If, at a time when the Alternative Voting System is not effective, either (i) the Board is in good faith unable to make any decision in respect of a Major Decision or (ii) there are two attempts (including any adjournment) to have a special meeting called for the purpose of discussing a Major Decision where quorum is not obtained, and if such failure continues for five (5) days after the date of the meeting called to discuss the approval (or in the event of the second quorum failure, the date of such second quorum failure), then the Board Members shall be deemed to be deadlocked in the matter in question (each, a “Deadlock”). In the event of any Deadlock involving a Major Decision, such Deadlock shall result in no resolution in respect of such decision until such time as the Board agrees regarding such decision.

Section 4.9 Transactions with Affiliates.

(a) Retention as Asset Manager.

(i) As of the date hereof, Company and CatchMark TRS Creek Management, LLC (the “Asset Manager”) have entered into an asset management agreement with respect to the Property in the form attached hereto as Exhibit F (the “Asset Management Agreement”), which Asset Management Agreement is hereby approved by the Board. Asset Manager shall undertake such obligations and responsibilities as are set forth in the Asset Management Agreement, including to (i) prepare and provide for submission to and approval by the Board, prior to approval of the first Annual Budget, health and safety policies and procedures for employees and contractors, as well as for Asset Manager to track, report and manage workplace health and safety, (ii) ensure that the Property is managed in accordance with Sustainable Forestry Initiative requirements,

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including all required reporting and auditing obligations, and forecast a timeline for audits and recertification, as applicable, (iii) comply with the requirements of the Wood Supply Agreements, including preparing, delivering and obtaining approval of the Annual Plan, Forecast Plan and Delivery Plan (as each such term is defined in the Wood Supply Agreements) each year when and as required in the Wood Supply Agreements, (iv) report quarterly to the Board any variances in harvest from the harvest plans for previous calendar quarter, and shall not exceed any Allowable Variance without having first obtained Board approval and (v) submit to the Board monthly reports detailing any recordable incidents for employees and contractors that occurred in the previous month and any material environmental compliance matters, including violations or potential violations of laws, regulations and best management practices applicable to the Property and the operation of the same. For the avoidance of doubt, the Asset Manager shall not be reimbursed for any expenses under the Asset Management Agreement to the extent that an Affiliate of the Asset Manager was reimbursed for such expenses pursuant to this Agreement or otherwise.

(ii) The Asset Management Agreement shall have a term of seven (7) years unless earlier terminated in accordance with its terms; provided, that a majority of the Preferred Board Members (acting without the consent of any other Board Members) may direct Company to terminate the Asset Management Agreement in accordance with the terms of the Asset Management Agreement (A) in the event that any Change of Control (as such term is defined in the Asset Management Agreement) occurs without the prior written consent of the Board, (B) for Cause (as such term is defined in the Asset Management Agreement) or (C) as a result of a Key Man Event (as such term is defined in the Asset Management Agreement).

(iii) For the avoidance of doubt, in the event of any conflict between the terms of this Agreement and the terms of the Asset Management Agreement, the terms of the Asset Management Agreement shall control.

(b) Exercise of Rights under Related Party Agreements. The Preferred Board Members, acting without the consent or approval of any other Board Member or any other party, shall have the sole and exclusive right and authority to direct Company and its Subsidiaries, to take any of the following actions on the part of Company or its Subsidiaries, all at the expense of Company or the applicable Subsidiary, with respect to the Asset Management Agreement and any other Related Party Agreement: (i) implement, enforce or take any termination or other enforcement action that arises under any Related Party Agreement, in each case in accordance with such Related Party Agreement; (ii) make any approval, consent, decision or waiver under or in connection with any Related Party Agreement or take any other action by or on behalf of Company or any Subsidiary under or in connection with any Related Party Agreement; (iii) give notice of default or termination in accordance with terms of such Related Party Agreement; (iv) terminate all Related Party Agreements in accordance with the terms of the applicable Related Party Agreement upon notice to the other parties thereto and, subject to Major Decisions, replace it with an agreement with another Person who is not an Affiliate of any Investor; (v) enforce the provisions of any Related Party Agreement against the other parties thereto by all appropriate methods, including the commencement of legal or other proceedings against such parties; or (vi) enter into any amendment or modification of any provision or right arising under any Related Party Agreement. Neither Company nor any Subsidiary shall, nor shall Member acting on behalf

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of Company, enter into any Related Party Agreement (x) without the prior written consent of a majority of the Preferred Board Members and (y) unless such Related Party Agreement specifically acknowledges the rights of the Preferred Board Members under this Section 4.9(b), and Member shall cause any Related Party Agreement with the General Partner (or its Affiliate) to so provide.

Section 4.10 Permitted HBU Sales. Notwithstanding anything herein to the contrary, including Section 4.7 and Section 4.8, Company may, in any calendar year, consummate any HBU Sale to any Person that is not an Affiliate of Company or any Investor that either (x) was designated as a property potentially subject to an HBU Sale as part of an Annual Budget or (y) results in the consummation of the sale of any of the Property or any other Real Estate Asset at a per acre purchase price equal to or greater than the sum of (1) (i) Bare Land Value with respect to such Property or other Real Estate Asset multiplied by (ii) 133%, and (2) the Timber Current Value with respect to such Property or other Real Estate Asset (any HBU Sale pursuant to clause (x) or clause (y), a “Permitted HBU Sale”); provided, however, that Company may not, in any calendar year, consummate one or more Permitted HBU Sales that, in the aggregate, result in the sale of more than 1.25% of the Real Estate Assets (as measured in acres) owned by Company as of such year unless approved as a Major Decision. Notwithstanding the immediately preceding sentence, in any calendar year, Company may consummate without approval as a Major Decision one or more Permitted HBU Sales that, in the aggregate, result in the sale of more than 1.25% of the Real Estate Assets (as measured in acres) owned by Company as of such year, but solely to the extent (and without any double-counting) that Permitted HBU Sales in the preceding calendar years resulted in the sale of less than 1.25% of the Real Estate Assets (as measured in acres) owned by Company as of such years. In furtherance of the foregoing, Common Board Members may cause transfer by a Subsidiary to a taxable REIT subsidiary REIT the portions of the Property or other Real Estate Asset that may be subject to an HBU Sale.

Section 4.11 Qualify as a REIT; Maintaining Qualification as a REIT. From the date hereof (the “REIT Qualification Date”) until the date on which the Board determines that it is no longer in the best interest of Company to qualify as a REIT (the “Restriction Termination Date”), which, subject to Section 8.4(c), the Board may do at any time, the Board will conduct the affairs of Company in such a manner as to cause Company to qualify as a REIT and to continue to maintain the Company’s qualification as a REIT under Section 856 et seq. of the Code and may, in its sole discretion, without any action by the Members, take such action from time to time as it determines is necessary or desirable in order to maintain Company’s qualification as a REIT, including to amend this Agreement. The Board shall use reasonable best efforts to manage Company so that it can continue to qualify as a REIT for federal income tax purposes and to timely make an election to so qualify commencing with its first taxable year and shall use reasonable best efforts to maintain such tax status. The Board shall use its reasonable best efforts to ensure that Company does not receive any income from a “prohibited transaction” within the meaning of Section 857(b)(6) of the Code or incur any tax liability under Sections 857(f) or 4981 of the Code. The Members acknowledge that Company may use a “taxable REIT subsidiary” of Company to own assets or conduct activities that could otherwise potentially cause a violation of the REIT Requirements or cause Company to be subject to the prohibited transactions tax of Section 857(b)(6) of the Code. Notwithstanding the foregoing or anything else contained in this Agreement, no Board Member or employee, agent or Affiliate of any Board Member shall be liable under this Agreement for failure to maintain Company’s qualification as a REIT.

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Section 4.12 Disposition of Membership Interests. Notwithstanding anything herein to the contrary, without the unanimous consent of the Board, the Board shall cause Company to not issue any equity interests (other than the Class A Preferred Units) to any Person other than Member.

Section 4.13 Property Sale Right of First Opportunity. Unless otherwise agreed unanimously by the Subsidiary REIT Board, the Board shall cause Company to comply with the provisions set forth in Section 4.15 of the Member LP Agreement (as such provision is provided as of the date hereof) with respect to listing, offering to sell or selling or otherwise disposing of all or a portion of the Property or other Real Estate Assets.

Section 4.14 Sidecar. Unless otherwise agreed unanimously by the Subsidiary REIT Board, the Board shall cause Company to comply with the provisions set forth in Section 5.7 of the Member LP Agreement (as such provision is provided as of the date hereof) with respect to issuance of equity interests of, and distributions from, the Subsidiary REIT.

ARTICLE 5

TRANSFERS OF MEMBERSHIP INTERESTS

Section 5.1 Transfers.

(a) Subject only to the limitations set forth in this Article 5, all of the equity interests in Company shall be freely transferable by the holders thereof. Any such Transfer shall be effective only upon provision by the transferor to the Board of a joinder agreement in form and substance reasonably satisfactory to the Board, signed by the transferee and such other documentation as the Board shall require.

(b) A holders of equity interests in Company shall not Transfer all or any of its interests in Company (or any economic interest therein), and no Transfer shall be registered by Company, if the Board determines, based upon the advice of counsel, such Transfer would or may (x) violate applicable U.S. federal, state or foreign securities laws or (y) cause Company to fail to qualify, or to no longer qualify, as a REIT under the Code.

(c) Any transferee of an interest in Company shall succeed to all rights and be subject to all the obligations of the transferor with respect to the transferred interest.

Section 5.2 REIT Protections.

(a) Restrictions on Transfers.

(i) Until the Restriction Termination Date, any purported Transfer that, if effective, would prevent Company from meeting any of the REIT income requirements under Section 856(c) of the Code shall be void ab initio as to the Transfer of that amount of Membership Interests that would prevent such income from so qualifying, and the intended transferee shall acquire no rights in such Membership Interests.

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(ii) Until the Restriction Termination Date, any Transfer that, if effective, would result in Company being “closely held” within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of the Membership Interests which would cause such result, and the intended transferee shall acquire no rights in such Membership Interests.

(iii) Until the Restriction Termination Date, any purported Transfer that, if effective, would result in Company being beneficially owned by fewer than one hundred (100) Persons for purposes of Section 856(a)(5) of the Code shall be void ab initio as to the Transfer of the Membership Interest which would cause such result, and the intended transferee shall acquire no rights in such Membership Interests.

(b) Excess Units. If, notwithstanding the other provisions contained in this Section 5.2, at any time, until the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event that, if effective, would (A) prevent Company from meeting any of the REIT income requirements under Section 856(c) of the Code, (B) result in Company being “closely held” within the meaning of Section 856(h) of the Code, (C) result in Company being beneficially owned by fewer than one hundred (100) persons or (D) otherwise cause Company to fail to qualify as a REIT, then the purported transferee or resulting holder shall be deemed to be a Prohibited Owner and shall acquire no right or interest (or, in the case of a Non-Transfer Event, the record owner of the Membership Interests with respect to which such Non-Transfer Event occurred shall constitute a Prohibited Owner and shall cease to own any right or interest) in such amount of Membership Interests, the ownership of which by such purported transferee or record holder would result in or cause any of the events described in subsections (A) through (D) above, (y) such amount of Membership Interests shall be automatically converted into an equal amount of “Excess Units” and transferred to an Excess Units Trust in accordance with this Section 5.2 and (z) the Prohibited Owner shall submit such amount of Membership Interests (including the certificates representing such amount of Membership Interests, if any) to Company, accompanied by all requisite and duly executed assignments of transfer thereof, for registration in the name of the Trustee of the Excess Units Trust. Such designation and treatment shall be effective as of the close of business on the Business Day prior to the date of the purported Transfer or change in capital structure; provided, that if any partnership agreement or similar organization document of a Member has a provision (“Upper-Tier REIT Savings Provisions”) similar to this Section 5.2(b), such Upper-Tier REIT Savings Provision shall apply immediately prior to this Section 5.2(b).

(c) Prevention of Transfer. If Company shall at any time determine in good faith that a Transfer has taken place in violation of Section 5.2(a) or that a Person intends to acquire or has attempted to acquire beneficial ownership (determined without reference to any rules of attribution) or Beneficial Ownership of any Membership Interests in violation of Section 5.2(a), Company shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer, including, but not limited to, refusing to give effect to such Transfer on the books of Company or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers or attempted Transfers in violation of Section 5.2(a) shall automatically result in the designation and treatment described in Section 5.2(b), irrespective of any action (or non-action) by Company.

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(d) Notice to Company. Any Person who acquires or attempts to acquire Membership Interests in violation of Section 5.2(a), or any Person who is a transferee such that Excess Units result under Section 5.2(b), shall immediately give written notice or, in the event of a proposed or attempted Transfer, shall give at least fifteen (15) days prior written notice to Company of such event and shall provide to Company such other information as Company may request in order to determine the effect, if any, of such Transfer or attempted Transfer on the status of Company as a REIT.

(e) Information for Company. Until the Restriction Termination Date, Member hereby covenants that it shall, upon request, provide Company with all information, certifications, representations and covenants reasonably requested by Company (x) to ensure or ascertain the qualification of Company as a REIT, (y) to determine the status of Company as a “domestically controlled qualified investment entity” within the meaning of Section 897(h)(4)(B) of the Code and (z) to determine compliance with the ownership limits and covenants set forth in this Section 5.2.

(f) Other Action by Company. Nothing contained in this Article 5 shall limit the authority of Company to take such other action as it deems necessary or advisable to protect Company and the interests of their respective members by preservation of Company’s status as a REIT.

(g) Ambiguities. In the case of an ambiguity in the application of any of the provisions of this Section 5.2, including any definitions used therein, the Board shall have the power to interpret and determine the application of the provisions of this Section 5.2 with respect to any situation based on the facts known to the Board.

(h) Trust for Excess Units. Upon any purported Transfer that results in Excess Units pursuant to Section 5.2(b), such Excess Units shall be deemed to have been transferred to the Excess Units Trustee, as trustee of the Excess Units Trust for the exclusive benefit of the Charitable Beneficiary. Excess Units so held in trust shall be issued and outstanding Interests of Company. The Purported Record Transferee shall have no rights in such Excess Units except as provided in Section 5.2(j).

(i) Distributions on Excess Units. Any distributions (whether as periodic distributions, distributions upon liquidation, dissolution or winding-up or otherwise) on Excess Units shall be paid to the Excess Units Trust for the benefit of the Charitable Beneficiary. Upon liquidation, dissolution or winding-up, the Purported Record Transferee shall receive the lesser of (i) the amount of any distribution made upon liquidation, dissolution or winding-up or (ii) the price paid by the Purported Record Transferee for the Membership Interests, or if the Purported Record Transferee did not give value for the Membership Interests, the Excess Units Price of the Membership Interests on the day of the event causing the Membership Interests to be held in trust. Any such distribution paid to the Purported Record Transferee in excess of the amount provided in the preceding sentence prior to the discovery by Company that the Membership Interests with respect to which the distribution was made had been exchanged for Excess Units shall be repaid by the Purported Record Transferee to the Excess Units Trust for the benefit of the Charitable Beneficiary.

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(j) Voting of Excess Units. The Excess Units Trustee shall be entitled to vote the Excess Units for the benefit of the Charitable Beneficiary on any matter. Subject to Delaware law, any vote taken by a Purported Record Transferee prior to the discovery by Company that the Excess Units were held in trust shall be rescinded ab initio. The owner of the Excess Units shall be deemed to have given an irrevocable proxy to the Excess Units Trustee to vote the Excess Units for the benefit of the Charitable Beneficiary.

(k) Non-Transferability. Excess Units shall be transferable only as provided in this Section 5.2(k). At the direction of Company, the Excess Units Trustee shall transfer the Membership Interests held in the Excess Units Trust to a person whose ownership of the Membership Interests will not violate the Ownership Limit and for whom such transfer would not be wholly or partially void pursuant to Section 5.2(a). Such transfer shall be made within sixty (60) calendar days after the latest of (i) the date of the Transfer which resulted in such Excess Units and (ii) the date the Board determines in good faith that a Transfer resulting in Excess Units has occurred, if Company does not receive a notice of such Transfer pursuant to Section 5.2(d) if such a transfer is made, the interest of the Charitable Beneficiary shall terminate and proceeds of the sale shall be payable to the Purported Record Transferee and to the Charitable Beneficiary. The Purported Record Transferee shall receive the lesser of the price paid by the Purported Record Transferee for the Membership Interests or, if the Purported Record Transferee did not give value for the Membership Interests, the Excess Units Price of the Membership Interests on the day of the event causing the Membership Interests to be held in trust, and the price received by the Excess Units Trust from the sale or other disposition of the Membership Interests. Any proceeds in excess of the amount payable to the Purported Record Transferee shall be paid to the Charitable Beneficiary. It is expressly understood that the Purported Record Transferee may enforce the provisions of this Section 5.2(k) against the Charitable Beneficiary.

(l) Invalidity. If any of the foregoing restrictions on transfer of Excess Units is determined to be void, invalid or unenforceable by any court of competent jurisdiction, then the Purported Record Transferee may be deemed, at the option of Company, to have acted as an agent of Company in acquiring such Excess Units and to hold such Excess Units on behalf of Company.

ARTICLE 6

RIGHTS AND DUTIES OF MEMBER

Section 6.1 Relationship of Member. Member agrees that, to the fullest extent permitted by the Act and except to the extent expressly stated in this Agreement:

(a) Member shall not have any fiduciary or other implied duty, responsibility or obligation to Company except as otherwise expressly set forth herein.

(b) Notwithstanding any provision of this Agreement to the contrary, whenever in this Agreement (i) the consent or approval or any other action of or by Member, or any Preferred Board Member, is required for the taking of any action by or on behalf of Company and (ii) the terms of this Agreement do not explicitly require that such consent not unreasonably be withheld, such Member, or any such Board Member, (1) shall, in determining whether to grant such consent or approval or take such action, be entitled to consider any interests and factors it desires, including its own views, self-interest, objectives and concerns, (2) shall, to the fullest extent permitted by Law, have no duty or obligation to give any consideration to any interest of or factor affecting

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Company, Member or any other Person and (3) may grant or withhold such consent or approval or take or fail to take such action, in each case, in its sole discretion. It is further acknowledged that Member may require certain internal approvals in connection with some or all of such matters. Additionally, except as specifically provided in this Agreement and to the extent allowed by the Act, notwithstanding anything to the contrary contained in the Act, neither Member nor any Preferred Board Member shall have any duty either to grant or to withhold any such consent or approval or take or fail to take any such action, and no party (including any Investor) shall have any claims (whether relating to the fact of such approval or consent being granted or withheld, or such action being or not being taken, or relating to the consequences thereof) by reason of Member, or any Preferred Board Member, having failed to consent to or approve any matter that it has the right to consent to or approve, or having taken or failed to take any action that it has the right to take.

Section 6.2 Limitation of Authority. No Member shall have authority to bind or act for Company or to incur or assume any obligation on behalf of Company or to act as the agent, representative or attorney-in-fact for Company, except to the extent expressly provided in this Agreement. Except to the extent specifically provided in this Agreement, this Agreement shall not give any Member the authority to bind or act for any other party or to incur or assume any obligation on behalf of any other party or to act as the agent, representative or attorney-in-fact for any other party. Except to the extent set forth in this Agreement or the Act, a Member shall not participate in the management or control of Company’s business.

Section 6.3 Confidentiality. Member agrees to keep confidential, and not to make use of (other than for purposes reasonably related to its interest in Company or for purposes of filing such Member’s tax returns or for other routine matters required by law) or disclose to any Person (other than disclosure to the officers, directors, employees, advisors, representatives, lenders, sellers, investors, prospective investors, prospective Transferees or attorneys of Member and its Affiliates), any information or matter received from or relating to Company and its Subsidiaries and their respective affairs and any information or matter related to the Property or other Business Assets; provided, that Member may disclose any such information to the extent that (A) such information is or becomes generally available to the public through no act or omission of such Member, (B) such information otherwise is or becomes known to such Member other than by disclosure by Company or one of their Affiliates; provided, that the source of such information is not bound by a confidentiality agreement or other contractual, legal or fiduciary obligation of confidentiality, or (C) Member is required by law to disclose such information (or as may be required in connection with an examination or audit of a Member by any governmental agency or regulatory body having regulatory jurisdiction over such Member) and complies with the provisions of Section 6.3. Notwithstanding the foregoing, Member (and each employee, agent or representative of Member) may disclose to any and all persons, of any kind, the tax treatment and tax structure of an investment in Company and its Subsidiaries and all materials of any kind (including opinions or other tax analyses) that are provided to such Member relating to such tax treatment or tax structure except to the extent maintaining such confidentiality is necessary to comply with any applicable U.S. federal or state securities laws. The foregoing language is not intended to waive any confidentiality obligations otherwise applicable under this Agreement except with respect to the information and materials specifically referenced in the preceding sentence. Upon designating an individual to the Board, each Investor will cause its designee to execute an acknowledgement of such Board member’s confidentiality obligations set forth in this Section 6.3. Any obligation of Member pursuant to this Section 6.3 may be waived by the Board as a Major Decision.

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Section 6.4 Limitation of Liability of Member and Affiliates. Except as provided by the Act or other applicable Law and subject to the obligations to make Capital Contributions and to indemnify Company and the Board Members as provided in Article 7 and as otherwise required by this Agreement or by applicable Law, Member shall not have any personal liability whatsoever in its capacity as a Member, whether to Company, to any of the Investors or to the creditors of Company, for the debts, liabilities, contracts or other obligations of Company (whether arising in contract, tort or otherwise) or for any of Company’s losses.

Section 6.5 ERISA Status. Member represents and warrants that Member is not, and notwithstanding anything to the contrary in this Agreement, Member shall not at any point in the future be, a “benefit plan investor” as defined under Section 3(42) of ERISA or regulations promulgated by the U.S. Department of Labor thereunder, at 29 C.F.R. Section 2510.3-101, or otherwise.

ARTICLE 7

EXCULPATION AND INDEMNIFICATION

Section 7.1 Exculpation and Indemnification.

(a) No current or former Member, Board Member, officer, employee or agent of Company and no Affiliate, stockholder, officer, director, employee or agent of Member (collectively, the “Covered Persons”) shall be liable to Company, Member, any Board Member or any other person or entity who is a party to or is otherwise bound by this Agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person, unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Covered Person engaged in intentional fraud or intentional malfeasance.

(b) To the fullest extent permitted by applicable Law, a Covered Person shall be entitled to indemnification from Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Article 7 shall be provided out of and to the extent of Company assets only, and Member shall have no personal liability on account thereof.

(c) To the fullest extent permitted by applicable law, expenses (including reasonable legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Article 7.

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(d) A Covered Person shall be fully protected in relying in good faith upon the records of Company and upon such information, opinions, reports or statements presented to Company by the person or entity as to matters the Covered Person reasonably believes are within such other person or entity’s professional or expert competence and who has been selected with reasonable care by or on behalf of Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to Member might properly be paid.

(e) The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by Member to replace such other duties and liabilities of such Covered Person.

(f) The foregoing provisions of this Section 7.1 shall survive any termination of this Agreement.

ARTICLE 8

FINANCIAL, ACCOUNTING AND TAX MATTERS

Section 8.1 Books and Records. Proper and complete records and books of account of the business of Company shall be maintained at Company’s principal place of business. Except as otherwise expressly provided herein, such records and books of account shall be maintained on a basis that allows the proper preparation of Company’s financial statements and tax returns and shall be kept in United States dollars. Member may, for any reason reasonably related to its interest as a member, examine the books of account, records, reports and other papers relating to Company and its Subsidiaries not legally required to be kept confidential or secret, make copies and extracts therefrom at its own expense and discuss the affairs, finances and accounts of Company and its Subsidiaries with the independent public accountants of Company (and by this provision Company authorizes said accountants to discuss with Member the finances, accounts and affairs of Company and its Subsidiaries), all during regular business hours. Company shall maintain, or shall cause to be maintained, the records of Company and its Subsidiaries for six (6) years following termination of Company.

Section 8.2 Audit and Reporting.

(a) Company shall prepare and deliver (or shall cause to be prepared and delivered) to Member within forty-five (45) days after the end of each Fiscal Year, a report as of the end of such Fiscal Year prepared in conformity with accounting principles generally accepted in the United States and consistently applied, setting forth (i) a balance sheet of Company (that will include appropriate footnote disclosure) as of the end of such Fiscal Year, (ii) an income statement for such Fiscal Year and (iii) statements of changes in Member’s capital and changes in financial position. The annual financial statements referred to in this Section 8.2(a) shall be audited by a nationally recognized accounting firm in accordance with generally accepted auditing standards in the United States and consistently applied, and such accounting firm’s report thereon

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shall accompany the annual financial statements delivered to each Member; provided, that Company shall endeavor to provide such audited financial statements within the period stated above, but will not be considered to have breached this Section 8.2(a) if it fails to do so; provided, that Company (A) is using commercially reasonable efforts to produce audited financial statements within such timeframe, (B) provides unaudited financial statements within such forty-five (45) day period and (C) provides such audited financial statements as soon as practicable following such date but in any event no later than ninety (90) days after the end of such Fiscal Year.

(b) After the end of each Fiscal Year, Company shall prepare and deliver (or shall cause to be prepared and delivered) within forty-five (45) days of the close of such Fiscal Year, a report setting forth in sufficient detail such transactions effected by Company during such Fiscal Year as shall enable Member to prepare its U.S. federal income tax return and shall mail such report to Member.

(c) Company shall prepare and deliver (or shall cause to be prepared and delivered) to Member final versions of the following not later than forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year:

(i) An unaudited report setting forth as of the end of such fiscal quarter (i) a balance sheet of Company as of the end of such Fiscal Quarter and (ii) an income statement for such Fiscal Quarter;

(ii) A calculation of the reserves of Company and the amount of Base Available Cash, Net Available Cash, Distributable Cash Flow and Remaining Distributable Cash Flow and the amounts in the Cash Operating Account and the Pre-Funded Expense Account as of the end of the relevant Fiscal Quarter;

(iii) A narrative describing the condition of the Property and other Business Assets and operations of Company and its Subsidiaries during such Fiscal Quarter;

(iv) A report of any changes in the status of any major service contracts, any material line item variances from the Annual Budget and any litigation or other legal issues involving Company or its Subsidiaries during such Fiscal Quarter; and

(v) A report providing a detailed description of each Permitted HBU Sale consummated during such Fiscal Quarter.

(d) Not later than fifteen (15) Business Days after the end of each calendar month, Company shall prepare and deliver (or shall cause to be prepared and delivered) to Member a “flash report” containing the following: (i) a reconciliation of actual operating results of Company against the Annual Budget for the most recent calendar month and for the entire Fiscal Year through the end of the relevant calendar month; (ii) an update as to the amount of cash in each of the Cash Operating Account and the Pre-Funded Expense Account as of the end of the relevant calendar month; (iii) a report of any changes in the status of any major service contracts, any material line item variances from the Annual Budget and any litigation or other legal issues involving Company or its Subsidiaries during the calendar month; and (iv) a report of the recordable incident rate for employees, agents and contractors for the prior calendar month.

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(e) Promptly following the end of each Fiscal Quarter, but in any event no later than forty-five (45) days following the end of each Fiscal Quarter, Company shall provide (or shall cause to be provided) to Member a report containing the component amounts described in each clause of the definition of Unlevered Cash Flow, along with supporting information. Company shall provide (or shall cause to be provided) to Member such other information as is reasonably requested by such Member in respect of the foregoing report and the calculation of components set forth therein.

(f) In addition to the reporting requirements set forth above, Company shall give (or shall cause to be given) notice to Member of: (i) any items that will otherwise be reportable under Section 8.2(c)(iv) promptly after Company becomes aware of the change, anticipated material variance or litigation or other legal issue, as applicable; (ii) any known or reported non-conformance with applicable state and local regulations and Sustainable Forestry Initiative standards or principles as in effect on the date hereof and as modified from time to time by Sustainable Forestry Initiative Inc.; and (iii) any proposed transaction between Company or its Subsidiaries, on one hand, and any other Person if such transaction would create a potential conflict of interest on the part of Member in causing Company (or such Subsidiaries) to enter into such transaction.

(g) Company shall provide (or shall cause to be provided) to Member information regarding stand-level activity for the Property and any other Real Estate Asset that includes site preparation and treatment, planting method, stock type, planting density, thinning plan, volume removals by product class, and a detailed inventory plan, and shall include Member having access to Geographic Information Systems (GIS) data for the Property and any other Real Estate Asset. Company shall prepare, or cause to be prepared, at Company’s expense, such additional financial reports and other information as Member may reasonably determine are appropriate. Additionally, Member shall be entitled to the same information as may be provided to any provider of indebtedness to Company or its Subsidiaries.

Section 8.3 Valuations.

(a) The Fair Value of the Property and other Business Assets of Company and its Subsidiaries shall be determined in accordance with this Section 8.3 (the “Valuation Policy”).

(b) Company will obtain third party valuations of each Real Estate Asset from an independent appraisal firm chosen by the Board from those listed on Schedule 8.3(b) attached hereto as of September 30 of each calendar year and shall deliver such valuations to Member not later than forty-five (45) days after such date each calendar year.

(c) The Fair Value of any asset other than the Real Estate Assets shall be determined by Company taking into account factors that it determines to be appropriate in good faith under the circumstances (it being understood that such determination of Fair Value should comply with United States generally accepted accounting principles, as in effect from time to time).

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(d) Unless otherwise determined by Company, for purposes of determining the Fair Value of any asset, including any Real Estate Asset, the value of any Indebtedness shall be equal to its principal outstanding amount plus any accrued interest.

Section 8.4 Tax Matters.

(a) In respect of any period after the Restriction Termination Date, any tax-related matters shall be decided by the Board.

(b) From the REIT Qualification Date until the Restriction Termination Date, Company is not intended to be, shall not be deemed to be, and shall not be generally treated as, a general partnership, limited partnership, joint venture, or joint shares company (but nothing herein shall preclude Company from being treated for tax purposes as a corporation).

(c) Company shall elect to be treated as a REIT under Section 856 et seq. of the Code pursuant to the provisions of Section 4.12 from the REIT Qualification Date until the Restriction Termination Date, and the Board will make all necessary elections and filings in order to effectuate the foregoing, including electing for Company to be treated as a corporation on Form 8832 effective as of the REIT Qualification Date. For so long as CatchMark Timber Trust Inc. directly or indirectly owns an interest in Company, the Board shall operate the Company so as to qualify for taxation as a REIT and shall not revoke or otherwise terminate its qualification and status as a REIT.

(d) Upon request by any Member that is a REIT or is directly or indirectly owned by a REIT, Company shall join with such REIT in filing a protective TRS election on IRS Form 8875 to take effect only if Company fails to qualify as a REIT.

(e) Each of the Initial Member and the Class A Preferred Members hereby represents, warrants and covenants that none of the Initial Member and the Class A Preferred Members are, and notwithstanding anything to the contrary in this Agreement, no member of the Company shall at any point in the future be, a “benefit plan investor” under Section 3(42) of ERISA or regulations promulgated by the U.S. Department of Labor thereunder, at 29 C.F.R. Section 2510.3-101, or otherwise.

ARTICLE 9

TERMINATION; DISSOLUTION AND WINDING UP

Section 9.1 Termination. In accordance with Section 18-801 of the Act, and the provisions therein permitting this Agreement to specify the events of Company’s dissolution, Company shall be dissolved and the affairs of Company wound up upon the occurrence of any of the following events: (a) the entry of a decree of judicial dissolution under Section 18-802 of the Act; and (b) the election by the Board by Major Decision, to dissolve Company. Member hereby irrevocably waives any and all rights it may have to obtain a dissolution of Company in any way other than as specified above.

Section 9.2 Effect of Termination. Except as agreed otherwise by Member, termination of the Term shall be without prejudice to any liability or obligation in respect of any matters, undertakings or conditions which have not been observed or performed by Member prior to termination, or the date on which Member ceases to hold any Membership Interests.

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Section 9.3 Survival. This Section 9.3, and Section 9.4 and Article 10 of this Agreement and all related defined terms shall continue to apply to Member after dissolution of Company, and any other provisions of this Agreement to the extent relevant to the interpretation or enforcement of or to give effect to such Section of this Agreement shall continue to apply for an indefinite period.

Section 9.4 Dissolution of Company.

(a) On termination of the Term, Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating the Business Assets and satisfying the claims of its creditors and Member. On behalf of Company, as a Major Decision, the Board may appoint a liquidator (the “Liquidator”), which shall be responsible for overseeing the winding up of Company. The Business Assets shall be liquidated only to the extent determined to be appropriate by the Liquidator, and the proceeds thereof shall be applied and distributed by the Liquidator in the following order:

(i) to creditors of Company (including, if applicable, Member or its Affiliates), to the extent otherwise permitted by law, in satisfaction of liabilities of Company, including any unpaid Deferred Asset Management Fees (unless the Member LP Agreement was terminated for Cause (as defined therein)), the expenses of the winding-up, liquidation and dissolution of Company (whether by payment or the making of reasonable provision for payment thereof);

(ii) provision for such reserves as the Board deems necessary or desirable (determined as a Major Decision); and

(iii) the remaining proceeds, if any, plus any remaining Business Assets of Company, shall be applied and distributed in accordance with Article 3.

After such distribution, the Liquidator shall execute, acknowledge and cause to be filed articles of dissolution of Company under the Act, at which time Company shall be terminated.

(b) Unless six (6) months prior to the fifth (5th) anniversary of the Effective Date, a majority of the Preferred Board Members agrees to postpone the winding up of Company, the Liquidator shall take all appropriate actions (including the actions specified in Section 9.4(a)) to arrange for the orderly termination of Company and liquidation of the Business Assets as of the fifth (5th) anniversary of the Effective Date, subject to the applicable restrictions and limitations in the Senior Credit Documents.

(c) Unless six (6) months prior to the seventh (7th) anniversary of the Effective Date, a majority of the Preferred Board Members agrees to postpone the winding up of Company, the Liquidator shall take all appropriate actions (including the actions specified in Section 9.4(a)) to arrange for the orderly termination of Company and liquidation of the Business Assets as of the seventh (7th) anniversary of the Effective Date, subject to the applicable restrictions and limitations in the Senior Credit Documents.

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Section 9.5 No Partition. No Member has any interest in specific property of Company. Without limiting the foregoing, each Member irrevocably waives during the term of Company any right that it may have to maintain any action for partition with respect to the property of Company or to require the redemption of its interest in Company. Member acknowledges that irreparable damage would be done to the goodwill and reputation of Company if any Member should bring an action in court to dissolve Company under circumstances where dissolution is not required by Section 9.1. This Agreement has been drawn carefully to provide fair treatment of all parties and equitable payment in liquidation of Company. Accordingly, except where the Liquidator has failed to liquidate Company as required by Section 9.1, each Member hereby waives and renounces such Member’s right to initiate legal action to seek any partition, the appointment of a receiver or trustee to liquidate Company or to seek a decree of judicial dissolution of Company on the ground that (a) it is not reasonably practicable to carry on the business of Company in conformity with the Act or this Agreement, or (b) dissolution is reasonably necessary for the protection of the rights or interests of the complaining Member. Damages for breach of this Section 9.5 may be offset against distributions by Company to which such Member would otherwise be entitled.

ARTICLE 10

NOTICES

Section 10.1 Notices. All notices, requests, demands and other communications hereunder (each a “Notice”) shall be in writing and shall be deemed to have been duly given if sent to a Party at its business address set forth on Exhibit D hereto (and to its designees if written notice specifying the Person and address of such designee is provided to the Person required to give notice). Any notice shall be deemed to have been duly given if personally delivered or sent by certified, registered or overnight mail or courier or by confirmed e-mail, and shall be deemed received, (a) if sent by certified or registered mail, return receipt requested, when actually received, (b) if sent by overnight mail or courier, when actually received, (c) if sent by e-mail, on the date sent and (d) if delivered by hand, on the date of receipt.

Section 10.2 Change of Address. A Party may change the person(s) to receive Notices or the address to which Notices hereunder are to be sent to it by giving Notice of such change of address to Company and each other Member in the manner provided in Section 10.1.

ARTICLE 11

MISCELLANEOUS

Section 11.1 Entire Agreement. This Agreement, including all Exhibits attached hereto, constitutes the entire agreement among the Parties pertaining to the subject matter hereof. This Agreement supersedes any prior agreement or understanding among the Parties with respect to the subject matter hereof, but shall not amend, modify, supersede or in any way affect any other agreement or understanding among the Parties or their Affiliates that does not relate to the subject matter hereof.

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Section 11.2 Amendments. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, executed and delivered by Member; provided, that the Board shall be permitted to amend Exhibit A without the consent of the Member to the extent the Board determines such changes are reasonably necessary to issue the Class A Preferred Units.

Section 11.3 Governing Law; Jurisdiction. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the rights of Member and transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware. Member hereby irrevocably consents and agrees that any action, suit or proceeding with respect to this Agreement shall be brought and determined only in the exclusive jurisdiction of the Court of Chancery of the State of Delaware, the courts of the United States of America for the District of Delaware, and appellate courts thereof, and each Party hereby consents to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Member further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Member hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. MEMBER, FOR ITSELF AND ON BEHALF OF ITS AFFILIATES, HEREBY WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY ACTION, LAWSUIT, OR PROCEEDING, WHETHER IN CONTRACT OR IN TORT, RELATING TO ANY DISPUTE ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION DESCRIBED IN THIS AGREEMENT OR TO ANY DISPUTE BETWEEN THE PARTIES (INCLUDING DISPUTES WHICH ALSO INVOLVE OTHER PERSONS).

Section 11.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their permitted successors and assigns.

Section 11.5 No Third Party Beneficiaries. Subject to Article 7, the provisions of this Agreement are for the sole and exclusive benefit of the Parties and their permitted successors and assigns and shall not be deemed to create any rights for the benefit of any other Person except as specifically provided herein.

Section 11.6 Severability. If any provision of this Agreement or the application of such provision to any Party or circumstance shall be held invalid or unenforceable, the remainder of this Agreement or the application of that provision to another Party or circumstance shall not be affected thereby.

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Section 11.7 Enforceability. It is the intent of the Parties that the provisions of this Agreement shall be enforced to the fullest extent permitted by Law. Accordingly, if any particular paragraph(s), subparagraph(s) or portion(s) of this Agreement shall be held invalid or unenforceable as written or otherwise determined to be too broad to permit the enforcement of such paragraph(s), subparagraph(s) or portion(s) to its fullest extent, then such paragraph(s), subparagraph(s) or portion(s) will be enforced to the maximum extent permitted by Law, and the Parties hereby consent and agree that such scope may be judicially limited or modified accordingly in any proceeding brought to enforce such restriction to the extent necessary to be valid or enforceable. Such modification shall not affect the remaining provisions of this Agreement. To the extent any paragraph(s), subparagraph(s) or portion(s) of this Agreement are found invalid or unenforceable and cannot be modified to be valid or enforceable, then the Agreement shall be construed as if those paragraph(s), subparagraph(s) or portion(s) were deleted, and all remaining terms and provisions shall be enforceable in law or equity in accordance with their terms.

Section 11.8 No Waiver. No waiver by a Party of any default, breach or violation of this Agreement shall be deemed to be a waiver of any other default, breach or violation of any kind or nature, whether or not similar to the default, breach or violation that has been waived, and no failure to enforce a particular provision in one instance shall not be deemed a waiver or modification of rights or preclude the enforcement thereafter. No acceptance of payment or performance by a Party after any such default, breach or violation shall be deemed to be a waiver of any default, breach or violation of this Agreement, whether or not such Party knows of such default, breach or violation at the time it accepts such payment or performance. Subject to any applicable statutes of limitation, no failure or delay on the part of a Party to exercise any right it may have under this Agreement shall prevent its exercise by such Party, and no such failure or delay shall operate as a waiver of any default, breach or violation of this Agreement.

Section 11.9 Captions. The captions and headings used in this Agreement are for convenience only and do not in any way affect, limit, amplify or modify the terms and provisions hereof.

Section 11.10 Further Assurances. Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be reasonably necessary to effectuate and perform the provisions of this Agreement and the transactions contemplated herein.

Section 11.11 Counterparts. This Agreement may be executed in several counterparts. If so executed, each of such counterparts shall be deemed an original for all purposes and all counterparts shall, collectively, constitute one agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart and photocopies may be used.

Section 11.12 PDF Signature. Any Party may deliver its signature to this Agreement, if applicable, or any Notice or other document described in this Agreement or relating to Company by portable document format (PDF) by electronic mail (and in accordance with Article 10, if applicable) to the proper recipient. Any document signed by a Party by PDF by electronic mail and reasonably believed by the recipient to have been sent by or on behalf of that Party shall (a) be binding upon and fully enforceable against that Party as though it had delivered a manually-signed counterpart to the recipient and (b) be accepted by any court as equivalent to a manually-signed counterpart for purposes of any evidentiary rule, and no Party will object to the effectiveness or validity of such PDF signature.

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Section 11.13 Time of the Essence. Time is of the essence in the performance of each and every term of this Agreement.

Section 11.14 Usury Savings. It is intended that any rate of interest provided herein shall never exceed the maximum rate, if any, which may be legally charged (“Maximum Rate”), and if the provisions for interest contained in any provision of this Agreement would result in a higher rate than the Maximum Rate, interest shall nevertheless be limited to the Maximum Rate, and any amounts which may be applied toward interest in excess of the Maximum Rate shall be applied to the reduction of principal, or, at the lawfully exercised option of the applicable lender, returned to the applicable borrower.

Remainder of page left intentionally blank; signature pages follow.

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IN WITNESS WHEREOF, each Party hereby executes this Agreement as of the Effective Date.

MEMBER:

TEXMARK TIMBER TREASURY, L.P.

By:	TRIPLE T GP, LLC, its General Partner

By:	/s/ Brian M. Davis
Name:	Brian M. Davis
Title:	Senior Vice President and Chief Financial Officer

COMPANY:

CREEK PINE REIT, LLC

By:	/s/ John F. Rasor
Name:	John F. Rasor
Title:	President

[Limited Liability Company Agreement of Creek Pine REIT, LLC]

EXHIBIT A

DEFINITIONS

Section A-1. Certain Defined Terms. For the purposes of this Agreement, capitalized terms used herein and not otherwise defined herein have the meanings given to such terms as set forth below:

“Act” means the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101, et seq., as amended from time to time.

“Additional Preferred Return” means an amount computed like interest at a rate of twelve and one-half percent (12.50%) per annum, compounded on the last day of each calendar year, on the Additional Preferred Return Base for the period from the Effective Date through the date of the relevant calculation.

“Additional Preferred Return Account” means, as of the date of the relevant calculation, an account maintained by Company which shall be (i) credited by (A) an amount equal to the Initial Liquidation Value, plus (B) an amount equal to the Additional Preferred Return and (ii) debited by an amount equal to distributions with respect to Preferred Return Units prior to the date of such relevant calculation pursuant to Section 3.3(d)(i)(A), Section 3.3(d)(ii)(A), Section 3.3(d)(iii)(A), Section 3.3(d)(iv)(A) and Section 3.3(d)(v).

“Additional Preferred Return Base” means, as of the date of the relevant calculation, the amount obtained by (i) computing for each day in the period to which the Additional Preferred Return relates (A) the amount of the Initial Liquidation Value on or before such date, minus (B) the amount distributed by Company with respect to the Preferred Return Units pursuant to Section 3.3(d)(i), before such date (and excluding, for the avoidance of doubt, the portion of amounts distributed with respect to Preferred Return Units pursuant to such sections corresponding to Preferred Return or Early Satisfaction Premiums), (ii) adding together all amounts obtained in the foregoing clause (i), and (iii) dividing the sum obtained in the foregoing clause (ii) by the number of days in the relevant period.

“Affiliates” means in relation to a Person, any holding company, subsidiary or any other subsidiaries of any such holding company, in each case of such Person and any Person that Controls, is Controlled by or is under common Control with such Person, except that it shall not include Company or any of its Subsidiaries in the case where such Person is a Member.

“Alternative Voting System” means a voting construct for the Board such that the number of votes of the Board Members on each matter before the Board shall be as follows: the Common Board Member(s) shall each have one-third of a vote, for a total of one (1) vote, and each of the Preferred Investors shall have one (1) vote.

“Antitrust Laws” means the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended, and any other laws applicable to Company and Member under any applicable jurisdiction that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

“Bankruptcy” of a Person shall be deemed to have occurred upon the happening of any of the following: (i) the filing of an application by such Person for, or a consent to, the appointment of a trustee, receiver or liquidator of its assets; (ii) the filing by such Person of a voluntary petition or answer in bankruptcy or the filing of a pleading in any court of record admitting in writing its inability to pay its debts as such debts come due or seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any Law; (iii) the making by such Person of a general assignment for the benefit of creditors; (iv) the filing by such Person of an answer admitting the material allegations of, or its consenting to or defaulting in answering, a bankruptcy or insolvency petition filed against it in any bankruptcy or similar proceeding; or (v) the entry of an order, judgment, or decree by any court of competent jurisdiction adjudicating such Person a bankrupt or appointing a trustee of its assets, and such order, judgment, or decree continues unstayed and in effect for a period of one hundred twenty (120) days.

“Bare Land Value”, with respect to Property and Real Estate Assets to be sold pursuant to an HBU Sale, is equal to [***] multiplied by the number of acres to be sold pursuant to such HBU Sale; provided, that prior to and until the completion of any appraisal pursuant to Section 8.3(b), such per-acre value shall be deemed to be equal to $[***] per acre.

“Base Available Cash” as of any date means all cash available for distribution by Company in accordance with applicable Law and after giving effect to all appropriate limitations under all Indebtedness Documents, in each case, that is in excess of the amount of reserves required as of such date determined in accordance with Section 3.1(b) and any distributions required in respect of the Class A Preferred Units.

“BCI Investors” means IMC RRIF C US Inc., a Canadian corporation, IMC RRIF M US Inc., a Canadian corporation, IMC RRIF PS US Inc., a Canadian corporation, IMC RRIF T US Inc., a Canadian corporation, IMC RRIF WS US Inc., a Canadian corporation, IMC RRIF H US Inc., a Canadian corporation, and bcIMC (WCBAF REKYN) Investment Corporation, a Canadian corporation.

“Beneficial Ownership,” when used with respect to ownership of Membership Interests by any Person, shall mean ownership of Membership Interests which are directly or indirectly owned by such Person for purposes of Section 542(a)(2) of the Code, taking into account the constructive ownership rules of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code; provided, that in determining the amount of Membership Interests Beneficially Owned by a Person, no Membership Interests shall be counted more than once. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have correlative meanings.

“Budget Development Protocols” means the protocols for preparation of the Annual Budget and related back-up schedules, plans and forecasts described in Exhibit C-2.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit A - 2

“Business Assets” means as the context may require (i) Company’s direct or indirect interests in its Subsidiaries and Real Estate Assets (including the Property) and/or (ii) all other assets or property of whatever kind or nature owned by Company from time to time.

“Business Day” means a day which is not a Saturday, a Sunday or any day on which banks are generally not open for business in the State of New York.

“Capital Contributions” means, with respect to Member, the amount of money set forth opposite the name of such Member (or its predecessors in interest) on Exhibit B.

“Capital Event” means, with respect to Company, the sale, repayment, refinancing, or other distribution of all or any portion of the Property or other Business Assets.

“Capital Event Proceeds” means all cash proceeds received by Company from a Capital Event.

“Capital Expenditures” means an aggregate amount equal to the sum of the Expenses incurred with respect to (i) “Site Prep – Chemical”, (ii) “Site Prep – Bedding”, (iii) “Planting” and (iv) “First Fertilization @ Establishment”, in each case, as such item is denoted on Exhibit C-1.

“Charitable Beneficiary” means, with respect to any Excess Units Trust, one or more organizations that is a “United States Person” within the meaning of Section 7701(a)(30) of the Code designated by the Excess Units Trustee and is described in each of Section 170(b)(1)(A) of the Code (other than clauses (vii) and (viii) thereof) and Section 170(c)(2) of the Code as a beneficiary of such Excess Units Trust, and thereafter the organization so designated.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time (or any succeeding law).

“Common Contribution Balance” means a balance maintained (i) to which shall be credited the Capital Contributions made (or deemed made) to Company by Member in respect of the Common Return Units pursuant to this Agreement and (ii) from which shall be debited the amount of distributions to Member with respect to the Common Contribution Account pursuant to Section 3.4(b)(ii).

“Common Investors” means, collectively, CTT Investor and the General Partner.

“Common Return Balance” means, as of the date of the relevant calculation, an amount equal to the excess, if any, of (i) the Preferred Return that has accrued through such date with respect to the Capital Contributions made to Company by Member in respect of the Common Return Units pursuant to this Agreement, over (ii) the cumulative distributions actually made by Company pursuant to Section 3.4(b)(i) prior to the date of such relevant calculation in accordance with this Agreement.

“Constructive Ownership” means ownership of units of Company by a Person who would be treated as owner of such units either directly or indirectly through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code.

Exhibit A - 3

“Control” means, in relation to a Person, where a person (or persons acting in concert) holds or has direct or indirect control of (i) the affairs of that Person, or (ii) more than fifty percent (50%) of the total voting rights conferred by all the issued shares in the capital of that Person which are ordinarily exercisable in a general meeting (or the equivalent) or (iii) a majority of the board of directors/managers of that Person, and “Controlled by” and “Controlling” shall be construed accordingly. For these purposes, “persons acting in concert,” in relation to a Person, are persons which actively cooperate pursuant to an agreement or understanding (whether formal or informal), with a view to exercising, obtaining or consolidating Control of that Person.

“CTT Investor” means Creek Pine Holdings, LLC, a Delaware limited liability company.

“Cumulative UCF Budget” means, with respect to any full Fiscal Quarter, the cumulative amount of “Unlevered Cash Flow (Definitional, Excludes HBU Sales)” set forth on Exhibit C-1 for each Fiscal Quarter from the Effective Date through the end of such Fiscal Quarter.

“Cumulative UCF Actual” means, with respect to any full Fiscal Quarter, the cumulative amount of Unlevered Cash Flow actually generated by the Property and other Real Property Assets from the Effective Date through the end of such Fiscal Quarter.

“Cumulative UCF Variance” means, with respect to any full Fiscal Quarter, an amount equal to (x) Cumulative UCF Actual, minus (y) Cumulative UCF Budget.

“Cumulative Deferred Asset Management Fees” means, with respect to any Fiscal Quarter, the cumulative amount of Deferred Asset Management Fees from the Effective Date through the end of the immediately preceding Fiscal Quarter.

“Cumulative Deferred Asset Management Fees Recovered” means, with respect to any Fiscal Quarter, the cumulative amount all Recovered Asset Management Fees from the Effective Date through the end of the immediately preceding Fiscal Quarter.

“Cumulative Bank Utilized” means, with respect to any Fiscal Quarter, an amount equal to: (a) $4,000,000, minus (b) the Opening Bank Balance for such Fiscal Quarter.

“Cumulative Net Shortfall” means, with respect to any Fiscal Quarter, an amount equal to: (a) Cumulative UCF Variance for such Fiscal Quarter, plus (b) Cumulative Bank Utilized with respect to such Fiscal Quarter, plus (c) Cumulative Deferred Asset Management Fees for such Fiscal Quarter, plus (d) the aggregate amount of all Capital Contributions made by the Common Investors to Member from the Effective Date through the end of the immediately preceding Fiscal Quarter, minus (e) the Cumulative Deferred Asset Management Fees Recovered for such Fiscal Quarter. For all purposes hereunder, if the “Cumulative Net Shortfall” is equal to an amount greater than zero ($0), it will be referred to as a “Cumulative Net Surplus”.

“Deferred Asset Management Fees Balance” means, with respect to any Fiscal Quarter, an amount equal to (i) the prior Fiscal Quarter’s Deferred Asset Management Fees Balance, plus (ii) the aggregate amount of Deferred Asset Management Fees with respect to such Fiscal Quarter, less (ii) the aggregate amount of Recovered Asset Management Fees with respect to such Fiscal Quarter. The initial Deferred Asset Management Fees Balance shall be zero.

Exhibit A - 4

“Dollars” and the sign “$” mean Dollars, lawful currency of the United States of America.

“Ending Bank Balance” means, with respect to any Fiscal Quarter, (i) the Opening Bank Balance with respect to the Fiscal Quarter, minus (ii) the amount deducted from the Opening Bank Balance pursuant to Section 2.1(b)(i), minus (ii) the optional amount deducted from the Opening Bank pursuant to Section 4.2(c).

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended and the regulations thereunder and interpretations thereof promulgated by the U.S. Department of Labor, as in effect from time to time.

“Excess Units Price” means the price purportedly paid by a Purported Record Transferee for Excess Units.

“Excess Units Trust” means any separate trust created and administered for the exclusive benefit of a Charitable Beneficiary.

“Excess Units Trustee” means the Person designated by the General Partner to act as trustee of any Trust, or any successor trustee thereof. For the avoidance of doubt, the Excess Units Trustee shall be a “United States Person” within the meaning of Section 7701(a)(30) of the Code and unaffiliated with both the Partnership and any Purported Record Transferee (and, if different than the Purported Record Transferee, the Person who would have had Beneficial Ownership of the interests that would have been owned of record by the Purported Record Transferee)).

“Excluded Loss” means (a) any Losses to the extent the same are reimbursed by insurance proceeds or indemnities from third parties and (b) any consequential, special, punitive or exemplary damages to the extent such damages are not owed to a third party in connection with any third party claim.

“Fair Value” means value of any Property or other Business Assets, valued at their fair value as determined in accordance with the Valuation Policy.

“Fiscal Quarter” of Company means each three (3) month period ending March 31, June 30, September 30 or December 31 of each year; provided, that (a) the initial Fiscal Quarter shall begin on the Effective Date and (b) the last Fiscal Quarter shall end on the date that the final liquidation, dissolution and termination of Company is completed; provided, further, that, if Company is required under the Code to use a taxable year other than a calendar year, then Fiscal Quarter shall mean each quarter of such taxable year (and the initial Fiscal Quarter and the last Fiscal Quarter shall be adjusted accordingly). To the extent any computation or other provision of this Agreement provides for an action to be taken on a Fiscal Quarter basis, an appropriate proration or other adjustment shall be made in respect of the initial and last Fiscal Quarters to reflect that such periods are less than full calendar quarter periods.

“Fiscal Year” of Company means the twelve (12) month period ending December 31 of each year; provided, that (a) the initial Fiscal Year shall be the period beginning on the Effective Date and ending on December 31 of the same year and (b) the last Fiscal Year shall be the period beginning on January 1 of the calendar year in which the final liquidation, dissolution and termination of Company is completed and ending on the date that such final liquidation, dissolution

Exhibit A - 5

and termination is completed; provided, further, that, if Company is required under the Code to use a taxable year other than a calendar year, then Fiscal Year shall mean such taxable year (and the initial Fiscal Year and the last Fiscal Year shall be adjusted accordingly). To the extent any computation or other provision of this Agreement provides for an action to be taken on a Fiscal Year basis, an appropriate proration or other adjustment shall be made in respect of the initial and last Fiscal Years to reflect that such periods are less than full calendar year periods.

“General Partner” means Triple T GP, LLC, a Delaware limited liability company.

“Government Authority” means (i) a federal or national government, any state government, any political subdivision thereof, or any local jurisdiction therein; (ii) an instrumentality, board, commission, court or agency, whether civilian or military, of any of the above, however constituted; (iii) a public organization, being an organization whose members are (A) countries or territories; (B) governments of countries or territories; and/or (C) other public international organizations and includes the World Bank, the United Nations, the International Monetary Fund and the OECD; or (iv) any company, association, organization, business, enterprise or other entity which is owned, whether in whole or in part, or controlled by any person listed in (i) to (iii) above.

“HBU Sale” means any disposition through a cash sale of a portion of the Property or any other Real Estate Asset.

“Highland Investors” means Highland Floating Rate Opportunities Fund, NexPoint Strategic Opportunities Fund and NexPoint Real Estate Strategies Fund.

“IK” means a Person who is intended to qualify as an “independent contractor” within the meaning of Section 856(d)(3) of the Code with respect to the Company.

“Indebtedness” means all obligations of Company or its Subsidiaries for borrowed money, including all obligations evidenced by bonds, debentures, notes or other similar instruments and all Senior Credit Debt.

“Initial Liquidation Value” means $725,866,142.

“Investor” or “Investors” means, collectively, Common Investors and Preferred Investors.

“IRS” means the U.S. Internal Revenue Service or any successor agency or department with primary responsibility for adopting, interpreting and enforcing provisions of the Code.

“JAWS Investor” means JAWS Capital, LP, a Delaware limited partnership.

“Law” means any law, statute, act, legislation, bill, enactment, policy, treaty, international agreement, ordinance, judgment, injunction, award, decree, rule, regulation, interpretation, determination, requirement, writ or order of any Government Authority.

Exhibit A - 6

“Loss” or “Losses” means the dollar amounts of all actual costs, claims, suits, actions, damages, losses, liabilities, obligations, reasonable fees and expenses of any kind or nature, including costs and expenses of accountants, attorneys and other professionals, judgments, fines, penalties, settlements and all other costs and expenses and disbursements of any nature or type actually paid or incurred or imposed on or asserted against a specified Person, and all costs and expenses paid or incurred by the prevailing party or any of its Affiliates in litigating against any other party or any of its Affiliates, but specifically excluding in all such cases any Excluded Loss.

“Medley Investor” means Caddo Investors Holdings 1 LLC, a Delaware limited liability company.

“Member LP Agreement” means that certain Limited Partnership Agreement of Member, dated as of the date hereof, by and among Member and the other parties thereto.

“Membership Interests” means the interests of Member in Company, including such Member’s right: (a) to distributions of the assets or property of Company pursuant to Article 10 and in accordance with its ownership of Shortfall Return Units, Preferred Return Units, Common Return Units, Residual Units, Class A Preferred Units and Excess Units, as set forth in Article 3 and Section 5.2, as applicable; and (b) to inspect the books and records of Company as provided in Section 8.1 and such other rights to participate in the management and operation of Company as are expressly set forth in this Agreement.

“Net Operating Income” means, with respect to Company and its Subsidiaries, an amount equal to: (i) total revenue, consisting of the following line items: Harvest Revenue, Hunting Revenue, Seedling Revenue, Surface Use Payments and Other Revenues, less (ii) total operating expenses, consisting of the following line items: Forestry Management, General and Administrative, Property Insurance, Property Tax, Legal/Consultant/Audit/SFI Dues, Release, Second Fertilizer, Road Maintenance, Disruption Fees, and Other Expenses, in each case as set forth in Exhibit C-1. For the avoidance of doubt, the computation of Net Operating Income excludes any proceeds from HBU Sales.

“Non-Transfer Event” means an event or other change in circumstances other than a purported Transfer that would cause any Person to Beneficially Own or Constructively Own a greater amount of interests in a direct or indirect tenant or IK of the Company than such Person Beneficially Owned or Constructively Owned immediately prior to such event. Non-Transfer Events include, but are not limited to, (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Membership Interests or interests in a tenant or IK (or of Beneficial Ownership or Constructive Ownership of Membership Interests or interests in a tenant or IK) or (ii) the sale, transfer, assignment or other disposition of interests in any Person or of any securities or rights convertible into or exchangeable for Membership Interests or interests in a tenant or IK or for interests in any Person that directly or indirectly results in changes in Beneficial Ownership or Constructive Ownership of Membership Interests or interests in a tenant or IK.

“Opening Bank Balance” means, with respect to any full Fiscal Quarter, the Ending Bank Balance as of the end of the previous Fiscal Quarter; provided, that the initial Opening Bank Balance shall be $4,000,000.

“Parties” means the parties to this Agreement.

“Person” means an individual or a general partnership, limited partnership, corporation, professional corporation, limited liability company, limited liability partnership, joint venture, trust, business trust, unincorporated organization, cooperative or association or a governmental, administrative or regulatory agency or any other entity.

Exhibit A - 7

“Plan Assets” has the meaning set forth in the Plan Asset Regulations (as modified by Section 3(42) of ERISA) or as set forth in the applicable provisions of any Similar Law.

“Plan Asset Regulations” means the regulations issued by the U.S. Department of Labor in Title 29, Code of Federal Regulations, Part 2510, Section 101-3, as modified by Section 3(42) of ERISA.

“Preferred Investors” means, collectively, Medley Investor, BCI Investors, TIG Investor, Highland Investors and JAWS Investor.

“Preferred Return” means an amount computed like interest at a rate of ten and one-quarter percent (10.25%) per annum, compounded on the last day of each calendar year, on the Preferred Return Base for the period from the Effective Date through the date of the relevant calculation.

“Preferred Return Base” means as of the date of the relevant calculation, the amount obtained by (i) (x) computing for each day in the period to which the Preferred Return relates (A) if the Preferred Return is with respect to the Common Return Units, the amount of Capital Contributions made (or deemed made) by Member in respect of the Common Return Units, or (y) if the Preferred Return is with respect to the Preferred Return Units, or the amount of the Initial Liquidation Value, as applicable, on or before such date, minus (B) the amount distributed with respect to the Common Return Units pursuant to Section 3.4(b)(ii) or distributed with respect to the Preferred Return Units pursuant to Section 3.3(d) (and excluding, for the avoidance of doubt, the portion of amounts distributed pursuant to such section corresponding to Preferred Return or Early Satisfaction Premiums), as applicable, before such date, (ii) adding together all amounts obtained in the foregoing clause (i), and (iii) dividing the sum obtained in the foregoing clause (ii) by the number of days in the relevant period.

“Prohibited Owner” means, with respect to any purported Transfer or Non-Transfer Event, any Person who is prevented from becoming or remaining the owner of Membership Interests by the provisions of Section 5.1 or Section 5.2.

“Qualified Appraiser” means an independent appraisal firm selected by the applicable party from those listed on Schedule 8.3(b) attached hereto.

“Quarterly Net Shortfall” means, with respect to any Fiscal Quarter, an amount equal to: (a) the amount equal to (x) the amount of Unlevered Cash Flow generated by Company for such Fiscal Quarter, less (y) the amount equal to the amount set forth in Exhibit C-1 in the line item denoted “Quarterly UCF Budget (Definitional, Excludes HBU Sales)” for such Fiscal Quarter, plus (b) Quarterly Current Bank Amount Utilized for such Fiscal Quarter, plus (c) Quarterly Deferred Asset Management Fees for such Fiscal Quarter, plus (d) the aggregate amount of all Capital Contributions made by the Common Partners to Member with respect to such Fiscal Quarter (including, for the avoidance of doubt, any Capital Contributions made after the end of such Fiscal Quarter if such Capital Contributions are made in respect of such Fiscal Quarter), minus (e) the Quarterly Deferred Asset Management Fees Recovered for such Fiscal Quarter. For all purposes hereunder, if the “Quarterly Net Shortfall” is equal to an amount greater than zero ($0), it will be referred to as a “Quarterly Net Surplus”.

Exhibit A - 8

“Quarterly Current Bank Amount Utilized” means, with respect to any Fiscal Quarter, an amount equal to: (x) the Opening Bank Balance for such Fiscal Quarter, less (y) the Ending Bank Balance for such Fiscal Quarter.

“Quarterly Deferred Asset Management Fees” means, with respect to any Fiscal Quarter, the amount of Deferred Asset Management Fees for such Fiscal Quarter.

“Quarterly Deferred Asset Management Fees Recovered” means, with respect to any Fiscal Quarter, the amount of Recovered Asset Management Fees for such Fiscal Quarter.

“Real Estate Asset” means any real property asset of Company and its Subsidiaries, including the Property.

“REIT” means a real estate investment trust under Section 856 of the Code.

“REIT Requirements” means the requirements, as set forth in Section 856 et seq. of the Code and the related Regulations, for an entity to (a) qualify for REIT status, (b) maintain REIT status and (c) avoid the imposition of any U.S. federal income tax or penalty on such REIT.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Senior Credit Debt” means “Obligations” as defined in the Senior Credit Documents (or similar definition in the case of a modification or refinancing of the Senior Credit Documents).

“Senior Credit Documents” means that certain Credit Agreement, dated on or about the date hereof, among Company, as borrower, the Subsidiaries thereof, as guarantors, the Senior Lender, and the financial instructions party thereto from time to time as lenders, as amended, restated, supplemented and otherwise modified from time to time, and any refinancings, refundings, renewals and extensions thereof.

“Senior Lender” means CoBank, ACB, or its successors and assigns, as the Administrative Agent under the Senior Credit Documents on behalf of itself and the other secured parties.

“Senior Officer” means a senior officer or director of the Company or its Affiliates.

“Shortfall Contribution Balance” means, with respect to Member, a balance maintained for such Member (i) to which shall be credited the Shortfall Contributions made to Company by Member and (ii) from which shall be debited the amount of distributions to Member with respect to the Shortfall Contribution Balance pursuant to Section 3.2(b).

“Shortfall Return” means, with respect to Member, an amount computed like interest at a rate of seventeen and one-half percent (17.5%) per annum, compounded on the last day of each calendar year, on Member’s Shortfall Return Base for the period from the date of such Member’s initial Shortfall Contribution through the date of the relevant calculation.

Exhibit A - 9

“Shortfall Return Balance” means, with respect to Member as of the date of the relevant calculation, an amount equal to the excess, if any, of (i) the Shortfall Return that has accrued with respect to Member through such date, over (ii) the cumulative distributions actually made to Member by Company pursuant to Section 3.2(a) prior to the date of such relevant calculation in accordance with this Agreement.

“Shortfall Return Base” means with respect to the Shortfall Contributions of Member as of the date of the relevant calculation, the amount obtained by (i) computing for each day in the period to which the Shortfall Return relates, (A) the amount of such Shortfall Contributions made (or deemed made) by Member on or before such date, minus (B) the amount distributed to such Member pursuant to Section 3.2(b) before such date, (ii) adding together all amounts obtained in the foregoing clause (i), and (iii) dividing the sum obtained in the foregoing clause (ii) by the number of days in the relevant period.

“Similar Law” means any federal, state, local, non-U.S. or other law or regulation that contains one or more provisions that are (i) similar to any of the fiduciary responsibility or prohibited transaction provisions contained in Title I of ERISA or Section 4975 of the Code and/or (ii) similar to the provisions of the Plan Asset Regulations or would otherwise provide that the assets of Company could be deemed to include “plan assets” under such law or regulation.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, trust or other entity of which all or any part of the outstanding equity interests are owned, directly or indirectly, by such Person.

“Tax” means all taxes, levies, duties, imposts, charges, contributions and withholdings of any nature whatsoever, including taxes on actual or deemed income profits on gains, stamp duty and taxes on receipts, sales, use, value added, transfer, capital and personal property, together with all penalties, fines, surcharges, charges and interest relating to any of them.

“Timber Current Value” with respect to the value of the timber to be sold pursuant to an HBU Sale is the sum of (i) the product of (A) multiplied by (B), and (ii) the product of (C) multiplied by (D) (i.e., ((A) x (B)) + ((C) x (D)) where:

(A) is equal to the per-acre fair market value allocated to timber assets that are “pre-merchantable” at the time of the applicable HBU Sale;

(B) is equal to the then current number of acres of with timber that are “pre-merchantable” being sold pursuant to the applicable HBU Sale;

(C) is equal to the per ton fair market value by product class allocated to the individual timber assets that are “merchantable” at the time of the applicable HBU Sale; and

(D) is equal to the then-current tonnage of the timber that is “merchantable” by product class being sold pursuant to the applicable HBU Sale.

“TIG Investor” means Caddo TIG Newco L.P., a Delaware limited partnership.

Exhibit A - 10

“Transfer” means any, direct or indirect, sale, assignment, pledge, hypothecation, transfer by gift, exchange or otherwise disposition of or encumbrance of all or any portion of a Membership Interest by operation of law or otherwise, other than Transfers of the holders of the partnership interests of the Member LP in accordance with the terms of the Member LP Agreement.

“Treasury Regulations” means the Income Tax Regulations and Procedures and Administration Regulations promulgated under the Code, as amended from time to time.

“Unlevered Cash Flow” means, for any applicable Fiscal Quarter, an amount equal to: (a) the Net Operating Income generated during such Fiscal Quarter (for the avoidance of doubt, such Net Operating Income does not include proceeds generated from any HBU Sales), minus (b) the amount of Capital Expenditures for such Fiscal Quarter provided in the then-applicable approved Annual Budget; provided, that if, during such Fiscal Quarter, there is not an approved Annual Budget in effect or there is a Budget Impasse, then the amount of Capital Expenditures for purposes of this clause (b) shall be deemed to be equal to the amount designated as “Cap Ex” for such Fiscal Quarter in Exhibit C-1.

“Wood Supply Agreements” means the following agreements: (i) Second Amended and Restated Sawtimber Supply Agreement (Texas Timberlands) by and between Georgia-Pacific WFS LLC and CPT LogCo, LLC dated as of January 1, 2018, as assigned by CPT LogCo, LLC to Crown Pine Realty 1, Inc. pursuant to that certain Bill of Sale, Assignment and Assumption Agreement dated as of July 6, 2018; (ii) Second Amended and Restated Sawtimber Support Agreement by and among Georgia-Pacific WFS LLC, Crown Pine Parent, L.P. and Crown Pine Timber 1, L.P. dated as of January 1, 2018, as assigned by Crown Pine Parent, L.P. to Creek Pine, LLC, pursuant to that certain Bill of Sale, Assignment and Assumption Agreement dated as of July 6, 2018; (iii) Second Amended and Restated Pulpwood Supply Agreement (Texas Timberlands) by and between International Paper Company and CPT LogCo, LLC dated as of January 1,,2018, as assigned by CPT LogCo, LLC to Crown Pine Realty 1, Inc. pursuant to that certain Bill of Sale, Assignment and Assumption Agreement dated as of July 6, 2018; and (iv) Second Amended and Restated Pulpwood Support Agreement by and among International Paper Company, Crown Pine Parent, L.P., Crown Pine Timber 1, L.P. dated as of January 1, 2018, as assigned by Crown Pine Parent, L.P. to Creek Pine, LLC pursuant to that certain Bill of Sale, Assignment and Assumption Agreement dated as of July 6, 2018.

Section A-2. Table of Definitions. The following terms have the meanings set forth in the Sections referenced below:

Exhibit A - 11

DEFINED TERMS

Acquisition	Preamble
Act	Preamble
Allowable Variances	Section 4.8(b)
Annual Budget	Section 4.8(a)
Annual Harvest Schedule	Exhibit C-2
Annual Plan	Exhibit C-2
Asset Management Agreement	Section 4.9(a)(i)
Asset Manager	Section 4.9(a)(i)
Beneficial Owner	Exhibit A
Beneficially Owned	Exhibit A
Beneficially Owns	Exhibit A
Board	Section 4.1
Board Member	Section 4.2(a)
Board Observer	Section 4.2(c)(v)
Budget Impasse	Section 4.8(c)
Cash Operating Account	Section 2.1(a)(ii)
Certificate	Preamble
Class	Section 2.3(a)
Class A Preferred Members	Preamble
Class A Preferred Units	Section 2.3(a)
Closing	Section 2.1(a)(i)
Common Board Members	Section 4.2(a)
Common Return Units	Section 2.3(e)
Company	Preamble
Controlled by	Exhibit A
Controlling	Exhibit A
Covered Persons	Section 7.1(a)
Crown Pine Purchase Agreement	Preamble
Cumulative Net Shortfall, Post-Bank, Pre-AM Fee Deferral Amount	Section 2.1(b)(i)
Cumulative Net Surplus	Exhibit A
Deadlock	Section 4.8(d)
Deferred Asset Management Fees	Section 2.1(b)(ii)
Distributable Cash Flow	Section 3.4(a)
Distribution Date	Section 3.3(b)
Distribution Payment Date	Annex A
Distribution Period	Annex A
Distribution Record Date	Annex A
Early Satisfaction Premium	Section 3.3(c)
Early Satisfaction Premium Balance	Section 3.3(c)
Effective Date	Preamble
Excess Units	Section 5.2(b)
Expenses	Section 2.1(a)
Forecast Plan	Exhibit C-2
Formation Date	Preamble
Indebtedness Document	Section 3.6

Exhibit A - 12

Initial Annual Budget	Section 4.9(a)
Initial Member	Preamble
Initial Preferred Distribution Balance	Section 3.3(b)
Junior Securities	Annex A
Liquidation Event	Annex A
Liquidation Preference	Annex A
Liquidator	Section 9.4(a)
Major Decisions	Section 4.7
Maximum Rate	Section 11.14
Member	Preamble
Net Available Cash	Section 3.3(a)
Non-Controllable Expenses	Section 4.8(c)
Notice	Section 10.1
Original Issue Date	Annex A
Other Units	Section 2.3(a)
Paying Agent	Annex A
Permitted HBU Sale	Section 4.10
persons acting in concert	Exhibit A
Preferred Board Members	Section 4.2(a)
Preferred Return Units	Section 2.3(c)
Pre-Funded Expense Account	Section 2.1(a)(ii)
Preliminary Budget	Exhibit C-2
Property	Preamble
Purchase Price	Section 2.1(a)(i)
Quarterly Net Surplus	Exhibit A
Recovered Asset Management Fees	Section 2.1(b)(ii)
Redemption Premium	Annex A
Redemption Price	Annex A
REIT Qualification Date	Section 4.11
REIT Termination Date	Section 4.11
Related Party Agreement	Section 4.8(m)
Remaining Distributable Cash Flow	Section 3.5
Residual Units	Section 2.3(d)
Shortfall Contributions	Section 2.1(b)(iv)
Shortfall Return Units	Section 2.3(b)
Term	Section 1.4
Thirty-Year Harvest Schedule	Exhibit C-2
Three-Year Harvest Plan	Exhibit C-2
UCC	Section 1.7(a)
Units	Section 2.3(a)
Upper-Tier REIT Savings Provision	Section 5.2(b)
Valuation Policy	Section 8.3(a)

Exhibit A - 13

RULES OF INTERPRETATION

The following rules shall be applied by the Parties and all other Persons (including judges) in the determination, evaluation, interpretation and enforcement of the provisions of this Agreement, unless another provision of this Agreement expressly applies another rule:

a)	The provisions of all Exhibits to this Agreement are incorporated into and made an integral part of this Agreement as though they had been fully set forth in the actual text of this Agreement.

b)	Any financial or accounting term used, but not otherwise defined, in this Agreement shall have the meaning given to it under U.S. generally accepted accounting principles.

c)

Any reference to a right, benefit, action, decision or other item or matter in this Agreement is intended to allow its making, taking or other exercise to the fullest extent permitted by Company or other applicable law.

d)	The word “including” is not limiting and shall be construed as meaning “including, without limitation.”

e)

Any provision of this Agreement that gives Member or another Person the right, option or election to take or not take any action in any manner shall not, and shall not be deemed or construed to, require or obligate that Member or Person to take all or any part of such action.

f)	The singular includes the plural, and the plural includes the singular.

g)	The masculine gender includes the feminine and neuter and vice versa.

h)

References to a law include any rule or regulation issued under the law, any amendment to a law, rule or regulation, any successor law, rule or regulation and all applicable judicial interpretations of any such law, rule or regulation.

i)	Unless otherwise specified, references to an Article, Section or Exhibit mean a reference to an Article, Section or Exhibit contained in or attached to the Agreement.

j)

Any reference to “days” means calendar days unless Business Days are expressly specified. If the date on which any period ends is not a Business Day, such period shall end on the Business Day immediately following such date.

k)

The caption headings of Articles and Sections in this Agreement are for convenience only and do not necessarily define, modify, extend, limit or describe the scope or intent of any of the terms of this Agreement.

l)

This Agreement shall be interpreted and enforced in accordance with its provisions and without the aid of any custom or rule of law requiring or suggesting construction against the party drafting, commenting on, or causing the drafting or redrafting of, the provision in question.

Exhibit A - 14

EXHIBIT B

MEMBERS; CAPITAL CONTRIBUTIONS; MEMBERSHIP INTERESTS

(As of July 6, 2018)

Capital Contributions:

Member	Capital Contribution
Member	$925,866,142
TOTAL	$925,866,142

Membership Interests:

Member	Shortfall Return Units	Preferred Return Units	Common Return Units	Residual Units
Member	0	725,866,142	200,000,000	925,866,142

Exhibit B - 1

EXHIBIT C-1

INITIAL ANNUAL BUDGET

(Cash basis)

(See attached.)

Exhibit C-1 - 1

Project Caddo

Exhibit C-1: Initial 5-Year Quarterly Cash Flow Projections

($‘s, except per acre data)

NOTE: BASIS OF PRESENTATION IS ON A CASH BASIS

[***]

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit C-1 - 2

EXHIBIT C-2

BUDGET DEVELOPMENT PROTOCOL

•

The Asset Manager will produce an annual harvest schedule (“Annual Harvest Schedule”), taking into consideration (i) Company’s obligations under the Wood Supply Agreements, (ii) Unlevered Cash Flow requirements, (iii) the long-term value of the Property, and (iv) Sustainable Forestry Initiative (SFI) obligations.

•

The Preferred Investors, by majority vote of the Board Members designated by the Preferred Investors, may designate a Person to provide reasonable review and input regarding the following items during the preparation of the Annual Harvest Schedule: Linear Program (LP) constraints, financial assumptions, silvicultural assumptions, and harvest volume in excess of or outside of Wood Supply Agreement obligations. The initial designee shall be TTG Forestry Services, LLC.

•

Each Annual Harvest Schedule will include a thirty (30) year harvest schedule (“Thirty-Year Harvest Schedule”) and a rolling three (3) year harvest plan (“Three-Year Harvest Plan”). A written summary of each Annual Harvest Schedule will be made available to the Investors, including all assumptions, constraints utilized, and supporting stand level information as may be necessary for a reasonable evaluation of the Thirty-Year Harvest Schedule and the Three-Year Harvest Plan. In addition, annual property profiles including merchantable timber volumes, pre-merchantable acres by species and age class, and acres by land class shall be provided.

•

To the extent necessary to facilitate the Investors’ review of the proposed Annual Budget, the Asset Manager will also (i) provide the Investors information regarding tract and stand-level activity for the Property and applicable other Real Estate Assets (including, for example, site preparation and treatment, planting method, stock type, planting density, thinning plan, volume removals by product class, and detailed inventory information), and (ii) furnish the Investors a copy of the then-current Geographic Information Systems (GIS) data for the Property and applicable other Real Estate Assets.

•

The Asset Manager will seek, based on the Three-Year Harvest Plan, to develop a preliminary version of the Annual Budget (“Preliminary Budget”) and present such Preliminary Budget to the Board no later than September 10th of each calendar year for review and consideration.

•	The Board will provide any comments and feedback regarding the Preliminary Budget no later than September 25th of each calendar year.

•

Based on the Preliminary Budget timber volumes (as the same reflects the comments and feedback of the Board) the Asset Manager will provide the “Annual Plan” and “Forecast Plan” volumes to the respective counterparties to the Wood Supply Agreements, as required, on or before September 30th of each calendar year.

Exhibit C-2 - 1

•

The proposed Annual Budget submitted to the Board for final approval pursuant to Section 4.8 of the Agreement will reflect any changes required by the counterparties to the Wood Supply Agreements after review of the Annual Plan volumes.

•

The Annual Budget will include the terms pertaining to any Permitted HBU Sale to be conducted during the applicable Fiscal Year, including (i) a general description of the potential Property and other Real Estate Assets to be sold, (ii) the minimum price and (iii) any permissible non-standard commercial terms.

Exhibit C-2 - 2

EXHIBIT C-3

SHORTFALL CALCULATION EXAMPLES

(Cash basis)

(See attached.)

Exhibit C-3 - 1

Project Caddo

Exhibit C-3: Asset Management Fee Deferral & Board Flip Exhibit

($‘s, unless otherwise noted)

		9/30/18	12/31/18	3/31/19	6/30/19	9/30/19	12/31/19	3/31/20	6/30/20	9/30/20	12/31/20	3/31/21	6/30/21	9/30/21	12/31/21	3/31/22	6/30/22	9/30/22	12/31/22	3/31/23	6/30/23
		Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2
		Year 1	Year 1	Year 2	Year 2	Year 2	Year 2	Year 3	Year 3	Year 3	Year 3	Year 4	Year 4	Year 4	Year 4	Year 5	Year 5	Year 5	Year 5	Year 6	Year 6
CUMULATIVE UCF VARIANCE
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Quarterly UCF Variance		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Cumulative UCF Actual	Defined Term	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Cumulative UCF Budget	Defined Term	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

Cumulative UCF Variance	Defined Term	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
QUARTERLY & CUMULATIVE NET SHORTFALL DEFINITIONS
Quarterly Net Shortfall
Quarterly Variance		$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Plus: Quarterly Current Bank Utilized	Defined Term				—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Plus: Quarterly Deferred Asset Management Fees	Defined Term				—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Plus: Quarterly Common Capital Contributions	Defined Term				—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Less: Quarterly Deferred Asset Management Fees Recovered	Defined Term				—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Quarterly Net Shortfall / Surplus		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Cumulative Net Shortfall
Cumulative UCF Variance					—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Plus: Cumulative Current Bank Utilized	Defined Term				—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Plus: Cumulative Deferred Asset Management Fees	Defined Term				—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Plus: Cumulative Common Capital Contributions	Defined Term				—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Less: Cumulative Deferred Asset Management Fees Recovered	Defined Term				—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Cumulative Net Shortfall / Surplus	Defined Term				—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Cumulative Net Surplus	Defined Term				—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Cumulative Net Shortfall	Defined Term				—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
CUMULATIVE NET SHORTFALL FUNDING

Cumulative Net Shortfall					$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0

Current Bank
Current Bank Balance Opening	Defined Term	$4,000,000	$4,000,000	$4,000,000	$4,000,000	$4,000,000	$4,000,000	$4,000,000	$4,000,000	$4,000,000	$4,000,000	$4,000,000	$4,000,000	$4,000,000	$4,000,000	$4,000,000	$4,000,000	$4,000,000	$4,000,000	$4,000,000	$4,000,000
Quarterly Current Bank Utilized	Defined Term				—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Optional Quarterly Current Bank Utilized (1)					—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Current Bank Balance Ending	Defined Term	4,000,000	4,000,000	4,000,000	4,000,000	4,000,000	4,000,000	4,000,000	4,000,000	4,000,000	4,000,000	4,000,000	4,000,000	4,000,000	4,000,000	4,000,000	4,000,000	4,000,000	4,000,000	4,000,000	4,000,000
Memo: Cumulative Current Bank Utilized	Defined Term	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Cumulative Net Shortfall, Post Bank, Pre-AM Fee Deferral					$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0

Asset Management Fee Due & Payable
Asset Management Fee Due		[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Less: Quarterly Deferred Asset Management Fees	Defined Term		Test Holiday		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Less: Optional Quarterly Deferred Asset Management Fees (1)					—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Plus: Quarterly Deferred Asset Management Fees Recovered	Defined Term				—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Asset Management Fee Payable		[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Memo: Cumulative Deferred Asset Management Fees	Defined Term	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Memo: Cumulative Deferred Asset Management Fees Recovered	Defined Term	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Cumulative Net Shortfall, Pre-Common Capital Contribution					$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0

Quarterly Common Capital Contributions		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Memo: Cumulative Common Capital Contributions		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Cumulative Net Shortfall, Post-Bank, Post-AM Fee Deferral, Post-Common Capital Contribution					$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0

DEFERRED ASSET MANAGEMENT FEES
Deferred Asset Management Fees
Beginning Balance					$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Plus: Asset Management Fees Deferred					—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Less: Deferred Asset Management Fees Recovered					—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Deferred Asset Management Fee Balance	Defined Term				—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Less: Return of Deferred Asset Management Fees Upon Termination												Only Upon Termination									—
ALTERNATIVE VOTING SYSTEM TRIGGER
Alternative Voting System Trigger
Trailing Four Quarters Net Shortfall / Surplus					$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Alternative Voting System Triggered?							No	No	No	No	No	No	No	No	No	No	No	No	No	No	No

(1)	Optional at the Common Partner’s option, and only in cases where Net Shortfall is negative and Cumulative Net Shortfall is positive.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit C-3 - 2

EXHIBIT C-4

OPERATING METRICS

1.	Recordable incident rate

2.	Conformity with certification requirements provided by Sustainable Forestry Initiative Inc.

3.	Development of managerial talent

4.	Litigation risk

5.	Compliance with applicable environmental statutes and regulations

6.	Technology and information systems infrastructure

Exhibit C-4 - 1

EXHIBIT D

NOTICE ADDRESSES

Party	Address

Member

To:  TexMark Timber Treasury, L.P.

702 N. Temple Dr.,

Diboll, Texas 75941

Attention: Jerry Barag

Email: jerry.barag@catchmark.com

with a copy to:

Alston & Bird LLP

1201 West Peachtree Street

Atlanta, Georgia 30309

Attention: Rosemarie A. Thurston

Email: rosemarie.thurston@alston.com

Exhibit D - 1

EXHIBIT E

ILLUSTRATIVE DISTRIBUTION EXAMPLES

(See attached.)

Exhibit E - 1

Project Caddo / Distributions Exhibit

($ in millions, unless otherwise noted)

		Assumptions
		Investment Assumptions
	REIT LLC Agreement Reference	JV LP Reference	Exhibit Reference
Initial Liquidation Value of the Preferred Interests	Defined Term		A	$665.0
Capital Contributions Balance	Defined Term		B	200.0
Preferred Return	Defined Term		C	10.25%
Additional Preferred Return	Defined Term		D	12.50%
Debit of Initial Preferred Distribution Balance Under Early Satisfaction	3.3(b)(ii)		R	$450.2
Debit of Initial Preferred Distribution Balance Under Subsequent Satisfaction	3.3(b)(ii)		S	435.3

	Scenario Assumptions
		Active	Scenario
Scenario Chooser		1	1	2	3	4
Base Available Cash
Year 1		$—	$—	$50	$—	$—
Year 2		500	500	50	1,800	—
Year 3		—	—	50	—	—
Year 4		1,500	1,500	50	—	1,800
Year 5		—	—	1,500	—	—
Assumes all distributions are made on last day of each year

Scenario 1: Partial Paydown in Year 2, Remainder in Year 4

					Period Ending
	REIT LLC Agreement Reference	Distribution to JV LP	Exhibit Reference	Assumption Reference	Year 1	Year 2	Year 3	Year 4	Year 5
Distributions Of Base Available Cash	3.2
Base Available Cash	Defined Term		K		$—	$500	$—	$1,500	$—
Shortfall Return Balance	3.2(a)	Yes, Section 3.2	L		–	–	–	–	–
Shortfall Contribution Balance	3.2(b)	Yes, Section 3.2	M		–	–	–	–	–

Net Available Cash	3.2		K – L – M = N		$—	$500	$—	$1,500	$—
Distributions Of Net Available Cash	3.3
Initial Preferred Distribution Balance	3.3(b)
Beginning Initial Preferred Distribution Balance	3.3(b)(i)(A)		(Year 1 = A), T = O		$665	$733	$358	$395	$—
Plus: Preferred Return	3.3(b)(i)(B)		O x C = P	10.25%	68	75	37	40	–

Subtotal (Before Debits)			O + P = Q		$733	$808	$395	$435	$—
			Yr 1: Z x (1 + C)^1 = R
Less: Debit of Initial Preferred Distribution Balance Under Early Satisfaction	3.3(b)(ii)	Yes, Section 3.3	Yr 2: AD x (1 + C)^2 = R		–	(450)
			Year 3: AG, Year 4: AJ = S
Less: Debit of Initial Preferred Distribution Balance Under Subsequent Satisfaction	3.3(b)(ii)	Yes, Section 3.3					–	(435)	–

			Year 5: MIN(N, Q) = S
Ending Initial Preferred Distribution Balance			Q – R – S = T		$733	$358	$395	$—	$—
Early Satisfaction Premium Balance	3.3(c)
			Yr 1: (Y – (1+C^1) x Z = U
Early Satisfaction Premium Balance Paid First Two Years	3.3(d)(i)(B) & 3.3(d)(ii)(B)	Yes, Section 3.3			$—	$50
			Yr 2: (AC – (1+C^2) x AD = U
			Yr 3: S x (AF – 1) = V
Early Satisfaction Premium Balance Paid After Two Years	3.3(d)(iii)(B) & 3.3(d)(iv)(B)	Yes, Section 3.3					–	13

			Yr 4: S x (AI – 1) = V
Total Early Satisfaction Premium Balance Paid			U + V = W		$—	$50	$—	$13
Distribution Date Occurs on or Prior to the First Anniversary	3.3(d)(i)
Net Available Cash			N = X		$—
Divisor			Y		1.3250

Implied Initial Liquidation Value of the Preferred Interest (Capped at Initial Liquidation Value)			MIN(X / Y, O) = Z		$—
Memo: Remaining Initial Liquidation Value			O – Z = AA		$665
Distribution Date Occurs After First but on or Prior To Second Anniversary	3.3(d)(ii)
Net Available Cash			N = AB			$500
Divisor			AC			1.3500

Implied Initial Liquidation Value of the Preferred Interest (Capped at Initial Liquidation Value)			MIN(AB / AC, AA) = AD			$370
Distribution Date Occurs After Second but on or Prior To Third Anniversary	3.3(d)(iii)
Net Available Cash			N = AE				$—
Divisor			AF				1.05750

Debit of Initial Preferred Distribution Account (Capped at Initial Preferred Distribution Account Balance)			MIN(AE / AF, Q) = AG				$—
Distribution Date Occurs After Third but on or Prior To Fourth Anniversary	3.3(d)(iv)
Net Available Cash			N = AH					$1,500
Divisor			AI					1.02875

Debit of Initial Preferred Distribution Account (Capped at Initial Preferred Distribution Account Balance)			MIN(AH / AI, Q) = AJ					$435
Net Available Cash			N = AK		$—	$500	$—	$1,500	$—
Less: Distributions of Initial Preferred Distribution Balance and Early Satisfaction Premium Balance			R + S + W = AL		–	(500)	–	(448)	–

Distributable Cash Flow			AK – AL = AM		$—	$—	$—	$1,052	$—
Distributions of Distributable Cash Flow	3.4
Sponsor’s Common Return Balance	Defined Term
Beginning Sponsor’s Common Return Balance			Year 1 = 0, AR = AN		$—	$21	$43	$68	$—
Plus: Preferred Return			(AT + AN) x C = AO	10.25%	21	23	25	27	–

Sponsor’s Common Return Balance Before Repayment			AN + AO = AP		$21	$43	$68	$95	$—
Less: Sponsor Preferred Return	3.4(a)	Yes, Section 3.4	MIN(AM, AP) = AQ		–	–	–	(95)	–

Ending Balance			AP – AQ = AR		$21	$43	$68	$—	$—
Distributable Cash Flow Available for Sponsor’s Common Contribution Balance			AM – AQ = AS		$—	$—	$—	$957	$—
Sponsor’s Common Contribution Balance	Defined Term
Beginning Sponsor’s Common Contribution Balance			(Year 1 = B), AT		$200	$200	$200	$200	$—
Less: Debits	3.4(b)	Yes, Section 3.4	MIN(AS, AT) = AU		–	–	–	(200)	–

Ending Sponsor’s Common Contribution Balance			AT – AU = AV		$200	$200	$200	$—	$—
Remaining Distributable Cash Flow	Defined Term	Yes, Section 3.5	AS – AU = AW		$—	$—	$—	$757	$—

Exhibit E - 2

EXHIBIT F

ASSET MANAGEMENT AGREEMENT

(See attached.)

Exhibit F - 1

EXECUTION VERSION

ASSET MANAGEMENT AGREEMENT

This ASSET MANAGEMENT AGREEMENT (as amended or restated from time to time, including all appendixes and exhibits thereto, this “Agreement”), dated as of July 6, 2018, by and between Creek Pine REIT, LLC, a Delaware limited liability company (the “Company”), Crown Pine Realty 1, Inc., a Delaware corporation (“CPR1”), and CatchMark TRS Creek Management, LLC, a Delaware limited liability company (the “Asset Manager”). The Company, CPR1 and the Asset Manager are each referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Company intends to elect to be taxed as a REIT (as hereinafter defined) for federal income tax purposes;

WHEREAS, the Company shall cause CPR1 to undertake certain activities the income from which would not (or the activities of which would cause any rents not to) be treated with respect to the Company as “qualifying income” (within the meaning of Section 856(c) of the Code); and

WHEREAS, CPR1 and the Company desire that the Asset Manager provide such services to the Company and its Subsidiaries (including CPR1) as are set forth herein, and the Asset Manager desires to render such services in consideration of the compensation provided for herein.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the Parties agree as follows:

1. DEFINED TERMS. used in this Agreement shall, unless the context otherwise requires, have the meanings specified in this Section 1 or, if not so specified, shall have the meanings given to such defined terms in the Company LLC Agreement.

(a) “Affiliate” means, in relation to a Person, any holding company, subsidiary or any other subsidiaries of any such holding company, in each case of such Person and any Person that Controls, is Controlled by or is under common Control with such Person.

(b) “Agreement” shall have the meaning set forth in the Preamble.

(c) “Allowable Variance” shall have the meaning set forth in Section 3(b).

(d) “Alternative Voting System” shall have the meaning ascribed to such term in the Company LLC Agreement.

(e) “Annual Budget” shall have the meaning set forth in Section 3(a).

(f) “Annual Harvest Schedule” shall have the meaning set forth on Schedule B-2.

(g) “Applicable Rate” shall have the meaning set forth in Section 9(a).

(h) “Asset Management Fee” shall have the meaning set forth in Section 9(a).

(i) “Asset Manager” shall have the meaning set forth in the Preamble.

(j) “Bad Act” means, with respect to a Person, (i) gross negligence, (ii) bad faith, (iii) fraud, or (iv) willful misconduct; provided, that, other than with respect to fraud, if the applicable action or circumstance is curable, then the breaching party will not be deemed to have caused the occurrence of a Bad Act pursuant to this definition if such party cures the applicable action or circumstance (including, for the avoidance of doubt, paying or otherwise remedying any adverse effects resulting from the Bad Act and otherwise offsetting any Losses suffered by other relevant Persons) within the thirty (30) days following the receipt of written notice thereof. For the avoidance of doubt, for purposes of Section 11(c), any Loss in respect of or arising from an act by the Asset Manager as a fiduciary under the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder shall not constitute a “Bad Act.”

(k) “Bankruptcy” shall have the meaning ascribed to such term in the Company LLC Agreement.

(l) “Beginning Preferred Partner Ratio” shall mean the number equal to (x) the aggregate amount of all Capital Contributions (as such term is defined in the Parent LP Agreement) made by the Preferred Partners in accordance with the Parent LP Agreement as of the date hereof, divided by (y) the aggregate amount of all Capital Contributions made by all Partners in accordance with the Parent LP Agreement as of the date hereof.

(m) “Budget Development Protocols” shall have the meaning set forth in Section 3(a).

(n) “Budget Impasse” shall have the meaning set forth in Section 3(c).

(o) “Business Assets” shall have the meaning ascribed to such term in the Company LLC Agreement.

(p) “Business Day” shall have the meaning ascribed to such term in the Company LLC Agreement.

(q) “Capital Contribution” shall have the meaning ascribed to such term in the Parent LP Agreement.

(r) “Cause” shall mean any of the following:

(i) there has been a final determination by a court of competent jurisdiction, or an admission by the Asset Manager or any of its Affiliates, that the Asset Manager or any of its Affiliates has committed, in connection with the performance of the Asset Manager’s duties under this Agreement, (1) fraud or intentional misappropriation of funds, (2) willful misconduct, (3) gross negligence; or (4) a breach of this Agreement resulting in material Losses to the Parent, the Company or any of its Subsidiaries, taken as a whole; provided, that, such an occurrence shall not constitute “Cause” to the extent (1)

2

the act or omission is the result of the conduct of an employee of the Asset Manager or its Affiliates who is not otherwise a Senior Officer, (2) such conduct occurs without the prior knowledge of a Senior Officer or (3) such “Cause” event is cured within thirty (30) days, which cure may include: (x) the removal of the subject employee from the Asset Manager or the applicable Affiliate, as applicable; (y) a comprehensive review by the Asset Manager or the applicable Affiliate of its internal policies and procedures to determine whether additional procedures should be implemented in order to prevent such act or event by the Asset Manager (or such Affiliate thereof); and (z) full restitution and reimbursement is made to the Parent, the Company or the applicable Subsidiary, or to the Preferred Partners, as applicable, by the Asset Manager, for any Losses caused by such Cause event;

(ii) a Transfer by the General Partner or any of its Affiliates in contravention of the Parent LP Agreement that is not cured within thirty (30) days after the earlier of (x) the General Partner (or CTT Partner (as such term is defined in the Parent LP Agreement)) becoming aware of such Transfer or (y) written notice from a Partner specifying the breach;

(iii) the Asset Manager has failed to retain certification by or to obtain recertification from Sustainable Forestry Initiative Inc. with respect to all of the Property; or;

(iv) the Bankruptcy of (i) the Asset Manager or (ii) CTT, CatchMark Timber Operating Partnership, L.P., or any Affiliate thereof that directly holds equity interests in Parent.

(s) “Change of Control” shall mean any transaction or series of related transactions which directly or indirectly results in:

(i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (“Exchange Act”)) of direct or indirect beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then-outstanding shares of common stock of CTT or the Asset Manager or the combined voting power of any other then-outstanding securities of CTT or the Asset Manager entitled to vote generally in the election of directors (as applicable with respect to CTT or the Asset Manager the “Outstanding Voting Securities”); or

(ii) any merger, consolidation, reorganization or other similar transaction pursuant to which CTT or the Asset Manager is merged with and into or otherwise acquired by another entity; excluding, however, any such transaction pursuant to which the individuals and entities who are beneficial owners of the applicable entity’s Outstanding Voting Securities immediately prior to such transaction will in the aggregate beneficially own, directly or indirectly, 50% or more of the outstanding shares of common stock, and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such transaction (including a corporation that as a result of such transaction owns CTT or the Asset Manager, as applicable, or all or substantially all of the assets of CTT or the Asset Manager, as applicable, either directly or through one or more subsidiaries).

3

(t) “Closing” shall have the meaning ascribed to such term in the Parent LP Agreement.

(u) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(v) “Company” shall have the meaning set forth in the Preamble.

(w) “Company Account” shall have the meaning set forth in Section 7.

(x) “Company Board” shall mean the board of managers of the Company, as established and maintained pursuant to the Company LLC Agreement.

(y) “Company LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of the Company (as amended or restated from time to time, including all appendixes and exhibits thereto).

(z) “Confidential Information” shall have the meaning set forth in Section 8(b).

(aa) “Constituent Members” means any Person that is an officer, director, member, partner or shareholder in a Person, or any Person that, indirectly through one or more limited liability companies, partnerships or other entities, is an officer, director, member, partner or shareholder in a Person.

(bb) “Control” means, in relation to a Person, where a person (or persons acting in concert) holds or has direct or indirect control of (i) the affairs of that Person, or (ii) more than fifty percent (50%) of the total voting rights conferred by all the issued shares in the capital of that Person which are ordinarily exercisable in a general meeting (or the equivalent) or (iii) a majority of the board of directors/managers of that Person, and “Controlled by” and “Controlling” shall be construed accordingly. For these purposes, “persons acting in concert,” in relation to a Person, are persons which actively cooperate pursuant to an agreement or understanding (whether formal or informal), with a view to exercising, obtaining or consolidating Control of that Person.

(cc) “CTT” shall mean CatchMark Timber Trust, Inc.

(dd) “Deferred Asset Management Fees” shall have the meaning ascribed to such term in the Company LLC Agreement.

(ee) “Excluded Loss” means (a) any Losses to the extent the same are reimbursed by insurance proceeds or indemnities from third parties and (b) any consequential, special, punitive or exemplary damages to the extent such damages are not owed to a third party in connection with any third party claim.

(ff) “Expenses” shall have the meaning set forth in Section 10(a)

4

(gg) “Fiscal Quarter” shall have the meaning ascribed to such term in the Company LLC Agreement.

(hh) “Fiscal Year” shall have the meaning ascribed to such term in the Company LLC Agreement.

(ii) “General Partner” shall have the meaning ascribed to such term in the Parent LP Agreement.

(jj) “Government Authority” means (i) a federal or national government, any state government, any political subdivision thereof, or any local jurisdiction therein; (ii) an instrumentality, board, commission, court or agency, whether civilian or military, of any of the above, however constituted; (iii) a public organization, being an organization whose members are (A) countries or territories; (B) governments of countries or territories; and/or (C) other public international organizations and includes the World Bank, the United Nations, the International Monetary Fund and the OECD; or (iv) any company, association, organization, business, enterprise or other entity which is owned, whether in whole or in part, or controlled by any person listed in (i) to (iii) above.

(kk) “Indemnified Party” shall have the meaning set forth in Section 11(c).

(ll) “Indemnitor” shall have the meaning set forth in Section 11(d).

(mm) “Initial Annual Budget” shall have the meaning set forth in Section 3(a).

(nn) “Key Man” shall mean any person set forth on Schedule A attached hereto.

(oo) “Key Man Employment Agreement” shall mean the Employment Agreements listed on Schedule A attached hereto, as such may be amended, restated, supplemented, modified or otherwise renegotiated.

(pp) “Key Man Event” shall have the meaning set forth in Section 12.

(qq) “Law” means any law, statute, act, legislation, bill, enactment, policy, treaty, international agreement, ordinance, judgment, injunction, award, decree, rule, regulation, interpretation, determination, requirement, writ or order of any Government Authority.

(rr) “Loss” or “Losses” means the dollar amounts of all actual costs, claims, suits, actions, damages, losses, liabilities, obligations, reasonable fees and expenses of any kind or nature, including costs and expenses of accountants, attorneys and other professionals, judgments, fines, penalties, settlements and all other costs and expenses and disbursements of any nature or type actually paid or incurred or imposed on or asserted against a specified Person, and all costs and expenses paid or incurred by the prevailing party or any of its Affiliates in litigating against any other party or any of its Affiliates, but specifically excluding in all such cases any Excluded Loss.

5

(ss) “Major Decision” shall have the meaning ascribed to such term in the Company LLC Agreement.

(tt) “Manager Indemnified Parties” shall have the meaning set forth in Section 11(a).

(uu) “Non-Controllable Expenses” shall have the meaning set forth in Section 3(c).

(vv) “Parent” shall mean TexMark Timber Treasury, LP, a Delaware limited partnership.

(ww) “Parent Board” shall mean the partnership board of the Parent, as established and maintained pursuant to the Parent LP Agreement.

(xx) “Parent Indemnified Parties” shall have the meaning set forth in Section 11(c).

(yy) “Parent Partners” shall mean the Partners of the Parent, as defined in the Parent LP Agreement.

(zz) “Parent LP Agreement” means the Amended and Restated Limited Partnership Agreement of TexMark Timber Treasury, L.P., a Delaware limited partnership (as amended or restated from time to time, including all appendixes and exhibits thereto).

(aaa) “Partner” shall have the meaning set forth in the Parent LP Agreement.

(bbb) “Party” shall have the meaning set forth in the Preamble.

(ccc) “Person” means an individual or a general partnership, limited partnership, corporation, professional corporation, limited liability company, limited liability partnership, joint venture, trust, business trust, unincorporated organization, cooperative or association or a governmental, administrative or regulatory agency or any other entity.

(ddd) “Preferred Board Members” shall have the meaning set forth in Section 3(a).

(eee) “Preferred Partners” shall have the meaning ascribed to such term in the Parent LP Agreement.

(fff) “Preliminary Budget” shall have the meaning set forth on Schedule B-2.

(ggg) “Property” shall have the meaning ascribed to such term in the Company LLC Agreement.

(hhh) “Purchase Price” shall mean $1,379,000,000.

6

(iii) “Qualified REIT Consultant” means a nationally recognized accounting firm, which may be the Company’s audit or tax firm, or a nationally recognized law firm selected by the Asset Manager.

(jjj) “REIT” means a “real estate investment trust” under Section 856 of the Code

(kkk) “Senior Credit Documents” shall have the meaning ascribed to such term in the Parent LP Agreement.

(lll) “Senior Lender” shall have the meaning ascribed to such term in the Parent LP Agreement.

(mmm) “Senior Officer” means a senior officer or director of the Asset Manager or its Affiliates.

(nnn) “Services” shall have the meaning set forth in the Section 2(b).

(ooo) “Subsidiaries” means, with respect to any Person, any corporation, partnership, limited liability company, trust or other entity of which all or any part of the outstanding equity interests are owned, directly or indirectly, by such Person. For the avoidance of doubt, the Company and its Subsidiaries and CPR1 shall each be considered a Subsidiary of Parent, and CPR1 shall be considered a Subsidiary of the Company, for purposes of this Agreement.

(ppp) “Termination Date” shall mean the effective date of any termination of this Agreement in accordance with the terms hereof.

(qqq) “Thirty-Year Harvest Schedule” shall have the meaning set forth on Schedule B-2.

(rrr) “Three-Year Harvest Plan” shall have the meaning set forth on Schedule B-2.

(sss) “Timber Manager” shall mean any entity that has been retained by the Company or a Subsidiary thereof to perform and carry out property management services at the Property or any other Real Estate Assets.

(ttt) “Transfer” shall have the meaning ascribed to such term in the Company LLC Agreement.

(uuu) “Wood Supply Agreements” shall have the meaning ascribed to such term in the Company LLC Agreement.

7

2. APPOINTMENT AND DUTIES OF THE ASSET MANAGER.

(a) On the terms and subject to the conditions set forth in this Agreement, the Company, on its own behalf and on behalf of each of its Subsidiaries, hereby appoints the Asset Manager to serve as asset manager and to provide the Services, and the Asset Manager hereby accepts such appointment. Except as otherwise provided herein or in connection with the termination of this Agreement, neither the Company nor any of its Subsidiaries shall appoint any other Person to serve as Asset Manager or to provide the services of the Asset Manager as set forth in this Agreement, except to the extent that the Asset Manager otherwise agrees, in its sole and absolute discretion. Whenever in this Agreement the approval or consent of the Company is required, such approval shall be obtained through the affirmative action of the Company Board, in accordance with the terms of the Company LLC Agreement.

(b) The Asset Manager undertakes and agrees to use all commercially reasonable efforts to provide the Services and to otherwise fulfill its obligations hereunder. In rendering the Services and otherwise fulfilling its obligations hereunder, the Asset Manager will at all times (i) be subject to the supervision, management and direction of the Company Board and any applicable approvals required by or restrictions imposed by this Agreement, the Company LLC Agreement or the Parent LP Agreement and, (ii) have only such functions and authority as the Company Board may delegate to it, including the functions and authority identified herein and delegated to the Asset Manager hereby, (iii) not take, or cause to be taken, any action that constitutes a Major Decision without such action having received the required prior approval of the Parent Board or the Company Board, as applicable, in accordance with the Parent LP Agreement or the Company LLC Agreement, as applicable, (iv) act in a manner consistent with, and subject to, the applicable Annual Budget (subject to Section 3 hereof) and applicable Law and (v) act in good faith as a reasonable expert in managing forestry investments. Subject to the foregoing, during the term of this Agreement, the Asset Manager will be responsible for the following (collectively, the “Services”):

(i) preparing the Annual Budget and presenting the Annual Budget for approval in accordance with Section 3 hereof and the Company LLC Agreement;

(ii) implementing each Annual Budget following the approval thereof in accordance with the terms of such approved Annual Budget and Section 3 hereof;

(iii) administering the day-to-day business and operations of the Company and its Subsidiaries and performing and supervising the performance of such administrative functions necessary to the management of the Company and its Subsidiaries as may be agreed upon by the Asset Manager and the Company Board;

(iv) assisting the Company in retaining at all times a Qualified REIT Consultant and other advisors to advise the Company regarding the maintenance of the Company’s qualification as a REIT and monitoring compliance with the various REIT qualification tests and other rules set out in the Code and Treasury Regulations thereunder;

(v) investigating, selecting, engaging and supervising, on behalf of the Company and its Subsidiaries, third party service providers as contemplated by Section 2(c) hereof;

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(vi) overseeing the performance by each Timber Manager of its duties and making periodic recommendations to the Company Board regarding the engagement, or termination of, such Timber Managers;

(vii) identifying, investigating, analyzing and originating potential investment opportunities for the Company and its Subsidiaries, to the extent directed to do so by the Company Board;

(viii) consulting with the Company Board regarding acquiring, financing, retaining, selling, restructuring or disposing of Business Assets and recommending strategies for the same;

(ix) supervising and structuring prospective sales or exchanges of Business Assets, and conducting negotiations with purchasers, brokers, lenders and, if applicable, their respective agents and representatives, in each case, as requested by the Company Board;

(x) identifying, evaluating and recommending sources of financing for the Company and its Subsidiaries, as requested by the Company Board;

(xi) providing the Company Board with periodic review and evaluation of the performance of the Business Assets and other customary functions related to asset management;

(xii) taking required actions on behalf of the Company and its Subsidiaries to qualify to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;

(xiii) taking required actions on behalf of the Company and its Subsidiaries in complying with all applicable regulatory requirements with respect to their business activities;

(xiv) preparing and filing all tax returns and tax elections which are required by applicable law to be filed or are otherwise advisable and taking all other action reasonably necessary in connection with such required tax filings and reports with respect to the Company and its Subsidiaries (subject to the written approval of the Company and/or its Subsidiaries, as applicable);

(xv) preparing, or causing to be prepared, and delivering (i) the financial reports and other information set forth in Section 4 hereof (pursuant to the terms thereof), and, (ii) the information related to tax matters set forth in Section 5 hereof (pursuant to the terms thereof);

(xvi) preparing and providing for submission to and approval by the Company Board, prior to approval of the first Annual Budget, health and safety policies and procedures for employees and contractors (including all reasonably requested amendments thereto from the Company Board), as well as for tracking, reporting and managing workplace health and safety;

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(xvii) ensuring that the Business Assets are managed in accordance with Sustainable Forestry Initiative requirements, including all required reporting and auditing obligations, and forecasting a timeline for audits and recertification, as applicable, and reporting to the Company Board on the same;

(xviii) complying with the requirements of the Wood Supply Agreements, including preparing, delivering and obtaining approval of the Annual Plan, Forecast Plan and Delivery Plan (as each such term is defined in the Wood Supply Agreements) each year when and as required in the Wood Supply Agreements;

(xix) reporting quarterly to the Company Board any variances in harvest from the harvest plans for the previous calendar quarter exceeding Allowable Variance as identified on Exhibit A appended hereto, and shall not exceed any such Allowable Variance without having first obtained the approval of the Company Board;

(xx) submitting to the Company Board monthly reports detailing any recordable incidents for employees and contractors that occurred in the previous month and any material environmental compliance matters, including violations or potential violations of Laws and best management practices applicable to the Business Assets, the Company and its Subsidiaries, and the operation of the same;

(xxi) preparing, or causing to be prepared, and delivering, or causing to be delivered, to the lenders or other creditors of the Company or any of its Subsidiaries, such financial information, reports and other information as is required pursuant to the terms of any loan or credit agreement between the Company or any of its Subsidiaries and such lenders or creditors;

(xxii) providing such other services (i) related to the foregoing as the Asset Manager and the Company Board may reasonably agree upon or (ii) set forth elsewhere herein; and

(xxiii) doing all things reasonably necessary to assure its ability to render the Services as described in this Agreement.

Notwithstanding anything else to the contrary in this Agreement, the Asset Manager shall, at all times in its provision of the above Services, (A) hold itself out to the public as a legal entity separate and distinct from the Parent, the Company and its Subsidiaries, (B) correct any known misunderstanding regarding its status as a separate entity from the Parent, the Company and its Subsidiaries, (C) conduct and operate its business in its own name and (D) not identify itself or any of its Affiliates as a division or part of the Parent, the Company or its Subsidiaries. Further, the Asset Manager shall not assume any liability for any obligations of the Parent, the Company and their Subsidiaries (and shall clearly identify in any action taken on behalf of the Company or their Subsidiaries that the Asset Manager is acting in the capacity as agent and not in its individual capacity), and neither the Asset Manager nor the Company or the any of their Subsidiaries shall hold the Asset Manager out to any third parties as liable for any of the obligations of the Parent, the Company or any of their Subsidiaries. For the avoidance of doubt, the immediately preceding sentence is not intended to modify the liability of any Affiliate of the Asset Manager that owns equity interests of the Parent, subject to the applicable provisions of the Parent LP Agreement.

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(c) The Asset Manager may investigate, select, recommend, engage and supervise, for and on behalf of, and at the sole cost and expense of, the Company or its Subsidiaries, accountants, legal counsel, appraisers, insurers, brokers, transfer agents, registrars, developers, investment banks, valuation firms, financial advisors, due diligence firms and such other third party professionals as the Asset Manager reasonably deems necessary or advisable in connection with the performance of the Services and its other obligations hereunder, and the Company or its Subsidiaries shall pay for the reasonable cost and expenses thereof, including pursuant to Section 7 of this Agreement. Any such engagement of third party professionals shall not relieve the Asset Manager from its obligations hereunder.

(d) Anything in this Agreement to the contrary notwithstanding, but subject to Section 2(g), the Asset Manager shall refrain from taking any action which, in its sole judgment made in good faith, would (i) reasonably be expected to adversely affect the status of the Company as a REIT, (ii) subject Parent, the Company or any of its Subsidiaries to regulation under the Investment Company Act of 1940, as amended, or (iii) violate any applicable Law or otherwise not be permitted by the Company LLC Agreement or the Parent LP Agreement. If such action shall be ordered by the General Partner, the Parent Board or Company Board, the Asset Manager shall notify promptly the General Partner, the Parent Board or Company Board, as applicable, of the Asset Manager’s judgment of the potential impact of such action and shall refrain from taking such action. In such event, the Asset Manager shall have no liability for acting in accordance with the specific instructions of the General Partner, the Parent Board or Company Board so given. Notwithstanding the foregoing, the Manager Indemnified Parties shall not be liable to Parent, the Company or any of their respective Subsidiaries, the General Partner, the Parent Board or the Company Board, or the members, managers or partners of the General Partner, Parent, the Company or any of their respective Subsidiaries, for any act or omission by any Manager Indemnified Parties except as provided in Section 11 of this Agreement.

(e) In the performance of its obligations and responsibilities hereunder, the Asset Manager shall not (i) use any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) use any corporate funds for any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees or any employees of a foreign or domestic government-owned entity, (iii) violate any provision of the Foreign Corrupt Practices Act of 1977 or any other anticorruption Law applicable to the Company or any of its Subsidiaries, (iv) make, offer, authorize or promise any payment, rebate, payoff, influence payment, contribution, gift, bribe, rebate, kickback, or any other thing of value to any government official or employee, political party or official, or candidate, regardless of form, to obtain favorable treatment in obtaining or retaining business or to pay for favorable treatment already secured, (v) establish or maintain any fund of corporate monies or other properties for the purpose of supplying funds for any of the purposes described in the foregoing clause (iv) or (vi) make any bribe, unlawful rebate, payoff, influence payment, facilitation payment, kickback or other similar payment of any nature. The Asset Manager shall develop and implement an anti-corruption compliance program that includes internal controls, policies and procedures designed to ensure compliance with any applicable national, regional or local anti-corruption Law. The Asset Manager shall report violations or suspected violations of applicable anti-corruption Law or this Section 2(e) to the Company Board as soon as practicable after the Asset Manager becomes aware of or suspects a violation.

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(f) Without limiting any provision herein, all actions of the Parent and the Company under this Agreement requiring the consent or approval of the Company Board shall be subject to the direction of the members of the Company Board. Asset Manager expressly acknowledges Section 4.12(b) of the Parent LP Agreement and the Company LLC Agreement.

(g) Asset Manager shall, and shall use reasonable best efforts to take all actions required to cause the Company to, comply with Sections 4.11 and 5.2 of the Company LLC Agreement.

(h) Asset Manager expressly acknowledges the restrictions on Parent’s activities pursuant to Sections 4.17 and 4.19 of the Parent LP Agreement, and understands that the restrictions in Section 4.17 include the actions of an agent acting on its behalf. Asset Manager acknowledges and agrees that for U.S. federal income tax purposes it is providing Services to and on behalf of distinct principals pursuant to this Agreement and agrees that it shall use reasonable best efforts to take all actions (including avoiding taking actions) required to cause Parent to comply with such provisions of the Parent LP Agreement, without prejudice to actions required to be undertaken on behalf of the Company or its Subsidiaries.

3. ANNUAL BUDGET.

(a) The Company and its Subsidiaries shall be operated in accordance with an annual budget, as it may be annually updated from time to time pursuant to this Section 3 (the “Annual Budget”). The initial Annual Budget for the period beginning on the Effective Date and ending on December 31, 2018, including the related variances, is attached hereto as Schedule B-1 (the “Initial Annual Budget”). For each Fiscal Year thereafter, the Asset Manager shall be responsible for preparing and submitting to the Company Board for approval as a Major Decision in accordance with the terms of the Company LLC Agreement a proposed updated Annual Budget, including the related variances. The Annual Budget shall be prepared by the Asset Manager in accordance with the protocols (including the preparation of the back-up materials on the timetable set forth therein) set forth on Schedule B-2 hereto (the “Budget Development Protocols”). The Annual Budget for each Fiscal Year shall be prepared with the same detail and line items as set forth in the Initial Annual Budget and such other detail as the members of the Company Board appointed by the Preferred Partners in accordance with Section 4.3(c) of the Parent LP Agreement (the “Preferred Board Members”) may reasonably request. In connection with the review of a proposed Annual Budget, the Preferred Board Members may reasonably request additional information regarding the materials supporting the proposed Annual Budget or such other information as is necessary or desirable to enable review of such proposed Annual Budget, and the Asset Manager shall provide such requested information. The Preferred Board Members shall consent to or reject the proposed Annual Budget, or request additional information (as provided for above), within ten (10) Business Days following (i) receipt of such proposed Annual Budget or (ii) receipt of all additional information that is, in the determination of the Preferred Board Members, necessary or desirable to enable review of such proposed Annual Budget. The Asset Manager shall comply with the Budget Development Protocols regarding the Preliminary Budget for each Fiscal Year. The Annual Budget shall be prepared and submitted annually by the Asset

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Manager no later than December 10, 2018 for the next Fiscal Year and thereafter by December 10 of each year with respect to the following Fiscal Year. The Annual Budget for each Fiscal Year shall include use of the pre-funded reserve amounts as shown on Schedule B-3 hereto for the four Fiscal Quarters comprising such Fiscal Year. In connection with the submission of the Annual Budget, the Asset Manager shall also prepare and submit to the Company Board an annual business plan for Parent and its Subsidiaries, including a responsible five-year operations forecast, including the operating metrics set forth on Schedule B-4 hereto (the “Annual Plan”). The Preferred Board Members, or their designated representatives, shall be provided reasonable access to all information, data, reports, models and analyses relied on in developing the Annual Plan (including, for the avoidance of doubt, all financial and silvicultural assumptions, constraints, supporting stand level data, merchantable timber volumes, pre-merchantable acres by species and age class, and acres by land classification).

(b) Pursuant to this Agreement, the Asset Manager is charged with implementing each Annual Budget following the approval thereof, in accordance with the terms of such approved Annual Budget and the terms of this Agreement. In doing so, the Asset Manager shall at all times act in a manner consistent with the Annual Budget; provided, however, that the Asset Manager may in its discretion expend funds for Non-Controllable Expenses (as defined below) not otherwise reflected in the Annual Budget. In implementing the Annual Budget, the Asset Manager may in its discretion vary material line items in the applicable Annual Budget within the variances set forth in set forth in Exhibit A appended hereto (such variances being referred to herein as “Allowable Variances”). Asset Manager shall not exceed any Allowable Variance without having first obtained the approval of the Company Board.

(c) In the event the Asset Manager is unable to obtain the approval of the Company Board of any Annual Budget prior to the intended period for such Annual Budget, then a “Budget Impasse” shall be deemed to exist, until such time as such Annual Budget is approved in accordance with this Agreement, the Parent LP Agreement and Company LLC Agreement. During any Budget Impasse, the Asset Manager shall perform the Services and otherwise fulfill its obligations under this Agreement in accordance with the most recently approved Annual Budget, except that (i) the Asset Manager may make or cause to be made any expenditure not contemplated by such Annual Budget which is (1) an emergency expenditure to protect the health, safety and welfare of people or property (in which event the Asset Manager shall notify the Company Board immediately) or (2) an expenditure to satisfy (A) any outstanding taxes and related fees, costs and expenses, (B) any obligations for interest, principal (except at maturity), escrows, fees and expenses due under the Senior Credit Documents and any other indebtedness approved as a Major Decision or (C) premiums for insurance required under this Agreement, the Parent LP Agreement or the Company LLC Agreement, and Senior Credit Documents, any loan document relating to indebtedness approved as a Major Decision or any other contract to which the Parent or any of its Subsidiaries is a party that are entered into in accordance with the Parent LP Agreement (such expenses, “Non-Controllable Expenses”) and (ii) the Asset Manager acting alone shall otherwise have no authority to make any other expenditure without the approval of the Company Board as a Major Decision.

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4. REPORTING.

(a) The Asset Manager shall prepare, or cause to be prepared, at the expense of the Company and its Subsidiaries, all reports, financial or otherwise, with respect to the Company and its Subsidiaries reasonably requested in order to comply with their respective organizational documents or any other materials required to be filed with any governmental body or agency, and shall prepare, or cause to be prepared, all materials and data necessary to complete such reports and other materials.

(b) Without limiting the generality of Section 4(a), the Asset Manager shall prepare, or cause to be prepared, and shall deliver to the Company and the Company Board, at the expense of Company, the following:

(i) within forty-five (45) days after the end of each Fiscal Year, a report as of the end of such Fiscal Year prepared in conformity with accounting principles generally accepted in the United States and consistently applied, setting forth (A) a balance sheet of Company (that will include appropriate footnote disclosure) as of the end of such Fiscal Year, and (B) an income statement of Company for such Fiscal Year; provided, that the annual financial statements referred to in this Section 4(b)(i) shall be audited by a nationally recognized accounting firm in accordance with generally accepted auditing standards in the United States and consistently applied, and such accounting firm’s report thereon shall accompany the annual financial statements ; provided, further, that while the Asset Manager shall endeavor to provide such audited financial statements within the forty-five (45) day period stated above, it will not be considered to have breached this Section 4(b)(i) if it fails to do so if the Asset Manager (x) is using commercially reasonable efforts to produce audited financial statements within such timeframe, (y) provides unaudited financial statements within such forty-five (45) day period and (z) provides such audited financial statements as soon as practicable following such date but in any event no later than ninety (90) days after the end of such Fiscal Year;

(ii) not later than forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year, final versions of each of the following:

(A) An unaudited report setting forth as of the end of such fiscal quarter (x) a balance sheet of Company as of the end of such Fiscal Quarter and (y) an income statement of Company for such Fiscal Quarter

(B) A calculation of the reserves of the Company and the amount of “Base Available Cash,” “Net Available Cash,” “Distributable Cash Flow” and “Remaining Distributable Cash Flow” as of the end of the relevant Fiscal Quarter, in each case, as defined in the Company LLC Agreement;

(C) A narrative describing the condition of the Property and other Business Assets and operations of Company and its Subsidiaries during such Fiscal Quarter;

(D) A report of any changes in the status of any major service contracts, any material line item variances of more than ten percent (10%) from the Annual Budget and any litigation or other legal issues involving the Parent, the Company or its Subsidiaries during such Fiscal Quarter; and

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(E) A report providing a detailed description of each Permitted HBU Sale (as defined in the Company LLC Agreement) consummated during such Fiscal Quarter.

(c) In addition to the reporting requirements set forth above, the Asset Manager shall give notice to the Company Board of:

(i) Any items that will otherwise be reportable under Section 4(b)(ii)(D) above promptly after the Asset Manager becomes aware of such item;

(ii) Any known or reported non-conformance with applicable state and local regulations and Sustainable Forestry Initiative standards or principles as in effect on the date hereof and as modified from time to time by Sustainable Forestry Initiative Inc.; and

(iii) Any proposed transaction between the Company or any of its Subsidiaries, on one hand, and any other Person, on the other hand, if such transaction would create a potential conflict of interest on the part of the Asset Manager in causing the Company or its Subsidiaries to enter into such transaction, or any other occurrence of a potential conflict of interest on the part of the Asset Manager or its Affiliates in connection with causing Company (or its Subsidiaries) to enter into such transaction.

(d) The Asset Manager shall meet with the Partners on a quarterly basis to discuss the quarterly reporting and such other topics relating to the business of the Company and its Subsidiaries as the other Partners may reasonably request.

5. CERTAIN TAX MATTERS. The Asset Manager shall, at Company’s expense, use reasonable best efforts to (i) not later than twenty-five (25) days from the end of each Fiscal Quarter (including the end of each Fiscal Year), provide to the Company a report regarding the Company’s compliance with the REIT asset tests in Section 856(c)(4) of the Code for such Fiscal Quarter reviewed by the Qualified REIT Consultant, (ii) not later than forty-five (45) days from the end of each Fiscal Quarter, provide to the Company the quarterly REIT testing reports regarding the Company reviewed by the Qualified REIT Consultant, and (iii) not later than forty-five (45) days after the end of each Fiscal Year, provide to the Company the final REIT testing report regarding the Company reviewed by the Qualified REIT Consultant. The Asset Manager shall provide to the Company Board and Partners, as soon as is reasonably practicable following request thereof, any other information reasonably required to determine compliance by the Company with the requirements under Section 856 et seq. of the Code and the related Treasury Regulations for the Company to (x) qualify for, and maintain, status as a REIT and (y) avoid the imposition of any U.S. federal income tax or penalty on the Company.

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6. ADDITIONAL ACTIVITIES. Nothing in this Agreement is intended to prevent the Asset Manager or any of its Affiliates, officers, directors, employees or personnel from engaging in other activities, investments or businesses, including from rendering advice or services of any kind to any other Person so long as Asset Manager complies at all times with Section 8 and promptly notifies the Company Board of any such activities that conflict with its obligations hereunder.

7. BANK ACCOUNTS. At the direction of the Company Board, the Asset Manager may establish and maintain one or more bank accounts in the name of the Company or any of its Subsidiaries (any such account, a “Company Account”), and may collect and deposit funds into any such Company Account or Company Accounts, and disburse funds from any such Company Account or Company Accounts for the payment of Expenses, under such terms and conditions as the Company Board may approve. The Asset Manager shall from time to time render appropriate accountings of such collections and disbursements to the Company and, upon the request of the Company Board, to the Company’s auditors. The Asset Manager shall disburse funds to pay Expenses from the Company Account in the name of the entity with respect to which such Expenses relate. For the avoidance of doubt, the Asset Manager’s disbursement of funds from the Company Accounts for the payment of Expenses or any other amounts shall be subject to the terms of the applicable Annual Budget and any limitations on specific Expenses set forth in Section 10(a).

8. RECORDS; CONFIDENTIALITY.

(a) The Asset Manager shall maintain and preserve the books and records of the Company and its Subsidiaries (including accounting and reporting systems), and such records shall be accessible for inspection by the General Partner or representatives of Parent, the Company or any of its Subsidiaries at any time during normal business hours upon reasonable advance written notice.

(b) The Asset Manager shall keep confidential any and all information regarding Parent, the Company or its Subsidiaries obtained in connection with the Services rendered under this Agreement (“Confidential Information”) and shall not disclose any such Confidential Information (or use the same except in furtherance of its duties under this Agreement) to unaffiliated third parties except (i) with the prior written consent of Company Board; (ii) to legal counsel, accountants and other professional advisors; (iii) to appraisers, financing sources and others in the ordinary course of business of Parent, the Company and its Subsidiaries; (iv) to governmental officials having jurisdiction over Parent, the Company or any of its Subsidiaries; (v) in connection with any governmental or regulatory filings of Parent, the Company or any of its Subsidiaries or disclosure or presentations to Parent’s equity holders or prospective equity holders; (vi) as required by applicable Law; or (vii) to the extent such information is otherwise publicly available. Notwithstanding anything herein to the contrary, each of the following shall be deemed to be excluded from the provisions hereof any Confidential Information that (A) has become publicly available through the actions of a Person other than the Asset Manager, (B) is released in writing by CTT, Parent, the Company or any of its Subsidiaries to the public, or (C) is obtained by the Asset Manager from a third party without breach by such third party of an obligation of confidence with respect to the Confidential Information disclosed.

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9. ASSET MANAGEMENT FEE.

(a) Subject to Section 9(b), commencing upon the Effective Date, the Asset Manager shall receive from the Company an asset management fee (the “Asset Management Fee”), calculated and payable quarterly in arrears, in an annual amount equal to (x) the Applicable Rate (as defined below) for the applicable period of time, multiplied by (y) the Purchase Price, multiplied by (z) the Beginning Preferred Partner Ratio. In the event the Effective Date is a day other than the first calendar day of a Fiscal Quarter, the Asset Management Fee with respect to the Fiscal Quarter in which the Effective Date occurs shall be an amount equal to the product of (x) the total Asset Management Fee otherwise payable for such Fiscal Quarter, multiplied by (y) a fraction, the numerator of which is the number of calendar days between the Effective Date and the end of such Fiscal Quarter and the denominator of which is the total number of calendar days in such Fiscal Quarter. The “Applicable Rate” shall mean 1.00%; provided, however, that if the entire Initial Preferred Distribution Account has not been reduced to zero ($0) in accordance with Section 3.3(d) of the Company LLC Agreement, the Applicable Rate shall (i) be reduced to 0.75% for the four (4) consecutive Fiscal Quarters beginning with the first full Fiscal Quarter following the third (3rd) anniversary of the Effective Date, and (ii) be further reduced to 0.50% for all Fiscal Quarters after the fourth (4th) anniversary; provided, further, that to the extent that the Applicable Rate has been so reduced, and subsequent to such reduction the entire Initial Preferred Distribution Account is reduced to zero ($0) in accordance with Section 3.3(d) of the Company LLC Agreement, then the Applicable Rate shall automatically increase back to 1.00% commencing with the day upon which such return threshold is achieved. The Asset Management Fee, to the extent due and owing in accordance with this Agreement, the Parent LP Agreement and the Company LLC Agreement, shall be paid quarterly within forty-five (45) days following the end of the preceding Fiscal Quarter.

(b) The payment of the Asset Management Fee shall be subject to deferral as set forth in the Parent LP Agreement and the Company LLC Agreement. In addition, the Asset Management Fee shall be subject to reduction pursuant to the terms of Schedule 5.7 of the Parent LP Agreement.

(c) Asset Manager acknowledges and agrees that the Company and its Subsidiaries will agree upon an allocation between each of them of the Asset Management Fee based on the relative Services provided to each of them.

10. EXPENSES.

(a) The Company or its Subsidiaries shall bear and pay (including pursuant to the terms of Section 7), the following third-party fees, costs and expenses, whether incurred prior to or following the Effective Date (collectively, “Expenses”):

(i) all costs and expenses incurred in connection with the formation of the Company and its Subsidiaries, and all expenses associated with the issuance of the Subsidiary REIT Preferred Units, including any placement agent fees associated with such issuance;

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(ii) all fees, costs and expenses incurred in evaluating, negotiating, structuring, acquiring, holding, managing, leasing, financing, refinancing, disposing of or otherwise dealing with the Property and other Business Assets, including any reasonable legal and accounting expenses and other fees and out-of-pocket costs related thereto, and the costs of rendering financial assistance to or arranging for financing for any assets or businesses constituting the Business Assets (including the Property);

(iii) fees, costs and expenses of auditors, appraisers, legal counsel and other advisors of the Company and its Subsidiaries, insurance costs of the Company and its Subsidiaries and litigation costs and indemnity expenses of the Company and its Subsidiaries;

(iv) administrative expenses related to the operation of the Company and its Subsidiaries, including fees, costs and expenses of accountants, lawyers and other professionals incurred in connection with the Company’s and its Subsidiaries’ annual audit, financial reporting, legal opinions and tax return preparation (including, without limitation, any costs and expenses incurred in connection with the satisfaction of the requirements of Section 5 hereof), as well as expenses associated with valuations of the Property and other Business Assets, including the fees, costs and expenses of any independent appraiser;

(v) interest expenses, brokerage commissions and other investment costs incurred by or on behalf of the Company and its Subsidiaries;

(vi) the Asset Management Fee, subject to the restrictions and limitations provided in the Parent LP Agreement and the Company LLC Agreement;

(vii) costs of travel and travel-related expenses with respect to the business of the Company and its Subsidiaries; provided, that the cost of airfare shall not exceed commercial fares and, for the avoidance of doubt, shall not include costs associated with first-class, private or chartered air travel;

(viii) subject to Section 10(c), all taxes and license fees levied against the Company and its Subsidiaries or their assets or operations;

(ix) the costs of annual REIT compliance testing for the Company, including fees and expenses of the Qualified REIT Consultant;

(x) insurance costs incurred in connection with the operation of the business of the Company and its Subsidiaries;

(xi) the compensation of the employee identified on, and subject to the limitations set forth, on Schedule C; and

(xii) amounts to be contributed or advanced to any Subsidiary for the purpose of such entity paying any cost of the type described in the foregoing clauses (i) through (xi).

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(b) Notwithstanding anything herein to the contrary, the Asset Manager and its Affiliates shall bear the costs and expenses incurred by such Persons in providing for their normal operating overhead, salaries (except as specifically provided in Section 10(a)(xi), wages or benefits of their employees, rent, utilities, expenses of office furniture, computers and other office equipment, taxes (including taxes imposed on the income or gross receipts of the Asset Manager on account of fees received pursuant to the terms of this Agreement), other expenses incurred in maintaining their place of business, and other similar administrative expenses (including all premiums and expense required in connection with “errors and omissions” insurance policies covering the officers and employees of the Asset Manager or its Affiliates), neither Parent nor the Company nor any of its Subsidiaries shall pay such expenses, and Asset Manager shall not be entitled to reimbursement from Parent, the Company or its Subsidiaries for any such expenses

(c) For the avoidance of doubt, Asset Manager shall not be reimbursed for any expenses under this Agreement.

11. EXCULPATION AND INDEMNIFICATION.

(a) The Asset Manager, its Affiliates and their respective Constituent Members, employees, managers, consultants and agents (collectively, the “Manager Indemnified Parties”) will not be liable to Parent, the Company or any of their respective Subsidiaries, the Parent Board, the General Partner, the Company Board or the members, managers or partners of Parent, the Company or any of their respective Subsidiaries for any acts or omissions by any Manager Indemnified Party, pursuant to or in accordance with this Agreement, except for any acts or omissions by any Manager Indemnified Party constituting a Bad Act.

(b) To the fullest extent permitted by applicable Law, Company shall and does hereby agree to indemnify and hold harmless and pay all judgments and claims against any Manager Indemnified Party, each of which shall be a third party beneficiary of this Agreement solely for purposes of this Section 11, from and against any Loss incurred by them for any act or omission taken or suffered by each Manager Indemnified Party (including any act or omission performed or omitted by any of them in good faith reliance upon and in accordance with the opinion or advice of experts, including of legal counsel as to matters of law, of accountants as to matters of accounting, or of investment bankers or appraisers as to matters of valuation; provided, that such Persons were selected and monitored with reasonable care) in connection with in respect of or arising from any acts or omissions of such Manager Indemnified Party made in the performance of this Agreement, except that there shall be no indemnification for (i) any act or omission of a Manager Indemnified Party that constitutes a Bad Act or (ii) any indemnification obligation of the Manager Indemnified Parties pursuant to Section 5.3(b)(iv) of the Parent LP Agreement or the Losses related thereto.

(c) To the fullest extent permitted by applicable Law, Asset Manager shall and does hereby agree to indemnify and hold harmless and pay all judgments and claims against Parent, the Company and its Subsidiaries and each of their respective Constituent Members, employees, managers, consultants and agents (collectively, the “Parent Indemnified Parties” and together with the Manager Indemnified Parties, the “Indemnified Parties”), from and against any Loss incurred by them in respect of or arising from any acts or omissions by any Manager Indemnified Party pursuant to or in accordance with this Agreement constituting a Bad Act. Each of the Parent

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Indemnified Parties (excluding the Company) shall be a third party beneficiary of this Agreement solely for purposes of this Section 11. For the avoidance of doubt, for purposes of this Section 11(c), any Loss in respect of or arising from an act by the Asset Manager in its capacity as a fiduciary under the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder shall not constitute a Bad Act.

(d) The Indemnified Party will promptly notify the party against whom indemnity is claimed (the “Indemnitor”) of any claim for which it seeks indemnification; provided, however, that the failure to so notify the Indemnitor will not relieve the Indemnitor from any liability which it may have hereunder, except to the extent such failure actually prejudices the Indemnitor. The Indemnitor shall have the right to assume the defense and settlement of such claim; provided, that the Indemnitor notifies the Indemnified Party of its election to assume such defense and settlement within thirty (30) days after the Indemnified Party gives the Indemnitor notice of the claim. In such case, the Indemnified Party will not settle or compromise such claim, and the Indemnitor will not be liable for any such settlement made, without its prior written consent. If the Indemnitor is entitled to, and does, assume such defense by delivering the aforementioned notice to the Indemnified Party, the Indemnified Party will (i) have the right to approve the Indemnitor’s counsel (which approval will not be unreasonably withheld, delayed or conditioned), (ii) be obligated to cooperate in furnishing evidence and testimony and in any other manner in which the Indemnitor may reasonably request, and (iii) be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense. In addition, if the Indemnitor assumes such defense, the Indemnitor may settle any such claim without the prior consent of the Indemnified Party if such settlement involves the full release of the Indemnified Party and does not impose any non-monetary remedies and conditions on the Indemnified Party without the Indemnified Party’s prior written consent, which shall not be unreasonably withheld, delayed or conditioned.

(e) Expenses reasonably incurred by an Indemnified Party in defense or settlement of any claim that may be subject to a right of indemnification pursuant to Section 11(b) or Section 11(c) shall be advanced by the Indemnitor prior to the final disposition thereof upon receipt of an undertaking by or on behalf of such Indemnified Party to repay such amount to the extent that it shall be determined upon final decision, judgment or order (whether or not subject to appeal) that such Indemnified Party is not entitled to be indemnified hereunder.

(f) If a claim for indemnification or payment of reasonable expenses hereunder is not paid in full within twenty (20) days after a written notice of claim therefor has been received by the Indemnitor, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expenses of prosecuting such claim.

(g) The indemnification provided by this Section 11 shall be in addition to any other rights to which an Indemnified Party may be entitled under any agreement, pursuant to any action of the Company, as a matter of Law or otherwise, and shall continue as to an Indemnified Party who has ceased to serve in such capacity.

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12. KEY MAN EVENT.

(a) If the employment of any Key Man terminates other than due to death, Disability (as defined in the Key Man Employment Agreement) or Cause (as defined in the Key Man Employment Agreement), a “Key Man Event” shall have occurred. For a period of one (1) year after the occurrence of any Key Man Event, Company Board and Asset Manager shall discuss, and Company shall reasonably consider, potential replacements for the relevant Key Man. If, after such one (1) year period, no suitable replacement for such Key Man, as determined by the Company in its reasonable discretion (acting at the direction of a majority of the Preferred Board Members), is agreed upon by the Asset Manager and Company (acting at the direction of a majority of the Preferred Board Members), then the Company (acting at the direction of a majority of the Preferred Board Members) may, upon written notice to the Asset Manager, immediately terminate this Agreement.

(b) If the employment of any Key Man terminates due to death, Disability (as defined in the Key Man Employment Agreement) or Cause (as defined in the Key Man Employment Agreement), then Asset Manager shall use commercially reasonable efforts to identify a suitable replacement for such Key Man within a reasonable period of time thereafter.

13. TERM; TERMINATION.

(a) The term of this Agreement shall commence on the date hereof and shall continue until terminated pursuant to Section 12 or this Section 13.

(b) Notwithstanding anything herein to the contrary, this Agreement shall automatically and immediately terminate, without the requirement for any further action by any Party, upon the earliest to occur of (i) the initiation of the dissolution and liquidation of the Parent pursuant to Article 10 of the Parent LP Agreement or the Company pursuant to the Company LLC Agreement, (ii) the removal of the General Partner as the general partner of the Parent pursuant to Section 4.13 of the Parent LP Agreement or the voluntary resignation of the General Partner (when such General Partner is an Affiliate of CTT Partner) in such capacity, (iii) the initiation of any sale process or the initiation of any other disposition of all or substantially all of the Property and the other Real Estate Assets pursuant to Section 4.16 of the Parent LP Agreement; provided, that the Alternative Voting System is then in effect and a Person other than the General Partner was appointed to sell the Property and manage all aspects of the sale process, or (iv) the date that is seven years after the date hereof.

(c) The Company, acting at the direction of the Preferred Board Members and acting without consent or approval of any other members of the Company Board or any other Person, may terminate this Agreement immediately upon delivery of written notice of such termination to the Asset Manager (i) in the event that any Change of Control occurs without the prior written consent of the Company Board and (ii) for Cause.

(d) Subject to the terms of the “Budget Variance Cure Protocols” set forth on Exhibit B hereto, the Company, acting at the direction of the Preferred Board Members, may terminate this Agreement immediately upon delivery of written notice to the Asset Manager in the event that a Fiscal Year’s actual results (as determined following the applicable year-end) with respect to a particular Line Item (as defined in Exhibit B) are outside the applicable Allowable Variance Limits (as defined in Exhibit B).

21

14. PAYMENTS DUE UPON AND FOLLOWING TERMINATION.

(a) Upon the termination of this Agreement pursuant to Section 13(b) or Section 13(c), the Asset Manager shall not be entitled to any further compensation hereunder following the Termination Date; provided, however, that the Asset Manager shall be entitled to receive all accrued but unpaid Asset Management Fees as of the Termination Date (including Deferred Asset Management Fees) to the extent that the Company has funds available for such repayment, unless such termination was consummated pursuant to clause (ii) of Section 13(b).

(b) In the event the Termination Date falls on a day other than the last calendar day of a Fiscal Quarter, the Asset Management Fee payable with respect to the Fiscal Quarter in which the Termination Date occurs shall be an amount equal to the product of (x) the total Asset Management Fee otherwise payable for such Fiscal Quarter, multiplied by (y) a fraction, the numerator of which is the number of calendar days between the start of such Fiscal Quarter and the Termination Date and the denominator of which is the total number of calendar days in such Fiscal Quarter.

15. SURVIVAL. Notwithstanding anything herein to the contrary, the terms of Section 8, Section 10, Section 11, Section 14 and Section 16 shall survive the termination of this Agreement.

16. MISCELLANEOUS.

(a) Nothing in this Agreement shall be construed to make the Company or any of its Subsidiaries or any other Person, on the one hand, and the Asset Manager, on the other hand, partners or joint venturers or impose any liability as such on either of them.

(b) This Agreement, including all schedules and exhibits attached hereto, constitutes the entire agreement among the Parties pertaining to the subject matter hereof. This Agreement supersedes any prior agreement or understanding among the Parties with respect to the subject matter hereof, but shall not amend, modify, supersede or in any way affect any other agreement or understanding among the Parties or their Affiliates that does not relate to the subject matter hereof.

(c) This Agreement may be amended, supplemented or waived at any time and from time to time only by an instrument in writing signed by each Party.

(d) This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware. Each Party hereby irrevocably consents and agrees that any action, suit or proceeding with respect to this Agreement shall be brought and determined only in the exclusive jurisdiction of the Court of Chancery of the State of Delaware, the courts of the United States of America for the District of Delaware, and appellate courts thereof, and each Party hereby consents to the

22

jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each Party further agrees that notice as provided herein shall constitute sufficient service of process and the Parties further waive any argument that such service is insufficient. Each Party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. EACH PARTY, FOR ITSELF AND ON BEHALF OF ITS AFFILIATES, HEREBY WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY ACTION, LAWSUIT, OR PROCEEDING, WHETHER IN CONTRACT OR IN TORT, RELATING TO ANY DISPUTE ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION DESCRIBED IN THIS AGREEMENT OR TO ANY DISPUTE BETWEEN THE PARTIES (INCLUDING DISPUTES WHICH ALSO INVOLVE OTHER PERSONS).

(e) This Agreement shall be binding upon and inure to the benefit of the Parties and their permitted successors and assigns.

(f) The rights and obligations under this Agreement may not be assigned or delegated (whether by operation of law, merger, consolidation or otherwise) by any Party without the prior written consent of the other Parties, and any attempted assignment without such prior written consent shall be null and void and of no force or effect; provided, however, that the Asset Manager shall be entitled, without the consent of the other Parties hereto, to assign its right, title and interest in and to this Agreement to any lender or other creditor as collateral security for indebtedness of the Asset Manager or its Affiliates to such lender or other creditor. The Parties hereto hereby consent and agree that such lender or other creditor has the right to assert and enforce any or all of the rights of the Asset Manager collaterally assigned to such lender or creditor in accordance with the terms and provisions of the related indebtedness. The Parties hereto agree and acknowledge that none of such lender or other creditor shall be deemed to have assumed any of the obligations or liabilities of the Asset Manager under this Agreement by reason of such collateral assignment.

(g) Subject to Section 11, the provisions of this Agreement are for the sole and exclusive benefit of the Parties and their permitted successors and assigns and shall not be deemed to create any rights for the benefit of any other Person except as specifically provided herein.

(h) If any provision of this Agreement or the application of such provision to any Party or circumstance shall be held invalid or unenforceable, the remainder of this Agreement or the application of that provision to another Party or circumstance shall not be affected thereby.

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(i) No waiver by a Party of any default, breach or violation of this Agreement shall be deemed to be a waiver of any other default, breach or violation of any kind or nature, whether or not similar to the default, breach or violation that has been waived, and no failure to enforce a particular provision in one instance shall be deemed a waiver or modification of rights or preclude the enforcement thereafter. No acceptance of payment or performance by a Party after any such default, breach or violation shall be deemed to be a waiver of any default, breach or violation of this Agreement, whether or not such Party knows of such default, breach or violation at the time it accepts such payment or performance. Subject to any applicable statutes of limitation, no failure or delay on the part of a Party to exercise any right it may have under this Agreement shall prevent its exercise by such Party, and no such failure or delay shall operate as a waiver of any default, breach or violation of this Agreement.

(j) The captions and headings used in this Agreement are for convenience only and do not in any way affect, limit, amplify or modify the terms and provisions hereof.

(k) This Agreement may be executed in several counterparts. If so executed, each of such counterparts shall be deemed an original for all purposes and all counterparts shall, collectively, constitute one agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart and photocopies may be used.

(l) Notwithstanding anything herein to the contrary, this may not be amended or modified in a manner that is material and adverse to the interests of the Senior Lender (or the other secured parties under the Senior Credit Documents) without the prior written approval of the Senior Lender.

Remainder of page left intentionally blank; signature pages follow.

24

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their representatives thereunto duly authorized effective as of the day and year first above written.

CREEK PINE REIT, LLC

By: TEXMARK TIMBER TREASURY, L.P., its sole member

By:	/s/ John F. Rasor
Name:	John F. Rasor
Title:	President

[Signature Page to Asset Management Agreement]

CROWN PINE REALTY 1, INC., a Delaware corporation

By:	/s/ John F. Rasor
Name:	John F. Rasor
Title:	President

[Signature Page to Asset Management Agreement]

CATCHMARK TRS CREEK MANAGEMENT, LLC

By: CatchMark Timber TRS, Inc., its sole member

By:	/s/ Brian M. Davis
Name:	Brian M. Davis
Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Asset Management Agreement]

Schedule A

Key Man

1. Key Man: Jerry Barag

2. Key Man Employment Agreement: Employment Agreement by and between CatchMark Timber Trust, Inc. and Jerry Barag

Schedule B-1

Initial Annual Budget

(See attached.)

Project Caddo

Schedule B-1: Initial Annual Budget

($‘s, except per acre data)

NOTE: BASIS OF PRESENTATION IS ON A CASH BASIS

[***]

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule B-1

Schedule B-2

Budget Development Protocol

• The Asset Manager will produce an annual harvest schedule (“Annual Harvest Schedule”), taking into consideration (i) the Company’s obligations under the Wood Supply Agreements, (ii) Unlevered Cash Flow requirements, (iii) the long-term value of the Property and (iv) Sustainable Forestry Initiative (SFI) obligations.

• The Preferred Partners, by a majority vote of the Board Members designated by the Preferred Partners, may designate a Person to provide reasonable review and input regarding the following items during the preparation of the Annual Harvest Schedule: Linear Program (LP) constraints, financial assumptions, silvicultural assumptions, and harvest volume in excess of or outside of Wood Supply Agreement obligations. The initial such designee shall be TTG Forestry Services, LLC.

• Each Annual Harvest Schedule will include a thirty (30) year harvest schedule (“Thirty-Year Harvest Schedule”) and a rolling three (3) year harvest plan (“Three-Year Harvest Plan”). A written summary of each Annual Harvest Schedule will be made available to the Company Board, including all assumptions, constraints utilized, and supporting stand level information as may be necessary for a reasonable evaluation of the Thirty-Year Harvest Schedule and the Three-Year Harvest Plan. In addition, annual property profiles including merchantable timber volumes, pre-merchantable acres by species and age class, and acres by land class shall be provided.

• To the extent necessary to facilitate the Company Board’s review of the proposed Annual Budget, the Asset Manager will also (i) provide the Company Board information regarding tract and stand-level activity for the Property and applicable other Real Estate Assets (including, for example, site preparation and treatment, planting method, stock type, planting density, thinning plan, volume removals by product class, and detailed inventory information) and (ii) furnish the Company Board a copy of the then current Geographic Information Systems (GIS) data for the Property and applicable other Real Estate Assets.

• The Asset Manager will seek, based on the Three-Year Harvest Plan, to develop a preliminary version of the Annual Budget (“Preliminary Budget”) and present such Preliminary Budget to the Company Board no later than September 10th of each calendar year for review and consideration.

• The Company Board will provide any comments and feedback regarding the Preliminary Budget no later than September 25th of each calendar year.

• Based on the Preliminary Budget timber volumes (as the same reflects the comments and feedback of the Board) the Asset Manager will provide the “Annual Plan” and “Forecast Plan” volumes to the respective counterparties to the Wood Supply Agreements, as required, on or before September 30th of each calendar year.

• The proposed Annual Budget submitted to the Company Board for final approval pursuant to Section 3 of this Agreement will reflect any changes required by the counterparties to the Wood Supply Agreements after review of the Annual Plan volumes.

• The Annual Budget will include the terms pertaining to any Permitted HBU Sale to be conducted during the applicable Fiscal Year, including (i) a general description of the Property and other Real Estate Assets to be sold, (ii) the minimum price and (iii) any permissible non-standard commercial terms.

Schedule B-3

Pre-Funded Reserves

(See attached.)

Project Caddo

Schedule B-3: Pre-Funded Reserves

($‘s, except per acre data)

NOTE: BASIS OF PRESENTATION IS ON A CASH BASIS

[***]

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule B-3

Schedule B-4

Operating Metrics

1. Recordable incident rate

2. Conformity with certification requirements provided by Sustainable Forestry Initiative Inc.

3. Development of managerial talent

4. Litigation risk

5. Compliance with applicable environmental statutes and regulations

6. Technology and information systems infrastructure

Schedule C

Employees

1.

John Rasor, in the amount of up to $500,000 annually, but only to the extent he is performing the Services. The Parties acknowledge and agree that this amount shall be considered by the Company as an expense within the “Forestry Management” line item of the applicable Annual Budget.

Exhibit A

Allowable Variances

Item	Minimum	Maximum
Plantation Clearcut Acres	[***]	[***]
Total GP/IP WSA Volume	[***]	[***]
Weighted Age of Plantation Clearcuts	[***]	[***]
Hardwood Release	[***]	[***]
Mid Rotation Fertilization	[***]	[***]
Road Maintenance	[***]	[***]
Site Prep + Plant + Seedlings + Herbaceous Weed Control	[***]	[***]
Fertilization at Establishment	[***]	[***]
Capital Infrastructure Expenses, including bridges, culverts and road construction	[***]	[***]

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit B

Budget Variance Cure Protocols

1.

If the actual results for a Fiscal Year (as determined following the applicable year-end) reflect a variance (measured against the applicable Annual Budget) (a “Budget Variance”) above or below the “Minimum” or “Maximum” values set forth on Exhibit C hereto (the “Allowable Variance Limits”) with respect to any of the line items set forth on Exhibit C (each, a “Line Item”), then the Asset Manager will, simultaneously with the delivery of the results of such Fiscal Year, provide the Company Board with a written notice (a “Budget Variance Notice”) setting forth in reasonable detail:

(i)	a description of such Line Item and the amount of the Budget Variance;

(ii)

the underlying causes of the Budget Variance, including (A) a Force Majeure Event (as defined below), (B) market issues, (C) regulatory or environmental compliance, (D) SFI compliance, or (E) such other causes as the Asset Manager identifies (each, a “Notice Event”); and

(iii)

if the Budget Variance is due to a Force Majeure Event, recommendations for reducing or eliminating the amount of the anticipated Budget Variance and the appropriate cure period (not to exceed the applicable cure period set forth opposite such Line Item on Exhibit C hereto) (each, a “Proposed Variance Cure”), including (A) a description of the actions required to implement each Proposed Variance Cure, (B) the financial implications of each Proposed Variance Cure, (C) an estimated timeline to implement each Proposed Variance Cure, and (D) the Asset Manager’s preferred Proposed Variance Cure.

As used above, “Force Majeure Event” means any (i) any Change Event (as defined in the applicable Wood Supply Agreement) under a Wood Supply Agreement or (ii) the occurrence of a Force Majeure (as defined in the applicable Wood Supply Agreement) under a Wood Supply Agreement.

2.

If the Notice Event identified in the Budget Variance Notice is a Force Majeure Event (in which case such Budget Variance Notice is referred to herein as a “Force Majeure Budget Variance Notice”), then, subject to the remaining provisions of this Exhibit B, the Company Board may not immediately terminate this Agreement pursuant to Section 13(d) with respect to the Line Item identified in such Force Majeure Budget Variance Notice. If, however, the Notice Event identified in the Budget Variance Notice is not a Force Majeure Event, then the Company Board shall have the right to immediately terminate this Agreement pursuant to Section 13(d).

3.

Upon delivery of a Force Majeure Budget Variance Notice, the Company Board and the Asset Manager will work together in good faith for a period of 45 days to approve a Proposed Variance Cure, either as originally presented in the Force Majeure Budget Variance Notice or subject to such modifications as the Company Board and the Asset Manager mutually agree upon.

B-1

4.

If a Proposed Variance Cure is agreed within the 45-day period set forth in paragraph 3 above (an “Agreed Variance Cure”), then the Asset Manager shall implement such Agreed Variance Cure within the applicable cure period. If the Asset Manager fails to implement the Agreed Variance Cure within the applicable cure period, then the Company Board shall have the right to immediately terminate this Agreement in accordance with Section 13(d).

5.

If a Proposed Variance Cure is not agreed within the 45-day period set forth in paragraph 3 above, then the Asset Manager will in good faith implement the Proposed Variance Cure that the Company Board determines is in the best interests of the Company, taking into account long-term asset value (the “Company-Determined Variance Cure”). The Company Board shall have the right to immediately terminate this Agreement if the Asset Manager fails to implement a Company-Determined Variance Cure within the applicable cure period.

6.

Notwithstanding anything to the contrary contained herein, (i) all actions of the Company Board hereunder shall be taken as a Major Decision, and (ii) with respect to any of the Line Items under the heading “Seasonal Events” on Exhibit C hereto, if the Asset Manager fails to implement the Annual Budget within the parameters set forth in the applicable Annual Variance Limits for a period of two (2) consecutive Fiscal Years (a “Two Year Seasonal Line Item Implementation Failure”), then the Company Board shall have the right to immediately terminate this Agreement pursuant to Section 13(d) (notwithstanding any Budget Variance Notices); provided, however, that if in each of such two (2) consecutive Fiscal Years, (x) a named hurricane or tropical storm (in each case, affecting at least 10% of the total acres of the Parent and its Subsidiaries by acreage) or (y) disease, insect infestation, wind, ice or fire (in each case, affecting at least 5,000 acres of harvest units in the current 3-year harvest plan of the Company) has occurred, and the Asset Manager has delivered Budget Variance Notices that identify such events as the Notice Events, then the Company Board shall not have the right to terminate this Agreement with respect to such Two Year Seasonal Line Item Implementation Failure.

7.

Notwithstanding anything to the contrary contained herein, if, during a Fiscal Year, the Asset Manager in good faith determines that it is reasonably likely that a Budget Variance will exist with respect to a Line Item, then the Asset Manager may provide the Company Board with a written notice setting forth, in reasonable detail (1) a description of such Line Item, (2) an estimate of the amount of the anticipated Budget Variance, and (3) a description of the underlying Notice Event (an “Expected Variance”), and the Company Board may, as a Major Decision, approve or disapprove such Expected Variance. If the Company Board approves an Expected Variance, then, notwithstanding anything to the contrary contained herein, the Company Board’s right to terminate this Agreement pursuant to Section 13(d) shall be waived to the extent of such Expected Variance with respect to such Fiscal Year.

All capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Agreement.

B-2

Exhibit C

Variance Termination Triggers

Non-Seasonal Events	Minimum	Maximum	Cure Period for Force Majeure Event
Hardwood Release + mid rotation fertilization	[***]	[***]	365 days from end of Fiscal Year
Road Maintenance	[***]	[***]	180 days from end of Fiscal Year
Capital Infrastructure (incl. bridges, culverts, road construction)	[***]	[***]	180 days from end of Fiscal Year
Seasonal events
Total GP/IP WSA	[***]	[***]	No cure if outside variance for 2 successive years
Plantation Clearcut Acres	[***]	[***]	No cure if outside variance for 2 successive years
Weighted Age of plantation Clearcuts	[***]	[***]	No cure if outside variance for 2 successive years
Site Prep + Plant + Seedlings + Herbaceous Weed Control	[***]	[***]	No cure if outside variance for 2 successive years
Fertilization at Establishment	[***]	[***]	No cure if outside variance for 2 successive years

(1)

Notwithstanding anything herein to the contrary, variances attributable to Non-Controllable Expenses (as defined in the Parent LP Agreement) shall not be counted towards determining whether there is a variance above or below the Annual Budget.

(2)

Measured on an annual basis based upon the applicable annual financial and operational information presented by the Asset Manager to the Company Board within forty-five (45) days of the end of each Fiscal Year.

(3)

Cure period for the Line Items under the heading “Seasonal Events” to be agreed-upon by the Company Board and the Asset Manager in accordance with clause (c) of Exhibit B; provided, that if the cure period cannot be timely agreed upon, then the cure period shall be as set forth above.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT G

FORM OF CERTIFICATE OF MEMBERSHIP INTEREST

(See attached.)

Exhibit G - 1

NUMBER	INTEREST

1	*100.00*

CREEK PINE REIT, LLC

Formed under the Delaware Limited Liability Company Act

Membership Interest

This Certifies that TexMark Timber Treasury is the owner of a 100.00% fully paid Membership interest in Creek Pine REIT, LLC (the “Company”), transferable only on the records of the Company by the holder hereof, in person or by a duly authorized attorney-in-fact, upon surrender of this Certificate properly endorsed or assigned.

This Certificate and the membership interest represented hereby are issued and shall be held subject to all of the provisions of the Company’s Limited Liability Company Agreement (the “Agreement”), and the Delaware Limited Liability Company Act as set forth in the Agreement and such Act, to all of which the holder of this Certificate, by acceptance hereof, assents.

In Witness Whereof, the undersigned has executed this Certificate on behalf of the Company as of the          day of July, 2018.

SOLE MEMBER:
TEXMARK TIMBER TREASURY, L.P., as Sole Member

By:	/s/ John F. Rasor
Name:	John F. Rasor
Title:	President

Exhibit G - 2

SCHEDULE 1

CLASS A PREFERRED MEMBERS

(See attached.)

Schedule 1 - 1

Class A Preferred Members: None.

SCHEDULE 2.5(A)(II)

FEES AND EXPENSES

PROJECT CADDO

FEES & EXPENSES DETAIL

($s and acres in 000’s)

FEES & EXPENSES

Assumption:
BANKER’S FEES
RJ PEC	[***]
RJ Advisory Fee	[***]
Greenhill	[***]
CATCHMARK FEES
Attorneys’ Fees
A&B Legal Fees	[***]
Eversheds - CoBank	[***]
Southerland Loan Review	[***]
SGR - Title Review	[***]
Title Search Fees (buyer pays 50%)	[***]
FSA Renegotiation Legal Fee	[***]
Title Insurance Premium
Title Insurance Premium	[***]
Environmental - SLR Review Fees
50% of Cost of New Report	[***]
SLR Review Fee	[***]
Consulting Fees
FRC	[***]
Orbis	[***]
Sizemore	[***]
UTS	[***]
Preferred Fees
Legal	[***]
Technical DD	[***]
Other Consulting	[***]

Total Estimated Closing Costs	[***]

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 2.5(a)(ii) - 1

SCHEDULE 8.3(B)

APPROVED APPRAISAL FIRMS

[***]

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 8.3(B) - 1

ANNEX A

CLASS A PREFERRED UNITS

1.1 Designation and Number. In addition to the Other Units, the Company is authorized to issue one hundred and twenty-five (125) Units of preferred membership interests, having the rights, preferences, powers and limitations described in this Agreement including without limitation those rights described in this Annex A. The Class A Preferred Units shall be uncertificated.

1.2 Rank. The Class A Preferred Units shall, with respect to distribution and redemption rights and rights upon liquidation, dissolution or winding up of the Company, rank senior to the Other Units and Excess Units (other than Excess Units in respect of Class A Preferred Units) of the Company and to all other membership interests and equity securities issued by the Company (together with the Common Units and the Excess Units (other than Excess Units in respect of Class A Preferred Units), the “Junior Securities”). The terms “membership interests” and “equity securities” shall not include convertible debt securities.

1.3 Distributions.

1.3.1 Each holder of the then outstanding Class A Preferred Units shall be entitled to receive, when and as authorized by the Board, out of funds legally available for the payment of distributions, cumulative preferential cash distributions at the rate of 12% per annum of the total of $1,000.00 per unit plus all accumulated and unpaid distributions thereon. Such distributions shall accrue on a daily basis and be cumulative from the first date on which any Class A Preferred Unit is issued, such issue date to be contemporaneous with the receipt by the Company of subscription funds for the Class A Preferred Units (the “Original Issue Date”), and shall be payable semi-annually in arrears on June 30 and December 31 of each year or, if not a Business Day, the next succeeding (or if determined by the Board, the preceding) Business Day (each, a “Distribution Payment Date”). Any distribution payable on the Class A Preferred Units for any full or partial Distribution Period will be computed on the basis of a 360-day year consisting of twelve 30-day months. A “Distribution Period” shall mean, with respect to the first “Distribution Period,” the period from and including the Original Issue Date to and including the first Distribution Payment Date, and with respect to each subsequent “Distribution Period,” the period from but excluding a Distribution Payment Date to and including the next succeeding Distribution Payment Date. Distributions will be payable to holders of record as they appear in the records of the Company at the close of business on the applicable record date, which shall be June 15 and December 15, respectively, or on such other date designated by the Board for the payment of distributions that is not more than thirty (30) nor less than ten (10) days prior to such Distribution Payment Date (each, a “Distribution Record Date”); provided, however, that notwithstanding anything in the Agreement or this Annex A to the contrary, all or part of any payment or distribution by the Company to holders of Class A Preferred Units may, at the option of the Company, be paid to the Paying Agent (as defined in Section 1.10 below) for the benefit of such holder instead of being paid directly to such holder.

Annex A - 1

1.3.2 No distributions on Class A Preferred Units shall be declared by the Company or paid or set apart for payment by the Company at such time as the terms and provisions of any written agreement between the Company and any party that is not an Affiliate of the Company, including any agreement relating to its indebtedness, prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration, payment or setting apart for payment is restricted or prohibited by law.

1.3.3 Notwithstanding the foregoing, distributions on the Class A Preferred Units shall accrue whether or not the terms and provisions set forth in Section 1.3.2 of this Annex A at any time prohibit the current payment of distributions, whether or not the Company has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized or declared. Furthermore, distributions will be declared and paid when due in all events to the fullest extent permitted by law. Accrued but unpaid distributions on the Class A Preferred Units will accumulate as of the Distribution Payment Date on which they first become payable.

1.3.4 Unless full cumulative distributions on all outstanding Class A Preferred Units have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all prior Distribution Periods (and, if such date of declaration is a Distribution Payment Date, the current Distribution Period), no distributions (other than in units of Junior Securities) shall be declared or paid or set aside for payment, nor shall any other distribution be declared or made upon any Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to, or made available for, a sinking fund for the redemption of any such units) by the Company (except by conversion into or exchange for other units of Junior Securities and except for transfers made pursuant to the provisions of Article 7 of the Agreement). For the sake of clarity, distributions do not need to be declared and paid, or set apart for payment, on Class A Preferred Units for the current Distribution Period unless the date of declaration is a Distribution Payment Date (e.g., if cumulative distributions on all outstanding shares of Class A Preferred Units have been declared and paid, or declared and set apart for payment, for all prior Distribution Payment Dates through June 30, 2017, distributions may be declared and paid upon any Common Units until December 31, 2017 without the need to declare and pay, or set apart for payment, distributions on Class A Preferred Units prior to, or contemporaneously with, such declaration and payment of distributions on Common Units).

1.3.5 When distributions are not paid in full (or a sum sufficient for such full payment is not set apart) on the Class A Preferred Units, all distributions declared upon the Class A Preferred Units shall be declared and paid pro rata based on the number of Class A Preferred Units then outstanding.

1.3.6 Any distribution payment made on the Class A Preferred Units shall first be credited against the earliest accrued but unpaid distribution due with respect to such Units which remains payable. Holders of the Class A Preferred Units shall not be entitled to any distribution, whether payable in cash, property or units, in excess of full cumulative distributions on the Class A Preferred Units as described above.

Annex A - 2

1.4 Liquidation Preference.

1.4.1 Subject to Section 1.4.6 below, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (each, a “Liquidation Event”), the holders of Class A Preferred Units then outstanding are entitled to be paid, out of the assets of the Company legally available for distribution to its members, a liquidation preference equal to the sum of the following (collectively, the “Liquidation Preference”): (i) $1,000.00 per unit, (ii) all accrued and unpaid distributions thereon through and including the date of payment, and (iii) if the Liquidation Event occurs before the Redemption Premium (as defined below) right expires the per unit Redemption Premium in effect on the date of payment of the Liquidation Preference, before any distribution of assets is made to holders of any Junior Securities.

1.4.2 If upon any Liquidation Event the available assets of the Company are insufficient to pay the full amount of the Liquidation Preference on all outstanding Class A Preferred Units, the holders of Common Units shall contribute back to the Company any distributions or other payments received from the Company in connection with a Liquidation Event to the extent necessary to enable the Company to pay all sums payable to the holders of the Class A Preferred Units pursuant to the Agreement. If, notwithstanding the funds received from the holders of Common Units pursuant to the previous sentence, the available assets of the Company are still insufficient to pay the full amount payable hereunder with respect to all outstanding Class A Preferred Units, then the holders of the Class A Preferred Units shall share ratably in any distribution of assets in proportion to the full Liquidation Preference to which they would otherwise be respectively entitled.

1.4.3 After payment of the full amount of the Liquidation Preference to which they are entitled, the holders of Class A Preferred Units will have no right or claim to any of the remaining assets of the Company.

1.4.4 Upon the Company’s provision of written notice as to the effective date of any Liquidation Event, accompanied by a check (whether to each record holder or the Paying Agent) in the amount of the full Liquidation Preference to which each record holder of the Class A Preferred Units is entitled, the Class A Preferred Units shall no longer be deemed outstanding membership interests of the Company and all rights of the holders of such units will terminate. Such notice shall be given by first class mail, postage pre-paid, to the Paying Agent or to each record holder of the Class A Preferred Units at the respective mailing addresses of such holders as the same shall appear in the records of the Company.

1.4.5 The consolidation or merger of the Company with or into any other business enterprise or of any other business enterprise with or into the Company, or the sale, lease or conveyance of all or substantially all of the assets or business of the Company, shall not be deemed to constitute a Liquidation Event; provided, however, that any such transaction which results in an amendment, restatement or replacement of the Agreement that has a material adverse effect on the rights and preferences of the Class A Preferred Units, or that increases the number of authorized or issued Class A Preferred Units, shall be deemed a Liquidation Event for purposes of determining whether the Liquidation Preference is payable unless the right to receive payment is waived by holders of a majority of the outstanding Class A Preferred Units voting as a separate class (excluding any interests that were not issued in a private placement of the Class A Preferred Units conducted by H&L Equities, LLC).

Annex A - 3

1.4.6 The Board, in its sole discretion, may elect not to pay the holders of Class A Preferred Units the sums due pursuant to Section 1.4.1 above immediately upon a Liquidation Event but instead choose to first distribute such amounts as may be due to the holders of the Common Units hereunder. If the Board elects to exercise this option pursuant to this section, the Board shall first establish a reserve in an amount equal to 200% of all amounts owed to the holders of the Class A Preferred Units pursuant to the Agreement. In the event that the Company elects to establish a reserve for payment of the Liquidation Preference, the Class A Preferred Units shall remain outstanding until the holders thereof are paid the full Liquidation Preference, which payment shall be made no later than immediately prior to the Company making its final liquidating distribution on the Common Units. In the event that the Redemption Premium in effect on the payment date is less than the Redemption Premium on the date that the Liquidation Preference was set apart for payment, the Company may make a corresponding reduction to the funds set apart for payment of the Liquidation Preference.

1.5 Redemption.

1.5.1 Right of Optional Redemption. The Company, at its option, may redeem some or all of the Class A Preferred Units at any time or from time to time, for cash at a redemption price (the “Redemption Price”) equal to $1,000.00 per unit plus all accrued and unpaid distributions thereon through and including the date fixed for redemption (except as provided in Section 1.5.3 below), plus a redemption premium per unit (each, a “Redemption Premium”) calculated as follows based on the date fixed for redemption: (1) until December 31, 2019, $100, and (2) thereafter, no Redemption Premium. If less than all of the outstanding Class A Preferred Units are to be redeemed, the Class A Preferred Units to be redeemed may be selected by any equitable method determined by the Company; provided, that such method does not result in the creation of fractional interests.

1.5.2 Limitations on Redemption. Unless full cumulative distributions on all Class A Preferred Units have been, or contemporaneously are, declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all prior Distribution Periods, no Class A Preferred Units shall be redeemed or otherwise acquired, directly or indirectly, by the Company unless all outstanding Class A Preferred Units are simultaneously redeemed or acquired; provided, however, that the foregoing shall not prevent the purchase by the Company of interests transferred to a Beneficiary (as defined in the Agreement) pursuant to Section 7.3 of the Agreement or the purchase or acquisition of Class A Preferred Units pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Class A Preferred Units.

1.5.3 Rights to Distributions on Units Called for Redemption. Immediately prior to or upon any redemption of Class A Preferred Units, the Company shall pay, in cash, any accumulated and unpaid distributions to and including the redemption date, unless a redemption date falls after a Distribution Record Date and prior to the corresponding Distribution Payment Date, in which case each holder of Class A Preferred Units at the close of business on such Distribution Record Date shall be entitled to the distribution payable on such units on the corresponding Distribution Payment Date notwithstanding the redemption of such units before such Distribution Payment Date.

Annex A - 4

1.5.4 Procedures for Redemption.

(a) Upon the Company’s provision of written notice as to the effective date of the redemption, accompanied by a check (whether to each record holder or the Paying Agent) in the amount of the full Redemption Price through such effective date to which each record holder of Class A Preferred Units is entitled, the Class A Preferred Units shall be redeemed and shall no longer be deemed outstanding by the Company and all rights of the holders of such Class A Preferred Units will terminate. Such notice shall be given by first class mail, postage pre-paid, to the Paying Agent or to each record holder of the Class A Preferred Units at the respective mailing addresses of such holders as the same shall appear in the records of the Company or to such designee of such record holder at such address as such record holder shall have designated in writing to the Company. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Class A Preferred Units except as to the holder (or such holder’s designee) to whom notice was defective or not given.

(b) In addition to any information required by law, such notice shall state: (A) the redemption date; (B) the Redemption Price; (C) the number of Class A Preferred Units to be redeemed; and (D) that distributions on the units to be redeemed will cease to accrue on such redemption date. If less than all of the Class A Preferred Units held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Class A Preferred Units held by such holder to be redeemed.

(c) If notice of redemption of any Class A Preferred Units has been given and if the funds necessary for such redemption have been deposited by the Company in accordance with clause (d) for the benefit of the holders of any Class A Preferred Units so called for redemption and with irrevocable instructions and authority to pay such amounts to the holders of Class A Preferred Units upon surrender of the Class A Preferred Units at the place designated in the notice of redemption, then, from and after the redemption date, distributions will cease to accrue on such Class A Preferred Units, such Class A Preferred Units shall no longer be deemed outstanding and all rights of the holders of such units will terminate, except the right to receive the Redemption Price. Since the Class A Preferred Units are uncertificated, such units shall be redeemed in accordance with the notice and no further action on the part of the holders of such units shall be required.

(d) The deposit of funds with a bank or trust corporation for the purpose of redeeming the Class A Preferred Units shall be irrevocable except that:

(i) the Company shall be entitled to receive from such bank or trust corporation the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any units redeemed shall have no claim to such interest or other earnings; and

Annex A - 5

(ii) any balance of monies so deposited by the Company and unclaimed by the holders of the Class A Preferred Units entitled thereto at the expiration of two years from the applicable redemption dates shall be repaid, together with any interest or other earnings thereon, to the Company, and after any such repayment, the holders of the units entitled to the funds so repaid to the Company shall look only to the Company for payment of the Redemption Price without interest or other earnings.

1.5.5 Status of Redeemed Units. Any Class A Preferred Units that shall at any time have been redeemed or otherwise acquired by the Company shall, after such redemption or acquisition, have the status of authorized but unissued units of membership interest of the Company which may be issued by the Board from time to time at its discretion.

1.6 Voting Rights. Except as provided in this Section 1.6, the holders of the Class A Preferred Units shall not be entitled to vote on any matter submitted to the Members of the Company for a vote. Notwithstanding the foregoing, the consent of the holders of a majority of the outstanding Class A Preferred Units (excluding any Units that were not issued in a private placement of the Class A Preferred Units conducted by H&L Equities, LLC), voting as a separate class, shall be required for (a) authorization or issuance of any membership interest or equity security in the Company with any rights that are senior to or have parity with the Class A Preferred Units, (b) any amendment to the Agreement or the Company’s certificate of formation which has a material adverse effect on the rights and preferences of the Class A Preferred Units or which increases the number of authorized or issued Class A Preferred Units, or (c) any reclassification of the Class A Preferred Units.

1.7 Conversion. Other than conversion into Excess Units pursuant to the Agreement, the Class A Preferred Units are not convertible into or exchangeable for any other property or securities of the Company.

1.8 Limitation of Liability. Except to the extent required by applicable law, no holder of Class A Preferred Units shall be bound by, or be personally liable for, the expenses, liabilities or obligations of the Company in excess of his or her initial Capital Contribution made in exchange for the Class A Preferred Units.

1.9 Defined Terms. Unless the context otherwise requires, the defined terms used in this Annex A shall have the meanings specified in this Annex A, or, if not so specified, the meanings specified in the Agreement.

1.10 Appointment of the Paying Agent. The holders of Class A Preferred Units hereby authorize REIT Funding, LLC, with an address at 1175 Peachtree Street, N.E., 100 Colony Square, Suite 2120, Atlanta, Georgia 30361 (or if changed, such address as shall be set forth in a written notice provided to the holders of the Class A Preferred Units as promptly as practicable following the Company’s receipt of notice of such change of address), and any successor-in-interest thereto or any substitute selected in good faith by the Board, written notice of which shall be provided to the holders of the Class A Preferred Units, to act as paying agent on behalf of the holders of Class A Preferred Units (the “Paying Agent”). Any distribution payments received by the Paying Agent for the benefit of the holders of Class A Preferred Units shall be deemed paid to the Members holding Class A Preferred Units on the later of the date received by the Paying Agent or the date declared as the payment date therefor.

Annex A - 6

EXHIBIT L

REIT OPINION

(See attached.)

Exhibit L - 1

The Atlantic Building

950 F Street, NW

Washington, DC 20004-1404

202-239-3300 | Fax: 202-239-3333

July 6, 2018

Texmark Timber Treasury, L.P.

702 N. Temple Dr.,

Diboll, Texas 75941

Creek Pine REIT, LLC

702 N. Temple Dr.,

Diboll, Texas 75941

Re:	REIT Qualification of Creek Pine REIT, LLC

Ladies and Gentlemen:

We have acted as tax counsel to Texmark Timber Treasury, L.P., a Delaware limited partnership (the “Partnership”) governed by that Amended and Restated Limited Partnership Agreement dated as of the date hereof (the “Partnership Agreement”) in connection with the formation of the Partnership, the organization of the Subsidiary REIT, and the negotiation of various agreements relating to such entities and the Purchase Agreement (the “Caddo Transactions”). Capitalized terms used in this letter and not otherwise defined herein shall have the meanings ascribed to such terms in the Partnership Agreement. This opinion regarding qualification of the Subsidiary REIT as a real estate investment trust (“REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”) is delivered pursuant to Section 4.9(a) of the Partnership Agreement.

In preparing this opinion letter, we have reviewed forms of the Partnership Agreement, the Subsidiary REIT Agreement, the Crown Pine Purchase Agreement, the Asset Management Agreement and such other forms of agreement and documents as we have deemed relevant and necessary in connection with the opinion hereinafter set forth. We assume that all such forms of agreements are identical in all material respect to the agreements that will be executed on the date hereof, will be executed by persons with authority to execute them and that they will be applied and enforced in accordance with their terms.

We have also received and reviewed, and assumed the accuracy of, the representations relating to the organization and proposed operation of the Subsidiary REIT contained in a certificate, dated as of the date hereof, provided to us by [the General Partner and the Asset Manager] (the “Certificate”). For purposes of rendering this opinion, we have also assumed that the Subsidiary REIT has been organized, and will continue to be organized and operated, in the manner described in the Certificate and the applicable organizational documents of the Subsidiary REIT, that all terms and provisions of such documents have been and will continue to be complied with, that the Subsidiary REIT will timely file IRS Form 8832, electing to be classified as an association taxable as a corporation, effective as of the date hereof, and that the Subsidiary REIT will timely file IRS Form 1120-REIT, electing pursuant to section 856(c)(1) to be taxed as a REIT commencing with its taxable year ending December 31, 2018.

Alston & Bird LLP	www.alston.com

Atlanta | Beijing | Brussels | Charlotte | Dallas | Los Angeles | New York | Research Triangle | San Francisco | Silicon Valley | Washington, D.C.

July 6, 2018

We have not made an independent investigation of the facts set forth in the Certificate and assume that all representations and covenants therein are, and will continue to be, accurate, without regard to any qualifications as to knowledge or belief.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that commencing with its short taxable year ending December 31, 2018, the Subsidiary REIT will be organized in conformity with the requirements for qualification as a REIT under the Code, and its proposed method of operations will enable it to meet the requirements for qualification and taxation as a REIT under the Code.

Our opinion is not binding upon either the Internal Revenue Service (the “IRS”) or any court. In this regard, an opinion of counsel with respect to an issue represents counsel’s best professional judgment with respect to the outcome on the merits with respect to such issue, if such issue were to be litigated, but an opinion is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position asserted by the IRS.

No opinions other than those expressly contained herein may be inferred or implied. We undertake no obligation to update this opinion letter or to ascertain after the date hereof whether circumstances occurring after the date hereof may affect the conclusions set forth herein.

The opinion set forth above is based upon the Code, the Treasury Regulations promulgated thereunder and other relevant authorities and law, all as in effect on the date hereof, and all of which are subject to change, possibly on a retroactive basis. Any such change may affect the conclusions stated herein. In addition, any variation or difference in the facts from those set forth in the Certificate may affect the conclusions stated herein. The Subsidiary REIT’s qualification and taxation as a REIT depend upon the Company’s ability to meet the various requirements imposed under the Code, including through actual annual operating results, asset composition, distribution levels and diversity of ownership, the results of which have not been, and will not be, reviewed by Alston & Bird LLP. Accordingly, no assurance can be given that the actual results of the Company’s operation for any particular taxable year will satisfy such requirements. In addition, the opinion set forth above does not foreclose the possibility that the Subsidiary REIT may have to pay a deficiency dividend, or an excise or penalty tax, which could be significant in amount, in order to maintain its REIT qualification.

This letter is furnished only to you and is solely for your benefit in connection with the Caddo Transactions. This letter may not be relied upon you for any other purposes or by any other person for any purpose without our prior written consent, which may be granted or withheld in our sole discretion.

Very truly yours,

ALSTON & BIRD LLP

SCHEDULE 2.5(A)(II)

FEES AND EXPENSES

PROJECT CADDO

FEES & EXPENSES DETAIL

($s and acres in 000’s)

FEES & EXPENSES

Assumption:
BANKER’S FEES
RJ PEC	[***]
RJ Advisory Fee	[***]
Greenhill	[***]
CATCHMARK FEES
Attorneys’ Fees
A&B Legal Fees	[***]
Eversheds - CoBank	[***]
Southerland Loan Review	[***]
SGR - Title Review	[***]
Title Search Fees (buyer pays 50%)	[***]
FSA Renegotiation Legal Fee	[***]
Title Insurance Premium
Title Insurance Premium	[***]
Environmental - SLR Review Fees
50% of Cost of New Report	[***]
SLR Review Fee	[***]
Consulting Fees
FRC	[***]
Orbis	[***]
Sizemore	[***]
UTS	[***]
Preferred Fees
Legal	[***]
Technical DD	[***]
Other Consulting	[***]

Total Estimated Closing Costs	[***]

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 2.5(a)(ii) - 1

SCHEDULE 5.6(B)

CALL RIGHT PURCHASE PRICE MULTIPLES

Closing Date of Call Sale	Applicable Multiple
On or prior to the first (1st) anniversary of the Effective Date	1.5
After the first (1st) anniversary of the Effective Date, but on or prior to the second (2nd) anniversary of the Effective Date	1.5
After the second (2nd) anniversary of the Effective Date, but on or prior to the third (3rd) anniversary of the Effective Date	1.675
After the third (3rd) anniversary of the Effective Date, but on or prior to the fourth (4th) anniversary of the Effective Date	1.85
After the fourth (4th) anniversary of the Effective Date, but on or prior to the fifth (5th) anniversary of the Effective Date	2.0
After the fifth (5th) anniversary of the Effective Date	2.5

Schedule 5.6(b) - 1

SCHEDULE 5.7

PERMITTED FINANCING TRANSACTIONS

Issuer:	“Issuer” means a corporation, limited liability company, limited partnership or other entity initially formed by CTT or its Affiliates that is separate from (and not a Subsidiary of) the Partnership. The Issuer may issue equity, debt or convertible securities as determined by the Issuer to investors (the “New Investors”); provided, that (x) the ratio of debt to total capitalization of Issuer shall not be greater than 50% and (y) the holders of any equity, debt or convertible securities issued by Issuer shall not be any of the Partners or their respective Affiliates except for (i) securities issued in respect of Rollover Proceeds and (ii) nominal equity interests held by CTT or its Affiliates for purposes of formation and management of the Issuer.

Sidecar Transactions:

CTT Partner is hereby granted, and shall be entitled to assign to Issuer upon its formation, an option (the “Sidecar Transaction Call Option”) to purchase from the Sidecar Entity (as hereinafter defined) a new class of equity interests in such Sidecar Entity (the “Sidecar Equity Interests”) equal to, for each such transaction, the applicable Sidecar Transaction Percentage of the right to receive distributions of cash from the Sidecar Entity upon any distribution of cash, in exchange for payment to such applicable Sidecar Entity by the Issuer of the applicable Sidecar Transaction Purchase Price. At the option of the Issuer, a Permitted Financing Transaction may instead be structured as (a) a purchase from the Partnership of the Preferred Return Units equivalent to the proceeds the Partnership would have received in respect of such Preferred Return Units in such a Permitted Financing Transaction and (b) the subsequent recapitalization of such purchased Preferred Return Units into a new class of equity interests equal to the applicable Sidecar Transaction Percentage of the right to receive distributions of cash from the Sidecar Entity upon any distribution of cash.

“Sidecar Entity” means the Subsidiary REIT; provided, however, that the CTT Partner and the Partnership (acting at the direction of the Board Members appointed by the Preferred Partners) may engage in a good faith discussion to determine an alternate entity with respect to a particular Sidecar Transaction after considering relevant financial, tax and regulatory considerations.

Exercise of Right:	Issuer may exercise the Sidecar Transaction Call Option with respect to a Permitted Financing Transaction by delivering written notice thereof to the Preferred Partners at least sixty (60) days prior to the date of the proposed completion of the applicable Permitted Financing Transaction (the “Sidecar Notice”) indicating the aggregate purchase price (the cash amount

Schedule 5.7 - 1

of such purchase price, the “Sidecar Cash Amount”) to be paid by the Issuer to the applicable Sidecar Entity for the Sidecar Equity Interests in the applicable Permitted Financing Transaction. The “Sidecar Transaction Purchase Price” means, with respect to a Permitted Financing Transaction, (x) the Sidecar Cash Amount, plus (y) any Rollover Proceeds, if applicable.

Preferred Right to Appoint Investment Banker:	At least thirty (30) days prior to Issuer exercising its Sidecar Transaction Call Option, Issuer shall notify the Board Members appointed by the Preferred Interests. Upon receipt of such notice, a majority of the Board Members appointed by the Preferred Interests may select, at their expense and not the expense of the Partnership, an investment banker to assist in CTT marketing any proposed Permitted Financing Transaction. CTT will reasonably cooperate with such investment banker.

Number and Amount of Sidecar Transactions:	Issuer shall be entitled to consummate up to [***] Permitted Financing Transactions; provided, that the first Permitted Financing Transaction must involve a Sidecar Transaction Purchase Price (inclusive of any Rollover Proceeds) of at least $[***] and each of the [***] subsequent Permitted Financing Transactions must involve a Sidecar Transaction Purchase Price (inclusive of any Roll-over Proceeds) of at least $[***].

Sidecar Transaction Percentage:	“Sidecar Transaction Percentage” for a particular Permitted Financing Transaction means a percentage of the total rights to receive distributions of cash from the Sidecar Entity equal to a fraction: (x) the numerator of which shall be the Sidecar Transaction Purchase Price; and (y) the denominator of which shall be the equal to (i) the applicable Sidecar Transaction Value, plus (ii) any cash and cash equivalents held by the applicable Sidecar Entity and its Subsidiaries, minus (iii) the amount of all Indebtedness of the applicable Sidecar Entity and its Subsidiaries, in the case of clause (ii) and clause (iii) as of the date of the applicable Permitted Financing Transaction.

Sidecar Transaction Value:	The “Sidecar Transaction Value” for a particular Permitted Financing Transaction means the greater of: (a) (x) for any Permitted Financing Transaction occurring on or prior to two (2) years from the Effective Date, a dollar amount equal to the product of (i) the number of REIT-Owned Acres, multiplied by (ii) $[***]; or (y) for any Permitted Financing Transaction occurring after two (2) years from the Effective Date and on or prior to three (3) years from the Effective Date, a dollar amount equal to the product of (i) the number of REIT-Owned Acres, multiplied by (ii) $[***]; and (b) the Sidecar Transaction Appraised Value. “REIT-Owned Acres” means the aggregate number of acres of the Property owned by the applicable Sidecar Entity and its Subsidiaries.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 5.7 - 2

Roll-over Election:	Subject to the “Common Participation” section, each Partner shall have the right to elect to contribute all or a portion of the cash proceeds such Partner (the “Rolling Partner”) receives in respect of the Sidecar Cash Amount in a particular Permitted Financing Transaction to Issuer (such contributed proceeds, “Rollover Proceeds”) for the same class(es) of securities (and at the same equivalent price(s)) in the Issuer as purchased by the New Investors in connection with such Permitted Financing Transaction. Any contribution to the Issuer of the Rollover Proceeds shall be calculated as if it was a separate Permitted Financing Transaction for purposes of determining the Sidecar Transaction Percentage with respect to such Rollover Proceeds. Partners may provide such notice by delivering written notice to the Issuer within thirty (30) days of receiving the Rollover Notice.

Sidecar Transaction Appraised Value:	If, after delivery of the Sidecar Notice, the Preferred Investors reasonably believe that the Sidecar Transaction Appraised Value would be higher than the amount determined under part (a) of the definition of Sidecar Transaction Value, the Preferred Investors may deliver written notice to CTT (the “Appraisal Notice”) requesting an appraisal be initiated. The General Partner and the Preferred Investors shall each retain a Qualified Appraiser and determine the Appraised Value of the Property and other Real Property Assets held by the applicable Sidecar Entity and its Subsidiaries in accordance with the procedures set forth in Section 5.6(b) of the Agreement. The Issuer and, with respect to the Preferred Investors, the Partnership, shall bear their respective fees and out-of-pocket expenses incurred in connection with such determination of Appraised Value. The Appraised Value to be used with respect to the Property and other Business Assets held by the applicable Sidecar Entity and its Subsidiaries for a particular Permitted Financing Transaction shall be the “Sidecar Transaction Appraised Value” for the particular Permitted Financing Transaction.

Asset Management Fee; Other Fees:	Following the consummation of a Permitted Financing Transaction, the Asset Management Agreement shall be reduced dollar-for-dollar to the extent the Issuer pays CTT or any of its Affiliates a similar asset management fee. There shall be no carried interest or similar fee charged by CTT or any of its Affiliates to the Issuer without the prior approval of a majority of the Board Members appointed by the Preferred Interests.

Common Participation:	Notwithstanding the foregoing, the Common Partners shall not be entitled to invest Rollover Proceeds in connection with a Permitted Financing Transaction until the Preferred Partners have each received as distributions pursuant to Article 3 aggregate amounts equal to the greater of (x) (1) the applicable multiple set forth on Schedule 5.6(B) of this Agreement determined as of the closing of the Permitted Financing Transaction, multiplied by (2) the Initial Liquidation Value of the applicable Preferred Partner’s Preferred Interests as of the Effective Date and (y) the Appraised Residual Value.

Schedule 5.7 - 3

Partition:

Upon (and subject to the occurrence of) the earlier of (x) the termination of this Agreement in accordance with its terms and (y) the liquidation of the Partnership, Issuer shall have the right to require the applicable Sidecar Entity to cause the partition of the Property and other Real Estate Assets such that the applicable Sidecar Entity, on the one hand, and Issuer, on the other hand, shall own, directly or indirectly, fee simple title to tracts of the Property and other Real Estate Assets on a proportionate basis according to the fair market value of such tracts (determined in accordance with the following sentence) in accordance with their respective percentage interests in the applicable Sidecar Entity (the “Partition Right”). Such partition shall take in to account the fair market value of the applicable tracts of the Property and other Real Estate Assets, after taking into consideration the number of acres, type of wood and wood stocking (i.e., timber value). The costs of such partition shall be borne by the Partnership, on the one hand, and the Issuer, on the other hand, pro rata in accordance with their respective percentage interests in the applicable Sidecar Entity and its Subsidiaries.

The Partition Right shall be triggered by written notice from Issuer to the applicable Sidecar Entity, which written notice shall include Issuer’s identification of the tracts of the Property and other Real Estate Assets of the applicable Sidecar Entity and its Subsidiaries to be owned, directly or indirectly, by the Partnership, on the one hand, and the Issuer, on the other hand, following the completion of the partition, as well as reasonable backup information (the “Issuer Partition Notice”). Within thirty (30) days of the delivery of the Issuer Partition Notice, the Partnership and Issuer shall work in good faith to agree on a final plan for the partition (the “Final Partition Plan”). If the applicable Sidecar Entity and the Issuer are unable to agree on the Final Partition Plan in such time period, then following the expiration of such time period, either party may submit such matter to a party mutually agreed by the Partnership and Issuer as the arbitrator to determine the Final Partition Plan, or if such party shall not accept such appointment, such expert in timber management as designated by the American Arbitration Association (the “Arbitrator”).

Following the agreement or final determination of the Final Partition Plan, notwithstanding anything in the Agreement (including Article 10), the Partnership shall cause the partition to be consummated in accordance with the Final Partition Plan.

The costs of such partition shall be borne by the applicable Sidecar Entity, on the one hand, and the Issuer, on the other hand, pro rata in accordance with their respective percentage interests in the applicable Sidecar Entity and its Subsidiaries.

Schedule 5.7 - 4

Audit and Reporting:	The Issuer shall be entitled to information rights with respect to the applicable Sidecar Entity substantially consistent with those set forth in Section 8.2 of the Agreement.

Confidentiality:	Any potential New Investor shall sign a confidentiality agreement with the Issuer and the applicable Sidecar Entity.

Tax Considerations:	The parties will cooperate in good faith in structuring the transactions contemplated herein to reflect their respective tax, accounting, Senior Debt-related and other related considerations.

Governance Rights:	The Issuer shall have no governance rights with respect to the Partnership or Subsidiary REIT or each of their respective Subsidiaries, regardless of the Issuer’s ownership interest in any of such entities.

Schedule 5.7 - 5

SCHEDULE 8.3(B)

APPROVED APPRAISAL FIRMS

[***]

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 8.3(b) - 1